                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-45256

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2000

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 20, 2000

                         $1,128,114,000 (APPROXIMATE)

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor

                     GMAC COMMERCIAL MORTGAGE CORPORATION
                                   Servicer

               SERIES 2000-C3 MORTGAGE PASS-THROUGH CERTIFICATES

 --------------------------     THE CERTIFICATES WILL CONSIST OF:
| YOU SHOULD CONSIDER      |
| CAREFULLY THE RISK       |    o  The 5 classes of offered certificates
| FACTORS BEGINNING ON     |       described in the table on page S-5.
| PAGE S-18 IN THIS        |
| PROSPECTUS SUPPLEMENT    |    o  18 additional classes of private
| AND PAGE 6 IN THE        |       certificates, 17 of which are subordinated
| PROSPECTUS.              |       to, and provide credit enhancement for, the
| The certificates         |       offered certificates. The private
| represent interests      |       certificates are not offered by this
| only in the trust        |       prospectus supplement.
| created for Series       |
| 2000-C3. They do not     |    THE ASSETS UNDERLYING THE CERTIFICATES WILL
| represent interests in   |    INCLUDE:
| or obligations of        |
| GMAC Commercial          |    o  A pool of 175 fixed rate, monthly pay
| Mortgage Securities,     |       mortgage loans secured by first priority
| Inc., GMAC               |       liens on 197 commercial and multifamily
| Commercial Mortgage      |       residential properties. The mortgage pool
| Corporation or any of    |       will have an initial pool balance of
| their affiliates.        |       approximately $1,274,707,224.
| This prospectus          |
| supplement may be        |    CREDIT ENHANCEMENT:
| used to offer and sell   |
| the offered certificates |    o  The subordination of certificates other than
| only if accompanied      |       the Class A-1 and A-2 certificates will
| by the prospectus.       |       provide credit enhancement to the Class A-1
 --------------------------        and A-2 certificates. Each class of
                                   subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be
approximately   % of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                     Co-Lead Managers and Joint Bookrunners

DEUTSCHE BANC ALEX. BROWN                                   GOLDMAN, SACHS & CO.

                               NOVEMBER   , 2000

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                             [MAP OF UNITED STATES]

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
--------------------------------------------------------------------------------
               Mortgage Pass-Through Certificates, Series 2000-C3

Washington       New Mexico       South Carolina  Rhode Island    Michigan
6 properties     2 properties     3 properties    3 properties    4 properties
$23,804,587      $8,810,794       $16,420,526     $1,897,538      $24,134,678
1.87% of total   0.69% of total   1.29% of total  0.15% of total  1.89% of total

Oregon           Texas            North Carolina  Connecticut     Wisconsin
2 properties     28 properties    7 properties    8 properties    1 property
$6,835,978       $123,280,284     $37,813,320     $41,967,857     $2,919,727
0.54% of total   9.67% of total   2.97% of total  3.29% of total  0.23% of total

California       Mississippi      Kentucky        Massachusetts   Illinois
19 properties    1 property       2 properties    5 properties    7 properties
$126,030,393     $839,427         $3,394,377      $37,446,311     $18,578,346
9.89% of total   0.07% of total   0.27% of total  2.94% of total  1.46% of total

Nevada           Tennessee        Virginia        Vermont         Minnesota
6 properties     1 property       6 properties    1 properties    6 properties
$49,806,601      $2,672,175       $125,025,894    $5,185,037      $27,330,181
3.91% of total   0.21% of total   9.81% of total  0.41% of total  2.14% of total

Utah             Alabama          Maryland        Pennsylvania    Iowa
1 property       1 property       6 properties    10 properties   3 properties
$6,495,813       $2,925,669       $43,562,322     $45,039,347     $1,330,212
0.51% of total   0.23% of total   3.42% of total  3.53% of total  0.10% of total

Arizona          Florida          New Jersey      Ohio            Missouri
7 properties     18 properties    6 properties    2 properties    1 property
$160,602,136     $136,608,723     $27,649,482     $6,327,527      $1,995,716
12.60% of total  10.72% of total  2.17% of total  0.50% of total  0.16% of total

Colorado         Georgia          New York        Indiana         Idaho
3 properties     5 properties     14 properties   1 properties    1 property
$53,814,748      $24,003,721      $72,889,659     $872,266        $6,395,852
4.22% of total   1.88% of total   5.72% of total  0.07% of total  0.50% of total

                         Distribution of Property Types

                                   [PIE CHART]

                      Retail                         40.97%
                      Multifamily                    30.54%
                      Office                         15.69%
                      Lodging                         7.44%
                      Industrial                      3.60%
                      Other                           1.76%

For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgage properties, each of which is allocated a cut-off date balance based on the mortgaged properties' allocated principal amounts.

[ ] [Less Than or Equal To] 1.00%
    of Initial Pool Balance

[ ] 1.01% - 5.00%
    of Initial Pool Balance

[ ] 5.01% - 10.00%
    of Initial Pool Balance

[ ] [Greater Than or Equal To] 10.01%
    of Initial Pool Balance

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF SERIES 2000-C3 TRANSACTION ....................................   S-8
  Relevant Parties and Important Dates ...................................   S-8
  The Mortgage Pool ......................................................   S-8
  Geographic Concentrations of the Mortgaged Properties ..................   S-9
  Property Types .........................................................   S-9
  Prepayment or Call Protection Provided by the Mortgage Loans ...........  S-10
  Payment Terms of the Mortgage Loans ....................................  S-10
  Companion Loans ........................................................  S-10
  Intercreditor Agreements ...............................................  S-10
  The Certificates .......................................................  S-11
  Certificate Designations ...............................................  S-11
  Initial Certificate Balances of the Certificates .......................  S-11
  Distributions on the Offered Certificates ..............................  S-12
  Subordination of Classes of Certificates ...............................  S-13
  Allocation of Losses and Expenses to Classes of Certificates ...........  S-14
  Advances Made by the Servicer ..........................................  S-14
  Optional Termination of the Trust ......................................  S-15
  Book-Entry Registration ................................................  S-15
  Denominations ..........................................................  S-15
  Yield and Prepayment Considerations ....................................  S-15
  Legal Investment in the Certificates ...................................  S-16
  ERISA Considerations for Certificateholders ............................  S-16
  Tax Status of the Certificates .........................................  S-16
  Ratings on the Certificates ............................................  S-16
RISK FACTORS .............................................................  S-18
DESCRIPTION OF THE MORTGAGE POOL .........................................  S-48
  Calculations of Interest ...............................................  S-48
  Balloon Loans ..........................................................  S-48
  ARD Loans ..............................................................  S-49
  Amortization of Principal ..............................................  S-50
  Due Dates ..............................................................  S-50
  Defeasance .............................................................  S-50
  Prepayment Provisions ..................................................  S-51

                                                                            PAGE
                                                                            ----
  Related Borrowers, Cross-Collateralized Mortgage Loans and
     Mortgage Loans Collateralized by Multiple Properties ...............   S-51
  Due-on-Sale and Due-on-Encumbrance Provisions .........................   S-52
  Secured Subordinate Financing..........................................   S-52
  Unsecured Subordinate and Mezzanine Financing............ .............   S-53
  Ground Leases .........................................................   S-53
  Loan Documentation ....................................................   S-54
  Significant Mortgage Loans ............................................   S-54
  The Arizona Mills Loan ................................................   S-54
  The MacArthur Center Loan .............................................   S-57
  The 1999 Broadway Loan ................................................   S-63
  The Drucker & Faulk Multifamily Portfolio Loans .......................   S-64
  The AmeriSuites Loan ..................................................   S-65
  The Sellers and Originators ...........................................   S-70
  Underwriting Matters ..................................................   S-71
  Hazard, Liability and Other Insurance .................................   S-73
  Earnouts and Additional Collateral Loans ..............................   S-73
  Assignment of the Mortgage Loans; Repurchases and Substitutions .......   S-74
  Representations and Warranties; Repurchases ...........................   S-75
  Pool Characteristics; Changes in Mortgage Pool ........................   S-79
SERVICING OF THE MORTGAGE LOANS .........................................   S-81
  The Servicer ..........................................................   S-81
  Servicing Standard ....................................................   S-81
  Specially Serviced Mortgage Loans .....................................   S-82
  Termination of the Servicer for Specially Serviced Mortgage
    Loans and REO Properties ............................................   S-83
  Servicing and Other Compensation and Payment of Expenses ..............   S-84
  Modifications, Waivers, Amendments and Consents .......................   S-87
  Enforcement of ARD Loans ..............................................   S-89
  Sale of Defaulted Mortgage Loans ......................................   S-89
  REO Properties ........................................................   S-90
  Inspections; Collection of Operating Information ......................   S-91
THE INTERCREDITOR AGREEMENTS, COMPANION LOANS AND LOAN GROUPS ...........   S-91
  Allocation of Payments Between Mortgage Loans and Companion Loans .....   S-91
  Directions to Servicers ...............................................   S-93
  Assignment of Companion Holder Rights .................................   S-93
  Purchase of Loan Group by the Class S Certificateholders ..............   S-94
  Deposits into Collection Account and Subaccounts ......................   S-94
  Collection Account ....................................................   S-95
THE POOLING AND SERVICING AGREEMENT .....................................   S-95
  Realization Upon Defaulted Mortgage Loans .............................   S-98
  Due-on-Sale and Due-on-Encumbrance Provisions .........................  S-100
  Certain Matters Regarding the Servicer and the Depositor ..............  S-100
  Intercreditor Matters Concerning Loan Groups ..........................  S-101
DESCRIPTION OF THE CERTIFICATES .........................................  S-103
  Denominations .........................................................  S-103
  Book-Entry Registration of the Offered Certificates ...................  S-104
  Certificate Balances and Notional Amounts .............................  S-107
  Pass-Through Rates ....................................................  S-107

                                                                            PAGE
                                                                            ----
  Distributions ........................................................   S-108
  Distributions of Prepayment Premiums .................................   S-111
  Distributions of Excess Interest......................................   S-112
  Distributions of Excess Liquidation Proceeds .........................   S-112
  Treatment of REO Properties ..........................................   S-112
  Interest Reserve Account .............................................   S-113
  Subordination; Allocation of Losses and Expenses .....................   S-113
  P&I Advances .........................................................   S-115
  Appraisal Reductions .................................................   S-116
  Reports to Certificateholders; Available Information .................   S-118
  Information Available Electronically .................................   S-120
  Other Information ....................................................   S-121
  Voting Rights ........................................................   S-122
  Termination; Retirement of Certificates ..............................   S-122
  The Trustee and Fiscal Agent .........................................   S-123
YIELD AND MATURITY CONSIDERATIONS ......................................   S-124
  Yield Considerations .................................................   S-124
  Factors that Affect the Rate and Timing of Payments and Defaults .....   S-125
  Delay in Payment of Distributions ....................................   S-126
  Unpaid Distributable Certificate Interest ............................   S-126
  Weighted Average Life ................................................   S-126
  Price/Yield Tables ...................................................   S-132
FEDERAL INCOME TAX CONSEQUENCES ........................................   S-136
  Original Issue Discount and Premium ..................................   S-136
  New Withholding Regulations ..........................................   S-137
  Characterization of Investments in Offered Certificates ..............   S-138
METHOD OF DISTRIBUTION..................................................   S-138
LEGAL MATTERS ..........................................................   S-140
RATINGS ................................................................   S-140
LEGAL INVESTMENT .......................................................   S-140
ERISA CONSIDERATIONS ...................................................   S-141
GLOSSARY ...............................................................   S-143
ANNEX A-CHARACTERISTICS OF THE MORTGAGE LOANS ..........................     A-1
ANNEX B-FORM OF STATEMENT TO CERTIFICATEHOLDERS AND SERVICER REPORTS ...     B-1
ANNEX C-STRUCTURAL AND COLLATERAL TERM SHEET ...........................     C-1
ANNEX D-GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ..     D-1

                SUMMARY OF SERIES 2000-C3 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS

             THE SERIES 2000-C3 MORTGAGE PASS-THROUGH CERTIFICATES

                                                APPROXIMATE  INITIAL    APPROXIMATE
                           ORIGINAL PRINCIPAL    PERCENT OF   PASS-    WEIGHTED AVG.    PRINCIPAL
               RATINGS         OR NOTIONAL         CREDIT    THROUGH      LIFE (3)     WINDOW (4)
CLASS       FITCH/MOODY'S      AMOUNT (1)       SUPPORT (2)   RATE       (IN YEARS)   (MONTH/YEAR)
-----       -------------      ----------       -----------   ----       ----------   ------------
 X(5)
 A-1           AAA/Aaa        $148,566,000        21.25%        %(8)        5.68        1/01 - 4/10
 A-2           AAA/Aaa        $855,265,000        21.25%        %(8)        9.74        4/10 - 11/10
 B             AA+/Aa2        $ 54,175,000        17.00%        %(9)        9.92       11/10 - 11/10
 C               A+/A2        $ 57,361,000        12.50%        %(9)        9.92       11/10 - 11/10
 D                A/A3        $ 12,747,000        11.50%        %(9)        9.92       11/10 - 11/10
 E(5)
 F(5)
 G(5)
 H(5)
 J(5)
 K(5)
 L(5)
 M(5)
 N(5)
 O(5)
 P(5)
 S-AM (11)(5)
 S-MAC-1 (11)(5)
 S-MAC-2 (11)(5)

----------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates (other than the Class S certificates) that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid, or, in the case of Class X certificates, the reduction in notional amount. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in September, 2035.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The principal window for the Class X certificates is the period during which that class would have an outstanding notional balance, based on the same assumptions.

(5)   This class is not offered by this prospectus supplement.

(6) The Class X certificates will accrue interest on the Class X notional amount. The initial Class X notional amount is approximate and will decline as the aggregate principal balance of the underlying mortgage loans declines. The Class X certificates will only be entitled to receive distributions of interest.

(7) The Class X certificates will accrue interest at a variable rate based upon the weighted average net mortgage rate. See "Description of the Certificates--Pass-Through Rates."

(8) The pass-through rate for the Class A-1 and A-2 certificates is a fixed rate.

(9)   Lesser of the specified fixed rate or weighted average net mortgage rate.

(10)  Weighted average net mortgage rate.

(11) References to certificates, classes of certificates or certificateholders in this prospectus supplement include the Class S certificates and certificateholders except as otherwise provided herein.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date, which is the due date of any mortgage loan in December, 2000. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in December, 2000 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received. Each of the AmeriSuites loans and the MacArthur Center loans consist of a mortgage loan and one or more companion loans that are subordinated to the respective mortgage loan under the terms of an intercreditor agreement. Together, each set of mortgage loans and companion mortgage loans are referred to as a loan group. The initial pool balance and the mortgage pool include only:

     o the mortgage loan (and none of the companion loans) in each loan group, and

     o each of the other mortgage loans not included in a loan group.

     Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and mortgage pool is presented and calculated solely with respect to the mortgage loans (and none of the companion loans) in such loan group and each of the other mortgage loans not included in a loan group.

                 SERIES 2000-C3 MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                             ENTIRE MORTGAGE POOL
---------------                                             --------------------
Initial pool balance ....................................      $1,274,707,224
Number of mortgage loans ................................            175
Number of mortgaged properties ..........................            197
Average balance as of the cut-off date ..................        $7,284,041
Range of mortgage rates as of the cut-off date ..........     7.437% to 9.630%
Weighted average mortgage rate ..........................          8.147%
Weighted average remaining term to maturity or
  anticipated repayment date ............................       119.1 months
Weighted average debt service coverage ratio ............           1.43x
Weighted average loan-to-value ratio ....................          68.58%

     The calculation of loan-to-value ratio and debt service coverage ratio is described in Annex A to this prospectus supplement. In the case of each loan group, DSCR and LTV have been calculated only with respect to the related mortgage loan and not any related companion loans. The mortgage rate for the mortgage loan and companion loans in the MacArthur Center loan group have not been established as of the date of this preliminary prospectus supplement and have been estimated for purposes of calculating debt service coverage ratios and weighted average mortgage rates in this prospectus supplement. Accordingly, the debt service coverage ratios and weighted average net mortgage rates herein are subject to change.

                     SUMMARY OF SERIES 2000-C3 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

-------------------------------------------------------------------------------------------
                         RELEVANT PARTIES AND IMPORTANT DATES
TITLE OF SERIES:  Series 2000-C3 Mortgage             CUT-OFF DATES: December 1, and
                  Pass-Through Certificates           December 5, 2000

THE ISSUER:       GMAC Commercial Mortgage            DISTRIBUTION DATE: The 15th day
                  Securities, Inc. Series 2000-C3     of each month or, if the 15th day
                  Trust formed to issue the           is not a business day, the
                  mortgage pass-through               immediately succeeding
                  certificates and to acquire the     business day, beginning on
                  mortgage pool and the               January 16, 2001.
                  companion loans.

DEPOSITOR:        GMAC Commercial Mortgage            CLOSING DATE: On or about
                  Securities, Inc.                    December 14, 2000.
                  200 Witmer Road
                  Horsham, Pennsylvania               DETERMINATION DATE: The 5th
                  19044-8015                          day of each month or, if the 5th
                  (215) 328-4622                      day is not a business day, the
                                                      immediately succeeding business
ORIGINATORS:      Archon Financial, L.P.;             day.
                  Residential Funding
                  Corporation; GMAC                   COLLECTION PERIOD: For any
                  Commercial Mortgage                 distribution date, the period that
                  Corporation; and German             begins immediately following the
                  American Capital Corporation        determination date in the prior
                                                      calendar month and continues
SELLERS:          GMAC Commercial Mortgage            through and includes the
                  Corporation; German American        determination date in the
                  Capital Corporation; and            calendar month in which that
                  Goldman Sachs Mortgage              distribution date occurs. The first
                  Company                             collection period, however, for
                                                      each mortgage loan begins
SERVICER:         GMAC Commercial Mortgage            immediately following its cut-off
                  Corporation                         date.

TRUSTEE:          LaSalle Bank National
                  Association

FISCAL AGENT:     ABN AMRO Bank N.V.
-------------------------------------------------------------------------------------------

THE MORTGAGE POOL

The mortgage pool will consist of 175 mortgage loans including two mortgage loans that, together with one or more related companion loans, are secured by one or more related mortgaged properties. Each of these two mortgage loans and the one or more related companion loans are referred to collectively as a loan group. The initial pool balance and the mortgage pool only include the mortgage loan (and not the companion loan) in each loan group and each other mortgage loan that is not included in a loan group. The assets of the trust consist of, among other things, the mortgage loans and the companion loans. Each of the mortgage loans and companion loans is secured by first mortgage liens on real property interests held by mortgagors that own or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily residential purposes. In the case of each loan group, reference to a mortgage loan or the mortgage pool in this prospectus supplement excludes the related companion loans unless otherwise provided. See "The Intercreditor Agreements, Companion Loans and Loan Groups" in this prospectus supplement.

GMAC Commercial Mortgage Corporation originated 54 of the mortgage loans or 33.68% of the initial pool balance. One of such mortgage loans or 2.34% of the initial pool balance was sold by GMAC Commercial Mortgage Corporation to Goldman Sachs Mortgage Company. Residential Funding Corporation originated 51 of the mortgage loans or 13.83% of the initial pool balance, all of which were acquired by GMAC Commercial Mortgage Corporation. German American Capital Corporation originated or acquired 29 of the mortgage loans or 24.53% of the initial pool balance. Archon Financial, L.P. originated 41 of the mortgage loans or 27.96% of the initial pool balance, all of which were acquired by Goldman Sachs Mortgage Company. The mortgage loans were originated between December 16, 1999 and October 27, 2000.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance, and excludes the companion loans. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received, and excludes the companion loans. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. See also "Description of the Mortgage Pool" in this prospectus supplement.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in 35 states. The following table lists the number and percentage of mortgaged properties that are located in the five states with the highest concentrations of mortgaged properties.

                     NUMBER OF     PERCENTAGE OF
                     MORTGAGED     INITIAL POOL
PROPERTY STATE      PROPERTIES        BALANCE
--------------      ----------        -------
Arizona                  7             12.60%
Florida                 18             10.72%
California              19              9.89%
Virginia                 6              9.81%
Texas                   28              9.67%

PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                       NUMBER OF     PERCENTAGE OF
                       MORTGAGED      INITIAL POOL
PROPERTY TYPE         PROPERTIES        BALANCE
-------------         ----------        -------
Retail                    52              40.97%
Multifamily               72              30.54%
Office                    33              15.69%
Lodging                   18               7.44%
Industrial                14               3.60%
Mixed Use                  1               0.74%
Mobile Home Park           4               0.61%
Self-Storage               3               0.40%

PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but four of the mortgage loans permit defeasance after a lockout period. For a description of defeasance provisions in the mortgage loans, See "Description of the Mortgage Pool--Defeasance."

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. However, the rate on a mortgage loan with an anticipated repayment date may increase if that mortgage loan is not repaid on its anticipated repayment date. See "Description of the Mortgage Pool--Calculations of Interest," and "--ARD Loans" in this prospectus supplement.

COMPANION LOANS

The companion loans will be serviced and administered by the servicer and the special servicer pursuant to the pooling and servicing agreement, which generally provides that the companion loans will be serviced in a manner similar to the mortgage loans. Each such companion loan is secured by the first mortgage of the related loan group and, after a monetary default or special servicing event with respect to the related mortgage loan, is generally subordinate to the related mortgage loan. The respective holders of the Class S certificates will be entitled to receive distributions of principal, interest and other amounts made solely with respect to the related companion loan. The holders of the related Class S certificates would experience losses of principal and interest before the holders of the offered certificates in the event of default and liquidation of the related loan group. Holders of the Class S certificates will have the right to purchase their related loan group from the trust under certain default circumstances.

INTERCREDITOR AGREEMENTS

Each of the MacArthur Center loan group and the AmeriSuites loan group consists of a mortgage loan and one or more companion loans that are each evidenced by two or more separate mortgage notes, each of which is included in the trust, and together are referred to as a loan group. In its capacity as holder of each mortgage loan in a loan group, the related seller entered into an intercreditor agreement that establishes the terms and conditions under which the companion loan is subordinated to the related mortgage loan. Each of these mortgage loans and companion loans will be deposited in the trust fund by the depositor, subject to the related intercreditor agreement.

Pursuant to each intercreditor agreement, the right of the holder of each companion loan to receive payments is subordinated to the payment rights of the holder of the mortgage loan in such loan group. Prior to the occurrence of a monetary default or special servicing event with respect to a loan group, each of the mortgage loan and companion loan will be entitled to a pro rata allocation of principal and interest payments made in respect of the related loan group. These allocations will be made after payment of certain additional servicing compensation to the servicer and the reimbursement of expenses of enforcement or expenses incurred in connection with the enforcement of any mortgage loan repurchase obligation against the mortgage loan seller together with interest thereon at the reimbursement rate to the extent included in the purchase price paid for such mortgage loan, the foregoing referred to as shared costs. See "The Intercreditor Agreements, Companion Loans and Loan Groups--Allocation of Payments Between Mortgage Loans and Companion Loans."

Following the occurrence and continuance of a monetary default or special servicing event with respect to the related loan group, after payment of shared costs, all payments of interest and principal on the companion loan will be subordinated to all payments due on the mortgage loan, other than default charges and prepayment premiums. See "The Intercreditor Agreements, Companion Loans and Loan Groups--Allocation of Payments Between Mortgage Loans and Companion Loans."

The holders of the Class S certificates will not be entitled, in such capacity, to participate directly in decisions regarding the administration of the related companion loans, such as granting waivers, consents, and amendments to the related mortgagor, sending default and acceleration notices, initiating enforcement actions or foreclosure proceedings or negotiating the terms of any workout.

Each of the initial holders of the companion loans, on behalf of itself and its successors and assigns, has assigned to the holder of the related mortgage loan any voting rights such initial holder of the companion loan may have in connection with the bankruptcy of a mortgagor.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

---------------------------------------------
Designation        Related Class(es)
---------------------------------------------
Offered            Classes A-1, A-2, B, C
certificates       and D
---------------------------------------------
Senior             Classes X, A-1, and A-2
certificates
---------------------------------------------
Interest only      Class X
certificates
---------------------------------------------
Subordinate        Classes B, C, D, E, F, G,
certificates       H, J, K, L, M, N,
                   O and P
---------------------------------------------
Residual           Classes R-I, R-II
certificates       and R-III
---------------------------------------------
REMIC              Classes X, A-1, A-2, B,
regular            C, D, E, F, G, H, J, K,
certificates       L, M, N, O and P
---------------------------------------------
Class S            Class S-AM, S-MAC-1
certificates       and S-MAC-2
---------------------------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates (other than the Class S certificates) issued by the trust will be approximately $1,274,707,223, but may vary upward or downward by no more than 5%.

The senior certificates will comprise approximately 78.75% and the subordinate certificates will comprise approximately 21.25% of the initial aggregate certificate balance of the certificates (other than the Class S certificates).

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

In addition to the certificates, the trust fund will also issue the Class S-AM certificates which will be entitled to receive certain amounts distributed with respect to the companion loan for the Amerisuites loan group and the Class S-MAC-1 and Class S-MAC-2 certificates that will be entitled to receive such amounts distributed with respect to the MacArthur loan group. Unless otherwise noted, all references in this prospectus supplement to any mortgage loans do not include the companion loans.

The holder of the related Class S certificates will not have the right to enforce the mortgagee's rights upon a default under its loan group, but will have the right to purchase the related loan group under certain limited circumstances as described under "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement. For more information regarding the relationship between the mortgage loan and companion loan that comprise each loan group, see "The Intercreditor Agreements, Companion Loans and Loan Groups" in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders (other than the Class S certificateholders) on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

The borrowers are required to make payments of interest and principal on the mortgage loans and companion loans to the servicer. Collections and other amounts allocable to the companion loans are held separately for distribution to the related Class S certificateholders. The servicer will deduct its servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders (other than the Class S certificateholders) as follows:

                   ------------------------------------------

                     Amount available to certificateholders

                   ------------------------------------------
                                        |
                   ------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
                   ------------------------------------------
                                        |

                   ------------------------------------------
                                     Step 2
                        Distribution of principal to the
                         Class A-1 and A-2 certificates
                   ------------------------------------------
                                        |
                   ------------------------------------------
                                     Step 3
                               Distribution of the
                           amount of interest due and
                         principal due each class of the
                         subordinate certificates. These
                            distributions are made in
                         the priority of the alphabetic
                      order of the subordinate certificates
                             and as described below.
                   ------------------------------------------
                                        |
                   ------------------------------------------
                                     Step 4
                           Any remaining funds to the
                              residual certificates
                   ------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

 o    1/12th of the pass-through rate for that class

      multiplied by

 o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount.

See "Description of the Certificates-- Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations. The Class S certificates provide credit enhancement to the senior and subordinate certificates only to the extent the related companion loan is subordinated to the mortgage loan in the related loan group.

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

 o    special servicing compensation;

 o    interest on advances made by the servicer, trustee or fiscal agent;

 o extraordinary expenses, such as indemnification and reimbursements paid to the trustee, and

 o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans plus the companion loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates (other than the Class S certificates) will be reduced as shown in the following chart:

                    -----------------------------------------
                                     Step 1
                       Reduce the certificate balances of
                     the Class P, Class O, Class N, Class M,
                        Class L, Class K, Class J, Class
                          H, Class G, Class F, Class E,
                                Class D, Class C
                            and Class B certificates
                             to zero, in that order
                    -----------------------------------------
                                        |
                    -----------------------------------------
                                     Step 2
                       Reduce the certificate balances of
                       the Class A-1 and A-2 certificates
                                     to zero
                    -----------------------------------------

Any reductions in the certificate balances of the certificates (other than the Class S certificates) as the result of the allocation of losses and trust fund expenses will also have the effect of reducing the notional amount of the Class X certificates. Losses on either of the loan groups will be allocated to the related Class S certificate to the extent of its certificate balance, before being allocated as set forth above.

For a detailed description of the allocation of losses and trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

ADVANCES MADE BY THE SERVICER

For any month, if the servicer receives a payment on a mortgage loan, other than a companion loan, that is less than the full scheduled payment, or if no payment is received, the servicer is required to advance its own funds to cover that shortfall. However, the servicer is required to make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. The servicer will not be required to make these P&I advances on any companion loan or Class S certificate.

The servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or excess interest that may be due on any ARD loan. If the servicer fails to make a required advance, the trustee or the fiscal agent will be required to make that advance. However, the trustee or the fiscal agent will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.

The servicer, the trustee and the fiscal agent each will be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. See "Description of the Certificates-- P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the servicer or the depositor may purchase the mortgage loans and the companion loans. Neither the servicer, nor the depositor, however, are required to do so. If the servicer or depositor does purchase the mortgage loans and the companion loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. See "Description of the Certificates--Certificate Balances and Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book entry form through the facilities of The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. See "Description of the Certificates--Book- Entry Registration of the Offered Certificates" and "Annex D" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

 o    the purchase price of the certificates;

 o    the applicable pass-through rate;

 o    the characteristics of the mortgage loans; and

 o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.

LEGAL INVESTMENT IN THE CERTIFICATES

At the time of their issuance, any of the offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" and all other offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS FOR CERTIFICATE-HOLDERS

If the considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A, Class B, Class C, Class D, Class E, Class F and Class G certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The other offered certificates may not be sold to these plans and accounts except as may be permitted under a prohibited transaction class exemption available to some insurance companies using general account assets.

TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as a regular interest in a REMIC and as debt for federal income tax purposes. Certificateholders, other than holders of residual certificates, will be required to include in their income all interest and original issue discount for that debt in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool and the companion loans that make up the trust as three separate real estate mortgage investment conduits. Except to the extent they represent the right to excess interest, the certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in the real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch, Inc. and Moody's Investors Service, Inc. that are not lower than those indicated under "Summary of Series 2000-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in

September, 2035. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1 and A-2 certificates.

                                 Reductions in the principal balance of any class (other than the Class S certificates) will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders.

                                 See "Description of the Certificates--
                                 Subordination; Allocation of Losses and
                                 Expenses" in this prospectus supplement.

DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD      payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are met, may be applied to partially defease or prepay the related mortgage loan, in the case of two mortgage loans, without payment of a prepayment premium or yield maintenance payment. See "Description of the Mortgage Pool--Earnouts and Additional
                                 Collateral Loans" and "Annex A" to this
                                 prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage rates and factors that affect those rates, see "Yield and Maturity Considerations" and "Description of the
                                 Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement and "Risk Factors," and "Yield and Maturity Considerations" in the prospectus.

THE MORTGAGE LOANS ARE NOT       None of the mortgages are insured or guaranteed
INSURED                          by the United States, any governmental entity
                                 or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the servicer, the sellers, the trustee or the fiscal agent. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor under the particular mortgage loan documents.
                                 If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY        An affiliate of the servicer expects to acquire
OCCUR WHEN CERTIFICATEHOLDERS    some of the subordinate certificates including
OF VARIOUS CLASSES HAVE          a portion of the Class P certificates and the
DIFFERING INTERESTS              Class S-AM certificates. The affiliate's
                                 ownership of certificates could cause a
                                 conflict between the servicer's duties as servicer and its affiliate's interest as a holder of a certificate, especially if actions would have a disproportionate effect on one or more classes of certificates. One action over which the servicer has considerable latitude is determining whether to liquidate or modify defaulted mortgage loans. The servicer may also waive provisions in ARD loans that would require the payment of excess interest or the replacement of the property manager if the ARD loan is not paid on the anticipated repayment date.

                                 Furthermore, if an event of default regarding the servicer exists under the pooling and servicing agreement, the rights and obligations of the servicer to service specially serviced mortgage loans and properties acquired through foreclosure may be terminated. The certificateholders representing more than 50% of the voting rights allocated to a specified class may terminate that servicer in its capacity as special servicer and appoint a replacement special servicer. The servicer's affiliate may hold more than 50% of the voting rights allocated to that specified class. As a result, the interests of the servicer's affiliate may conflict with those of other certificateholders that desire to replace the servicer of specially serviced mortgage loans and foreclosure properties. For example, the servicer's affiliate could seek to reduce its potential loss from a troubled mortgage loan by deferring foreclosure or other legal action in an attempt to maximize future proceeds. As a result, the trust may ultimately receive a smaller amount of proceeds from that mortgage loan as a result of that deferral.

                                 The servicer is, however, required to
                                 administer the mortgage loans in accordance with the servicing standards without regard to ownership of any certificate by it or any of its affiliates.

                                 See "Servicing of the Mortgage Loans--
                                 Termination of the Servicer for Specially
                                 Serviced Mortgage Loans and REO Properties" and "Servicing of the Mortgage Loans-- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.


LOAN GROUP STRUCTURE CREATES     The mortgagors on the loan groups are obligated
ADDITIONAL RISKS                 to pay interest and principal during the term
                                 of the loan and to repay the entire principal balance of the related mortgage loan and companion loan. As a result of the subordination of the companion loan, the trust is subject to additional risks, including:

                                 o the risk that the necessary maintenance of the mortgaged property could be deferred to allow the mortgagor to pay the required debt service on the companion loan and that the value of the mortgaged property may fall as a result; and

                                 o the risk that it may be more difficult for the mortgagor to refinance the loan group or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the loan group upon the maturity of the loan group.

                                 See "Description of the Mortgage Pool--
                                 Significant Mortgage Loans--The Arizona Mills Loan" and "--The MacArthur Center Loan" in this prospectus supplement.

ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS ON A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY     property. Any potential liability could reduce
YOUR PAYMENTS                    or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been performed on all but 25 of the mortgaged properties, which constitute 2.48% of the initial pool balance. In each case where a "Phase I" environmental assessment was not performed, the related mortgaged property is covered by an environmental insurance policy. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                 o  in which the adverse conditions were
                                    remediated or abated before the date of
                                    issuance of the certificates;

                                 o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was recommended;

                                 o involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                 o  in which groundwater, soil or other
                                    contamination was identified or suspected, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                 o  involving radon; or

                                 o in which the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

                                 Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses.

                                 Environmental insurance was obtained for 28 of the mortgage loans. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

                                 See "Description of the Mortgage Pool--
                                 Underwriting Matters--Environmental
                                 Assessments" in this prospectus supplement and "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.


GEOGRAPHIC CONCENTRATION MAY     The five states with the highest concentration
INCREASE REALIZED LOSSES ON THE  of mortgage loans secured by mortgaged
MORTGAGE LOANS                   properties are listed in the table under
                                 "Summary of Series 2000-C3 Transaction--
                                 Geographic Concentrations of the Mortgaged
                                 Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, mortgaged properties located in California may be more susceptible to earthquakes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

THE MORTGAGE LOANS ARE           All but one of the mortgage loans are
NON-RECOURSE LOANS               non-recourse loans. If a borrower defaults on a
                                 non-recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                 Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.

THE SELLER OF A MORTGAGE LOAN    The seller of each mortgage loan will be the
IS THE ONLY ENTITY MAKING        only person making representations and
REPRESENTATIONS AND WARRANTIES   warranties on that mortgage loan. Neither the
ON THAT MORTGAGE LOAN            depositor nor any of its affiliates will be
                                 obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the Mortgage Pool--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties;
                                 Repurchases" in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE    143 mortgage loans, which represent 71.38% of
LOSSES ON THE MORTGAGE LOANS     the initial pool balance, require balloon
AND EXTEND THE WEIGHTED          payments at their stated maturity. These OF
AVERAGE LIFE YOUR CERTIFICATE    mortgage loans involve a greater degree of risk
                                 than fully amortizing loans because the ability
                                 of a borrower to make a balloon payment
                                 typically depends on its ability to refinance
                                 the mortgage loan or sell the mortgaged
                                 property at a price sufficient to permit
                                 repayment. A borrower's ability to achieve
                                 either of these goals will be affected by:

                                 o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;


                                 o  the prevailing interest rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the property;

                                 o  the borrower's financial condition;

                                 o the operating history and occupancy level of the property;

                                 o  tax laws; and

                                 o prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans," and "Yield and Maturity Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.

IF BORROWERS DO NOT MAKE ARD     30 of the mortgage loans, which represent
PAYMENTS, THE WEIGHTED AVERAGE   28.32% of the initial pool balance are ARD
ARD LIFE OF YOUR CLASS OF        loans. loans have anticipated repayment dates
CERTIFICATES MAY BE EXTENDED     prior to their maturity dates. The failure of a
                                 borrower to prepay an ARD loan by its
                                 anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance the ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class P
                                 Certificates. See "Description of the Mortgage
                                 Pool--ARD Loans" and "Risk Factors-- Conflicts of interest may occur when certificateholders of various classes have differing interests" in this prospectus supplement.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING     52 mortgaged properties, securing mortgage
TO OPERATE AT A RETAIL           loans that represent 40.97% of the initial pool
PROPERTY COULD ADVERSELY         balance, are retail properties.
AFFECT ITS VALUE AND CASH FLOW
                                 A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail properties a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly impacting sales at the remaining retail tenants. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                 These risks may be increased when the property is a single tenant property. 4 of the mortgaged properties representing 0.71% of the initial pool balance are single tenant retail properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

                                 The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments. Approximately 14.9% of the gross leasable area of the MacArthur Center property is currently leased to Regal Cinemas Inc. ("Regal"). Base rent and additional rent received from Regal account for approximately 5% of the total base rent collected by the MacArthur Center borrower on the MacArthur Center property. In a Form 10-Q, dated September 28, 2000, filed by Regal with the Securities and Exchange Commission, Regal stated that it is currently in default of certain financial covenants contained in its senior credit facilities and its equipment financing term note. Regal further stated that, accordingly, each of those lenders has the right to accelerate the maturity of all of its outstanding indebtedness, which together totals approximately $1.02 billion, and Regal does not have the ability to fund the accelerated maturity of this indebtedness. According to the Form 10-Q, Regal has engaged financial advisers and is currently evaluating a long-term financial plan to address various alternatives and liquidity requirements which may provide for a potential restructuring, recapitalization or a bankruptcy reorganization. In recent months, many similar companies operating large chains of cinemas have sought protection from creditors under Chapter 11 of the U.S. Bankruptcy Code. Although, to the knowledge of GSMC, no payment default has occurred under the Regal lease, no assurance can be given regarding Regal's financial condition, its ability to continue to make lease payments to the MacArthur Center borrower or whether or not it will file for bankruptcy protection.

                                 In order to mitigate the effect of a potential disruption in lease payments by Regal due to its financial condition, the MacArthur Center loan requires that a reserve be established by the MacArthur Center borrower upon the occurrence of certain events. See "Description of the Mortgage Pool--Significant Mortgage Loans--The MacArthur Center Loan--Modified Lockbox; Certain Reserves" in this prospectus supplement. While such reserve may help to protect the lender, there can be no assurance that the amount of such reserve will be sufficient to offset any losses incurred by the MacArthur Center borrower.

LEASES AT CERTAIN RETAIL         Leases at certain mortgaged properties,
PROPERTIES CONTAIN EARLY         including the properties securing the Arizona
TERMINATION OR CO-TENANCY        Mills loan and the MacArthur Center loan, may
PROVISIONS THAT COULD REDUCE     contain co-tenancy provisions where the tenancy
CASH FLOW FROM TENANTS           or the tenant's payment of rent may be
                                 conditioned upon the tenancy of one or more anchor tenants or other major tenants, or upon the continuance of a specified occupancy rate at the mortgaged property. These provisions may affect a borrower's ability to make its mortgage loan payments. Approximately 39.7% of the gross leasable area of the MacArthur Center property is subject to leases which contain provisions that entitle either the respective tenant or the MacArthur Center borrower, or in certain cases, the tenant only, to terminate their leases prior to the expiration date to the extent sales thresholds identified in the respective lease are not met. See "Description of the Mortgage Pool--Significant Mortgage
                                 Loans--The MacArthur Center Loan--The
                                 MacArthur Center Property" in this prospectus supplement.

                                 As described under "Description of the
                                 Mortgage Pool--Significant Mortgage Loans--The MacArthur Center Loan--Modified Lockbox; Certain Reserves" in this prospectus supplement, the MacArthur Center loan requires certain reserves to be established if the debt service coverage ratio falls below established limits. There can be no assurance that the amount of these reserves will be sufficient to offset any loss of rental income that may be suffered by the MacArthur Center borrower if these tenants elect to terminate their leases.

                                 Approximately 2.9% of the gross leasable area at the Arizona Mills property is subject to leases under which the respective tenant is entitled to a reduction in rent to the extent that sales or occupancy thresholds are not met or that a specified number of major tenants are no longer in occupancy. An additional 2.7% of the gross leasable area at the Arizona Mills property is subject to leases under which the respective tenant is entitled to, among other things, terminate the respective lease or cease operations to the extent that certain occupancy thresholds are not met or a specified number of major tenants are no longer in occupancy.

RETAIL PROPERTIES ARE            Changes in consumer preferences and market
VULNERABLE TO CHANGES IN         demographics may adversely affect the value and
CONSUMER PREFERENCES             cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                 o  changes in consumer spending patterns;

                                 o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                 o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                 o  with respect to value-oriented retail
                                    properties, such properties may contain
                                    tenants that sell discounted, "last season" or close out merchandise, or may have higher than average seasonal tenant sales, cash flows and occupancy levels;

                                 o the public perception of the safety of the neighborhood; and

                                 o  the need to make major repairs or
                                    improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS     outside their local real estate market.
MAY ADVERSELY AFFECT THE VALUE   Catalogue retailers, home shopping networks,
AND CASH FLOW FROM RETAIL        the internet, telemarketing and outlet centers
PROPERTIES                       all compete with more traditional retail
                                 properties for consumer dollars. These
                                 alternative retail outlets are often
                                 characterized by lower operating costs.
                                 Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

THEATER TENANTS HAVE             Certain of the mortgaged properties, including
PARTICULAR RISKS                 the MacArthur Center property and the Arizona
                                 Mills property, have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. Significant factors determining the value of a theater property include:

                                 o  the strength and experience of the
                                    operator;

                                 o  its ability to secure film license
                                    agreements for first-run movies; and

                                 o  its ability to maintain high attendance
                                    levels.

                                 Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

                                 o  number of screens;

                                 o the size of individual auditoriums within the theater;

                                 o  quality and modernity of sound and
                                    projection systems; and

                                 o quality and comfort of individual theaters and common areas (including box office, lobby and concessions area).

                                 The performance of a theater property can be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

                                 o  cable and satellite television;

                                 o  videotape and videodisk sales and rentals;
                                    and

                                 o  electronic distribution via the internet.

RISKS PARTICULAR TO
MULTIFAMILY PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      72 mortgaged properties, securing mortgage
RENT LEVELS ON MULTIFAMILY       loans that represent 30.54% of the initial pool
PROPERTIES COULD ADVERSELY       balance, are multifamily rental properties. A
AFFECT THEIR VALUE AND CASH      decrease in occupancy or rent levels at these
FLOW                             properties could result in realized losses on
                                 the mortgage loans. Occupancy and rent levels
                                 at a multifamily property may be adversely
                                 affected by:

                                 o  local, regional or national economic
                                    conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                 o construction of additional housing units in the same market;

                                 o local military base or industrial/business closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  trends in the senior housing market;

                                 o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

                                 o a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.

STUDENT HOUSING CONCENTRATIONS   Certain of the mortgaged properties, are
MAY AFFECT CASH FLOW OF A        student housing properties or have high
MULTIFAMILY PROPERTY             concentrations of student tenants. With respect
                                 to one mortgaged property securing a mortgage loan that represents 2.35% of the initial pool balance, such mortgage loan is secured by a property in which all of the residential units are master leased to New York University. See
                                 "-- Losses may be caused by tenant credit risk on the mortgage loans" below. In addition to other multifamily real estate risks, student housing risks include:

                                 o increased influence of economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing;

                                 o  reliance upon the well-being of the
                                    colleges or universities to which the
                                    facilities relate or are leased;

                                 o student housing facilities are subject to competition from colleges and universities as well as other providers of student housing and physical layouts may not be readily convertible to traditional multifamily use;

                                 o maintenance and insurance costs of student housing can exceed the typical costs of other multifamily housing;

                                 o tenants or sub-tenants are individuals who often have little or no credit history, may not have parental guarantees and are not tied to the local community; and

                                  o turnover of tenants or sub-tenants can be
                                    significant and student housing is less
                                    utilized or subject to reduced rents during summer months.


RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization or similar
GOVERNMENT PROGRAMS COULD ALSO   programs may apply to multifamily properties.
ADVERSELY AFFECT THEIR VALUE     The limitations and restrictions imposed by
AND CASH FLOW                    these programs could result in realized losses
                                 on the mortgage loans that may be allocated to your class of certificates. These programs may include:

                                 o  rent limitations that could adversely
                                    affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                 o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       33 mortgaged properties, securing mortgage
BUSINESSES OR CHANGES IN         loans that represent 15.69% of the initial pool
DEMOGRAPHIC CONDITIONS COULD     balance, are office properties.
ADVERSELY AFFECT THE VALUE
AND CASH FLOW FROM OFFICE        Economic decline in the businesses operated by
PROPERTIES                       the tenants of office properties may increase
                                 the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                 o  the quality of the tenants in the building;

                                 o the physical attributes of the building in relation to competing buildings;

                                 o  access to transportation;

                                 o  the availability of tax benefits;

                                 o the strength and stability of businesses operated by the tenant or tenants;

                                 o  the desirability of the location for
                                    business; and

                                 o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. One mortgaged property representing 0.10% of the initial pool balance is secured by a single tenant office property. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.

COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO ADVERSELY  same market could decrease occupancy or rental
AFFECT THE VALUE AND CASH FLOW   rates at office properties. Decreased occupancy
FROM OFFICE PROPERTIES           or rental revenues could result in realized
                                 losses on the mortgage loans. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the properties' ability to compete with office properties in the same market.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND          14 mortgaged properties, securing mortgage
DEMOGRAPHIC CONDITIONS COULD     loans that represent 3.60% of the initial pool
ADVERSELY AFFECT THE VALUE AND   balance, are industrial properties. Economic
CASH FLOW FROM INDUSTRIAL        decline in the businesses operated by the
PROPERTIES                       tenants of industrial properties could result
                                 in realized
                                 losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office properties. Industrial properties, however, may be more dependent on a single tenant. 3 of the mortgaged properties representing 1.09% of the initial pool balance are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. Restrictions imposed by site characteristics could also adversely affect the value and cash flow from industrial properties.

                                 Site characteristics at industrial properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                 o  clear heights;

                                 o  column spacing;

                                 o  number of bays and bay depths;

                                 o  truck turning radius;

                                 o  divisibility;

                                 o  zoning restrictions; and

                                 o  overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                 Restrictions imposed by increased
                                 environmental risks could also adversely affect the value and cash flow from industrial properties

                                 Properties used for many industrial purposes are more prone to environmental concerns than other property types. For a description of risk factors relating to environmental risks, see

                                 "--Adverse environmental conditions on a mortgaged property may reduce or delay your payments" above.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      18 mortgaged properties, securing mortgage
OCCUPANCY AT A HOSPITALITY       loans that represent 7.44% of the initial pool
PROPERTY COULD ADVERSELY AFFECT  balance, are hospitality properties. A decrease
ITS VALUE AND CASH FLOW          in room rates or occupancy at hospitality
                                 properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                 o The proximity of a hospitality property to major population centers or attractions.

                                 o  Adverse local, regional or national
                                    economic conditions or the construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                 o A hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs.

                                 o In many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                 o Limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

                                 o  The viability of hospitality properties
                                    that are franchisees of national or
                                    regional hotel chains depends in large part on the continued existence and financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.

LIMITED ALTERNATIVE USES OF      8 mortgaged properties, securing mortgage loans
OTHER PROPERTY TYPES COULD       that represent approximately 1.76% of the
ADVERSELY AFFECT THEIR VALUE     initial pool balance, are mixed use properties
AND CASH FLOW                    or other property types that have limited
                                 alternative uses. These limited alternative uses could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Mortgage loans secured by other property types, including mixed use properties, may pose risks not associated with mortgage loans secured by liens on other types of income producing mortgaged properties.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY          Cash flow or value of a mortgaged property
TENANT CREDIT RISK ON THE        could be reduced if tenants are unable to meet
MORTGAGE LOANS                   their lease obligations or become insolvent.
                                 The inability of tenants to meet their
                                 obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 o  If tenant sales in retail properties
                                    decline, rents based on sales will decline.
                                    Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                                 o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage
                                    Loans--Bankruptcy Laws" in the prospectus.

                                 These risks may be increased when the property is a single tenant property, is owner-occupied or is leased to relatively few tenants. 8 of the mortgaged properties representing 1.90% of the initial pool balance are secured by single tenant properties.

VOLATILITY OF BUSINESS OF        Technology and internet start-up companies have
TECHNOLOGY/INTERNET START-UP     recently experienced a variety of factors that
TENANTS MAY ADVERSELY AFFECT     tend to make their businesses relatively
TENANT CASH FLOW                 volatile. Many of these companies have little
                                 or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology and internet start-up companies often require significant build-out costs related to special technology which may adversely affect the ability of the landlord to relet the properties.

                                 Recently, some of the publicly-traded
                                 technology companies have suffered significant stock price declines, further demonstrating the relatively volatile nature of such companies and the risks that technology and internet start-up companies may pose as tenants of the properties. The relative instability of these tenants may cause you to experience losses on your certificates.

LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF, OR TENANT         office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if space leases expired or
                                 terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See "Annex
                                 A" to this prospectus supplement for
                                 information regarding the expiration of leased space for certain mortgaged properties.

                                 If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain retail properties contain early termination or co-tenancy provisions that could reduce cash flow from tenants" and "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" for information regarding certain of these reserves.

TENANT BANKRUPTCY ENTAILS        The bankruptcy or insolvency of a major tenant,
RISKS                            such as an anchor tenant, or a number of
                                 smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage
                                 Loans" in the prospectus.


LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT   that may be allocated to your class of
                                 certificates if property management is
                                 inadequate. Property managers are normally responsible for the following activities:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments; and

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.

CONFLICTS OF INTERESTS BETWEEN   Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interests may exist because:

                                 o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                 o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                 o  affiliates of the managers or the
                                    borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.

LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL       property in connection with the origination of
A MORTGAGED PROPERTY SECURING    the related mortgage loan or thereafter, and
A DEFAULTED MORTGAGE LOAN FOR    the loan-to-value ratios as of the cut-off date
ITS APPRAISED VALUE              referred to in this prospectus supplement are
                                 based on the appraisals. If the servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated.

SUBORDINATE FINANCING ON THE     None of the mortgaged properties are known by
MORTGAGED PROPERTY MAY INCREASE  the depositor to be encumbered by subordinate
RISKS                            debt (other than the companion loans). The
                                 existence of subordinate indebtedness may adversely affect the borrower's financial viability or the enforcement of its lender's security interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower's financial viability or the enforcement of the lender's security interest could be adversely affected by subordinate financing because:

                                 o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                 o reduced cash flow could result in deferred maintenance; and

                                 o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

                                 The mortgage loans known as the MacArthur
                                 Center loan and the Amerisuites loan are secured by one or more mortgaged properties that also secure the related companion loan, which is subordinated to the related mortgage loan.


MEZZANINE DEBT SECURED BY        The direct parents of some borrowers have
EQUITY IN THE BORROWER MAY       pledged or are permitted to pledge their equity
INCREASE RISKS                   interest in the borrower to secure mezzanine
                                 debt incurred by the parent or other
                                 obligations. The existence of this indebtedness could adversely affect the financial viability of such borrower or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan. For a description of mezzanine debt relating to the mortgaged properties see
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate or Mezzanine Financing" in this prospectus supplement.

LIMITS ON SUBORDINATION OF       Each of the companion loans is subordinated to
COMPANION LOANS                  the related mortgage loan. However, payments of
                                 principal and interest on a companion loan are not subordinated to payments of principal and interest on any other mortgage loan in the trust. Even though, as a result of default or delinquency on a mortgage loan, other than a mortgage loan in a loan group, there are insufficient funds to pay principal and interest on all of the certificates, payments of principal and interest will continue to be made to the holders of the companion loans. See
                                 "Description of the Certificates--
                                 Subordination; Allocation of Losses and
                                 Expenses" in this prospectus supplement.

RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. When borrowers are related, any
                                 adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Arizona Mills Loan" and "--The MacArthur Center Loan" and "Description of the Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


LARGER-THAN-AVERAGE BALANCE      Several mortgage loans, either individually or
LOANS MAY MAKE LOSSES MORE       together with other mortgage loans with which
SEVERE                           they are cross-collateralized, have outstanding
                                 balances that are substantially higher than the average outstanding balance. If a mortgage pool includes mortgage loans with larger-than-average balances, any realized losses on the mortgage loans with larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans. See
                                 "Description of the Mortgage Pool--Significant
                                 Mortgage Loans --The Arizona Mills Loan" and
                                 "--The MacArthur Center Loan" in this
                                 prospectus supplement.

LOSSES COULD RESULT FROM         17 mortgage loans, representing 7.95% of the
LIMITATION ON ENFORCEABILITY OF  initial pool balance, are cross-collateralized
CROSS-COLLATERALIZATION          with one or more other mortgage loans.
                                 Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                 o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                 o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus and "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized
                                 Mortgage Loans and Mortgage Loans
                                 Collateralized by Multiple Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS  "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS            will reduce the net proceeds available for
                                 distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                 "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS            Some jurisdictions, including California, have
ON REMEDIES                      laws that prohibit more than one "judicial
                                 action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly.
                                 The pooling and servicing agreement will require the servicer and any replacement special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the servicer and any replacement special servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal
                                 Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE   Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE   related state laws may interfere with the
REMEDIES                         ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. For a description of risks related to bankruptcy, see "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

INCREASES IN GROUND RENTS MAY    3 mortgaged properties securing mortgage loans,
ADVERSELY AFFECT A BORROWER'S    which represent 10.49% of the initial pool
ABILITY TO MAKE PAYMENTS UNDER   balance, are subject solely to the lien of a
A RELATED MORTGAGE LOAN AND      mortgage on the applicable borrower's leasehold
CAUSE REALIZED LOSSES ON THE     interest under a ground lease. One mortgaged
MORTGAGE LOANS                   property securing a mortgage loan, which
                                 represents 0.38% of the initial pool balance, is subject to the lien of either a mortgage on both the borrower's leasehold interest and the borrower's fee simple interest in the remaining portion of the mortgaged property.

                                 Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                 The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                 Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                 o  It requires the lessor to give the
                                    leasehold mortgagee notice of lessee
                                    defaults and an opportunity to cure them.

                                 o  It permits the leasehold estate to be
                                    assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                 o  It contains certain other protective
                                    provisions typically included in a
                                    "mortgageable" ground lease.

                                 See "Description of the Mortgage Pool--Ground Leases" and "--Significant Mortgage Loans--The MacArthur Center Loan" in this prospectus supplement.

YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE ON   delays and shortfalls. These delays or
THE MORTGAGED PROPERTIES         shortfalls in payments could result in realized
ADVERSELY AFFECTS THE ABILITY    losses in the mortgage loans that may be
OF BORROWERS TO MAKE PAYMENTS    allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                 Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

                                 In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR     repurchased, the characteristics of the pool
PROPERTY CHARACTERISTICS MAY     may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES ON THE CERTIFICATES       location, property
                                 characteristics, and number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

COMPLIANCE WITH THE AMERICANS    If the borrower were required to pay expenses
WITH DISABILITIES ACT MAY REDUCE and fines imposed by the Americans with
PAYMENTS TO CERTIFICATEHOLDERS   Disabilities Act of 1990, the amount available
                                 to make payments on the mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS   Legal proceedings may be pending and, from time
TO CERTIFICATEHOLDERS            to time, threatened, against the borrowers and
                                 their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business.
                                 This litigation could have a material adverse effect on the distributions to certificateholders.

                                 You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-143 in this prospectus supplement.

                        DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A. Each of the AmeriSuites mortgage loan and the MacArthur Center mortgage loan consist of a mortgage loan and one or more companion loans that are subordinated to the respective mortgage loan under the terms of an intercreditor agreement. Together, each set of mortgage loans and companion mortgage loans are referred to as a loan group. The initial pool balance and the mortgage pool include only:

     o the mortgage loan (and none of the companion loans) in each loan group, and

     o each of the other mortgage loans not included in a loan group.

     Accordingly, all numerical and statistical information provided herein with respect to the initial pool balance and the mortgage pool is presented and calculated solely with respect to the mortgage loans (and none of the companion loans) in such loan group and each of the other mortgage loans not included in a loan group. However, in the case of each loan group, all references to "mortgaged property" in this prospectus supplement include the entire mortgaged property securing such loan group.

     CALCULATIONS OF INTEREST

     172 of the mortgage loans accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. One mortgage loan accrues interest on the basis of a 365-day year and the actual number of days elapsed and has a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. One mortgage loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months for the 9 months of an interest only period following the cut-off date, and subsequently accrues interest calculated on the basis of a 360-day year and the actual number of days elapsed, and has a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. Accordingly, the actual amortization term is longer for these mortgage loans than the stated amortization term. One mortgage loan accrues interest and has a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In addition, 3 mortgage loans, which represent 4.39% of the initial pool balance, provide for payments of interest only for up to 24 months after origination, during which period no payments of principal are due. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     Each mortgage loan bears interest at a mortgage rate that is fixed for the entire remaining term of the mortgage loan, except that ARD loans will accrue interest at a revised rate if not repaid on or before their respective anticipated repayment dates.

     BALLOON LOANS

     143 of the mortgage loans, which represent approximately 71.38% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. 3 of the mortgage loans begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date. 2 of the mortgage loans, which represent approximately 0.30% of the initial pool balance, are fully amortizing.

     ARD LOANS

     30 of the mortgage loans, which represent approximately 28.32% of the initial pool balance, are ARD loans that provide for changes in the accrual of interest and the payment of principal as of their respective anticipated repayment dates. The anticipated repayment date for each ARD loan is set forth on Annex A to this prospectus supplement. If a borrower elects to prepay its ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at a revised rate that will be a fixed rate per annum equal to the mortgage rate plus 2.0% per annum. Beginning on its anticipated repayment date, excess interest or interest accrued on an ARD loan at the excess of the revised rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of the ARD loan has been reduced to zero. If a borrower does not prepay its ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the revised rate. Any excess interest received on an ARD loan will be distributed to the holders of the Class P certificates.

     As of or shortly after the anticipated repayment date, borrowers under ARD loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated lockbox account controlled by the servicer. From and after the anticipated repayment date, in addition to paying interest at the mortgage rate and principal based on the amortization schedule, the related borrower typically will be required to apply all remaining monthly cash flow from the related mortgaged property to pay the following amounts in the following order of priority:

    (1)   payments to required escrow funds;

    (2) payment of operating expenses under the terms of an annual budget approved by the servicer;

    (3) payment of approved extraordinary operating expenses or capital expenses not a part of the approved annual budget or allotted for in any escrow fund;

    (4)   principal on the mortgage loan until the principal is paid in full;
          and

    (5)   excess interest.

     ARD loans typically prohibit the related borrower from prepaying the mortgage loan before or, in some cases, until a specified date before, the anticipated repayment date. At that time, the borrower may prepay the ARD loan, in whole or in part, without payment of a penalty or yield maintenance in the form of a prepayment premium.

     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes 2 fully amortizing mortgage loans, which represent 0.30% of the initial pool balance.

     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. 151 of the mortgage loans, which represent 75.22% of the initial pool balance, provide for scheduled monthly payments of principal or interest (but not excess interest or principal payments calculated with respect to excess cash flow on any ARD loan) or both to be due on the first day of each month. 24 of the mortgage loans, which represent 24.78% of the initial pool balance, provide for due dates on the fifth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than 15 days.

     DEFEASANCE

     All but 4 of the mortgage loans provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

     (1)  pays on any due date,

          o all interest accrued and unpaid on the principal balance of the mortgage loan and any companion loan to and, including that due date,

          o all other sums due under the mortgage loan and any companion loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges defeasance collateral to the trustee

          o that consists of direct, non-callable obligations of, or non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

          o    that provides payments:

               o on or before all successive scheduled payment dates from that due date to the related maturity date, or anticipated repayment date in the case of any ARD loan, and

               o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan and companion loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and any companion loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan and any companion loan when these conditions are met.

     PREPAYMENT PROVISIONS

     Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium. See "Annex A" for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions-- Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.

     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     17 mortgage loans, which represent 7.95% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. 7 mortgage loans, other than the cross-collateralized mortgage loans, which represent 7.16% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is 175, while the total number of mortgaged properties in the mortgage pool is 197. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" for information regarding the cross-collateralized mortgage loans.

     In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than 3.87% of the initial pool balance. In addition, the Arizona Mills borrower and the MacArthur Center borrower share a common equityholder. The common equityholder is The Taubman Realty Group Limited Partnership, which is controlled by Taubman Centers, Inc., a publicly-traded corporation.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans and loan groups contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan or loan group if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

    Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o    transfers to specified parties related to the borrower.

     The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or loan group or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "--Significant Mortgage Loans--The MacArthur Center Loan" and "--The AmeriSuites Loan" in this prospectus supplement and "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     No mortgaged properties are known to be encumbered by subordinated debt that is not part of the mortgage pool. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The Mortgage Loans known as the MacArthur Center loan and the Amerisuites loan are secured by one or more mortgaged properties that also secure a related mortgage loan that is also included in the trust and is referred to as a companion loan. See "Significant Mortgage Loans--The MacArthur Center Loan" and "--The Amerisuites Loan" in this prospectus supplement.

     UNSECURED SUBORDINATE AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. See "--Significant Mortgage Loans--The Arizona Mills Loan" and "--The MacArthur Center Loan," each of which allow certain unsecured financing.

     The following table indicates those mortgaged properties that are known to the depositor that have mezzanine debt secured by equity interests in the borrower, the initial principal amount of the mezzanine debt and the cut-off date principal balances of the related mortgage loans.

                                 MEZZANINE DEBT

                                                                                                     INITIAL
                                                                                                    PRINCIPAL
                                                                                                    AMOUNT OF
 CONTROL       LOAN                                           CUT-OFF DATE   % OF INITIAL POOL      MEZZANINE
  NUMBER      NUMBER                PROPERTY NAME                BALANCE          BALANCE           FINANCING
  ------      ------                -------------                -------          -------           ---------
9           DBM10478    Copper Canyon Apartments              $25,472,358           2.00%          $1,100,000
42         991091254    Windover of Fort Pierce Apartments    $ 2,943,612           0.23%               (a)
54         991091255    Windover Health Club Apartments       $ 5,712,604           0.45%               (a)
68         991091256    Windover of Melbourne Apartments      $ 6,805,233           0.53%               (a)
100        991091257    Windover Golden Pointe                $ 4,794,596           0.38%               (a)
27          DBM12721    Napa Valley Apartments                $12,174,928           0.96%          $ 780,000
29             28997    Hillside Village Shopping Center      $12,029,212           0.94%          $ 300,000
51             28492    Vistas at Northbrook                  $ 6,085,660           0.48%          $ 619,111

--------------
(a) The equity interests in each of the four borrowers for these four cross-collateralized and cross-defaulted loans has been pledged to secure a single mezzanine loan with an initial principal amount of $1,850,000.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" and "--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     GROUND LEASES

     3 mortgaged properties securing mortgage loans, which represent 10.49% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

     One mortgaged property securing a mortgage loan, which represents 0.38% of the initial pool balance, is subject to the lien of a mortgage on both the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

     None of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

The Arizona Mills Loan

     The Arizona Mills Loan. The "Arizona Mills loan" representing 11.44% of the initial pool balance was originated by GMACCM on October 2, 2000 and a 50% participation interest was concurrently sold to GSMC. The Arizona Mills loan has a principal balance as of the cut-off date of approximately $145,831,430. The Arizona Mills loan is a balloon loan evidenced by a promissory note in the amount of $146,000,000 with a maturity date of October 5, 2010 and is secured by, among other things, a fee deed of trust security agreement and assignment of leases and rents encumbering a regional mall located in Tempe, Arizona. The Arizona Mills borrower is Arizona Mills, L.L.C., a Delaware limited liability company which is a special purpose, bankruptcy remote entity affiliated with The Mills Corporation, Taubman Centers, Inc. and Simon Property Group, all publicly-traded corporations listed on the New York Stock Exchange under the symbols "MLS", "TCO" and "SPG", respectively.

     Payment and prepayment terms for the Arizona Mills loan are set forth on Annex A.

     The Arizona Mills Property. The Arizona Mills property is a single level, enclosed, value-oriented regional destination mall located in Tempe, Arizona, a city centrally located in the greater Phoenix, Arizona area. The Arizona Mills property was built in 1997 and consists of approximately 1,230,001 net rentable square feet. The Arizona Mills property had an occupancy rate of 97.0% as of November 20, 2000.

     The following table summarizes the breakdown of gross leasable area, or "GLA" and annualized per square foot or "SF" base rent information for the ten largest tenants at the Arizona Mills property:

                                 ARIZONA MILLS
               TEN LARGEST TENANTS BASED ON GROSS LEASABLE AREA

                                LEASE                             ANNUALIZED                     APPROXIMATE
                             EXPIRATION    TENANT      % OF        BASE RENT      ANNUALIZED     % OF TOTAL
TENANT NAME                     DATE      GLA (SF)      GLA         PER SF         BASE RENT      BASE RENT
-----------                     ----      --------      ---         ------         ---------      ---------
J.C. Penney                 11/30/2012    104,697       8.51%      $  4.75     $   497,311.00        2.33%
Harkins Great Mall Cinema   11/19/2012     92,320       7.51%      $ 14.06     $ 1,298,118.00        6.09%
Burlington Coat Factory      1/31/2013     80,426       6.54%      $  5.00     $   402,130.00        1.89%
Oshmans Supersport           1/31/2013     65,013       5.29%      $  7.85     $   510,352.00        2.39%
Linens & Things              1/31/2013     40,057       3.26%      $ 12.00     $   480,684.00        2.25%
Gameworks                   11/30/2007     37,348       3.04%      $ 16.49     $   615,818.00        2.89%
Off 5th Saks Fifth Ave      11/19/2012     34,716       2.82%      $  7.00     $   243,012.00        1.14%
Marshalls                   11/30/2007     31,315       2.55%      $  9.50     $   297,493.00        1.40%
Virgin Megastore             1/31/2009     30,822       2.51%      $ 16.83     $   518,734.00        2.43%
Ross Dress For Less          1/31/2008     29,845       2.43%      $  9.96     $   297,340.00        1.39%
                                          -------      -----                   --------------       -----
Totals/Avg.                               546,559      44.46%                  $ 5,160,992.00       24.20%
                                          =======      =====                   ==============       =====

     The following table summarizes information related to the expiration of tenant leases at the Arizona Mills property:

                                 ARIZONA MILLS
                          LEASE EXPIRATION SCHEDULE(1)

                                                                       APPROXIMATE
            NUMBER OF      EXPIRING        % OF        ANNUALIZED      % OF TOTAL
  YEAR        LEASES          SF         TOTAL SF       BASE RENT       BASE RENT
  ----        ------          --         --------       ---------       ---------
2000             6           18,768         1.53%     $   503,407          2.36%
2001             7           13,799         1.12%     $   367,208          1.72%
2002            52          172,245        14.00%     $ 3,767,929         17.68%
2003            25           90,611         7.37%     $ 2,045,536          9.60%
2004            13           36,757         2.99%     $   942,206          4.42%
2005             7           19,254         1.57%     $   621,370          2.91%
2006             5           39,984         3.25%     $   691,374          3.24%
2007            17          171,234        13.92%     $ 2,996,820         14.06%
2008             9           45,225         3.68%     $   842,737          3.95%
2009             4           61,381         4.99%     $ 1,134,065          5.32%
2010+           16          534,972        43.49%     $ 6,727,076         31.56%
Vacant           8           25,771         2.10%     $   677,621          3.18%
                --          -------       ------      -----------        ------
Total          169        1,230,001       100.00%     $21,317,349        100.00%
               ===        =========       ======      ===========        ======

----------
(1) Assuming sales, occupancy and tenancy thresholds are satisfied in each lease and no related termination rights are exercised.

     Defeasance. The Arizona Mills borrower may obtain the release of the Arizona Mills property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The Arizona Mills loan has a cut-off date LTV of 58.33%. An appraisal performed in August, 2000 determined a value for the Arizona Mills property of $250,000,000.

     Underwritten NCF and DSC Ratio. The Arizona Mills loan has an underwritten NCF DSCR of 1.58x and an underwritten NCF of $20,097,142.

     Lockbox. All rents payable by the tenants of the Arizona Mills property are required to be deposited into a lockbox account under lender's control pursuant to a lockbox account agreement. Funds in the lockbox account will be allocated to pay debt service on the Arizona Mills loan and to fund any or all of the following: taxes, insurance, replacement and tenant improvement and leasing commission reserves. Any funds remaining in the lockbox account will be released to the Arizona Mills borrower until the occurrence of an event of default under the Arizona Mills loan.

     Tenant Improvement and Leasing Commission Reserve. At loan closing, the Arizona Mills borrower funded a $1,117,478 reserve for the completion of tenant improvements pursuant to the terms of certain leases at the Arizona Mills property. In addition, on each monthly payment date following a triggering event (defined below), the Arizona Mills borrower must make a monthly deposit of $108,333.33 into a tenant improvement and leasing commission reserve. In addition, after a triggering event, borrower must also deposit all lease termination fees, damage claims or similar amounts paid by each tenant occupying space at the Arizona Mills property. A "triggering event" means the occurrence of either of the following: (i) the occupancy level at the Arizona Mills property is less than 85% for any calendar quarter or (ii) the annualized net operating income based on the three (3) month period immediately preceding the date of such calculation is less than $18,300,000. These monthly deposits are required until the balance in the tenant improvement and leasing commission reserve equals: (A) $1,300,000 for each of the calendar years 2000, 2001, 2004, 2005, 2006, 2009 and 2010 or (B) $2,000,000 for each of the calendar years 2002, 2003, 2007 and 2008. Once the applicable balance is achieved, the Arizona Mills borrower is not required to make additional monthly deposits unless the balance in the tenant improvement and leasing commission reserve falls below the applicable balance set forth in the immediately preceding sentence. If the annualized net operating income based upon the three month period immediately preceding the date of such calculation is greater than $19,900,000, the lender will release the tenant improvement and leasing commission reserve to the Arizona Mills borrower and no further monthly deposits will be required until the occurrence of another triggering event.

     Out Parcel Release. The lease of one tenant at the Arizona Mills property, the Rusty Pelican, contains an option to purchase the related out parcel. In the event that the tenant exercises the option, the Arizona Mills borrower agrees to, among other things, (a) pay to the lender a release price of $1,125,000, together with a prepayment premium on such release price equal to the greater of 3% or yield maintenance, (b) obtain a confirmation from the rating agencies that the release will not result in a qualification, downgrade or withdrawal of the certificates and (c) pay lender's costs and expenses in connection with such release.

     Property Management. The Arizona Mills property is managed by MTS Services of Tempe, LLC, an affiliate of the Arizona Mills loan borrower. The property manager has subordinated its contractual right to management fees to the lien of the related security agreement.

     Transfer of Ownership Interests. The Arizona Mills loan documents permit transfers of up to 49%, in the aggregate, of interests in the Arizona Mills borrower provided that, among other things, (i) there is no continuing default,
(ii) The Mills Limited Partnership continues to hold (a) a controlling interest in the Arizona Mills borrower of not less than 25% and a 100% interest in the managing member of the Arizona Mills borrower, (iii) if such transfers are to persons other than The Mills

Limited Partnership, The Taubman Realty Group Limited Partnership or Simon Property Group, L.P., the confirmation of the rating agencies that any such transfer will not result in a qualification, downgrade or withdrawal of the ratings assigned to the certificates, (iv) the Arizona Mills borrower pays all costs of the lender in connection with any such transfer and (v) if required by the lender or the rating agencies, an updated substantive non-consolidation opinion with respect to any such transfer. In addition, in connection with a one-time assumption of the Arizona Mills property, the lender may not unreasonably withhold its consent to such transfer if certain other requirements contained in the loan documents are met and the transfer is made to a transferee which is a wholly-owned subsidiary of certain categories of institutional investors as provided for in the loan documents.

     Permitted Financing. The Arizona Mills borrower is permitted to incur up to $3,000,000 of debt secured by personal property at the Arizona Mills property, provided that such financing, together with any trade payables incurred in the ordinary course of business by the Arizona Mills borrower, does not exceed four percent (4%) of the then outstanding principal balance of the Arizona Mills loan.

The MacArthur Center Loan

     The MacArthur Center Loan. The "MacArthur Center loan," representing 7.92% of the initial pool balance, was originated by Archon Financial, L.P. on October 19, 2000 (and subsequently purchased by GSMC) and has a principal balance as of the cut-off date of approximately $101,000,000. The MacArthur Center loan is a balloon loan and has a maturity date of October 1, 2010. The MacArthur Center loan, together with the "MacArthur Center companion loans," are secured by a leasehold mortgage encumbering an anchored regional shopping center located in downtown Norfolk, Virginia. The MacArthur Center loan and the MacArthur Center companion loans (together, the "MacArthur Center loans") are cross-defaulted. The MacArthur Center companion loans are owned by the trust and have an aggregate principal balance of $43,883,791. The MacArthur Center borrower is MacArthur Shopping Center LLC, a Delaware limited liability company which is a special purpose, bankruptcy remote entity affiliated with Taubman Centers, Inc., a publicly-traded corporation listed on the New York Stock Exchange under the symbol "TCO."

     The MacArthur Center borrower may not prepay the MacArthur Center loans until July 1, 2010. Pursuant to an intercreditor agreement, the right of the holder of the MacArthur Center companion loans to receive payments is subordinated to the payment rights of the trust with respect to the MacArthur Center loan. Prior to a monetary default under the applicable loan document or if the MacArthur Center loan becomes specially serviced, principal and interest received with respect to the MacArthur Center loans will be applied first to pay interest and principal due on the MacArthur Center loan, second to pay interest and principal due on the MacArthur Center companion loans and then to pay principal on the MacArthur Center loans pro rata, based on their respective principal balances. Upon the occurrence of a monetary default or if the MacArthur Center loan becomes specially serviced, principal and interest received with respect to the MacArthur Center loans will be applied to pay (i) accrued and unpaid interest on the MacArthur Center loan, (ii) principal on the MacArthur Center loan until its principal balance has been paid in full, (iii) accrued and unpaid interest on the MacArthur Center companion loans and principal on the MacArthur Center companion loans until their principal balance has been paid in full, (iv) any prepayment premiums due on the MacArthur Center loan and (v) any prepayment premiums due on the MacArthur Center loan and any prepayment premiums due on the MacArthur Center companion loans. Other payment and prepayment terms for the MacArthur Center loans are described on Annex A.

     The MacArthur Center Property. The MacArthur Center property is an enclosed, three-level urban shopping mall with approximately 150 mall shops, a food court and kiosks. The property consists of approximately 450,094 square feet of gross leasable area utilized as mall shops and cart space and 78,752 square feet of gross leasable area utilized as a movie theater, for a total gross leasable area, excluding the anchor stores, of 528,846 square feet. The MacArthur Center is anchored by Dillard's and Nordstrom. Additionally, a 1.59 acre anchor pad which has not yet been developed is currently also collateral for the MacArthur Center loans. The land underlying Nordstrom is ground leased by Nordstrom from the Norfolk Redevelopment and Housing Authority and the improvements occupied by Nordstrom are owned by Nordstrom and neither the land nor the improvements are part of the collateral for the MacArthur Center loans. The land on which the Dillard's improvements are located is part of the collateral for the MacArthur Center loans and is sub-leased by Dillard's from the MacArthur Center borrower for a nominal annual rental payment. The improvements on the Dillard's parcel are owned by Dillard's and are not part of the collateral for the MacArthur Center loans. MacArthur Center opened in March 1999. The MacArthur Center borrower indicates in the monthly sales report for August 31, 2000 that the mall shops had approximate average sales per square foot of $315 for the twelve-month period ended August 31, 2000. As of September 6, 2000, the MacArthur Center property, excluding the anchor tenants, was 90% occupied.

     The following table summarizes the breakdown of the gross leaseable area, or "GLA," and base rent information of mall shop tenants at the MacArthur Center property:

                       TEN LARGEST MALL SHOP TENANTS(1)

                                 LEASE       EARLIEST                       ANNUALIZED                APPROXIMATE
                              EXPIRATION   TERMINATION   TENANT     % OF     BASE RENT   ANNUALIZED   % OF TOTAL
TENANT NAME                      DATE        DATE(2)       GLA      GLA       PER SF      BASE RENT    BASE RENT
-----------                      ----        -------       ---      ---       ------      ---------    ---------
The Rainforest Cafe          5/31/09        12/08/00     15,980      3.0%  $ 26.91       $  430,000       2.6%
Foot Locker                  3/11/09           N/A       14,711      2.8%  $ 45.00       $  661,995       4.0%
Waves                        1/31/09           N/A       10,000      1.9%  $ 25.00       $  250,000       1.5%
Restoration Hardware         1/31/12           N/A       10,000      1.9%  $ 20.00       $  200,000       1.2%
Z Gallerie                   3/31/09         1/31/02      9,500      1.8%  $ 20.00       $  190,000       1.2%
Pottery Barn                 1/31/09         1/31/02      9,000      1.7%  $ 20.00       $  180,000       1.1%
Kincaid's Fish & Chop Shop   3/11/14         3/11/03      9,000      1.7%  $ 15.69       $  141,210       0.9%
Abercrombie & Fitch          5/31/09         6/13/02      7,595      1.4%  $ 20.00       $  151,900       0.9%
Castaldi's Market            7/31/14         1/31/11      7,027      1.3%  $ 26.33       $  185,000       1.1%
Mikasa                       4/30/09         1/31/03      6,752      1.3%  $ 26.00       $  175,552       1.1%
                                                         ------     ----                 ----------      ----
Totals/Avg.                                              99,565     18.8%                $2,565,657      15.7%
                                                         ======     ====                 ==========      ====

----------
(1) Based on gross leaseable area; does not include anchors and non-traditional mall shop tenants: Regal Cinema, Inc. and Jeepers!

(2) Assuming sales thresholds identified in the respective lease are not met and termination rights are exercised at the earliest opportunity.

     Regal Cinemas, Inc. ("Regal") leases approximately 78,752 square feet, representing approximately 14.9% of GLA. Base rent received from Regal accounts for approximately 5% of the total base rent collected by the MacArthur Center borrower on the MacArthur Center property. The Regal lease expires on January 31, 2020. See "Risk Factors--A significant tenant ceasing to operate at a retail property could adversely affect the property's value and cash flow" in this prospectus supplement and "--Modified Lockbox; Certain Reserves" below.

     Jeepers! leases approximately 20,000 square feet, representing approximately 3.8% of total GLA. Base rent received from Jeepers! accounts for less than 1% of the total base rent collected by the MacArthur Center borrower on the MacArthur Center property. The Jeepers! lease expires on January 31, 2007.

     As reflected in the table below, leases totaling approximately 188,746 square feet, representing approximately 35.7% of the GLA, contain provisions that entitle either of the respective tenant or the MacArthur Center borrower to terminate its lease during a specified period prior to the expiration date to the extent sales thresholds identified in the respective lease are not met. Additionally, leases totalling approximately 28,461 square feet, representing approximately 5.4% of the GLA, contain provisions that entitle only the respective tenant to terminate its lease during a specified period prior to the expiration date to the extent sales thresholds identified in the respective lease are not met. See "--Modified Lockbox; Certain Reserves" below.

     The following table summarizes information related to the expiration and termination dates of leases of the MacArthur Center property:

                    LEASE EXPIRATION & TERMINATION SCHEDULE

                  LEASE EXPIRATION SCHEDULE                             LEASE EXPIRATION AND TERMINATION SCHEDULE(1)
--------------------------------------------------------------  -------------------------------------------------------------
                                                                                                                  APPROXIMATE
           EXPIRING    % TOTAL      ANNUALIZED     % OF TOTAL    TOTAL EXPIRING/     % TOTAL       ANNUALIZED     % OF TOTAL
YEAR          GLA        GLA         BASE RENT        RENT           TERM GLA          GLA          BASE RENT      BASE RENT
--------  ----------  ---------   --------------  ------------  -----------------  -----------   --------------  ------------
2000         1,368        0.3%     $    76,000          0.5%          17,348             3.3%     $    506,00          3.1%
2001             0        0.0%               0          0.0%           2,509             0.5%     $    98,200          0.6%
2002           100        0.0%     $    75,000          0.5%          83,064            15.7%     $ 2,454,780         15.0%
2003         1,040        0.2%     $    80,000          0.5%          81,396            15.4%     $ 3,003,846         18.3%
2004         3,749        0.7%     $   338,000          2.1%          27,167             5.1%     $ 1,192,296          7.3%
2005        15,158        2.9%     $   941,287          5.7%          15,158             2.9%     $   941,287          5.7%
2006         7,190        1.4%     $   359,000          2.2%           3,092             0.6%     $   149,000          0.9%
2007        58,609       11.1%     $ 1,975,979         12.1%          42,131             8.0%     $ 1,257,469          7.7%
2008        10,598        2.0%     $   549,460          3.4%           5,076             1.0%     $   257,500          1.6%
2009       246,655       46.6%     $ 8,768,942         53.6%          94,196            17.8%     $ 3,938,586         24.1%
2010+      184,379       34.9%     $ 3,210,568         19.6%         157,709            29.8%     $ 2,575,272         15.7%
vacant
space
           -------      -----      -----------       ------          -------          ------      -----------       ------
Totals/
 Avg.      528,846      100.0%     $16,374,236       100.00%         528,846          100.00%     $16,374,236       100.00%
           =======      =====      ===========       ======          =======          ======      ===========       ======

----------
(1) Assuming sales thresholds identified in the respective lease are not met and termination rights are exercised at the earliest opportunity.

     Pursuant to an agreement with the Norfolk Redevelopment and Housing Authority, the MacArthur Center borrower operates and maintains two parking garages located adjacent to MacArthur Center providing approximately 4,604 parking spaces. The MacArthur Center borrower has pledged to the lender as additional security its right to operate and maintain these garages, and the Norfolk Redevelopment and Housing Authority has agreed to permit the lender to succeed the MacArthur Center borrower if the lender were to foreclose.

     The MacArthur Center Ground Lease. The MacArthur Center borrower holds a leasehold interest in the land underlying the MacArthur Center pursuant to a lease with the Norfolk Redevelopment and Housing Authority. The lease term of the MacArthur Center ground lease commenced in March 1999 and ends on May 12, 2049, with 5 consecutive renewal options of 10 years each. The terms of the ground lease provide for annual rental payments as follows:

     o  1st Lease Year         $200,000 per year

     o  2nd Lease Year         $300,000 per year

     o  3rd Lease Year         $400,000 per year

     o  4th Lease Year         $500,000 per year

     o  5th Lease Year         $515,000 per year

with $15,000 annual increases for each year after the fifth year. The terms of the ground lease provide that the lessor must give the lender notice and an opportunity to cure a default by the MacArthur Center borrower. Pursuant to the terms of the ground lease, the lender may foreclose upon the MacArthur Center borrower's leasehold interest without the lessor's consent and without any obligation to assume the ground lease and may assign the ground lease without the lessor's consent to any assignee at any time thereafter. The lessor is not permitted to modify, amend, cancel or accept a surrender of the ground lease or allow the MacArthur Center borrower to terminate the ground lease without prior written consent of the lender.

     Construction, Operation and Reciprocal Easement Agreement. The construction, operation and reciprocal easement agreement among the MacArthur Center borrower, Nordstrom, Inc., Dillard Department Stores, Inc. and Norfolk Redevelopment and Housing Authority provides for, among other things, operating cost contributions and covenants to operate. Under these operating covenants, Nordstrom has agreed to operate until March 2019 under "Nordstrom" or an acceptable trade name and Dillard's has agreed to operate until March 2014 under "Dillard's" or an acceptable trade name.

     In the event of a casualty or condemnation of the MacArthur Center property, the MacArthur Center borrower is required under the operating agreement to rebuild the MacArthur Center property. Consequently, the lender would be required to make any condemnation awards or insurance proceeds available for restoration and would not be entitled to utilize these amounts to prepay the MacArthur Center loans.

     Defeasance. The MacArthur Center borrower may obtain the release of the MacArthur Center property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the delivery date of the certificates.

     Value. The MacArthur Center loan has a 46.5% cut-off date LTV and the MacArthur Center loan, together with the MacArthur Center companion loans, has a cut-off date LTV of 66.8%. An appraisal performed by Cushman & Wakefield, Inc. in September 2000 determined a value for the MacArthur Center property of $217,000,000.

     Underwritten NCF and DSC Ratio. The MacArthur Center loan has an underwritten NCF DSCR of 2.17x and an underwritten NCF of $18,387,396 and the MacArthur Center loan, together with the MacArthur Center companion loans have an underwritten NCF DSCR of 1.48x.

     Modified Lockbox; Certain Reserves. All rents payable by tenants at the MacArthur Center property are required to be deposited into a lockbox account. Prior to a default under the MacArthur Center loans and for so long as DSCR on the MacArthur Center property is not less than 1.23x, all funds in the lockbox account will be released to the MacArthur Center borrower.

     The MacArthur Center borrower will not be required to fund reserves for ground rent, taxes, insurance and capital improvements as long as the DSCR for the MacArthur Center property is at least 1.23x. If the DSCR on the MacArthur Center property for the MacArthur Center loans is less than 1.23x, the MacArthur Center borrower will not receive any funds from the lockbox account until after (1) payment of all amounts then due under the MacArthur Center loans and (2) deposit by the MacArthur Center borrower of all required reserves for ground rents, taxes, insurance, capital improvements and tenant improvements and leasing commissions. In addition, for so long as a default exists, the lender may apply all funds in the lockbox account to the obligations of the MacArthur Center borrower under the MacArthur Center loans.

     Additionally, the MacArthur Center borrower is required to fund a tenant improvement and leasing commission reserve in the monthly amount of $55,416.67 if the DSCR is at any time less than 1.28x for a twelve-month period.

     The requirement that the MacArthur Center borrower fund reserves for ground rent, taxes, insurance, capital improvements and tenant improvements and leasing commissions will terminate after the DSCR increases to at least 110% of the DSCR at the time the reserves were required subject to a minimum of 1.30x for two consecutive calendar quarters.

     At any time prior to December 31, 2003, the MacArthur Center borrower is required to deliver a $2,800,000 letter of credit or fund a reserve in such amount in six monthly installments after the earliest to occur of: (i) the Regal Cinema tenant fails to pay the monthly minimum rent due for more than 45 days, (ii) Regal fails to pay any other amounts due under the Regal lease for more than 90 days unless Regal contests such other amounts in good faith, (iii) Regal ceases operations at the MacArthur Center property or (iv) a voluntary or involuntary bankruptcy petition is filed with respect to Regal and the DSCR for the MacArthur Center property is less than 1.40x. These reserves can be released after December 31, 2003, upon the satisfaction of certain conditions in the MacArthur Center loan documents.

     At any time prior to December 31, 2003, the MacArthur Center borrower is required to deliver a $400,000 letter of credit or fund a reserve in such amount after the earliest to occur of (i) the Rainforest Cafe tenant to pay the monthly minimum rent for more than 45 days, (ii) Rainforest fails to pay any other amounts due under the Rainforest lease for more than 90 days unless Rainforest contests such amount in good faith, (iii) Rainforest ceases operations at MacArthur Center or (iv) the Rainforest lease has been terminated. These reserves can be released after December 31, 2003, upon the satisfaction of certain conditions in the MacArthur Center loan documents.

     Property Management. The MacArthur Center property is managed by The Taubman Company Limited Partnership, an affiliate of the MacArthur Center bor-rower. The property manager has subordinated its contractual right to management fees to the lien of the related security instrument.

     Third Anchor. As of the date of origination of the MacArthur Center loans, the MacArthur Center property included a third undeveloped anchor pad. The lender is obligated to release the pad for the construction and operation of an anchor store without consideration upon satisfaction of certain conditions in connection with its development. There can be no assurances that the third anchor pad will be developed.

     Permitted Financing. The MacArthur borrower is permitted to incur up to
(i) $2,500,000 of debt incurred in connection with financing fixtures, equipment or personal property secured only by the fixtures, equipment or personal property at the MacArthur Center property, (ii) $4,000,000 in trade payables incurred in the ordinary course of business and (iii) indebtedness incurred in connection with any letter of credit delivered with respect to the reserves.

     Transfer of Ownership Interest. The MacArthur Center loans permit the transfer of the MacArthur Center property upon satisfaction of certain conditions set forth in the MacArthur Center loan documents, including that (i) there is no continuing default, and (ii) if the MacArthur Center property is to be transferred to a person which is not at least 50% owned and controlled by The Taubman Realty Group Limited Partnership ("TRG"), an affiliate of the MacArthur Center borrower, a confirmation from the rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates. Transfers of the direct or indirect ownership interests in the sole member of the MacArthur Center borrower are permitted upon satisfaction of certain conditions set forth in the MacArthur Center loan documents, including, among other things, that (i) there is no continuing default, (ii) after giving effect to the transfer, general partnership interests of at least 50% of the partnership interests in the sole member of the MacArthur Center borrower are owned by TRG, a person which is at least 50% owned and controlled by TRG or another person who satisfies certain requirements set forth in the MacArthur Center loan documents, (iii) the sole member of the MacArthur Center borrower is controlled by such entity as described in (ii) above, and (iv) prior to the transfer of any of the general partnership interests in the sole member of the MacArthur Center borrower by such entity as described in (ii) above, delivery of a confirmation from the rating agencies that such transfer will not result in a qualification, downgrade or withdrawal of the ratings assigned to the certificates.

The 1999 Broadway Loan

     The 1999 Broadway Loan. The "1999 Broadway loan" representing 3.92% of the initial pool balance was originated by an affiliate of GACC on October 20, 2000, and has a principal balance as of the cut-off date of $50,000,000. The 1999 Broadway loan is an ARD loan with an anticipated repayment date of November 1, 2010 and a maturity date of November 1, 2030. The 1999 Broadway loan is secured by, among other things, a deed of trust and security agreement encumbering an office building and parking garage in Denver, Colorado. The 1999 Broadway Loan was made to 1999 Broadway LLC, a special purpose, bankruptcy remote Delaware limited liability company. The proceeds of the 1999 Broadway loan were used to refinance the 1999 Broadway property. The equity owners of the 1999 Broadway borrower were previously involved in a bankruptcy reorganization relating to the 1999 Broadway property.

     Payment and prepayment terms for the 1999 Broadway loan are set forth on Annex A to this prospectus supplement.

     The 1999 Broadway Property. The 1999 Broadway property consists of a 43-story office tower comprised of approximately 635,737 square feet of office space. The 1999 Broadway property was built in 1985. The office space at the 1999 Broadway property was 96.00% occupied as of September, 2000.

     The following table summarizes the breakdown of the gross leasable area and base rent information for the five largest tenants at the 1999 Broadway property:

                             FIVE LARGEST TENANTS

                                                                             APPROXIMATE     ANNUALIZED
                                     LEASE        TENANT         % OF        % OF TOTAL      BASE RENT
TENANT NAME                       EXPIRATION     GLA (SF)         GLA         BASE RENT        PER SF
-----------                       ----------     --------         ---         ---------        ------
Columbine JDS Systems, Inc.       12/31/2008      100,420         15.80%         12.87%       $ 14.60
GSA(1)                            10/14/2003       97,970         15.41%         17.26%       $ 20.06
Lucent Technologies, Inc.         12/31/2005       72,979         11.48%         12.79%       $ 19.96
US West Communications, Inc.(2)   12/31/2002      688,448         10.77%         11.34%       $ 18.87
H.S. Resources, Inc.              6/14/2003        52,749          8.30%          7.21%       $ 23.90
                                  ----------      -------         -----          -----        -------
Totals                                            392,566         61.75%         12.92%       $ 18.95
                                                  =======         =====          =====        =======

(1) Four departments of the General Services Administration occupy space in the property--the Department of Labor, the Peace Corps, the Federal Tax Court and the Office of Surface Mining. The table reflects aggregate space of the GSA leases, the earliest of which expires in 10/14/03.

(2) Aggregated space reflects multiple US West leases, the earliest of which expires in 12/31/02.

     The following table summarizes information related to the expiration of the leases of the 1999 Broadway property:

                           LEASE EXPIRATION SCHEDULE

            NUMBER OF                                        ANNUALIZED      % OF TOTAL
YEAR          LEASES      EXPIRING SF     % OF TOTAL SF       BASE RENT      BASE RENT
----          ------      -----------     -------------       ---------      ---------
2000             4            9,303             1.46%       $   126,252          1.17%
2001             4            8,160             1.28%       $   127,625          1.18%
2002             6           72,873            11.46%       $ 1,283,156         11.91%
2003            12           75,703            11.91%       $ 1,237,937         11.49%
2004             7          117,378            18.46%       $ 1,917,630         17.79%
2005             4           90,091            14.17%       $ 1,783,236         16.55%
2006             1              960             0.15%       $    22,560          0.21%
2007             1            4,778             0.75%       $    78,747          0.73%
2008             5          148,535            23.36%       $ 2,282,123         21.17%
2009             2           25,448             4.00%       $   475,669          4.41%
2010+            3           58,910             9.27%       $ 1,442,704         13.39%
Vacant                       23,618             3.71%       $   613,832          5.70%
                            -------           ------        -----------        ------
Totals          49          635,757           100.00%       $10,777,639        100.00%
                ==          =======           ======        ===========        ======

     Defeasance. The 1999 Broadway borrower may obtain the release of the 1999 Broa dway property from the lien of the security instrument by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value. The 1999 Broadway loan has a cut-off date LTV of 63.25% An appraisal performed on September 2, 2000 determined a value for the 1999 Broadway property of $79,000,000.

     Underwritten NCF and DSC Ratio. The 1999 Broadway loan has an underwritten NCF of $6,499,426 and underwritten NCF DSCR of 1.48x.

     Lockbox. All rents payable by tenants of the 1999 Broadway property are required to be deposited directly into a lockbox account controlled by the servicer.

     Rollover Reserve. On each monthly payment date, the 1999 Broadway borrower is required to deposit $70,047 into a rollover reserve account to be used for tenant improvements and up-front leasing commissions required to retain or replace existing tenants at the 1999 Broadway property.

     PMC Reserve. The 1999 Broadway borrower funded the PMC reserve, in the amount of $1,005,500, at loan closing. The reserve will be released to the 1999 Broadway borrower after certain conditions are met, including, among other things, that the PMC International tenant, is in occupancy and has paid three consecutive months of base rent.

     Property Management. The 1999 Broadway property is managed by Winthrop Management, LLC, ("Winthrop") an affiliate of the 1999 Broadway borrower. Winthrop has subordinated its contractual right to management fees to the lien of the security instrument.

The Drucker & Faulk Multifamily Portfolio Loans

     The Drucker & Faulk Multifamily Portfolio Loans. The "Drucker & Faulk multifamily portfolio loans" consist of 3 mortgage loans representing 3.87% of the initial pool balance, were originated by Archon Financial, L.P. on September 29, 2000. The Drucker & Faulk multifamily portfolio loans have an aggregate principal balance as of the cut-off date of $49,291,990. The Drucker & Faulk multifamily portfolio loans are not cross-collateralized or cross-defaulted. The Drucker & Faulk multifamily portfolio are balloon loans with a maturity date of October 1, 2010 and are secured by, among other things, fee mortgages encumbering a 600-unit and a 276-unit multifamily complex, each located in Orlando, Florida and a 253-unit multifamily complex located in Morrisville, North Carolina.

     The Harbor Pointe Apartments Property. The Harbor Pointe Apartments property is a multifamily complex with 600 units. The property was built in 1984, with additional units constructed in 1987, and as of September, 2000, was 92% occupied.

     The Brittany at Waterford Lakes Property. The Brittany at Waterford Lakes Apartments property is a multifamily complex with 276 units. The property was built in 1999 and as of September, 2000, was 98% occupied.

     The Cross Timbers Apartments Property. The Cross Timbers Apartments property is a multifamily complex with 253 units. The first phase was built in 1994 and the second phase was completed in 1998 and as of September, 2000, was 94% occupied.

     The borrowers with respect to the Harbor Pointe Apartments loan are Level Associates, L.P. and Shire II Associates Limited Partnership, holding as tenants in common. Shire Associates II Limited Partnership additionally owns an undivided 52% interest in an unrelated property and Level Associates, L.P. also owns the Brittany at Waterford Lakes property and is the related borrower. Neither of Level Associates, L.P. nor Shire II Associates Limited Partnership are single purpose entities but each has covenanted in the respective loan agreements not to acquire any property not owned at the time of origination of the Drucker & Faulk multifamily portfolio loans. The borrower with respect to the Cross Timbers Apartment loan is a newly-formed bankruptcy remote, single purpose entity.

     Payment and prepayment terms for each of the Drucker & Faulk multifamily portfolio loans are set forth on "Annex A" to this prospectus supplement.

     Defeasance. The borrower under each Drucker & Faulk multifamily portfolio loan may obtain the release of the respective property from the lien of the mortgage by exercising a defeasance option on or after the second anniversary of the closing date of the certificates.

     Value; Underwritten NCF and DSC Ratio. The following table summarizes information relating to the underwriting and origination of the Drucker & Faulk multifamily portfolio loans:

                         CUT-OFF
                          DATE          APPRAISAL         APPRAISAL       NCF     UNDERWRITTEN
MORTGAGE LOAN              LTV            DATE              VALUE        DSCR         NCF        LOAN AMOUNT
-------------              ---            ----              -----        ----         ---        -----------
Harbor Pointe
 Apartments Loan           76.6%     August 31, 2000    $24,000,000       1.25x   $2,009,715    $18,378,727
Brittany at Waterford
 Lakes Loan                75.4%     August 31, 2000    $21,000,000       1.33x   $1,813,550    $15,831,186
Cross Timbers
 Apartments Loan           78.6%  September 14, 2000    $19,200,000       1.23x   $1,599,931    $15,082,077

     Property Management. The Drucker & Faulk multifamily portfolio properties are managed by Drucker & Faulk, an affiliate of each of the respective borrowers, which has subordinated its contractual right to management fees to the lien of the respective security instruments.

The AmeriSuites Loan

     The AmeriSuites Loan. The AmeriSuites loan (the "AmeriSuites loan") represents 2.47% of the initial pool balance, was originated by GMACCM on October 20, 2000 and has a principal balance as of the cut-off date of approximately $31,468,201. The AmeriSuites loan is an ARD loan evidenced by a promissory note in the amount of $36,000,000 with an anticipated repayment date of November 1, 2010 and a maturity date of November 1, 2025. The AmeriSuites loan is secured by eight fee mortgages or deeds of trust and security agreements and assignments of leases and rents on seven limited service hotels and one extended stay hotel located in eight states. The AmeriSuites loan and the AmeriSuites companion loan (together, the "AmeriSuites loans") are cross-defaulted. The AmeriSuites companion loan is owned by the trust. The AmeriSuites loans were made to EQI Financing Partnership V, L.P., a single purpose, bankruptcy remote entity owned by Equity Inns, Inc. Equity Inns, Inc. is a publicly traded real estate investment trust on the New York Stock Exchange, listed under the symbol "ENN".

     The AmeriSuites borrower may not prepay the AmeriSuites loans until August 1, 2010. Pursuant to an intercreditor agreement, the right of the holder of the AmeriSuites companion loan to receive payments is subordinated to the payment rights of the trust with respect to the AmeriSuites loan. Prior to a monetary default, or the occurrence of a special servicing event with respect to the AmeriSuites loan, principal and interest received with respect to the AmeriSuites loans will be applied first to pay interest and principal due on the AmeriSuites loan, second to pay interest and principal due on the AmeriSuites companion loan and then to pay principal on the AmeriSuites loans pro rata based on their respective principal balances. During the continuance of a monetary default, or if the AmeriSuites loan becomes a specially serviced mortgage loan, principal and interest received with respect to the AmeriSuites loans will be applied to
(i) accrued and unpaid interest on the AmeriSuites loan, (ii) principal on the AmeriSuites loan until its principal balance has been paid in full, (iii) accrued and unpaid interest on the AmeriSuites companion loan, (iv) principal on the AmeriSuites companion loan until its principal balance has been paid in full, (v) any prepayment premiums due on the AmeriSuites loan and (vi) any prepayment premiums due on the AmeriSuites companion loan, in that order. As of the cut-off date, the holder of the AmeriSuites companion loan is expected to be an affiliate of the servicer. Other payment and prepayment terms for the AmeriSuites loans are described on Annex A.

     The AmeriSuites Properties. The AmeriSuites properties consist of 7 limited service hotel properties and one extended stay hotel located in eight states and described in the table below. 6 of the hotels are operated under the AmeriSuites name, one of the hotels is operated under the Residence Inn name and one is operated under the Homewood Suites name. All of the hotels were constructed between 1986 and 1997. The AmeriSuites properties range in size from 92 rooms to 128 rooms and have a total of 965 rooms.

     The following table summarizes certain occupancy and rental information concerning the AmeriSuites loans.

                        OCCUPANCY AND RENTAL INFORMATION

                                                         NO. OF    YEAR      YEAR
HOTEL NAME                              LOCATION          ROOMS   BUILT   RENOVATED
----------                              --------          -----   -----   ---------
AmeriSuites -- Birmingham       Hoover, AL                 128   1997        NAP
AmeriSuites Uptown
 -- Albuquerque                 Albuquerque, NM            128   1997        NAP
AmeriSuites -- Linthicum
 Heights                        Linthicum Heights, MD      128   1996        NAP
AmeriSuites -- Tampa            Tampa, FL                  126   1994        NAP
AmeriSuites -- Flagstaff        Flagstaff, AZ              117   1993       1999
AmeriSuites -- Forest Park      Forest Park, OH            126   1992     1998-1999
Homewood Suites --
 Germantown                     Germantown, TN              92   1996        NAP
Residence Inn -- Somers Point   Somers Point, NJ           120   1986     1998-1999
                                                           ---
Totals                                                     965
                                                           ===

                                  AVERAGE
                                 OCCUPANCY                                ALLOCATED
HOTEL NAME                        RATE(1)    ADR(1)(2)   REVPAR(1)(3)   LOAN AMOUNT(4)
----------                        -------    ---------   ------------   --------------
AmeriSuites -- Birmingham           69.4%    $  67.30      $ 46.69       $ 2,925,668
AmeriSuites Uptown
 -- Albuquerque                     79.6%    $  68.49      $ 54.52       $ 5,314,629
AmeriSuites -- Linthicum
 Heights                            83.4%    $  86.81      $ 72.40       $ 5,678,262
AmeriSuites -- Tampa                72.4%    $  94.59      $ 68.52       $ 6,721,957
AmeriSuites -- Flagstaff            71.7%    $  60.52      $ 43.39       $ 1,223,763
AmeriSuites -- Forest Park          62.2%    $  72.33      $ 44.99       $ 2,211,515
Homewood Suites --
 Germantown                         66.1%    $  86.64      $ 57.28       $ 2,672,175
Residence Inn -- Somers Point       75.8%    $ 105.21      $ 79.75       $ 4,720,230
                                    ----     --------      -------       -----------
Totals                             72.82%    $  80.00      $ 58.46       $31,468,201
                                   =====     ========      =======       ===========

----------
(1)   Calculated for the twelve month period ended August, 2000
(2)   Average daily rate
(3)   Revenue per available room
(4)   Allocated loan amounts do not include the companion loan.

     Property Management. The six AmeriSuites hotels are leased by the AmeriSuites borrower to Oradell Holding Corp., a subsidiary of Prime Hospitality Corp., under operating leases. Each operating lease has a term that expires on either December 31, 2007 or June 30, 2008. Prime Hospitality Corp. is an owner, manager and franchisor of hotels, and is publicly traded on the NYSE under the symbol "PDQ." No management fee is payable with respect to any of the six AmeriSuites hotels.

     The Homewood Suites property in Germantown, Tennessee is leased to Crossroads/ Future Company, L.L.C., a subsidiary of Interstate Hotels Management, Inc. under an operating lease that expires on June 25, 2012. Interstate Hotels Management, Inc. is a publicly traded company listed on the NASDAQ under the symbol "IHCO." The property is managed by Crossroads Hospitality Company, LLC, an affiliate of the operating lessee, under a management agreement that will expire on June 25, 2012. The manager is entitled to receive a base management fee of 6% of gross operating revenues under the agreement.

     Each of the operating leases for Oradell and Crossroads/Future has been subordinated to the applicable AmeriSuites security instrument pursuant to a subordination, nondisturbance and attornment agreement. Each agreement grants the lender the right to receive notice from the applicable tenant of defaults by the borrower under the lease, and grants the lender rights to cure such defaults. Subject to the lender's obligation to recognize a non-defaulting tenant upon foreclosure of the security instrument, the agreement subordinates the tenant's leasehold interest to that of the lender. Each agreement prohibits amendment of the lease without the lender's consent and, in the case of the Crossroads/Future agreement, casualty proceeds and condemnation awards are made available for the restoration of the Homewood Suites property.

     The Residence Inn property in Somers Point, New Jersey is managed by MeriStar Management Company, L.L.C., a subsidiary of MeriStar Resorts and Hotels, Inc. under a month-to-month management agreement. MeriStar Resorts and Hotels, Inc. is a publicly traded company listed on the NASDAQ under the symbol "MMH." The manager is entitled to receive a base management fee of 5% of gross operating revenues under the agreement.

     Each of the managers of the Homewood Suites and Residence Inn properties has entered into agreements with the lender wherein, its contractual right to a management fee is subordinate to the lien of the applicable security instrument to the extent that such manager, among other things, charges a management fee in excess of 5% of gross operating revenues. In addition, each agreement is subordinated to the operating lease and the agreement will be terminated in the event of the termination of the related operating lease.

     The AmeriSuites borrower need not obtain the lender's consent to a change in management at an AmeriSuites property if the new manager is a nationally known "qualified manager" and the management agreement is in the form specified in the applicable loan documents; otherwise the AmeriSuites borrower must obtain confirmation from the rating agencies that the change in management will not result in a withdrawal, downgrade or qualification of the ratings assigned to the certificates.

     Defeasance. The AmeriSuites borrower may obtain the release of all of the AmeriSuites properties from the liens of the security instruments by exercising a defeasance option on or after the second anniversary of the delivery date.

     Release and Substitutions. On or after the second anniversary of the delivery date, the AmeriSuites borrower may obtain the release of an individual property provided that, among other things, (i) there is no continuing default;
(ii) the lender determines that DSCR for the remaining properties that are not released is equal to the greater of (a) the DSCR for all of the AmeriSuites properties as of loan closing and (b) the DSCR for all of the AmeriSuites properties, including the property to be released, for the immediately preceding 12 months; (iii) the AmeriSuites borrower partially defeases the loan in the amount of 125% of the allocated loan group amount for the property to be released; and (iv) the rating agencies confirm that the release will not result in a withdrawal, downgrade or qualification of the ratings on the certificates.

     In addition, on or after the second anniversary of the delivery date but before the ARD, the AmeriSuites borrower may obtain a release of any AmeriSuites property upon the substitution of its ownership interest in another hospitality property for each property released, provided that, among other things, (i) there is no continuing default under the AmeriSuites loan; (ii) the lender receives an appraisal reflecting that the value of the substitute property is equal to or greater than 105% of the value of the released property; (iii) the DSCR, after giving effect to the release and substitution, is equal to the greater of (a) the DSCR for all of the AmeriSuites properties as of loan closing and (b) the DSCR for all of the AmeriSuites properties, including the property to be released, immediately preceding the release; (iv) the NOI for the substitute property does not show a downward trend over the three years prior to the substitution; (v) the NOI and DSCR for the substitute property are greater than 105% of the NOI and DSCR for the released property;
(vi) the lender receives a Phase I environmental report on the substitute property; and (vii) a confirmation from the rating agencies that the substitution will not result in a withdrawal, downgrade or qualification of the ratings on the certificates.

     Lockbox. All rents payable under the operating leases at the AmeriSuites properties and other sums payable with respect to the properties are required to be deposited into a lockbox account. Prior to a default under the AmeriSuites loan, funds in the lockbox account are transferred periodically to a borrower-controlled account by the lockbox bank. For and during such time as
(i) the DSCR on the AmeriSuites properties is less than 1.45x, (ii) any AmeriSuites property is not maintained in accordance with any property improvement program requirements of the related management or franchise agreement, or (iii) the occurrence of the ARD or a default, the lender will control the lockbox and payments from the lockbox will be made in the priority set forth in the note or certain other loan documents.

     Out Parcel. The AmeriSuites borrower may obtain a release of an unimproved portion of the Tampa, Florida property provided that, among other things, (i) there is no continuing default on the AmeriSuites loan, (ii) the AmeriSuites borrower pays lender's out of pocket costs and expenses in connection with the release, (iii) the Tampa, Florida property complies with all applicable zoning and other laws after the release and (iv) the lender receives an opinion of tax counsel that the release of the out parcel does not constitute a "significant modification" under relevant tax rules.

     Value. The AmeriSuites loan has a 44.45% cut-off date LTV and the AmeriSuites loan, together with the AmeriSuites companion loan, has a 50.80% cut-off date LTV. Appraisals performed in August, 2000 determined an aggregate value for the AmeriSuites properties of $70,800,000.

     Underwritten NCF and DSC Ratio. The AmeriSuites loan has an underwritten NCF DSCR of 2.03x, and an underwritten NCF of $ 6,175,617 and the AmeriSuites loan, together with the AmeriSuites companion loan, have an underwritten NCF DSCR of 1.81x.

     Franchise Agreements. Each of the AmeriSuites properties is operated under a hotel franchise agreement that grants a license to operate the hotel as part of a nationally-recognized chain.

     The six hotel properties leased to Oradell are licensed to operate as AmeriSuites under separate franchise agreements between Oradell and AmeriSuites Franchising, Inc., each of which are each coterminous with the applicable operating lease. Each franchise agreement may be renewed for a successive ten year term upon payment of a renewal fee and also grants Oradell an exclusive area of operation. Under the franchise agreements, Oradell is required to pay various fees based upon gross room sales including a continuing royalty of 4%, a marketing contribution of 2% and reservation system fee of 1 1/2%. A "comfort letter" delivered to the lender in connection with the loan closing gives the lender the right to notice of defaults and the right to cure defaults on the part of Oradell. The letter also gives the lender or a subsequent holder of the security instrument the right, upon foreclosure or deed in lieu thereof, to enter into a replacement franchise agreement for the balance of the term upon payment of a nominal fee.

     The Somers Point, New Jersey property is licensed to operate as a Residence Inn by Marriott. The franchise agreement for the property expires on August 25, 2001. The applicable loan documents provide that it is a default if that franchise agreement is either not renewed prior to its current expiration or if it is not replaced by a substitute franchisor acceptable to the servicer and the rating agencies. Fees under the Marriott franchise agreements include a continuing royalty of 4% and a marketing fund contribution of 2 1/2% of gross room revenues. A "comfort letter" delivered to the lender by Marriott gives notice and cure rights to the lender and provides for operation of the property as a Residence Inn during and after a foreclosure subject to payment of various fees, including an application fee. If a subsequent owner is other than the lender or its wholly owned subsidiary, the subsequent owner may apply for a new Residence Inn franchise agreement that will be processed in accordance with then prevailing franchisee requirements.

     The property leased to Crossroads/Future is licensed to operate as a Homewood Suites hotel pursuant to a franchise agreement between the lessee and Promus Hotels, Inc. which expires on May 6, 2016. Fees under these franchise agreements include a 4% continuing royalty and 4% marketing/reservation contribution, each calculated on gross room revenues. "Comfort letters" delivered to the lender give notice and cure rights to the lender and give lender or the trust the right, upon foreclosure or deed in lieu thereof, to enter into a replacement franchise agreement for the balance of the term upon payment of a nominal fee. A subsequent owner other than the lender or the trust may apply for a new franchise agreement with Promus that will be processed in accordance with then prevailing franchisee requirements.

     Replacement Reserve. The AmeriSuites borrower is required to fund a replacement reserve in the amount of 4% of operating revenues if the DSCR is less than 1.45x for a 12-month period.

     Effect of REIT Modernization Act. The REIT Modernization Act (the "RMA") which was enacted in 1999, provides that, effective January 1, 2001, real estate investment trusts such as Equity Inns, Inc. may own a taxable REIT subsidiary ("TRS") that can lease the property from its affiliated REIT so long as an eligible independent contractor operates and manages the property. The RMA is intended to permit companies such as Equity Inns, Inc. to generate new income without disqualifying the company from REIT status. The security instruments and related documents for the AmeriSuites properties contain certain provisions to allow the AmeriSuites borrower to take advantage of the benefits of the RMA beginning in 2001.

     The AmeriSuites borrower may enter into a new operating lease with or permit a transfer of the lessee's interest under the existing operating lease to a bankruptcy remote, single purpose TRS provided that, among other things,
(i) the rent payable under the operating lease with the TRS qualifies under the RMA and other relevant tax rules; (ii) the operating lease with the TRS is substantially on the terms set forth in the form attached to the loan documents; (iii) the TRS has agreed to subordinate its operating lease to the lien of the applicable security instrument; (iv) the TRS enters into a new management agreement with a manager that is (A) an eligible independent contractor under the RMA and other relevant tax rules; (B) the manager is a nationally known qualified manager as specified in the loan documents; and (C) the manager has agreed, with certain exceptions, to subordinate its contractual right to management fees to the lien of the applicable security instrument; and
(v) the borrower delivers to the lender acceptable organizational documents and a non-consolidation opinion relating to the TRS. In connection with any such creation or transfer of an operating lease to a TRS, the AmeriSuites borrower may amend or enter into a new franchise agreement with the existing franchisor. All revenue from an AmeriSuites property which is subject to an operating lease to a TRS is required to be deposited into the lockbox account by the property manager.

     Debt Service Reserve Escrow Fund. The AmeriSuites borrower deposited with lender a $73,112 debt service reserve at closing as additional security for the AmeriSuites loan, to be released at such time as the lessee's interest under the operating lease for the Homewood Suites property is transferred to a TRS or to a bankruptcy remote, single purpose entity unaffiliated with the AmeriSuites borrower which otherwise qualifies as a lessee under the loan documents. It is a default under the AmeriSuites loan documents if this transfer does not take place on or before March 1, 2001.

     THE SELLERS AND ORIGINATORS

     GMACCM. GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is also an affiliate of the depositor. Some of the mortgage loans sold by GMACCM to the depositor were originated by Residential Funding Corporation, an affiliate of GMACCM and the depositor. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     GACC. German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

     GSMC. Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters. GSMC engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The mortgage loans and companion loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC. The principal offices of GSMC are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     Residential Funding Corporation. Residential Funding Corporation is a Delaware corporation and an affiliate of GMACCM, one of the sellers, and the depositor. Residential Funding Corporation maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

     Archon. Archon Financial, a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the sellers. The mortgage loans originated by Archon were sold by GSMC. The principal offices of Archon Financial are located at 600 East Las Colinas Blvd., Suite 800, Irving, Texas 75039 and its telephone number is (972) 501-3900.

     The information set forth herein concerning the mortgage loan sellers and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all but 25 of the mortgaged properties, which constitute 2.48% of the initial pool balance. In each case where a "Phase I" environmental assessment was not performed, such property is covered by an environmental insurance policy. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but 8 of the mortgaged properties which represent 3.58% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions on a mortgaged property may reduce or delay your payments."

     28 mortgage loans that represent 2.64% of the initial pool balance, environmental insurance was obtained from an affiliate of American International Group, Inc. for each mortgage loan for which the underlying mortgaged property or properties were not subject to an environmental assessment. Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the outstanding balance of the mortgage loan, if on-site environmental conditions are discovered at the mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the sellers, the servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections of all of the mortgaged properties were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but 8 of the mortgaged properties, which secure mortgage loans representing 2.88% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but 8 of the mortgaged properties, which secures mortgage loans representing 2.69% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal for all but 2 mortgaged properties, which constitute 0.78% of the initial pool balance, or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the cut-off date, see "Annex A" to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

     o    the outstanding principal balance of the mortgage loan,

     o    the full insurable value of the mortgaged property,

     o the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

     o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In some circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.

     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompa-nied by payment of a prepayment premium or yield maintenance payment. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date the depositor will acquire the mortgage loans, and the companion loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans and companion loans, without recourse, to the trustee for the benefit of the holders of the certificates or the Class S certificates, as applicable.

     Each seller is a "mortgage asset seller" for purposes of the prospectus.

     Each seller is typically required to deliver or cause to be delivered the following documents, with respect to the mortgage loans and companion loans sold by that seller to the depositor, to the trustee:

     o the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     o the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     o the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     o an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     o an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     o any UCC financing statements and related original assignments to the trustee;

     o an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

     o    when relevant, the ground lease or a copy.

     If the seller cannot deliver the original mortgage note for any mortgage loan or companion loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan or companion loan within 60 days following the delivery date. The trustee will hold the documents in trust. Within 45 days following the delivery date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and

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any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     If the trustee determines that any of the required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders in the mortgage loan, the applicable seller will have 90 days after the earlier of discovery or its receipt of notice of the omission or defect to deliver the document or cure the defect. If that seller does not cure the omission or defect within the 90-day period, the seller will be required to repurchase the affected mortgage loan or substitute a replacement mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. The purchase price for any mortgage loan required to be repurchased will be at least equal to the unpaid principal balance of the mortgage loan, together with any accrued but unpaid interest to but not including the due date in the collection period of the repurchase and any related unreimbursed servicing advances and interest on such advances. That seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee. If the applicable seller repurchases a mortgage loan after more than 180 days following its receipt of notice of a material breach of a representation or warranty, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, for two years following the delivery date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

    A replacement mortgage loan must:

     o have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan,

     o accrue interest at a rate of interest at least equal to that of the deleted mortgage loan,

     o    be a fixed-rate mortgage loan,

     o have a remaining term to stated maturity or anticipated repayment date, in the case of an ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan, and

     o be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the

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mortgage loans sold by it to the depositor, as of the delivery date, or as of the date stated in the representation and warranty. Some of these representations and warranties are listed below.

     (1) Immediately before the transfer to the depositor, the seller had good and marketable title to, and was the sole owner and holder of, the mortgage loan, free and clear of any and all liens, encumbrances and other interests on, in or to the mortgage loan other than, in some cases, the right of a sub-servicer to primary service the mortgage loan.

     (2) The seller has full right and authority to sell, assign and transfer the mortgage loan.

     (3) The information pertaining to the mortgage loan provided in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and correct in all material respects as of the cut-off date for the mortgage loan; provided, that this representation or warranty is deemed not to include any representation or warranty with respect to the subject matter of any other representation or warranty given.

     (4) The mortgage loan was not, as of the cut-off date for the mortgage loan, 30 days or more delinquent in respect of any monthly payment required thereunder, without giving effect to any applicable grace period.

     (5) The lien of the related mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the mortgage loan, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to permitted encumbrances including:

          o the lien of current real property taxes and assessments not yet due and payable,

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record, and

          o exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued for the mortgage loan.

          The permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current use or operation of the related mortgaged property or the current ability of the mortgaged property to generate net operating income sufficient to service the mortgage loan.

     (6) The seller has not waived any material default, breach, violation or event of acceleration existing under the related mortgage or mortgage note.

     (7) There is no valid offset, defense or counterclaim to the mortgage loan.

     (8) The related mortgaged property is, except as otherwise stated in the related engineering report, to the knowledge of the seller, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except where an escrow of funds exists sufficient to make the necessary repairs and maintenance) and the seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the mortgaged property.

     (9) At origination, the mortgage loan complied in all material respects with all applicable usury laws.

     (10) The proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances.

     (11) The mortgage note and mortgage for the mortgage loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing the mortgage loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of its maker, subject to any applicable non-recourse provisions and any applicable state anti-deficiency legislation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether the enforcement is considered in a proceeding in equity or at law.

     (12) All improvements upon the mortgaged property are insured against loss by hazards of extended coverage in an amount, with a customary deductible, at least equal to the lesser of the outstanding balance of the mortgage loan and 100% of the full replacement cost of the improvements located on the mortgaged property, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

     (13) The mortgaged property was the subject of one or more environmental site assessments or an update of a previously conducted assessment, which was performed on behalf of the seller, or for which the related report was delivered to the seller in connection with its origination or acquisition of the mortgage loan; and the seller, having made no independent inquiry other than reviewing the resulting report(s) or employing an environmental consultant to perform that assessment(s) or both, has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the related report(s).

     (14) The mortgage loan is not cross-collateralized with a mortgage loan other than a related companion loan or another mortgage loan included in the mortgage pool.

     (15) All escrow deposits relating to the mortgage loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents have been so deposited.

     (16) As of the date of origination of the mortgage loan and, to the actual knowledge of the seller, as of the delivery date, the related mortgaged property was and is free and clear of any mechanic's and materialmen's liens or similar liens which create a lien with priority over the lien created by the related mortgage, except those which are insured against by the title policy referred to in (5) above.

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

     (17) No holder of the mortgage loan has, to the seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by the mortgage loan, other than amounts paid by the tenant as provided under the related lease.

     (18) To the seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the seller, as of the date of origination of the mortgage loan, the related mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the mortgaged property as it was then operated.

     (19) The mortgage or mortgage note, together with applicable state law, contains customary and enforceable provisions, with the exceptions listed in paragraph (11) above, such as to render the rights and remedies of its holders adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (20) In connection with the origination or acquisition of the mortgage loan, the seller has inspected or caused to be inspected the mortgaged property.

     (21) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the mortgage loan, the related mortgaged property is directly or indirectly transferred or sold.

     (22) The related mortgagor is an entity, other than an individual, whose organizational documents or the mortgage loan documents provide substantially to the effect that the mortgagor:

          o is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loan;

          o may not engage in any business unrelated to the mortgaged property or properties;

          o may not incur indebtedness other than as permitted by the mortgage or other mortgage loan documents;

          o has its own books and records separate and apart from any other person;

          o holds itself out as a legal entity, separate and apart from any other person; and

          o does not have any material assets other than those related to its interest in and

          o    the operation of the mortgaged property or properties.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the delivery date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

     With respect to any repurchase of the Arizona Mills loan, pursuant to the terms and conditions of the GMACCM mortgage loan purchase agreement and the GSMC mortgage loan purchase agreement, if either the interest in the Arizona Mills loan conveyed under the GMACCM mortgage loan purchase agreement or the interest in the Arizona Mills loan conveyed under the GSMC mortgage loan purchase agreement is required to be repurchased because of a breach of a representation and warranty, the trustee is entitled to require that both such interests to be repurchased concurrently by the respective mortgage loan sellers. The applicable mortgage loan sellers will maintain the right to deliver a qualifying substitute mortgage loan in lieu of repurchase with respect to their respective interests in the Arizona Mills loan.

     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the delivery date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     Each of the AmeriSuites loan group and the MacArthur Center loan group consist of a mortgage loan and one or more companion loans that are subordinated to the respective mortgage loan under the terms of an intercreditor agreement. Together, each set of mortgage loans and companion mortgage loans are referred to as a loan group. The initial pool balance and the mortgage pool include only:

     o the mortgage loan (and none of the companion loans) in each loan group, and

     o    each of the other mortgage loans not included in a loan group.

     Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and mortgage pool is presented and calculated solely with respect to the mortgage loans (and none of the companion loans) in such loan group and each of the other mortgage loans not included in a loan group. See "Description of the Mortgage Pool--Significant Mortgage Loans--The MacArthur Center Loan" and "--The Amerisuites Loan" and "The Intercreditor Agreements, Companion Loans and Loan Groups" in this prospectus supplement.

                        SERVICING OF THE MORTGAGE LOANS

     This servicer will be responsible for the servicing and administration of all the mortgage loans; however, the holder or holders of certificates evidencing a majority interest in the controlling class will be entitled to terminate substantially all the rights and duties of the servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement to perform such duties under the same terms and conditions as applicable to the servicer. See "--Termination of the Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties".

     In general, the companion loans will be serviced and administered under the pooling and servicing agreement as though they were mortgage loans except that no P&I advances will be made for any delinquent principal and or interest payments. If a companion loan becomes specially serviced, then the related mortgage loan will become a specially serviced mortgage loan.

     THE SERVICER

     As of October 31, 2000, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $81 billion. See "GMAC Commercial Mortgage Corporation" in the prospectus.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the servicer thereunder. The servicer is a "master servicer" and a "special servicer" for purposes of the prospectus. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.

     SERVICING STANDARD

     The servicer will be responsible for the servicing and administration of the mortgage loans and companion loans. The servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans and the companion loans under the following servicing standard:

     o in the best interests of and for the benefit of the certificateholders as determined by the servicer in its good faith and reasonable judgment,

     o in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans or companion loans in accordance with the related intercreditor agreement, and

     o to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     SPECIALLY SERVICED MORTGAGE LOANS

     A specially serviced mortgage loan is any mortgage loan or companion loan as to which any of the following special servicing events has occurred:

     (1) any balloon payment is more than 30 days late or, if the servicer has determined that the related borrower has obtained a firm commitment to refinance, more than 60 days late;

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3) the servicer has determined in its good faith and reasonable judgment that a default in the making of a monthly payment or any other payment required under the mortgage note or the mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days, or, in the case of a balloon payment, for at least 30 days;

     (4)  a default under the loan documents, other than as described in clause
          (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; and

     (8) the servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan or companion loan is remedied as follows:

     o for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three consecutive full and timely monthly payments under the terms of the mortgage loan or loan group, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the servicer;

     o for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the servicer;

     o for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     o for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The servicer will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan, including any loan group, becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it will also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     TERMINATION OF THE SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class may at any time terminate substantially all of the rights and duties of the servicer to service specially serviced mortgage loans and REO properties and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the servicer. The holder(s) entitled to more than 50% of the voting rights allocated to the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies and the servicer.

     The controlling class will be the most subordinate class of principal balance certificates (other than the Class S certificates) outstanding (with the Class A-1 and A-2 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially the controlling class will be the Class P certificates. It is anticipated that the servicer or an affiliate will acquire some subordinate certificates, including the Class P certificates.

     The designated replacement will become the replacement special servicer as of the date the trustee has received:

     o written confirmation from each rating agency stating that if the designated replacement were to serve as replacement special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     o a written acceptance of all obligations of a replacement special servicer, executed by the designated replacement; and

     o an opinion of counsel to the effect that the designation of the replacement to serve as replacement special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The servicer will resign from its duties in respect of specially serviced mortgage loans and REO properties simultaneously with the designated replacement's becoming the replacement special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class.

     A replacement special servicer will possess rights and obligations comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Matters Regarding the Master Servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the servicer in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the servicer will continue to collect information and prepare all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both servicer and special servicer, the servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     The controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the controlling class does not have any duties to the holders of any class of certificates may act solely in the interests of the certificateholders of the controlling class, as the case may be, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the servicer in respect of its servicing activities will be the servicing fee, the special servicing fee, the workout fee and the liquidation fee.

     Servicing Fee

     The servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The servicing fee will accrue for each mortgage loan at the annual servicing fee rate set forth in Annex A to this prospectus supplement. A portion of the servicing fee received by the servicer is to be paid to the trustee in respect of its trustee activities and to the special servicer as a special servicing standby fee. A portion of the servicing fee on the mortgage loans identified on Annex A as loan numbers 09-0001370, 09-0001375, 09-0001376, 09-0001380, 09-0001381, 09-0001391 and
09-0001407 is to be paid to the related sub-servicer of these mortgage loans and may be retained by Archon Financial, L.P. if that sub-servicer is terminated. The servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

     Special Servicing Fees

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the collection account.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.0% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if the mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the servicer is terminated other than for cause or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of the termination or resignation. The successor servicer or replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.0% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the servicer, a replacement

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special servicer or any holder of certificates evidencing a majority interest in the controlling class, the purchase of all of the mortgage loans and REO properties by the servicer or the depositor which results in the termination of the trust or the repurchase of the mortgage loan by a seller as a result of a material breach of a representation or warranty that occurs within 180 days of notice of such breach to the applicable seller. If, however, liquidation proceeds are received on any corrected mortgage loan and the servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both.

     Loan Groups

     In the case of the loan groups, the special servicing fee, the liquidation fee and the workout fee will be calculated based upon principal and interest in respect of the loan group and will be payable on each distribution date, first, from amounts paid on the related loan group and allocated to the related companion loan and second, from general collections on the mortgage loans then on deposit in the mortgage loan subaccount.

     Additional Compensation

     The servicer will be entitled to all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower under a mortgage loan.

     The servicer will cover, out of its own funds, any balloon payment interest shortfalls and prepayment interest shortfalls incurred on the mortgage loans, but not on any companion loan during any collection period; provided, however, that with respect to those mortgage loans having due dates (after giving effect to any grace period) which fall on or before the determination date, the servicer will cover prepayment interest shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated for all mortgage loans at a rate equal to the "master servicing fee rate" of 0.02% per annum.

     The servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the collection account, the interest reserve account and the REO account, if established. Any replacement special servicer will be authorized to invest or direct the investment of funds held in the REO account, if established. The servicer and replacement special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The servicer and replacement special servicer will have these rights and obligations whether or not the servicer or replacement special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, a replacement special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the servicer for performing those duties. A replacement special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

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     The servicer and any replacement special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including the fees of any sub-servicers retained by it. The servicer and any replacement special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement. Servicing advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances generally include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property. Servicing advances and P&I advances are referred to as advances.

     The servicer and any replacement special servicer will each be permitted to pay, or to direct the payment of, some servicing expenses directly out of the collection account or the REO account, as applicable. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid. The servicer, however, may instead advance those expenses.

     If any replacement special servicer is required under the pooling and servicing agreement to make any servicing advance but does not desire to do so, the replacement special servicer may, in its sole discretion, request that the servicer make the advance. The request must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The servicer is required to make any servicing advance other than a nonrecoverable advance or an advance that would be in violation of the servicing standard requested by a replacement special servicer within ten days of the servicer's receipt of the request. A replacement special servicer will have no obligation to make an advance that it requests the servicer to make.

     If the servicer or a replacement special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make the servicing advance, the fiscal agent will be required to make that servicing advance. The servicer, any replacement special servicer, the trustee and the fiscal agent are required to make servicing advances only to the extent that the servicing advances are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     As described in this prospectus supplement, the servicer, any replacement special servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or

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substitution of collateral securing, and permit the release of the borrower on or any guarantor of any mortgage loan or any companion loan without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan or loan group that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the servicer's good faith and reasonable judgment, would materially impair the security for the mortgage loan or loan group or reduce the likelihood of timely payment of amounts due thereon, unless, in the servicer's judgment, a material default on the mortgage loan or loan group has occurred or a default in respect of payment on the mortgage loan or loan group is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the servicer may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in September, 2035, which is the rated final distribution date;

     (3) the servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan or companion loan that would:

          o cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or

          o cause any mortgage loan or companion loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided that the servicer will not be liable for decisions related to the status of a mortgage loan or companion loan as a "qualified mortgage" that are made in good faith and, unless it would constitute bad faith or negligence to do so, the servicer may rely on opinions of counsel in making these decisions;

     (4) the servicer will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan or loan group, if the collateral constitutes real property, unless the servicer has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the servicer deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

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     (5)  with limited exceptions, the servicer may not release any collateral securing an outstanding mortgage loan or loan group;

     provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan or loan group that is required under the terms of the mortgage loan or loan group in effect on the delivery date or that is solely within the control of the related borrower, and

          o the servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     ENFORCEMENT OF ARD LOANS

     The servicer and any replacement special servicer may not take any enforcement action on ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on an ARD loan on its anticipated repayment date, the servicer will notify the borrower of the revised rate, which may not exceed the related initial mortgage rate plus 2.00%.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the servicer, any replacement special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class and, in the case of a loan group, certain of the related Class S certificateholders a right to purchase from the trust a defaulted mortgage loan or loan group that is subject to foreclosure proceedings. If the servicer has determined, in its good faith and reasonable judgment, that any defaulted mortgage loan or loan group will become the subject of a foreclosure, the servicer will be required to promptly notify the trustee in writing. Within 10 days after receipt of that notice, the trustee will notify the holders of the controlling class and, if applicable, the applicable Class S certificateholder, of its right to purchase such mortgage loan or loan group. The right of the holders of the controlling class to purchase any defaulted loan group will, for a limited period of time, be subject to the prior right of the applicable Class S certificateholders. Any holder or holders of certificates evidencing a majority interest in the controlling class or, in the case of a loan group, the applicable Class S certificateholders, may purchase that defaulted mortgage loan or loan group from the trust for a price equal to the purchase price. If those certificateholders have not purchased the defaulted mortgage loan or loan group within 15 days after they received notice, either the servicer or any replacement special servicer may purchase that defaulted mortgage loan or loan group from the trust, at a price equal to the purchase price. If neither the servicer nor the replacement special servicer purchases the defaulted mortgage loan or loan group, the servicer may offer to sell the defaulted mortgage loan or loan group if the servicer determines, consistent with the servicing standard, that a sale would be in the best economic interests of the trust. The offer to sell is required to be made in a commercially

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reasonable manner for a period of not less than 10 days or more than 90 days.
Unless the servicer determines that acceptance of any offer would not be in the best economic interests of the trust, the servicer will accept the highest cash offer received from any person that constitutes a fair price even if that offer is for less than the purchase price. However, none of the servicer, any replacement special servicer, the depositor, the holder of any certificate or any of their affiliates may purchase the mortgage loan or loan group for less than the purchase price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     REO PROPERTIES

     The servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The servicer will be required to sell any REO property acquired on behalf of the trust within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The servicer, or, if appointed, the replacement special servicer, will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from

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each REO property. The servicer or replacement special servicer, as applicable, will use the funds in the REO account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO property, but from amounts on deposit in the REO account that relate to the REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the servicer or replacement special servicer will make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the servicer or replacement special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the collection account. The servicer and the replacement special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after the mortgage loan becomes a specially serviced mortgage loan. The servicer will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the servicer will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the servicer is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                 THE INTERCREDITOR AGREEMENTS, COMPANION LOANS
                                AND LOAN GROUPS

     The following summaries describe certain provisions relating to the intercreditor agreements and the companion loans. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the intercreditor agreements. When particular provisions or terms used in the intercreditor agreements are referred to herein, the actual provisions, including definitions of terms, are deemed to be incorporated herein by reference.

     The relationship between the companion loan and the mortgage loan that make up a loan group was created pursuant to an intercreditor agreement. The trust will acquire the mortgage loan and companion loan in each loan group and, subject to the intercreditor agreement, will be the holder of the companion loans.

     ALLOCATION OF PAYMENTS BETWEEN MORTGAGE LOANS AND COMPANION LOANS

     Pursuant to each intercreditor agreement, to the extent described below, the right of each companion loan or companion loans to receive payments with respect to the related loan group is subordinated to the payment rights of the holder of the mortgage loan in such loan group. Prior to the occurrence of a monetary event of default or special servicing event with respect to a loan group, after payment of certain additional

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servicing compensation to the servicer and the reimbursement of expenses of enforcement or expenses incurred in connection with the enforcement of any repurchase obligation against the applicable mortgage loan seller together with interest thereon at the reimbursement rate to the extent included in the purchase price paid for such mortgage loan, which are referred to as shared costs, amounts received on the loan group will be paid:

     o    first, in respect of interest on the mortgage loan;

     o second, in respect of the mortgage loan, scheduled principal payments on the mortgage loan, if any, due with respect to the mortgage loan;

     o    third, in respect of interest on each companion loan;

     o fourth, in respect of scheduled principal payments on each companion loan, if any, due with respect to each companion loan;

     o fifth, any unscheduled principal payment on the loan group shall be paid in respect of the mortgage loan and each companion loan on a pro rata basis in accordance with their respective percentage interests;

     o sixth, any prepayment premium, to the extent actually paid, shall be paid in respect of the mortgage loan and each companion loan in the same proportion as bear the respective amounts payable to each when the prepayment premium for the mortgage loan and each companion loan is separately computed on the prepaid amounts of the stated principal balance of the mortgage loan and the stated principal balance of each companion loan and the respective interest rates; and

     o seventh, if any excess amount is paid by the mortgagor, and not otherwise applied in accordance with the above clauses, such amount shall be paid in respect of the mortgage loan and each companion loan:

               first, in respect of the mortgage loan up to the amount of any unreimbursed costs and expenses paid by the trust with respect to the loan group pursuant to the pooling and servicing agreement or the related intercreditor agreement, and second, in respect of the companion loan up to the amount of any unreimbursed costs and expenses borne by the related Class S certificateholders with respect to the loan group pursuant to the pooling and servicing agreement or the related intercreditor agreement, and any remaining in respect of the mortgage loan and the companion loan in accordance with their respective percentage interests.

     Following the occurrence and continuance of a mortgage event of default with respect to the related loan group, after payment of shared costs, all payments, of whatever nature, on the companion loan or companion loans will be subordinated to all payments due on the mortgage loan, other than default charges. Amounts received with respect to such loan group will be paid:

     o    first, in respect of the mortgage loan, interest on the mortgage loan;

     o second, in respect of the mortgage loan, in an amount equal to the principal balance of the mortgage loan, until such amount has been paid in full;

     o third, in respect of each companion loan in an amount equal to the interest on the principal balance of each companion loan;

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     o    fourth, in respect of the companion loan in an amount equal to the principal balance of each companion loan, until such principal amount has been paid in full;

     o fifth, in respect of the mortgage loan, any prepayment premium attributable to the mortgage loan, to the extent actually paid, computed on the prepaid amounts of the principal balance of the mortgage loan and the mortgage loan's interest rate;

     o sixth, in respect of each companion loan, any prepayment premium attributable to each companion loan, to the extent actually paid, computed on the prepaid amounts of the principal balance of the companion loan and each companion loan's interest rate;

     o seventh, any default interest in excess of the interest paid in accordance with clauses first and fourth above on (x) first, in respect of the mortgage loan at the applicable default rate and (y) then in respect of each companion loan at the applicable default rate; and

     o eighth, if any excess amount is paid by the mortgagor, and not otherwise applied in accordance with the above clauses, such amount shall be paid in respect of the holder of the mortgage loan and each companion loan:

               first, in respect of the mortgage loan up to the amount of any unreimbursed costs and expenses paid by the trust with respect to the loan group pursuant to the pooling and servicing agreement or the related intercreditor agreement, and second, in respect of the companion loan up to the amount of any unreimbursed costs and expenses borne by the related Class S certificateholders with respect to the loan group pursuant to the pooling and servicing agreement or the related intercreditor agreement, and any remaining in respect of the mortgage loan and the companion loan in accordance with their respective percentage interests.

     DIRECTIONS TO SERVICERS

     The holders of any companion loan will not be entitled, in such capacity, to participate directly in decisions regarding the administration of the related loan group such as granting waivers, consents, and amendments to the mortgagor, sending default and acceleration notices, initiating enforcement actions or foreclosure proceedings or negotiating the terms of any workout.

     ASSIGNMENT OF COMPANION HOLDER RIGHTS

     The initial holder of each companion loan agreed in the related intercreditor agreement on behalf of itself and its successors and assigns that the holder of the related mortgage loan may exercise any rights under the pooling and servicing agreement in a manner that may be adverse to the interests of such companion holder. Generally, the holder of the mortgage loan in a loan group has the exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the loan group, including the sole authority,

     o with respect to the voting of all claims regarding the loan group in any bankruptcy or insolvency proceedings,

     o to call or waive any mortgage events of default, accelerate the loan group or institute any foreclosure action, and

     o except as set forth in the pooling and servicing agreement, the holder of any companion loan has no voting, consent or other rights whatsoever with respect to the mortgage loan holder's administration of, or exercise of its rights and remedies with respect to, the loan group.

     The initial holder of any companion loan on behalf of itself and its successors and assigns, assigns and conveys in its related intercreditor agreement to the holder of the related mortgage loan any rights it has to,

     o call or cause the holder of the mortgage loan to call a mortgage event of default under the loan group,

     o exercise any remedies with respect to the loan group or the mortgagor, including, filing or causing the holder of the mortgage loan to file any bankruptcy petition against the mortgagor, or

     o vote any claims with respect to the loan group in any bankruptcy, insolvency or similar type of proceeding of the mortgagor.

     The initial holder of any companion loan has also assigned to the holder of the mortgage loan the right to vote all its claims, including the right to approve or reject any plan of reorganization, in any bankruptcy, insolvency or other similar proceedings, whether voluntary or involuntary, with respect to the mortgagor on such loan group. As provided in the pooling and servicing agreement, the trustee, at the direction of the special servicer (such direction and approval to be given in accordance with the servicing standard and giving effect and due consideration to the senior nature of the mortgage loan and the subordinated nature of any companion loans, and rights of the holders thereof and the obligation of the servicer to give due consideration to the maximization of the proceeds from the enforcement of remedies in respect of the mortgaged properties), will represent the rights of both the holder of the mortgage loan and the holder of the related companion loan in any such proceedings. The servicer will be entitled to retain counsel in connection with the giving of such directions and approvals. The fees and disbursements of any such counsel will constitute a servicing advance.

     PURCHASE OF LOAN GROUP BY THE CLASS S CERTIFICATEHOLDERS

     Pursuant to the pooling and servicing agreement, if a loan group becomes a defaulted loan group, certain holders of the Class S certificateholders may purchase the loan group from the trust at a price equal to the sum of (A) the applicable stated principal balance of the related mortgage loan (without reduction for any unreimbursed P&I advances) plus the unpaid principal balance of the companion loan, (B) accrued and unpaid interest thereon at the mortgage rate or rates applicable to such loan group up to, but excluding, the due date in the collection period including the date of purchase (without reduction for any unreimbursed P&I advances), (C) any unreimbursed servicing advances and advances under the related intercreditor agreement allocable to the related loan group, and (D) any related accrued and unpaid advance interest, plus any related expenses. The Class S certificateholder will be entitled to receive a distribution in respect of the portion of such purchase price attributable to the related companion loan.

     DEPOSITS INTO COLLECTION ACCOUNT AND SUBACCOUNTS

     After satisfaction of all shared costs in respect of each loan group, amounts received with respect to such loan group and on deposit in the collection account with respect to such loan group will be allocated between the mortgage loan subaccount and the companion subaccount in accordance with the respective entitlements in respect of the mortgage loan and the companion loan pursuant to the intercreditor provisions described above.

     COLLECTION ACCOUNT

     References in this prospectus supplement and the prospectus to the Certificate Account should be read as references to the collection account as used in this prospectus supplement. The servicer will establish and maintain or cause to be established and maintained the collection account as an eligible account on behalf of the certificateholders, and the funds held therein may be invested pending each succeeding distribution date. Collection proceeds received in respect of mortgage loans other than those included in loan groups will be deposited into the mortgage loan subaccount. The collection account will further consist of subaccounts

     o relating to any companion loan, a companion subaccount, which subaccount will be held on behalf of the Class S certificates, and

     o    relating to the mortgage loans, the mortgage loan subaccount.

     Any interest or other income earned on funds in a collection account will be paid to the servicer or the trustee as additional compensation.

                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the servicer, the trustee, and the fiscal agent. Under the pooling and servicing agreement, there will be established a collection account, which will have a mortgage loan subaccount and companion loan subaccounts. On each master servicer remittance date, prior to making the allocations between the mortgage loan subaccount and related companion subaccount in the case of any loan group, the master servicer will withdraw shared costs from the collection account as described in "The Intercreditor Agreements, Companion Loans and Loan Groups--Allocation of Payments Between Mortgage Loans and Companion Loans" above. After any such withdrawal and allocation to the mortgage loan subaccount, the servicer or the trustee may make withdrawals from the mortgage loan subaccount for any of the following purposes:

     (i) to make deposits in the certificate distribution account for distributions to the certificateholders (other than the Class S certificateholders) on each distribution date;

     (ii) to pay the servicer (x) any servicing fees allocable to the trust not previously retained thereby and, if applicable, any servicing fees payable in respect of any related companion loan, to the extent unpaid after application of amounts allocated to any related companion subaccount, such payments to be made out of payments and other collections of interest on the particular related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause (iv) below;

     (iii) to reimburse the servicer, the trustee or the fiscal agent for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that

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             represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, to the extent not reimbursed by application of amounts deposited in any related companion subaccount, or if in the judgment of the servicer or such other person, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans;

     (iv) to pay the servicer, the trustee or the fiscal agent interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed to the extent unpaid by application of amounts deposited in any related companion subaccount, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the servicer, trustee or fiscal agent is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans" to the extent that such amounts are unpaid by application of amounts on deposit in the related companion subaccount in the case of any loan group;

     (vi) to reimburse the servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "--Certain Matters Regarding the Servicer and the Depositor" and in the prospectus under "--Certain Matters Regarding the Trustee" to the extent that such amounts are unpaid by application of amounts on deposit in the related companion subaccount in the case of any loan group;

     (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (viii) to pay the servicer, interest and investment income earned in respect of amounts held in the mortgage loan subaccount as additional compensation;

     (ix) to pay any servicing expenses not otherwise required to be advanced by the servicer to the extent that such amounts are unpaid by application of amounts on deposit in the related companion subaccount in the case of any loan group;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus to the extent that such amounts are unpaid by application of amounts on deposit in the related companion subaccount in the case of any loan group;

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     (xi)    to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders to the extent that such amounts are unpaid by application of amounts on deposit in the related companion subaccount in the case of any loan group;

     (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xiii) to clear and terminate the mortgage loan subaccount upon the termination of the trust.

     On each master servicer remittance date, prior to making the allocations between the mortgage loan subaccount and related companion subaccount in the case of any loan group, the master servicer will withdraw shared costs from the collection account as described in "The Intercreditor Agreements, Companion Loans and Loan Groups--Allocation of Payments Between Mortgage Loans and Companion Loans" above. After any such withdrawal and the allocation of amounts to the related companion loan subaccount, with respect to each loan group, the servicer may make withdrawals from the related companion subaccount for any of the following purposes:

     (i) to make deposits in the applicable companion distribution accounts for distributions to the related Class S certificateholder on each Distribution Date;

     (ii) to pay the servicer any servicing fees allocable to the related companion loan not previously retained thereby and any fees payable to the trustee with respect to the related companion loan;

     (iii) to reimburse the servicer, the trustee or the fiscal agent for the related companion loan's ratable share of any unreimbursed servicing advances out of amounts that represent liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular loan group and net income collected on the particular related properties, and if in the judgment of the servicer or such other person, as applicable, any servicing advances or any P&I advances made with respect to such loan group will not be recoverable from such amounts, to reimburse the servicer, the trustee or the fiscal agent for the entire amount of any such servicing advances or P&I advances from any amounts collected in respect of such loan group or the related properties;

     (iv) to pay the servicer, the trustee or the fiscal agent interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the companion loan as to which the advance was made, and then, at or following the time the servicer, trustee or fiscal agent is reimbursed for such advance, by application of collections on such loan group and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to the mortgaged properties that constitute security for such defaulted loan group, and for any containment, clean-up or remediation of hazardous wastes and materials present on the related properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be,

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             for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "--Certain Matters Regarding the Servicer and the Depositor" and in the prospectus under "--Certain Matters Regarding the Trustee," any such reimbursement that does not relate to a specific companion loan being payable pro rata, on the basis of the amounts otherwise payable in respect of each companion loan, by application of amounts due in respect of the related companion loan and any such reimbursement that relates to a specific companion loan being payable solely from the related companion subaccount;

     (vii) to pay the servicer, interest and investment income earned in respect of amounts with respect to the related companion loan held in the companion subaccount as additional compensation;

     (viii) to pay any servicing expenses not otherwise required to be advanced by the servicer with respect to the related loan group;

     (ix) to pay for the related companion loan's ratable portion of the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement in respect of the companion loans;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus to the extent that such amounts are unpaid by application of amounts on deposit in the related companion subaccount in the case of any loan group to the extent allocable to such loan group;

     (xi) to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xii) to clear and terminate the related companion subaccount upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trust, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
             (b) there are no circumstances or conditions present at the mortgaged property that have resulted in

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             any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust and the related companion holder, other than proceeding to acquire title to the mortgaged property. Upon notice to the servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the servicer with respect to such action or inaction, and neither the trustee nor the servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the servicer, as the case may be, with respect to such action or inaction. The servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

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     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan or loan group plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with such mortgage loan or loan group, then the trust will realize a loss in the amount of such shortfall which will first be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan or loan group, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan or loan group and any unreimbursed advances of delinquent payments made with respect to the mortgage loan or loan group. In addition, amounts otherwise distributable on the certificates and the related companion loan may be further reduced by interest payable to the servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect such restoration unless it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due on encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. The servicer will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the servicer's normal servicing procedures. The servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, neither the servicer nor the depositor, nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the trust, or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in

                                     S-100
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judgment; provided, however, that neither the servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the servicer, the depositor, and any director, officer, employee or agent of the servicer or the depositor is entitled to indemnification from certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, except that, in the case of claims or legal, equitable or administrative actions relating to a loan group or related mortgaged property, such indemnification will be made first from amounts otherwise distributable to the related Class S certificateholders, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by reckless disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the servicer as master servicer or special servicer, as the case may be, under or any termination of the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust, to the servicer or the depositor, as the case may be.

     Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the pooling and servicing agreement, provided that,

     o such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights under the pooling and servicing agreement to any person to whom the servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

     INTERCREDITOR MATTERS CONCERNING LOAN GROUPS

     As described under "The Intercreditor Agreements, Companion Loans and Loan Groups--Assignment of Companion Holder Rights," each initial companion holder, on behalf of itself and its successors and assigns, has assigned to the holder of the mortgage loan any voting rights such companion holder may have in connection with the bankruptcy of a mortgagor. The trustee, at the direction of the special servicer, such

                                      S-101
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direction and approval to be given in accordance with the servicing standard and giving effect and due consideration to the senior nature of the mortgage loans and the subordinated nature of the companion loans, and rights of the holders thereof and the obligation of the servicer to give due consideration to the maximization of the proceeds from the enforcement of remedies in respect of the mortgaged properties, will represent the rights of both the trust and such companion holder in any such proceedings. The servicer will be entitled to retain counsel in connection with the giving of such directions and approvals. The fees and disbursements of any such counsel will constitute a servicing advance.

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                        DESCRIPTION OF THE CERTIFICATES

     References to certificates, classes of certificates and certificateholders in this prospectus supplement include the Class S certificates and certificateholders unless otherwise noted. The certificates and the Class S certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and the companion loans and all payments under and proceeds of the mortgage loans received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate distribution account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans and the companion loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans and the companion loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

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     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee or the servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream, Luxembourg

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream, Luxembourg or the Euroclear system in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of these classes of offered certificates, the record holder will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream, Luxembourg or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled

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during the processing will be reported to the relevant Euroclear participant or
Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream, Luxembourg or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines--European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation that serves as clearance cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms

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and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee or servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, but are under no obligation to perform or continue to perform these procedures, these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will equal the aggregate certificate balance of the principal balance certificates outstanding from time to time (other than the Class S certificates). The Class X certificates will have an initial notional amount of $1,274,707,223 (subject to a variance of plus or minus 5%) and will consist of 16 Class X components each corresponding to a different class of principal balance certificates.

     No class of REMIC residual certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1 and Class A-2 certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5.

     The pass-through rate applicable to the Class B, Class C and Class D certificates for any distribution date will be equal to the lesser of the specified fixed rate described in footnote 9 on page S-5 and the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rates applicable to the Class E, Class F and Class G certificates for any distribution date will be equal to the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class X certificates for any distribution date will be variable and will be equal to the weighted average, by certificate balance of the corresponding class of principal balance certificates (other than the Class S certificates), of the pass-through rates then applicable to each Class X component. The pass-through rate of each Class X component for any distribution date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for that distribution date over the pass-through rate for that distribution date applicable to the related class of principal balance certificates. If a class of principal balance certificates has a pass-through rate equal to the Weighted Average Net Mortgage Rate, the pass-through rate of the related Class X component will be zero.

     The pass-through rates for the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Rate for that distribution date.

     The pass-through rate applicable to the Class S-AM, S-MAC-1 and S-MAC-2 certificates for any distribution date will be fixed.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan or companion loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the net mortgage rate of that mortgage loan or companion loan for any one-month period before a related due date will be equal to:

     o the annualized rate at which interest would have to accrue on the mortgage loan or companion loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan or companion loan during that one-month period at the related mortgage rate minus the related servicing fee rate for that mortgage loan or companion loan specified on Annex A.

     However, for each interest reserve loan, the net mortgage rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts. The net mortgage rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan or companion loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by

     o any payments or other collections or advances of principal of the mortgage loan or companion loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     o the principal portion of any realized loss incurred on or allocable to the mortgage loan during the related collection period.

     The determination date will be the 5th day of each month or, if any such 5th day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     The Available Certificate Distribution Amount

     References in this prospectus supplement and the prospectus to the Available Distribution Amount should be read as references to the Available Certificate Distribution Amount as used in this prospectus supplement. The amount of funds that will be available for distribution to certificateholders (other than the Class S certificateholders) on each distribution date is the Available Certificate Distribution Amount for that distribution date. See "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

     Application of the Available Certificate Distribution Amount

     On each distribution date, the trustee will apply the Available Certificate Distribution Amount for that date in the following order of priority:

     (1) to pay interest to the holders of the classes of senior certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, or, if the Available Certificate Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (2) to pay principal: first to the holders of the Class A-1 certificates, and then to the holders of the Class A-2 certificates, in each case, up to an amount equal to the lesser of:

          o the then outstanding certificate balance of that class of certificates, and

          o    the Principal Distribution Amount for that distribution date;

     (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Certificate Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of:

               o the then outstanding certificate balance of that class of certificates, and

               o the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then-outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Certificate Distribution Amounts to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, and pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans and companion loans during the related collection period. However, for mortgage loans and companion loans with due dates that fall on or before the related determination date, the servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at the master servicing fee rate of 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates (other than the Class S certificates), pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     o any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     o the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     o any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties. There is no assumed monthly payment regarding any companion loan.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS

     Any prepayment premium actually collected on a mortgage loan (other than a companion loan) during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of the prepayment  x  discount rate fraction  x  principal allocation fraction
   premium             for that class                  of that class

     The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

              pass-through rate for
              that class of certificates -- relevant discount rate
              ----------------------------------------------------
              mortgage rate of the
              related mortgage loan -- relevant discount rate.

     The principal allocation fraction for each class of certificates for any distribution date is:

              the portion, if any, of the principal distribution
              amount allocated to that class of certificates
              for that distribution date
              --------------------------------------------------
              entire Principal Distribution Amount for that distribution date.

     The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release

H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

     The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     DISTRIBUTIONS OF EXCESS INTEREST

     No excess interest collected on an ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     o proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     o the amount that would have been received if a prepayment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan or loan group secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     o    determining distributions on the certificates,

     o allocating of realized losses and additional trust expenses to the certificates, and

     o calculating the amount of servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the servicer, any replacement special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the servicer in accordance with the pooling and servicing agreement and any intercreditor agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I Advances" below, the servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding. See "The Intercreditor Agreements, Companion Loans and Loan Groups."

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates (other than Class S certificates which will have a separate interest reserve account). For each distribution date in February and each distribution date in any January in a year that is not a leap year, the servicer will deposit in the interest reserve account for each interest reserve loan which are mortgage loans bearing interest computed on an actual/360 basis or actual/365 basis, as applicable, an amount equal to one day's interest at the related mortgage rate, net of any servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the servicer will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the collection account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. The rights of the holders of the Class S certificates to receive distributions of amounts collected in respect of the related companion loan will be subordinated to the amounts due on the related mortgage loan and to the extent described in this prospectus supplement, to the rights of the holders of the senior certificates and the subordinate certificates. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Certificate Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Certificate Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool plus the outstanding principal balance of any companion loans outstanding immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first; provided that the certificate balances of the applicable Class S certificates will be reduced before the certificates of any other class to the extent of any realized loss or unpaid additional trust fund expenses on the related companion loan but only to the extent any such deficit is attributable to the related mortgage loan. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1 and Class A-2 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust expenses. Any such reduction (except in the case of the Class S certificates) will also have the effect of reducing the notional amount of the Class X certificates.

     Realized losses are losses on the mortgage loans arising from the inability of the servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or loan group, or related REO property or properties, is an amount equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan or loan group as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate to but not including the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     o the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt, other than excess interest, due under a mortgage loan or loan group is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a realized loss. No liquidation proceeds will be allocable to any Class S certificates until the trust, as holder of the related mortgage loan, has received all principal and interest due thereon.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     o    special servicing fees, workout fees and liquidation fees,

     o    interest on unreimbursed advances,

     o the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust,

     o unanticipated, nonmortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the servicer and the depositor and indem-nities and reimbursements to a replacement special servicer comparable to those for the servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus,

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus, and

     o any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower or reimbursement from amounts distributable in respect of any companion loan.

     P&I ADVANCES

     On each distribution date, the servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans (other than companion loans), other than balloon payments. Servicing advances and P&I advances are referred to as advances. The servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the collection account that are not required to be part of the Available Certificate Distribution Amount for that distribution date. Any funds advanced from the collection account are required to be replaced by the servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments or excess interest, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. No advance will be required to be made by the servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee and the fiscal agent will be able to rely on any non-recoverability determination made by the servicer.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on the mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of

     o the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by

     o a fraction, the numerator of which is equal to (x) in the case of any mortgage loan the appraisal reduction amount, and (y) in the case of a loan group, any excess of the appraisal reduction amount over the stated principal balance of the related companion loan, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See "--Appraisal Reductions" below.

     The servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it from related proceeds collected on the mortgage loan for which that P&I advance was made. If at any time a P&I advance made by the servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the servicer, the trustee or the fiscal agent will be entitled to recover the amount of that P&I advance out of funds received on or in respect of other mortgage loans. See "The Pooling and Servicing Agreement" above.

     The servicer, the trustee, the fiscal agent and any replacement special servicer each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will be payable to the party making the advance out of default interest or other collections collected on the related mortgage loan or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the collection account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest collected on the related mortgage loan is sufficient to pay that interest in full.

     None of the servicer, the trustee or the fiscal agent will make a P&I advance with respect to amounts due with respect to the companion loan, or with respect to any mortgage loan that is part of a loan group if such mortgage loan has been acquired by the related Class S certificateholder. The Servicer will be entitled to be reimbursed from amounts distributable in respect of the companion loans for any servicing advances made in respect of the related mortgaged properties. See "The Intercreditor Agreements, Companion Loans and Loan Groups--Purchase of Loan Group by the Class S Certificateholders."

     APPRAISAL REDUCTIONS

     A mortgage loan or loan group will become a required appraisal loan upon the earliest of

     o the date on which the mortgage loan or loan group becomes a modified mortgage loan,

     o the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan, or the related companion loan,

     o the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan, and

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     o    the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the servicer is diligently and in good faith proceeding to obtain the appraisal, the servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the servicer and will be reimbursed to the servicer as a servicing advance.

     As a result of this appraisal, the servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

     (1) the stated principal balance of the required appraisal loan or loan group,

     (2) to the extent not previously advanced by or on behalf of the servicer or the trustee, all unpaid interest on the required appraisal loan or loan group through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan or loan group plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal, net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan, then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the servicer is required to order an update of the prior appraisal. Based on the update, the servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan or loan group. No update is required for a mortgage loan or loan group that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other

                                      S-117
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special servicing event or other event that would cause the mortgage loan or loan group to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan or loan group for which any special servicing event has occurred and that has been modified by the servicer in a manner that:

     o affects the amount or timing of any payment of principal or interest due on the mortgage loan or any companion loan, other than, or in addition to, bringing current monthly payments on that mortgage loan or companion loan;

     o except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     o in the reasonable good faith judgment of the servicer, materially impairs the security for that mortgage loan or companion loan or reduces the likelihood of timely payment of amounts due on that mortgage loan or companion loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool and certain information concerning the companion loans. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the offered certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, based on information provided in monthly reports prepared by the servicer and delivered to the trustee, the trustee will provide or make available on each distribution date to each certificateholder, the following trustee reports, substantially in the forms provided in Annex B to this prospectus supplement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A of this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the servicer and by the servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement.

     (2) A delinquent loan status report including those mortgage loans or companion loans that, as of the close of business on the immediately preceding determination date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO property or that have become REO property.

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     (3)  A historical loan modification report including those mortgage loans or companion loans that, as of the close of business on the immediately preceding determination date, have been modified under the pooling and servicing agreement

          o during the collection period ending on that determination date and

          o since the cut-off date for that mortgage loan or companion loan, showing its original and the revised terms.

     (4) A historical loss estimate report including as of the close of business on the immediately preceding determination date,

          o the aggregate amount of liquidation proceeds and liquidation expenses, both for the collection period ending on that determination date and for all prior collection periods, and

          o the amount of realized losses occurring both during that collection period and historically, set forth on a mortgage loan-by-mortgage loan basis.

     (5) An REO status report including for each REO property included in the trust as of the close of business on the immediately preceding determination date,

          o    the acquisition date of that REO property,

          o the amount of income collected on that REO property, net of related expenses, and other amounts, if any, received on that REO property during the collection period ending on that determination date, and

          o the value of the REO property based on the most recent appraisal or other valuation thereof available to the servicer as of that date of determination, including any prepared internally by the servicer.

     (6) A servicer watch list including a list of mortgage loans or companion loans that have experienced a material decrease in debt service coverage or a loss of or bankruptcy of the largest tenant of which the servicer has actual knowledge, or that are approaching maturity.

     None of these reports will include any information that the servicer regards as confidential. Neither the servicer nor the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the servicer will deliver to the trustee by electronic means:

     o a comparative financial status report containing substantially the content provided in Annex B, including the occupancy, revenue, net operating income and debt service coverage ratio for each mortgage loan or companion loan, or related mortgaged property as of the determination date immediately preceding the preparation of the report for each of the following three periods, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information:

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          o    the most current available year-to-date;

          o    each of the previous two full fiscal years stated separately; and

          o the base year, representing the original analysis of information used as of the cut-off date for the mortgage loan or companion loan; and

     o a CMSA periodic loan file containing information on the mortgage loans and companion loans and the mortgaged properties.

     In addition, the servicer is also required to perform for each mortgaged property and REO property:

     o Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended December 31, 2000, an operating statement analysis containing revenue, expense, and net operating income information substantially in accordance with Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The servicer will deliver to the trustee by electronic means the operating statement analysis upon request.

     o Within 30 days after receipt by the servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content provided in Annex B, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The servicer will deliver to the trustee by electronic means the NOI adjustment analysis upon request.

     Certificate owners who have certified to the trustee their beneficial ownership of any offered certificate may also obtain copies of any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, to any interested party, the distribution date statement via the trustee's internet website. In addition, upon the approval of the depositor, the trustee will make available each month, to any interested party, the trustee reports (other than the servicer watch list) on the trustee's internet website. The trustee's internet website will initially be located at "www.lnbabs.com". In addition, the trustee will also make mortgage loan information, as presented in the CMSA loan setup file and CMSA periodic loan update file format, available each month to any

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certificateholder, any certificate owner, the rating agencies or any other interested party via the trustee's internet website. All such reports and statements will require the use of a password provided by the trustee to the person requesting such report or statement upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     The trustee will make available each month the servicer watch list and the comparative financial status report, to the extent received from the servicer, to any holder or certificate owner of an offered certificate or any person identified to the trustee by a holder or certificate owner as a prospective transferee of an offered certificate or any interest therein, the rating agencies and to any of the parties to the pooling and servicing agreement via the trustee's internet website with use of a password provided by the trustee to that person upon receipt by the trustee from such person of a certification in the form attached to the pooling and servicing agreement. The rating agencies and the parties to the pooling and servicing agreement will not be required to provide that certification. The depositor may at any time instruct the trustee not to require the use of a password to access any or all such information.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, originals or copies of the following items to the extent they are held by the trustee:

     o    the pooling and servicing agreement and any amendments,

     o all trustee reports delivered to holders of each relevant class of offered certificates since the delivery date,

     o all officers' certificates and accountants' reports delivered to the trustee since the delivery date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus,

     o the most recent property inspection report prepared by or on behalf of the servicer and delivered to the trustee for each mortgaged property,

     o the most recent annual operating statements, if any, collected by or on behalf of the servicer and delivered to the trustee for each mortgaged property, and

     o the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates, is requesting the information solely for use in evaluating its investment in the certificates and will otherwise keep the information confidential.

     Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The servicer may, but is not required to, make information available over the internet.

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     o 98% among the holders of the classes of principal balance certificates (other than the Class S certificates) in proportion to the certificate balances of their certificates, adjusted as described below,

     o    1% among the holders of the Class X certificates, and

     o 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates. Appraisal reduction amounts will be allocated to reduce the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A certificates (pro rata between the A-1 and A-2 certificates) in that order, solely for purposes of calculating voting rights.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     o the final payment, or advance of that payment, or other liquidation of the last mortgage loan, loan group or REO property in the trust, and

     o the purchase of all of the assets of the trust by the servicer or, if the servicer elects not to make the purchase, the depositor, when the then-aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance.

     Any purchase by the servicer or the depositor of all the mortgage loans and companion loans and other assets in the trust is required to be made at a price equal to:

     o the aggregate purchase price of all the mortgage loans and the companion loans, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     o the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, and companion loan, as applicable, as determined by an appraiser mutually agreed upon by the servicer and the trustee; minus

     o if the purchase is by the servicer, the aggregate of all amounts payable or reimbursable to the servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the servicer or the depositor, as the case may be, for the mortgage loans, companion loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the collection account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available Certificate Distribution Amount."

     THE TRUSTEE AND FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     o a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority and

     o an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA" or its equivalent by the rating agencies, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Asset-Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-C3.

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the servicer or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the servicer and the

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trustee. See "--P&I Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of June 30, 2000, the fiscal agent had consolidated assets of approximately $480 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     o    the purchase price of the certificates;

     o    the applicable pass-through rate;

     o    the actual performance of the mortgage loans; and

     o    the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates." The yield on the offered certificates, other than the Class A-1 and Class A-2 certificates, will be sensitive to changes in the relative composition of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations of mortgage loans following default and repurchases of mortgage loans. Losses or payments of principal on the mortgage loans with higher net mortgage rates could result in a reduction in the Weighted Average Net Mortgage Rate and, to the extent that the Weighted Average Net Mortgage Rate is reduced below the specified fixed rate for the Class B, Class C and Class D certificates, reducing the pass-through rates on those classes of offered certificates.

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Yield Considerations--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including for this purpose collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demograph-

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ics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 15 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the Certificates--Distributions-- Application of the Available Certificate Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates, to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by

     o multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the delivery date to the related distribution date,

     o    summing the results, and

     o dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, in the case of an ARD loan. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance, yield maintenance period or penalty period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period, yield maintenance period or penalty period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period, yield maintenance period or penalty period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan. A penalty period is any period during which any voluntary prepayment of a mortgage loan requires the borrower to make a penalty payment together with any prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance or initial notional amount of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following maturity assumptions:

     (1) the initial certificate balance or notional amount, as the case may be, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan (including the companion loans) are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A as being interest only or having an interest only period) described on Annex A;

     (3) all scheduled monthly payments, including balloon payments (in the case of the Amerisuites loan and the MacArthur Center loan as scheduled in their related mortgage note as being due and payable), are timely received on the applicable due date each month beginning in January, 2001;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans mature on their respective anticipated repayment dates;

     (7) each mortgage loan accrues interest under the method specified in Annex A;

     (8) neither the servicer nor the depositor exercises its right of optional termination described in this prospectus supplement;

     (9) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 15th calendar day of each month, beginning in January, 2001;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or penalty period;

     (14) the prepayment provisions for each mortgage loan are as described on Annex A;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (See "Annex A--Earnout Loans"); and

     (16) the delivery date is December 14, 2000.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the maturity assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the maturity assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances or notional amounts (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the maturity assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C and Class D certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR

                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                     ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
December 15, 2001 ....................           94             94             94             94             94
December 15, 2002 ....................           86             86             86             86             86
December 15, 2003 ....................           79             79             79             79             79
December 15, 2004 ....................           70             70             70             70             70
December 15, 2005 ....................           60             60             60             60             60
December 15, 2006 ....................           50             50             50             50             50
December 15, 2007 ....................           39             39             39             39             39
December 15, 2008 ....................           27             27             27             27             27
December 15, 2009 ....................           14             14             13             12              4
December 15, 2010 ....................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          5.68           5.68           5.67           5.67           5.64
First Principal Payment Date .........      01/15/01       01/15/01       01/15/01       01/15/01       01/15/01
Last Principal Payment Date ..........      04/15/10       04/15/10       03/15/10       02/15/10       01/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                      ------------   ------------   ------------   ------------   ------------
Closing Date ..........................          100            100            100            100            100
December 15, 2001 .....................          100            100            100            100            100
December 15, 2002 .....................          100            100            100            100            100
December 15, 2003 .....................          100            100            100            100            100
December 15, 2004 .....................          100            100            100            100            100
December 15, 2005 .....................          100            100            100            100            100
December 15, 2006 .....................          100            100            100            100            100
December 15, 2007 .....................          100            100            100            100            100
December 15, 2008 .....................          100            100            100            100            100
December 15, 2009 .....................          100            100            100            100            100
December 15, 2010 .....................            0              0              0              0              0
Weighted Average Life
 (in years) ...........................          9.74           9.73           9.72           9.69           9.51
First Principal Payment Date ..........      04/15/10       04/15/10       03/15/10       02/15/10       01/15/10
Last Principal Payment Date ...........      11/15/10       10/15/10       10/15/10       10/15/10       08/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR

                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                     ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
December 15, 2001 ....................          100            100            100            100            100
December 15, 2002 ....................          100            100            100            100            100
December 15, 2003 ....................          100            100            100            100            100
December 15, 2004 ....................          100            100            100            100            100
December 15, 2005 ....................          100            100            100            100            100
December 15, 2006 ....................          100            100            100            100            100
December 15, 2007 ....................          100            100            100            100            100
December 15, 2008 ....................          100            100            100            100            100
December 15, 2009 ....................          100            100            100            100            100
December 15, 2010 ....................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.92           9.91           9.89           9.84           9.67
First Principal Payment Date .........      11/15/10       10/15/10       10/15/10       10/15/10       08/15/10
Last Principal Payment Date ..........      11/15/10       11/15/10       11/15/10       11/15/10       08/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR

                                                                PREPAYMENT ASSUMPTION (CPR)
                                          ------------------------------------------------------------------------
DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                      ------------   ------------   ------------   ------------   ------------
Closing Date ..........................          100            100            100            100            100
December 15, 2001 .....................          100            100            100            100            100
December 15, 2002 .....................          100            100            100            100            100
December 15, 2003 .....................          100            100            100            100            100
December 15, 2004 .....................          100            100            100            100            100
December 15, 2005 .....................          100            100            100            100            100
December 15, 2006 .....................          100            100            100            100            100
December 15, 2007 .....................          100            100            100            100            100
December 15, 2008 .....................          100            100            100            100            100
December 15, 2009 .....................          100            100            100            100            100
December 15, 2010 .....................            0              0              0              0              0
Weighted Average Life
 (in years) ...........................          9.92           9.92           9.92           9.92           9.67
First Principal Payment Date ..........      11/15/10       11/15/10       11/15/10       11/15/10       08/15/10
Last Principal Payment Date ...........      11/15/10       11/15/10       11/15/10       11/15/10       08/15/10

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
DEFEASANCE, YIELD MAINTENANCE AND PENALTY PERIOD AND OTHERWISE AT INDICATED CPR

                                                               PREPAYMENT ASSUMPTION (CPR)
                                         ------------------------------------------------------------------------
DATE                                        0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
----                                     ------------   ------------   ------------   ------------   ------------
Closing Date .........................          100            100            100            100            100
December 15, 2001 ....................          100            100            100            100            100
December 15, 2002 ....................          100            100            100            100            100
December 15, 2003 ....................          100            100            100            100            100
December 15, 2004 ....................          100            100            100            100            100
December 15, 2005 ....................          100            100            100            100            100
December 15, 2006 ....................          100            100            100            100            100
December 15, 2007 ....................          100            100            100            100            100
December 15, 2008 ....................          100            100            100            100            100
December 15, 2009 ....................          100            100            100            100            100
December 15, 2010 ....................            0              0              0              0              0
Weighted Average Life
 (in years) ..........................          9.92           9.92           9.92           9.92           9.67
First Principal Payment Date .........      11/15/10       11/15/10       11/15/10       11/15/10       08/15/10
Last Principal Payment Date ..........      11/15/10       11/15/10       11/15/10       11/15/10       08/15/10

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the maturity assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of December 14, 2000 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including December 1, 2000 to but excluding the delivery date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------                  -------- --------- --------- --------- ---------
















Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------                  -------- --------- --------- --------- ---------
















Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------                  -------- --------- --------- --------- ---------














Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------                  -------- --------- --------- --------- ---------













Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
         FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                           % CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                                MAINTENANCE AND PENALTY PERIOD
                                                  OTHERWISE AT INDICATED CPR
                                       ------------------------------------------------
ASSUMED PRICE (32NDS)                   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
---------------------                  -------- --------- --------- --------- ---------















Weighted Average Life (yrs.) .........
First Principal Payment Date .........
Last Principal Payment Date ..........

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect, or proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary represents the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, three separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as "REMIC I," "REMIC II" and "REMIC III," respectively. Upon the issuance of the offered certificates, Mayer, Brown & Platt, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called the Code. For federal income tax purposes, the Class R-I certificates will be the sole class of "residual interests" in REMIC I; the Class R-II certificates will be the sole class of "residual interests" in REMIC II; except to the extent representing the right to excess interest on the ARD loans, the certificates, other than the REMIC residual certificates, will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III certificates will be the sole class of "residual interests" in REMIC III. See "Federal Income Tax Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their respective outstanding principal balances on their related anticipated repayment dates. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Class P certificates, in addition to evidencing REMIC regular interests, will also evidence undivided beneficial interests in the portion of the trust consisting of any excess interest collected on ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because as specified on page S-5, certain classes of certificates bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums as described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium should be taxed to the holder of a class of certificates entitled to a prepayment premium. For federal income tax reporting purposes, prepayment premiums will be treated as income to the holders of a class of certificates entitled to prepayment premiums only after the servicer's actual receipt of a prepayment premium that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations which make modifications to the withholding, backup withholding and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class P certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, they do not prepay on their related anticipated repayment dates, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of that holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class P certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about November , 2000, among the depositor, GMACCM and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream, Luxembourg and Euroclear on or about December   , 2000, against
payment therefor in immediately available funds.

                                ALLOCATION TABLE

UNDERWRITER                            CLASS A-1    CLASS A-2   CLASS B   CLASS C   CLASS D
-----------                           -----------  ----------- --------- --------- --------
        Deutsche Bank Securities Inc.
        Goldman, Sachs & Co. .......
                                           ---          ---        ---       ---      ---
        Total ......................       100%         100%       100%      100%     100%
                                           ===          ===        ===       ===      ===

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If either underwriter defaults, the offering agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Bank Securities Inc. is an affiliate of GACC and Goldman, Sachs & Co. is an affiliate of GSMC and Archon Financial, L.P.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Mayer, Brown & Platt, and for the underwriters by Brown & Wood LLP.

                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Moody's that are not lower than those indicated under "Summary of Series 2000-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest, other than excess interest, to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the September, 2035 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     o the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans,

     o the degree to which prepayments might differ from those originally anticipated,

     o whether and to what extent prepayment premiums will be collected with prepayments or the corresponding effect on yield to investors,

     o whether and to what extent excess interest will be collected on any ARD loan,

     o whether and to what extent default interest will be collected on the mortgage loans, and

     o    the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     As of the date of their issuance, any offered certificates rated in the category of "AAA" or "AA" or the equivalent by at least one rating agency will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." No other offered certificates will be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the

Non-SMMEA certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the non-SMMEA certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions."

     If you purchase or hold the Class A, Class B, Class C, Class D, Class E, Class F or Class G certificates, on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus, and similar exemptions granted to each of the underwriters (see Prohibited Transaction Exemption "PTE" 89-88, 54 Fed. Reg. 42581 (1989) as amended by 55 Fed. Reg. 1641 and 55 Fed. Reg. 48939, PTE 94-29, 59 Fed. Reg. 14675 (1994) and FAN 97-03E (December 9, 1996) (unpublished), each as amended by PTE 97-34, 62 Fed. Reg. 39021 (1997)) and PTE 2000-58, 65 Fed. Reg. 67765
(2000). To qualify for the exemption, however, a number of conditions must be met, including the requirement that the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, and that at the time of acquisition, the certificates must be rated in one of the top four generic rating categories by at least one rating agency. In addition, because the exemption does not apply to certificates rated below the top four generic rating categories, neither the exemption nor any similar exemption issued to the underwriters will apply to the Class A, Class B, Class C, Class D, Class E, Class F or Class G certificates.

     As a result, if you purchase a Class A, Class B, Class C or Class D, Class E, Class F or Class G certificate or any interest in these certificates, you will be deemed to have represented by your purchase that either:

     o you are not a plan and you are not purchasing your certificates on behalf of, or with "plan assets" of, any plan or

     o your purchase of any of those certificates on behalf of, or with "plan assets" of, any plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met:

          (1) the source of funds that you used to purchase your certificate is an "insurance company general account" as defined in PTCE 95-60 and

          (2) the conditions of Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of your certificates. See "ERISA Considerations--Representation From Investing Plans" in the prospectus.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--Representation From Investing Plans" in the prospectus, may apply to you. On January 5, 2000, the DOL published final regulations under
Section 401(c) that will generally become applicable on July 5, 2001.

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                    GLOSSARY

     AVAILABLE CERTIFICATE DISTRIBUTION AMOUNT--The Available Certificate Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the mortgage loan subaccount and the certificate distribution account as of the close of business on the related determination date, excluding:

          o monthly payments collected but due on a due date after the related collection period and allocated to the mortgage loan subaccount;

          o    prepayment premiums;

          o amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the servicer, any replacement special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          o amounts deposited in the mortgage loan subaccount or the certificate distribution account, as the case may be, in error;

          o for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          o amounts that represent excess interest or excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon on a balloon mortgage loan payment occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related servicing fees and, if applicable, excess interest) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan or companion loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the net mortgage rate for any mortgage loan or companion loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan or companion loan, whether agreed to by the servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the revised rate to any ARD loan.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related servicing fees and, if applicable, excess interest) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related servicing fees and, if applicable, excess interest) on the prepayment will constitute a Prepayment Interest Shortfal.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the aggregate of the following, without duplication:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans (other than any companion loan) for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans (other than any companion loan) during the related collection period;

     (3) for any balloon loan (other than any companion loan) for which the stated maturity date occurred, or any ARD loan for which the anticipated repayment date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds, condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the servicer as recoveries of principal and allocable to any companion loan, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans (other than any companion loans) as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                     ANNEX A

                      CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, separate amounts for each such related mortgaged property are shown.

DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) allowance for vacancies and losses. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow for any mortgaged property. Some assumptions and subjective judgments relate to future events, conditions and circum-stances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, that will be affected by a variety of complex factors over which none of the depositor, the seller or the servicer have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     2. "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date for such mortgage loan or, for some mortgage loans that pay interest for only a period of time, 12 times the monthly payment in effect at the end of such period. In the case of the AmeriSuites loan and the MacArthur Center loan, annual debt service is the amount as scheduled in the related note as being due and payable for such period.

     3. "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves (which, if the conditions for release are not met by a certain date, would be used to partially prepay or defease the mortgage loan), that the principal balance of the mortgage loan is reduced by the amount of the earnout.

     Generally, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the interest-only period, and for the step amortization mortgage loans is based on the payment due as of the cut-off date or the payment due after the interest-only period, as applicable.

     4. "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the delivery date or the seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     5. "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated.

     6. "Square feet," "sq. ft." or "SF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     7. "Units" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment and (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     8. "Occupancy" means the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy as of date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     9. "Balloon or ARD balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     10. "Scheduled maturity date LTV" or "ARD LTV" means, for any balloon loan or ARD loan, the Balloon or ARD Balance for that mortgage loan divided by the appraised value of the related mortgaged property.

     11. "Mortgage rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     12. "Servicing fee rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     13. "Prepayment provisions" for each mortgage loan are: "lock," which means the duration of lockout period, and "defeasance," which means the duration of any defeasance period. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     14. "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     15. In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     16. "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

INTEREST ONLY LOANS

     Loan Number 21015. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from October 5, 2000 through September 5, 2002. Commencing on October 5, 2002 and continuing through maturity, monthly payments of principal and interest in the amount of $225,555.63 are required.

     Loan Number 27395. The mortgage loan requires monthly payments of interest only (calculated using actual/360 interest accrual method) from August 5, 2000 through May 5, 2001. Commencing on June 5, 2001 and continuing through maturity, monthly payments of principal and interest in the amount $95,638.53 are required.

     Loan Number 11029240. The mortgage loan requires monthly payments of interest only in the amount of $88,214.58 from October 1, 2000 through September 1, 2001. Commencing on October 1, 2001 and continuing through maturity, monthly payments of principal and interest in the amount of $96,948.79 are required.

CERTAIN RESERVES

     Loan Number 27443. The mortgage loan requires an initial deposit of $100 into the replacement reserve. Beginning December 1, 2000 and on the first day of each subsequent calendar month through April 1, 2001, borrower is paying $8,000 per month into the replacement reserve. Commencing on May 1, 2001 and thereafter, a monthly payment is based on 1/12th of 5% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28269. The mortgage loan requires an initial deposit of $100 into the replacement reserve. Commencing on October 1, 2001 and thereafter, the monthly payment is based on 1/12th of 5% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28270. The mortgage loan requires an initial deposit of $1,000 into the replacement reserve. The borrower is paying $10,926.17 per month into the replacement reserve through April 1, 2001. Commencing on May 1, 2001 the monthly payment is based on 1/12th of 5% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28491. The mortgage loan requires monthly payments of $6,351.51 per month into the replacement reserve through April 1, 2001. Commencing on May 1, 2001 the monthly payment is based on 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28493. The mortgage loan requires an initial deposit of $1,000 into the replacement reserve. The borrower is paying $7,400 per month into the replacement reserve through April 1, 2001. Commencing on May 1, 2001 the monthly payment is based on 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28497. The mortgage loan requires an initial deposit of $1000 into the replacement reserve. Beginning September 1, 2000 and on the first day of each subsequent calendar month through April 1, 2001, borrower is paying $6,900 per month into the replacement reserve. Commencing on May 1, 2001 the monthly payment is based on 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28499. The mortgage loan requires an initial deposit of $1,000 into the replacement reserve. The borrower is paying $7,500 per month into the replacement reserve through April 1, 2001, which is 4% of total gross revenues. Commencing on May 1, 2001 the monthly payment is based on 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year.

     Loan Number 28640. The mortgage loan requires an initial deposit of $2,000 into the replacement reserve. The borrower is paying $8,000 per month into the replacement reserve beginning January 2001 through April 2001. Commencing on May 1, 2001, the monthly payment will be 1/12th of 4% of gross revenues based on the operation of the property during the immediately preceding calendar year.

     Loan Number 29734. The mortgage loan requires monthly payments equal to 1/12th of 4% of annual Operating Revenues as calculated both on an aggregate basis for all properties and on an individual basis for each property into the replacement reserve. The borrower shall not be required to make such replacement reserve deposit so long as the DSCR has not fallen below 1.48x and within twenty (20) days following the end of each calendar quarter, the borrower provides Lender with reports of the expenditures made by the borrower for the replacements for each property during such calendar quarter. If the actual expenditures made by the borrower are less than the replacements budget for that quarter, the borrower must deposit the difference into the replacement reserve.

     Loan Number DBM8915. The mortgage loan requires ongoing monthly deposits of $21,964 into the tenant improvement and leasing commission reserve, and $3,248 into the replacement reserve.

     Loan Number DBM11332. The mortgage loan requires ongoing monthly deposits of $10,200 into the replacement reserve.

     Loan Number DBM12838. The mortgage loan requires ongoing monthly deposits of $16,000 into the replacement reserve.

     Loan Number DBM12916. The mortgage loan requires an initial deposit of $323,858 into the immediate repairs reserve, and ongoing monthly deposits of $26,581 into the tenant improvement and leasing commission reserve, and $3,744 into the replacement reserve.

     Loan Number DBM13744. The mortgage loan requires an initial deposit of $177,750 into the immediate repairs reserve, and ongoing monthly deposits of $5,284 into the tenant improvement and leasing commission reserve, and $1,647 into the replacement reserve.

     Loan Number DBM13840. The mortgage loan requires ongoing monthly deposits of $70,048 into the tenant improvement and leasing commission reserve, and $10,596 into the replacement reserve.

     Loan Number DBM13892. The mortgage loan requires an initial deposit of $396,125 into the immediate repairs reserve, and ongoing monthly deposits of $4,158 into the replacement reserve.

     Loan Number DBM14180. The mortgage loan requires an initial deposit of $115,250 into the immediate repairs reserve, and ongoing monthly deposits of $5,167 in the replacement reserve.

     Loan No. 09-0001388. The mortgage loan requires an initial deposit of $266,000 into the tenant improvement and leasing commissions account. All funds will be released upon receipt of a tenant estoppel certificate signed by tenant.

     Loan No. 09-0001367. The mortgage loan requires an initial deposit of $1,020,000 into the tenant improvement and leasing commissions account for tenant improvements under certain leases. In addition, monthly deposits may be required up to a certain amount. The mortgage loan also requires an initial deposit of $80,000 that will be released upon receipt of a tenant estoppel certificate.

     Loan No. 09-0001381. The mortgage loan requires an initial deposit of $900,000 for the tenant improvement of the space leased to certain tenants. Upon receipt of executed tenant estoppel and lien waivers, the borrower may request a release of such amounts.

     Loan No. 09-0001334. The mortgage loan requires an initial deposit of $435,500 and monthly deposits of $2,000 into the tenant improvement and leasing commissions account. The borrower may request a release of such amounts upon
(1) execution of a new or renewal lease with respect to certain tenants upon certain terms specified in the related loan documents and (2) receipt of a tenant estoppel certificate.

     Loan No. 09-0001385. The mortgage loan requires an initial deposit of $73,563 in respect of leasing commissions and a deposit of $286,757 in respect of tenant improvements into an escrow account. Upon execution of all lien waivers this deposit will be released. Also collected at closing was a deposit of $36,514. All funds will be released upon receipt of a tenant estoppel certificate signed by tenant.

     Loan No. 09-0001369. The mortgage loan requires an initial deposit of $386,061 into the tenant improvement and leasing commissions account to be used for tenant improvements required under certain leases which will be released upon receipt of tenant estoppel certificates. Additionally, the borrower is required to make monthly deposits of $4,167 for tenant improvement and leasing commission obligations beginning October 1, 2005 and must post an irrevocable and unconditional standby letter of credit in the amount of $250,000 prior to November 15, 2009.

     Loan No. 09-0001404. The mortgage loan requires an initial deposit of $65,000 into the tenant improvement and leasing commissions account which will be released upon receipt of an executed tenant estoppel certificate.

     Loan No. 09-0001390. The mortgage loan requires an initial deposit of $83,475 into the tenant improvement and leasing commissions account.

EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Each earnout loan provides that in the event the conditions are not met by a certain date, the servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For all but two of the earnout loans listed below, the earliest date on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For each of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout Underwritten NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Balance Cut-Off Date LTV" and "Full Balance Cut-Off Date NCF DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                                     FULL LOAN     NET OF
 CONTROL       LOAN        EARNOUT       CURRENT       AMOUNT     EARNOUT
  NUMBER       NO.          AMOUNT       BALANCE        LTV         LTV
  ------       ---          ------       -------        ---         ---
    59           2476    $  232,000    $ 5,393,921      72.89%      69.76%
    33           2730    $  400,000    $ 9,579,724      69.42%      66.52%
    94           2823    $  500,000    $ 3,194,811      72.61%      61.25%
    20           2949    $  400,000    $14,939,887      79.89%      77.75%
   143       01102924    $  130,300    $ 1,297,834      68.31%      61.45%
    57       DBM10207    $1,215,000    $ 5,546,720      67.64%      67.64%
   117       DBM13977    $  250,000    $ 7,098,749      69.96%      69.96%

           FULL LOAN      NET OF                                     IF PREPAY,
 CONTROL     AMOUNT    EARNOUT NCF     EARNOUT        DEFEASE/      YIELD MAINT.
  NUMBER      DSCR         DSCR          DATE          PREPAY         APPLIC.
  ------      ----         ----          ----          ------         -------
    59        1.15x        1.20x        3/25/01   Prepay           Yes
    33        1.23x        1.28x        1/26/01   Prepay           Yes
    94        1.11x        1.31x        9/19/01   Prepay           No
    20        1.23x        1.26x       8/1/2001   Prepay           Yes
   143        1.39x        1.55x       12/23/00   Prepay           Yes
    57        1.29x        1.29x      11/1/2010   Defease/Prepay   Yes
   117        1.32x        1.32x     12/31/2007   Prepay           No

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX A
                      CHARACTERISTICS OF THE MORTGAGE LOANS

   CONTROL
   NUMBER            LOAN SELLER                LOAN NUMBER                                          PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
      1       GMACCM                               24082           Arizona Mills
      2       GMACCM                              GSMC 1           MacArthur Center
      3       Deutsche Bank                      DBM13840          1999 Broadway Building
      4       GMACCM                               29734           Amerisuites/Residence Inn Portfolio
     4a       GMACCM                              29734-A          AmeriSuites - Birmingham
     4b       GMACCM                              29734-B          AmeriSuites Uptown - Albuquerque
     4c       GMACCM                              29734-C          AmeriSuites - Linthicum Heights
     4d       GMACCM                              29734-D          AmeriSuites - Tampa
     4e       GMACCM                              29734-E          AmeriSuites - Flagstaff
     4f       GMACCM                              29734-F          AmeriSuites - Forest Park
     4g       GMACCM                              29734-G          Homewood Suites - Germantown
     4h       GMACCM                              29734-H          Residence Inn - Somers Point
------------------------------------------------------------------------------------------------------------------------------------
      5       Deutsche Bank                      DBM13657          201 East 14th - Coral Tower
      6       GMACCM                               21015           St. Croix Apartments at Pelican Marsh
      7       Deutsche Bank                      DBM12838          Coral Gate Apartments
      8       GMACCM                               28723           Lichtenstein Retail Portfolio
     8a       GMACCM                              28723-A          Hale Road Plaza
     8b       GMACCM                              28723-B          Christmas Tree Shops Plaza
     8c       GMACCM                              28723-C          Bernie's Plaza
------------------------------------------------------------------------------------------------------------------------------------
      9       Deutsche Bank                      DBM14078          Copper Canyon Apartments
     10       Deutsche Bank                      DBM13207          201 East 86th Street
     11       GMACCM                               28450           Governor's Square Apartments
     12       Archon Financial                  09-0001378         Poinsettia Plaza/Main Retail Plaza
     13       Archon Financial                  09-0001401         Harbor Pointe Apartments
------------------------------------------------------------------------------------------------------------------------------------
     14       Deutsche Bank                       DBM9716          A-C Development Portfolio
     14a      Deutsche Bank                      DBM9716-A         Georgetown Square Shopping Center
     14b      Deutsche Bank                      DBM9716-B         Lake Murray Shopping Center
     14c      Deutsche Bank                      DBM9716-C         Litchfield Market Village
     14d      Deutsche Bank                      DBM9716-D         Piggly Wiggly
------------------------------------------------------------------------------------------------------------------------------------
     15       Deutsche Bank                       DBM8915          Maryland Trade Center III
     16       Archon Financial                  09-0001403         Brittany at Waterford Lakes Apartments
     17       Archon Financial                  09-0001392         Uptown Center
     18       Archon Financial                  09-0001388         Long Beach Town Square
     19       Archon Financial                  09-0001402         Cross Timbers Apartments
------------------------------------------------------------------------------------------------------------------------------------
     20       GMACCM                               29497           Briargrove Plaza Shopping Center
     21       RFC                                991091618         Valley Creek Office Property
     22       Deutsche Bank                      DBM11332          Colonial Townhouse
     23       RFC                                11029238          Athens Promenade
     24       RFC                                11029240          DeZavala Oaks Apartments
------------------------------------------------------------------------------------------------------------------------------------
     25       GMACCM                               27395           Bound Brook Apartments
     26       Deutsche Bank                      DBM12916          B & O Building
     27       Deutsche Bank                      DBM12721          Napa Valley Apartments
     28       RFC                                991091621         Courtyard by Marriott - Orange
     29       GMACCM                               28997           Hillside Village Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
     30       Archon Financial                  09-0001380         One North Main
     31       GMACCM                               28269           Holiday Inn-Pittsburgh Airport
     32       Archon Financial                  09-0001412         International Business Park IV
     33       GMACCM                               27302           Fairfax Circle Shopping Center
     34       Archon Financial                  09-0001367         East Town Center
------------------------------------------------------------------------------------------------------------------------------------
     35       RFC                                991091659         Avanex II
     36       Archon Financial                  09-0001399         1200 Pacific Avenue
     37       Archon Financial                  09-0001381         Winchester Meadows
     38       RFC                                991091630         Porter Square Galleria
     39       Archon Financial                  09-0001398         Waterview Apartments
------------------------------------------------------------------------------------------------------------------------------------
     40       RFC                                991091620         Courtyard by Marriott - Westborough
     41       Deutsche Bank                      DBM12603          Dominion Plaza
     42       RFC                                991091256         Windover of Melbourne Apartments
     43       Deutsche Bank                      DBM12582          Ridge Carlton Apartments
     44       Deutsche Bank                      DBM13891          Whisper Hollow
------------------------------------------------------------------------------------------------------------------------------------
     45       RFC                                991091662         Park Colony Apartments
     46       Deutsche Bank                      DBM13933          265 East Office Building
     47       Archon Financial                  09-0001385         Pioneer Plaza I & II
     48       Deutsche Bank                      DBM14180          Chandler's Mill Apartments
     49       Deutsche Bank                      DBM13255          Industry Hills Business Park
------------------------------------------------------------------------------------------------------------------------------------
     50       GMACCM                               28270           Courtyard by Marriott
     51       GMACCM                               28492           Vistas at Northbrook
     52       Archon Financial                  09-0001365         Belle Mill Landing
     53       GMACCM                               28640           Fairfield Inn by Marriott
     54       RFC                                991091255         Windover Health Club Apartments
------------------------------------------------------------------------------------------------------------------------------------
     55       Deutsche Bank                      DBM13573          Pineridge Shopping Center
     56       Archon Financial                  09-0001369         Valley High Business Center
     57       Deutsche Bank                      DBM10207          Dove Canyon Plaza
     58       RFC                                11029222          The Willows Apartments
     59       GMACCM                               24767           Villages at McClintock
------------------------------------------------------------------------------------------------------------------------------------
     60       GMACCM                               28491           TownePlace Suites by Marriott
     61       GMACCM                               28350           Bay Shore Retail Center
     62       Archon Financial                  09-0001386         Hillsdale Office Center
     63       GMACCM                               28616           Waterford at Summit View Apartments
     64       GMACSLP                           01-1026848         Bongiovanni Apartment Portfolio
     64a      GMACSLP                          01-1026848-A        2100 Westbury Court Apartments
     64b      GMACSLP                          01-1026848-B        2110 Westbury Court Apartments
     64c      GMACSLP                          01-1026848-C        3506 Newkirk Avenue Apartments
------------------------------------------------------------------------------------------------------------------------------------
     65       Deutsche Bank                      DBM12720          Pennyfield Estates
     66       Archon Financial                  09-0001391         Crystal Lake Apartments
     67       RFC                                11029255          Fowler Plaza
     68       RFC                                991091257         Windover Golden Pointe
     69       Deutsche Bank                      DBM13574          Kelley Corner
------------------------------------------------------------------------------------------------------------------------------------
     70       RFC                                991091664         Bluffs IV
     71       GMACSLP                           01-1027968         2911 Florence Avenue Retail
     72       Archon Financial                  09-0001334         Home-Kim Group
     73       Archon Financial                  09-0001397         Greencastle Market Place
     74       Deutsche Bank                      DBM13892          High Point Apartments
------------------------------------------------------------------------------------------------------------------------------------
     75       GMACCM                               28493           Courtyard by Marriott
     76       Deutsche Bank                      DBM13744          Powerline Business Center
     77       Archon Financial                  09-0001387         Hanke Building
     78       Archon Financial                  09-0001407         Sierra Town Center
     79       Archon Financial                  09-0001382         Sequoia Grove
------------------------------------------------------------------------------------------------------------------------------------
     80       Archon Financial                  09-0001349         Little River Square Shopping Center
     81       GMACCM                               28499           Courtyard by Marriott (MI)
     82       GMACSLP                           01-1027711         Parkview Professional Building
     83       GMACCM                               28497           Fairfield Inn by Marriott (TX)
     84       Archon Financial                  09-0001376         Arizona Corporate Center
------------------------------------------------------------------------------------------------------------------------------------
     85       GMACCM                               29297           Amtech Systems Corporation Facility
     86       GMACSLP                           01-1026840         Kendall Apartment Portfolio
     86a      GMACSLP                          01-1026840-A        39th Street Apartments
     86b      GMACSLP                          01-1026840-B        Sutton Place Apartments
     86c      GMACSLP                          01-1026840-C        Winston Drive Apartments
     86d      GMACSLP                          01-1026840-D        25th Street Apartments
     86e      GMACSLP                          01-1026840-E        Kennedy Drive Apartments
     86f      GMACSLP                          01-1026840-F        Loganwood Apartments
------------------------------------------------------------------------------------------------------------------------------------
     87       Archon Financial                  09-0001396         Cardinal Plaza Shopping Center
     88       RFC                                991091661         Linens & Things
     89       Archon Financial                  09-0001366         Mill Plain Court Apartments
     90       GMACCM                               27443           Microtel Inn & Suites (Maryland)
     91       RFC                                991091652         Wellington Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
     92       RFC                                991091668         Suncrest Village Apartments
     93       Deutsche Bank                      DBM13675          77 Arkay & 89 Cabot
     93a      Deutsche Bank                     DBM13675-A         77 Arkay Drive
     93b      Deutsche Bank                     DBM13675-B         89 Cabot Court
     94       GMACCM                               28233           Bainbridge Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
     95       Archon Financial                  09-0001411         Garden Court Apartments
     96       Archon Financial                  09-0001375         Varnell Crossing Shopping Center
     97       Archon Financial                  09-0001404         South Hill Park Professional Center
     98       RFC                                11029223          Best Buy Mankato
     99       GMACCM                               28394           Pine Circle Townhomes
------------------------------------------------------------------------------------------------------------------------------------
     100      RFC                                991091254         Windover of Fort Pierce Apartments
     101      Archon Financial                  09-0001373         Muir Heights Apartments
     102      RFC                                991091647         Metro Park Complex
     103      Archon Financial                  09-0001400         Granite Industrial Center
     104      Archon Financial                  09-0001410         Durango Crossing Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
     105      Archon Financial                  09-0001394         One Summerside Place
     106      Archon Financial                  09-0001393         Shepherd Hills Center
     107      GMACSLP                           01-1026670         Island Mall
     108      RFC                                991091633         Route One Crossing
     109      RFC                                991091653         Riverbend MHP
------------------------------------------------------------------------------------------------------------------------------------
     110      Deutsche Bank                      DBM12529          Shiels Medical Center Plaza I & II
     111      Archon Financial                  09-0001408         Alder Square Office Building
     112      GMACCM                               27764           Timberlake Courts Apartments
     113      Deutsche Bank                      DBM13456          First Banister and Banister Place
     114      RFC                                991091657         Eckerd Drug/Children's Hospital
------------------------------------------------------------------------------------------------------------------------------------
     115      RFC                                991091654         Beacon Commons
     116      Deutsche Bank                      DBM12485          Brightleaf Shopping Center
     117      Deutsche Bank                      DBM13977          Madison Springs Plaza
     118      RFC                                11029256          Mission Square Retail Center
     119      GMACSLP                           01-1025159         Highland Park Apartments
------------------------------------------------------------------------------------------------------------------------------------
     120      GMACSLP                           01-1026870         Ashley Apartment Building
     121      Archon Financial                  09-0001370         Thomasville Furniture Showroom
     122      Archon Financial                  09-0001374         7419-7431 Lindbergh Drive
     123      GMACSLP                           01-1028013         Carlton Heights Apartments
     124      Archon Financial                  09-0001372         Insight AirCenter
------------------------------------------------------------------------------------------------------------------------------------
     125      RFC                                991091632         Louis Brandman and Sons
     126      RFC                                991091646         Empire Building
     127      RFC                                991091669         Courtyard Park
     128      RFC                                991091631         Lansdale & Five Points Apartments
     129      Archon Financial                  09-0001390         Cavalier Office Park - Building B
------------------------------------------------------------------------------------------------------------------------------------
     130      GMACSLP                           01-1027426         Colonial Apartments
     131      GMACCM                               27963           University Avenue Office Building
     132      Archon Financial                  09-0001389         Cavalier Office Park - Building A
     133      GMACSLP                           01-1024923         Trinity Towers, Brittany Apartments, Wagner Apts
    133a      GMACSLP                          01-1024923-A        Trinity Towers Apartments
    133b      GMACSLP                          01-1024923-B        Brittany Apartments
    133c      GMACSLP                          01-1024923-C        Wagner Apartments
------------------------------------------------------------------------------------------------------------------------------------
     134      RFC                                991091622         Federal Plaza Shopping Center
     135      RFC                                991091666         Parkwood Square Shopping Center
     136      Deutsche Bank                      DBM13480          Alhambra Mobile Home Park
     137      RFC                                991091626         Carrollton/Del-Mar Apartments
     138      RFC                                991091624         Grand Manor Apartments
------------------------------------------------------------------------------------------------------------------------------------
     139      GMACCM                               27587           Airline Medical Office
     140      GMACSLP                           01-1027758         171 - 181 Market Street Office
     141      GMACCM                               27965           Congress Avenue Office Park I
     142      RFC                                991091635         Ath-Dara
     143      RFC                                11029249          Bridgewater Mews
------------------------------------------------------------------------------------------------------------------------------------
     144      Deutsche Bank                      DBM13324          Foothills Business Park
     145      RFC                                991091644         Descanso Plaza Apartments
     146      GMACSLP                           01-1027009         Hudson Place Apartments
     147      GMACSLP                           01-1025837         Greenville Shopping Center
     148      GMACCM                               26252           Hunt Club Apartments
------------------------------------------------------------------------------------------------------------------------------------
     149      GMACCM                               28267           El Camino Real Courtyards
     150      RFC                                991091619         Bluebird Apartments
     151      RFC                                991091628         Wexford Apartments
     152      GMACSLP                           01-1026862         Beach AC Mini-Storage
     153      GMACSLP                           01-1026872         Palmetto Medical Park
------------------------------------------------------------------------------------------------------------------------------------
     154      GMACCM                               28261           Arcadia Business Center
     155      RFC                                991091627         South Lamar Retail
     156      RFC                                991091663         Wheatley Plaza Apartments
     157      GMACSLP                           01-1024063         100 East Main Office
     158      GMACSLP                           01-1027024         Patriot Self Storage
------------------------------------------------------------------------------------------------------------------------------------
     159      GMACCM                               27964           Beach Professional Plaza
     160      GMACSLP                           01-1027879         374 South 5th Street Apartments
     161      RFC                                991091645         210-230 West Nyack Road
     162      GMACSLP                           01-1023747         Independent Packaging Industrial Building
     163      GMACCM                               28992           Brentstone Apartments
------------------------------------------------------------------------------------------------------------------------------------
     164      RFC                                991091650         Metacom Apartments
     165      RFC                                991091634         Oak Apartments
     166      RFC                                991091649         Metacom Retail
     167      GMACSLP                           01-1028782         367 South 5th Street Multifamily
     168      RFC                                11029241          La Comercia
------------------------------------------------------------------------------------------------------------------------------------
     169      RFC                                991091623         Plant City Shopping Center
     170      GMACSLP                           01-1028014         Fairfield Apartments
     171      RFC                                991091655         Southern Acres MHP
     172      RFC                                991091651         Willow Lane Apartments
     173      RFC                                991091665         Huffmeister Plaza
------------------------------------------------------------------------------------------------------------------------------------
     174      RFC                                991091625         Belmont Square
     175      RFC                                991091658         15-17 Massasoit Ave.
------------------------------------------------------------------------------------------------------------------------------------

   CONTROL
   NUMBER             PROPERTY TYPE                                                 ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
      1              Anchored Retail         5000 Arizona Mills Circle
      2              Anchored Retail         300 Monticello Avenue
      3                   Office             1999 Broadway
      4                  Lodging
     4a                  Lodging             2980 Highway 150
     4b                  Lodging             6901 Arvada Avenue, N.E.
     4c                  Lodging             940 International Drive
     4d                  Lodging             4811 West Main Street
     4e                  Lodging             2455 South Beulah Boulevard
     4f                  Lodging             12001 Chase Plaza Drive
     4g                  Lodging             7855 Wolf River Parkway
     4h                  Lodging             900 Mays Landing Road
-----------------------------------------------------------------------------------------------------------------------------------
      5                Multifamily           201 East 14th Street
      6                Multifamily           4600 St. Croix Lane
      7                Multifamily           6990 N.W. 186th Street
      8              Anchored Retail
     8a              Anchored Retail         120 Hale Road
     8b              Anchored Retail         1505 South Washington Street
     8c              Anchored Retail         40 Cumberland Avenue
-----------------------------------------------------------------------------------------------------------------------------------
      9                Multifamily           5055 West Hacienda Avenue
     10                   Retail             201 East 86th Street
     11                Multifamily           520 P Street, 1451 3rd Street
     12              Anchored Retail         4250-4360 East Main Street & 4687-4731 Telephone Road
     13                Multifamily           5757 Five Flags Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
     14              Anchored Retail
     14a             Anchored Retail         821 King George Boulevard
     14b             Anchored Retail         760 US Highway 378
     14c             Anchored Retail         115 Willbrook Boulevard
     14d             Anchored Retail         1338 North Way (US Hwy 17)
-----------------------------------------------------------------------------------------------------------------------------------
     15                   Office             7501 Greenway Center Drive
     16                Multifamily           701 Brittany Lakes Lane
     17                   Office             2626 Howell Street
     18              Anchored Retail         3978 Cherry Avenue
     19                Multifamily           900 Golden Horseshoe Circle
-----------------------------------------------------------------------------------------------------------------------------------
     20              Anchored Retail         6100 - 6154 Westheimer Road
     21                   Office             8301, 8401, & 8501 Golden Valley Road
     22                Multifamily           29 Foster Drive
     23              Anchored Retail         3640-3660 Atlanta Highway
     24                Multifamily           6033 DeZavala Road
-----------------------------------------------------------------------------------------------------------------------------------
     25                Multifamily           West Union Avenue
     26                   Office             2 North Charles
     27                Multifamily           1349 Horizon Ridge Parkway
     28                  Lodging             136 Marsh Hill Road
     29              Anchored Retail         6441 E. Mockingbird Lane
-----------------------------------------------------------------------------------------------------------------------------------
     30                   Office             101 North Main Street
     31                  Lodging             1406 Beers School Road
     32                   Office             6504 International Parkway
     33                   Retail             9629-9703 Lee Highway
     34              Anchored Retail         2090 Lincoln Highway East
-----------------------------------------------------------------------------------------------------------------------------------
     35                 Industrial           40949 Encyclopedia Circle
     36                 Mixed Use            1200 Pacific Avenue
     37              Anchored Retail         40335-40355 Winchester Road
     38                   Retail             One Porter Square
     39                Multifamily           220 First Street
-----------------------------------------------------------------------------------------------------------------------------------
     40                  Lodging             3 Technology Drive
     41              Anchored Retail         333 Dominion Blvd./1620 Cedar Road
     42                Multifamily           2255 Friday Court #225
     43                Multifamily           7373 Ridge Avenue
     44                Multifamily           3300 Parker Lane
-----------------------------------------------------------------------------------------------------------------------------------
     45                Multifamily           9127 N. Potter Road
     46                   Office             265 East 100 South Street
     47                   Office             1109 & 1211 W. Myrtle
     48                Multifamily           6350 MeadowVista
     49                 Industrial           15940-16056 Amar Rd., 15940-16063 Kaplan Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     50                  Lodging             2700 Hoppe Trail
     51                Multifamily           619 West Orlando Avenue
     52              Anchored Retail         94 West Belle Mill Road
     53                  Lodging             2750 Slater Road
     54                Multifamily           5496 Fitness Circle
-----------------------------------------------------------------------------------------------------------------------------------
     55              Anchored Retail         1788 East Broad Avenue
     56                   Office             3535-3625 40th Avenue Northwest
     57                   Retail             31911-31991 Dove Canyon Drive
     58                Multifamily           49330 Carlos Road
     59                Multifamily           1701 East Don Carlos Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     60                  Lodging             66 Zephyr Road
     61                   Retail             3845 Bayshore Road
     62                   Office             1291 & 1295 East Hillsdale Boulevard
     63                Multifamily           8301 Presidents Drive
     64                Multifamily
     64a               Multifamily           2100 Westbury Court
     64b               Multifamily           2110 Westbury Court
     64c               Multifamily           3506 Newkirk Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     65                Multifamily           10 Pennyfield Avenue
     66                Multifamily           1600-1768 Crystal Lake Drive
     67                   Retail             2301 East Fowler Avenue
     68                Multifamily           2555 Friday Court #225
     69              Anchored Retail         230 Kelly Street
-----------------------------------------------------------------------------------------------------------------------------------
     70                   Office             6305 & 6309 Carpinteria Avenue
     71                   Retail             2911 Florence Avenue
     72                 Industrial           10103 Residency Road
     73              Anchored Retail         N. Antrim Way (Route 11) at Walter Avenue
     74                Multifamily           2400 Wickersham Lane
-----------------------------------------------------------------------------------------------------------------------------------
     75                  Lodging             80 Northeast Loop 410
     76                 Industrial           5601 North Powerline Road
     77                   Office             1110-1130 Main Street
     78              Anchored Retail         2020 Craig Road
     79                Multifamily           900-986 Podva Road
-----------------------------------------------------------------------------------------------------------------------------------
     80              Anchored Retail         1312 West Granthan Street
     81                  Lodging             1592 Mall Drive
     82                   Office             1800 Rockaway Avenue
     83                  Lodging             88 Northeast Loop 410
     84                 Industrial           531 & 561 E. Elliot Rd and 574 E. Alamo Dr.
-----------------------------------------------------------------------------------------------------------------------------------
     85                 Industrial           8600 Jefferson Street, NE
     86                Multifamily
     86a               Multifamily           975, 1005, 1015 39th Street
     86b               Multifamily           1832 - 1836 Sutton Court
     86c               Multifamily           3370 - 3400 Winston Drive
     86d               Multifamily           3902 25th Street
     86e               Multifamily           2005 - 2007 Kennedy Drive
     86f               Multifamily           2104 18th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     87              Anchored Retail         1419 East Andrews Avenue
     88                   Retail             3200 Mall Loop Drive
     89                Multifamily           16410 SE 5th Street
     90                  Lodging             1170 Winterson Road
     91              Mobile Home Park        245 Lancaster Drive
-----------------------------------------------------------------------------------------------------------------------------------
     92                Multifamily           10901 & 11061 Village Bend Lane
     93                  Various
     93a                  Office             77 Arkay Drive
     93b                Industrial           89 Cabot Court
     94                Self-Storage          9300 Sportsman Club Road NE
-----------------------------------------------------------------------------------------------------------------------------------
     95                Multifamily           119 19th Ave. E
     96              Anchored Retail         3901 Cleveland Highway
     97                   Office             702 South Hill Park Drive
     98              Anchored Retail         1895 Adam Street
     99                Multifamily           7102-7196 Lodgepole Drive, SE
-----------------------------------------------------------------------------------------------------------------------------------
     100               Multifamily           2476 Atlantis Drive
     101               Multifamily           2129 Muir Field Road
     102                Industrial           333 Metro Park
     103                Industrial           3625-3775 West Teco Avenue
     104             Anchored Retail         1145 S. Camino Del Rio
-----------------------------------------------------------------------------------------------------------------------------------
     105                  Office             5999 Summerside Drive
     106                  Office             5930, 5940 & 5980 Hamilton Blvd.
     107                  Retail             1425 McCulloch Boulevard
     108                  Retail             108 Newbury Street (Route 1)
     109             Mobile Home Park        7535 Northeast River Road
-----------------------------------------------------------------------------------------------------------------------------------
     110                  Office             2731 & 2811 Lemmon Avenue
     111                  Office             1404 South Central Avenue
     112               Multifamily           125 Interstate Highway 10 North
     113                  Office             3816 So.1st St.& 3809 So.2nd St.
     114             Anchored Retail         2604 - 2606 Route 130 North
-----------------------------------------------------------------------------------------------------------------------------------
     115               Multifamily           5629-5669 Beacon Street
     116             Anchored Retail         220 East Marlboro Road
     117             Anchored Retail         25285 Madison Avenue
     118                  Retail             9735 Old St. Augustine Road
     119               Multifamily           6622 - 6766 North Fessenden Street
-----------------------------------------------------------------------------------------------------------------------------------
     120               Multifamily           4954 West Pine Boulevard
     121             Anchored Retail         11705 Carolina Place Parkway
     122                Industrial           7419-7431 Lindbergh Drive
     123               Multifamily           8206 Bunche Drive
     124                Industrial           6845 Escondido Street
-----------------------------------------------------------------------------------------------------------------------------------
     125                  Retail             173 Main Street and 10 Catherine Street
     126               Multifamily           1231 Walnut Street
     127               Multifamily           4201 Oglethorpe Street
     128               Multifamily           2713, 2719 Azalea Gardens Rd & 1209-1213 Norview Ave
     129                  Office             51 Cavalier Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
     130               Multifamily           165 Pearl Street
     131                  Office             7373 University Avenue
     132                  Office             47 Cavalier Boulevard
     133               Multifamily
    133a               Multifamily           34 - 38 Vernon Street
    133b               Multifamily           44 New Britain Avenue
    133c               Multifamily           59 Webster Street
-----------------------------------------------------------------------------------------------------------------------------------
     134                  Retail             1924-1960 S. Federal Highway
     135                  Retail             3010 Highway 30 West
     136             Mobile Home Park        109 East Monterey Drive
     137               Multifamily           1600 & 1610 Belt Line Drive
     138               Multifamily           7405 W 123rd Street
-----------------------------------------------------------------------------------------------------------------------------------
     139                  Office             5990 Airline Drive
     140                  Office             171 - 181 Market Street
     141                  Office             1760 N. Congress Avenue
     142               Multifamily           83-93 S. Lansdowne Avenue
     143                  Office             1952 Route 22 East
-----------------------------------------------------------------------------------------------------------------------------------
     144                Industrial           16006 - 16016 Foothill Boulevard
     145               Multifamily           11102 East 16th Avenue
     146               Multifamily           5605, 5610, 5611, 5612 Hudson Street; 1517-1519 Matilda St.
     147                  Retail             2715 Traders Road
     148               Multifamily           2211 West Hickory Street
-----------------------------------------------------------------------------------------------------------------------------------
     149                  Office             250 El Camino Real
     150               Multifamily           900 - 908 Rice Street
     151               Multifamily           430 Elm Street
     152               Self-Storage          101 Central Road
     153                  Office             22023 State Road 7
-----------------------------------------------------------------------------------------------------------------------------------
     154                  Office             735 W. Duarte Road
     155                  Retail             2300 South Lamar Boulevard
     156               Multifamily           5600 Market Street
     157                  Office             100 East Main Street and 101 East Water Street
     158               Self-Storage          1144 Sigman Road
-----------------------------------------------------------------------------------------------------------------------------------
     159                  Office             12362 Beach Boulevard
     160               Multifamily           374 South 5th Street
     161                Industrial           210 - 230 West Nyack Road
     162                Industrial           303 North Curry Pike
     163               Multifamily           2712 Bartlett Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     164               Multifamily           400R Metacom Avenue
     165               Multifamily           8904-8914 Temple Terrace Highway
     166                  Retail             390 Metacom Avenue
     167               Multifamily           367 South 5th Street
     168                  Retail             5805 Lyons Avenue
-----------------------------------------------------------------------------------------------------------------------------------
     169                  Retail             1705-1707 Jim Redman Parkway
     170               Multifamily           100 South Bowser Road
     171             Mobile Home Park        3334 East Southern Avenue
     172               Multifamily           3101-3111 Willow Lane
     173                  Retail             11302 Huffmeister Road
-----------------------------------------------------------------------------------------------------------------------------------
     174                  Retail             6347-6359 West Belmont Avenue
     175               Multifamily           15-17 Massasoit Ave.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       CROSS
   CONTROL                                                                                                         COLLATERALIZED
   NUMBER                           CITY                                  STATE                ZIP CODE                GROUPS
------------------------------------------------------------------------------------------------------------------------------------
      1       Tempe                                                      Arizona                85282
      2       Norfolk                                                   Virginia                23510
      3       Denver                                                    Colorado                80202
      4
     4a       Hoover                                                     Alabama                35244
     4b       Albuquerque                                              New Mexico               87110
     4c       Linthicum Heights                                         Maryland                21090
     4d       Tampa                                                      Florida                33607
     4e       Flagstaff                                                  Arizona                86001
     4f       Forest Park                                                 Ohio                  45240
     4g       Germantown                                                Tennessee               38138
     4h       Somers Point                                             New Jersey               08244
------------------------------------------------------------------------------------------------------------------------------------
      5       New York                                                  New York                10003
      6       Naples                                                     Florida                34109
      7       Miami                                                      Florida                33015
      8
     8a       Manchester                                               Connecticut              06040
     8b       North Attleboro                                         Massachusetts             02760
     8c       North Attleboro                                         Massachusetts             02760
------------------------------------------------------------------------------------------------------------------------------------
      9       Las Vegas                                                  Nevada                 89118
     10       New York                                                  New York                11028
     11       Sacramento                                               California               95814
     12       Ventura                                                  California               93033
     13       Orlando                                                    Florida                32822
------------------------------------------------------------------------------------------------------------------------------------
     14
     14a      Savannah                                                   Georgia                31419
     14b      Lexington                                              South Carolina             29072
     14c      Pawley's Island                                        South Carolina             29585
     14d      Darien                                                     Georgia                31305
------------------------------------------------------------------------------------------------------------------------------------
     15       Greenbelt                                                 Maryland                20770
     16       Orlando                                                    Florida                32828
     17       Dallas                                                      Texas                 75204
     18       Long Beach                                               California               90807
     19       Morrisville                                            North Carolina             27560
------------------------------------------------------------------------------------------------------------------------------------
     20       Houston                                                     Texas                 77057
     21       Golden Valley                                             Minnesota               55427
     22       Willimantic                                              Connecticut              06226
     23       Athens                                                     Georgia                30606
     24       San Antonio                                                 Texas                 78249
------------------------------------------------------------------------------------------------------------------------------------
     25       Bound Brook                                              New Jersey               08805
     26       Baltimore                                                 Maryland                21201
     27       Henderson                                                  Nevada                 89012
     28       Orange                                                   Connecticut              06477
     29       Dallas                                                      Texas                 75214
------------------------------------------------------------------------------------------------------------------------------------
     30       Ann Arbor                                                 Michigan                48104
     31       Moon Township                                           Pennsylvania              15108
     32       Plano                                                       Texas                 75093
     33       Fairfax                                                   Virginia                22031
     34       East Lampeter Township                                  Pennsylvania              17576
------------------------------------------------------------------------------------------------------------------------------------
     35       Fremont                                                  California               94538
     36       Santa Cruz                                               California               95060
     37       Temecula                                                 California               92591
     38       Cambridge                                               Massachusetts             02140
     39       Kirkland                                                 Washington               98033
------------------------------------------------------------------------------------------------------------------------------------
     40       Westborough                                             Massachusetts             01581
     41       Chesapeake                                                Virginia                23322
     42       West Melbourne                                             Florida                32904                  Group C
     43       Philadelphia                                            Pennsylvania              19128
     44       Austin                                                      Texas                 78741                  Group F
------------------------------------------------------------------------------------------------------------------------------------
     45       Des Plaines                                               Illinois                60016
     46       Salt Lake City                                              Utah                  84111
     47       Boise                                                       Idaho                 83702
     48       Corpus Christi                                              Texas                 78414
     49       City of Industry                                         California               91744
------------------------------------------------------------------------------------------------------------------------------------
     50       Round Rock                                                  Texas                 78681
     51       Normal                                                    Illinois                61761
     52       Red Bluff                                                California               96080
     53       Morrisville                                            North Carolina             27560
     54       Orlando                                                    Florida                32839                  Group C
------------------------------------------------------------------------------------------------------------------------------------
     55       Rockingham                                             North Carolina             28379
     56       Rochester                                                 Minnesota               55901
     57       Trabuco Canyon                                           California               92679
     58       Chesterfield Township                                     Michigan                48045
     59       Tempe                                                      Arizona                85281
------------------------------------------------------------------------------------------------------------------------------------
     60       Williston                                                  Vermont                05495
     61       Lower Township                                           New Jersey               08204
     62       Foster City                                              California               94404
     63       Swatara Township                                        Pennsylvania              17111
     64
     64a      Brooklyn                                                  New York                11225
     64b      Brooklyn                                                  New York                11225
     64c      Brooklyn                                                  New York                11225
------------------------------------------------------------------------------------------------------------------------------------
     65       Bronx                                                     New York                10465
     66       Corvallis                                                  Oregon                 97333
     67       Tampa                                                      Florida                33612
     68       West Melbourne                                             Florida                32904                  Group C
     69       Lake City                                              South Carolina             29560
------------------------------------------------------------------------------------------------------------------------------------
     70       Carpinteria                                              California               93013
     71       Los Angeles                                              California               90255
     72       Manassas                                                  Virginia                20110
     73       Greencastle                                             Pennsylvania              17225
     74       Austin                                                      Texas                 78741                  Group F
------------------------------------------------------------------------------------------------------------------------------------
     75       San Antonio                                                 Texas                 78216
     76       Fort Lauderdale                                            Florida                33309
     77       Cincinnati                                                  Ohio                  45210
     78       North Los Vegas                                            Nevada                 89031
     79       Danville                                                 California               94526
------------------------------------------------------------------------------------------------------------------------------------
     80       Goldsboro                                              North Carolina             27530
     81       Benton Harbor                                             Michigan                49022
     82       Hewlett                                                   New York                11557
     83       San Antonio                                                 Texas                 78216
     84       Chandler                                                   Arizona                85225
------------------------------------------------------------------------------------------------------------------------------------
     85       Albuquerque                                              New Mexico               87113
     86
     86a      Bettendorf                                                  Iowa                  52722
     86b      Bettendorf                                                  Iowa                  52722
     86c      Bettendorf                                                  Iowa                  52722
     86d      Moline                                                    Illinois                61265
     86e      East Moline                                               Illinois                61244
     86f      Moline                                                    Illinois                61265
------------------------------------------------------------------------------------------------------------------------------------
     87       Henderson                                              North Carolina             27536
     88       Joliet                                                    Illinois                60432
     89       Vancouver                                                Washington               98684
     90       Linthicum                                                 Maryland                21090
     91       Reno                                                       Nevada                 89506
------------------------------------------------------------------------------------------------------------------------------------
     92       Houston                                                     Texas                 77072
     93
     93a      Hauppauge                                                 New York                11788
     93b      Hauppauge                                                 New York                11788
     94       Bainbridge Island                                        Washington               98110
------------------------------------------------------------------------------------------------------------------------------------
     95       Seattle                                                  Washington               98112
     96       Varnell                                                    Georgia                30721
     97       Puyallup                                                 Washington               98373
     98       Mankato                                                   Minnesota               56001
     99       Grand Rapids                                              Michigan                49548
------------------------------------------------------------------------------------------------------------------------------------
     100      Ft. Pierce                                                 Florida                34981                  Group C
     101      Madison                                                   Wisconsin               53719
     102      Rochester                                                 New York                14623
     103      Las Vegas                                                  Nevada                 89103
     104      Durango                                                   Colorado                81301
------------------------------------------------------------------------------------------------------------------------------------
     105      Dallas                                                      Texas                 75252
     106      Wescosville                                             Pennsylvania              18106
     107      Lake Havasu City                                           Arizona                92083
     108      Peabody                                                 Massachusetts             01960
     109      Otsego                                                    Minnesota               55330
------------------------------------------------------------------------------------------------------------------------------------
     110      Dallas                                                      Texas                 75204
     111      Kent                                                     Washington               98032
     112      Beaumont                                                    Texas                 77707
     113      Austin                                                      Texas                 78704
     114      Cinnaminson                                              New Jersey               08077
------------------------------------------------------------------------------------------------------------------------------------
     115      Pittsburgh                                              Pennsylvania              15217
     116      Farmville                                              North Carolina             27828
     117      Murrieta                                                 California               92562
     118      Jacksonville                                               Florida                32257
     119      Portland                                                   Oregon                 97203
------------------------------------------------------------------------------------------------------------------------------------
     120      St. Louis                                                 Missouri                63108
     121      Pineville                                              North Carolina             28134
     122      Gaithersburg                                              Maryland                20879
     123      Dallas                                                      Texas                 75243                  Group B
     124      Las Vegas                                                  Nevada                 89119
------------------------------------------------------------------------------------------------------------------------------------
     125      Norwalk                                                  Connecticut              06851
     126      Philadelphia                                            Pennsylvania              19107
     127      Hyattsville                                               Maryland                20781
     128      Norfolk                                                   Virginia                23513
     129      Florence                                                  Kentucky                41042
------------------------------------------------------------------------------------------------------------------------------------
     130      Seymour                                                  Connecticut              06483
     131      La Mesa                                                  California               92041                  Group A
     132      Florence                                                  Kentucky                41042
     133
    133a      Hartford                                                 Connecticut              06106
    133b      Hartford                                                 Connecticut              06106
    133c      Hartford                                                 Connecticut              06106
------------------------------------------------------------------------------------------------------------------------------------
     134      Stuart                                                     Florida                34994                  Group D
     135      Huntsville                                                  Texas                 77340
     136      Globe                                                      Arizona                85501
     137      Carrollton                                                  Texas                 75211
     138      Apple Valley                                              Minnesota               55124
------------------------------------------------------------------------------------------------------------------------------------
     139      Houston                                                     Texas                 77076
     140      Paterson                                                 New Jersey               07505
     141      West Palm Beach                                            Florida                33409                  Group A
     142      Lansdowne                                               Pennsylvania              19050
     143      Bridgewater                                              New Jersey               08807
------------------------------------------------------------------------------------------------------------------------------------
     144      Irwindale                                                California               91706
     145      Aurora                                                    Colorado                80010
     146      Dallas                                                      Texas                 75206
     147      Greenville                                                  Texas                 75402
     148      Denton                                                      Texas                 76201
------------------------------------------------------------------------------------------------------------------------------------
     149      Tustin                                                   California               92780
     150      St. Paul                                                  Minnesota               55117
     151      Pottstown                                               Pennsylvania              19464
     152      Indian Harbor Beach                                        Florida                32937
     153      Boca Raton                                                 Florida                33428
------------------------------------------------------------------------------------------------------------------------------------
     154      Arcadia                                                  California               91007
     155      Austin                                                      Texas                 78704
     156      Houston                                                     Texas                 77020
     157      Charlottesville                                           Virginia                22902
     158      Conyers                                                    Georgia                30012
------------------------------------------------------------------------------------------------------------------------------------
     159      Stanton                                                  California               90680                  Group A
     160      Brooklyn                                                  New York                11211
     161      West Nyack                                                New York                10960
     162      Bloomington                                                Indiana                47404
     163      Pascagoula                                               Mississippi              39567
------------------------------------------------------------------------------------------------------------------------------------
     164      Bristol                                                 Rhode Island              02809                  Group E
     165      Tampa                                                      Florida                33637
     166      Bristol                                                 Rhode Island              02809                  Group E
     167      Brooklyn                                                  New York                11211
     168      Houston                                                     Texas                 77020
------------------------------------------------------------------------------------------------------------------------------------
     169      Plant City                                                 Florida                33566                  Group D
     170      Richardson                                                  Texas                 75081                  Group B
     171      Phoenix                                                    Arizona                85040
     172      Bronx(Pelham Bay)                                         New York                10461
     173      Houston                                                     Texas                 77065
------------------------------------------------------------------------------------------------------------------------------------
     174      Chicago                                                   Illinois                60618
     175      Bristol                                                 Rhode Island              02809
------------------------------------------------------------------------------------------------------------------------------------

                                                                                         % OF AGGREGATE       CUMULATIVE % OF
   CONTROL                                     ORIGINAL               CUT-OFF DATE        INITIAL POOL         INITIAL POOL
   NUMBER           RELATED GROUPS            BALANCE ($)              BALANCE ($)           BALANCE              BALANCE
------------------------------------------------------------------------------------------------------------------------------------
      1                                      146,000,000               145,831,430            11.44                11.44
      2                                      101,000,000               101,000,000            7.92                 19.36
      3                                       50,000,000                49,966,246            3.92                 23.28
      4                                       31,500,000                31,468,201            2.47                 25.75
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
------------------------------------------------------------------------------------------------------------------------------------
      5                                       30,000,000                29,978,826            2.35                 28.10
      6                                       29,800,000                29,800,000            2.34                 30.44
      7                                       28,400,000                28,340,494            2.22                 32.67
      8                 Group 1               28,350,000                28,331,922            2.22                 34.89
     8a
     8b
     8c
------------------------------------------------------------------------------------------------------------------------------------
      9                                       25,500,000                25,472,358            2.00                 36.89
     10                                       20,000,000                19,986,797            1.57                 38.45
     11                                       19,600,000                19,556,631            1.53                 39.99
     12                                       19,500,000                19,457,892            1.53                 41.51
     13                 Group 8               18,400,000                18,378,727            1.44                 42.96
------------------------------------------------------------------------------------------------------------------------------------
     14                                       18,273,900                18,243,221            1.43                 44.39
     14a
     14b
     14c
     14d
------------------------------------------------------------------------------------------------------------------------------------
     15                                       18,100,000                18,068,851            1.42                 45.81
     16                 Group 8               15,850,000                15,831,186            1.24                 47.05
     17                                       15,280,000                15,252,319            1.20                 48.24
     18                                       15,200,000                15,174,418            1.19                 49.43
     19                 Group 8               15,100,000                15,082,077            1.18                 50.62
------------------------------------------------------------------------------------------------------------------------------------
     20                                       14,950,000                14,939,887            1.17                 51.79
     21                                       14,000,000                13,947,530            1.09                 52.88
     22                                       14,000,000                13,976,203            1.10                 53.98
     23                                       13,300,000                13,286,010            1.04                 55.02
     24                                       13,150,000                13,150,000            1.03                 56.05
------------------------------------------------------------------------------------------------------------------------------------
     25                 Group 1               12,960,000                12,960,000            1.02                 57.07
     26                                       12,800,000                12,786,275            1.00                 58.07
     27                                       12,200,000                12,174,928            0.96                 59.03
     28                 Group 4               12,190,000                12,123,647            0.95                 59.98
     29                                       12,050,000                12,029,212            0.94                 60.92
------------------------------------------------------------------------------------------------------------------------------------
     30                                       11,890,000                11,882,403            0.93                 61.86
     31                                       10,500,000                10,481,894            0.82                 62.68
     32                                       10,350,000                10,343,223            0.81                 63.49
     33                                        9,600,000                 9,579,724            0.75                 64.24
     34                                        9,500,000                 9,480,693            0.74                 64.98
------------------------------------------------------------------------------------------------------------------------------------
     35                                        9,500,000                 9,477,053            0.74                 65.73
     36                                        9,465,800                 9,455,001            0.74                 66.47
     37                                        9,000,000                 8,990,766            0.71                 67.18
     38                                        8,885,000                 8,833,493            0.69                 67.87
     39                                        8,700,000                 8,694,103            0.68                 68.55
------------------------------------------------------------------------------------------------------------------------------------
     40                 Group 4                8,630,000                 8,583,025            0.67                 69.22
     41                                        7,280,000                 7,272,151            0.57                 69.79
     42                                        6,820,000                 6,805,233            0.53                 70.33
     43                                        6,700,000                 6,688,696            0.52                 70.85
     44                                        6,600,000                 6,593,077            0.52                 71.37
------------------------------------------------------------------------------------------------------------------------------------
     45                                        6,500,000                 6,483,295            0.51                 71.88
     46                                        6,500,000                 6,495,813            0.51                 72.39
     47                                        6,400,000                 6,395,852            0.50                 72.89
     48                                        6,160,000                 6,153,139            0.48                 73.37
     49                                        6,150,000                 6,139,726            0.48                 73.85
------------------------------------------------------------------------------------------------------------------------------------
     50                                        6,100,000                 6,083,592            0.48                 74.33
     51                                        6,100,000                 6,085,660            0.48                 74.81
     52                                        5,840,000                 5,828,362            0.46                 75.27
     53                                        5,800,000                 5,786,500            0.45                 75.72
     54                                        5,725,000                 5,712,604            0.45                 76.17
------------------------------------------------------------------------------------------------------------------------------------
     55                                        5,570,000                 5,566,570            0.44                 76.60
     56                                        5,550,000                 5,540,752            0.43                 77.04
     57                                        5,550,000                 5,546,720            0.44                 77.47
     58                                        5,480,000                 5,470,868            0.43                 77.90
     59                                        5,400,000                 5,393,921            0.42                 78.33
------------------------------------------------------------------------------------------------------------------------------------
     60                                        5,200,000                 5,185,037            0.41                 78.73
     61                                        5,100,000                 5,094,598            0.40                 79.13
     62                                        5,000,000                 4,994,856            0.39                 79.53
     63                                        5,000,000                 4,996,645            0.39                 79.92
     64                                        4,975,000                 4,965,197            0.39                 80.31
     64a
     64b
     64c
------------------------------------------------------------------------------------------------------------------------------------
     65                                        4,975,000                 4,965,878            0.39                 80.70
     66                                        4,850,000                 4,840,999            0.38                 81.08
     67                                        4,808,000                 4,803,377            0.38                 81.45
     68                                        4,805,000                 4,794,596            0.38                 81.83
     69                                        4,800,000                 4,797,044            0.38                 82.21
------------------------------------------------------------------------------------------------------------------------------------
     70                                        4,700,000                 4,677,703            0.37                 82.57
     71                                        4,650,000                 4,641,273            0.36                 82.94
     72                                        4,500,000                 4,482,939            0.35                 83.29
     73                                        4,500,000                 4,491,743            0.35                 83.64
     74                                        4,450,000                 4,445,332            0.35                 83.99
------------------------------------------------------------------------------------------------------------------------------------
     75                 Group 2                4,400,000                 4,385,061            0.34                 84.33
     76                                        4,200,000                 4,195,643            0.33                 84.66
     77                                        4,125,000                 4,116,011            0.32                 84.99
     78                                        4,100,000                 4,097,353            0.32                 85.31
     79                                        4,016,000                 4,011,196            0.31                 85.62
------------------------------------------------------------------------------------------------------------------------------------
     80                                        3,850,000                 3,839,200            0.30                 85.92
     81                 Group 2                3,800,000                 3,786,431            0.30                 86.22
     82                                        3,765,000                 3,755,960            0.29                 86.51
     83                 Group 2                3,700,000                 3,687,438            0.29                 86.80
     84                                        3,550,000                 3,546,317            0.28                 87.08
------------------------------------------------------------------------------------------------------------------------------------
     85                                        3,500,000                 3,496,165            0.27                 87.36
     86                                        3,450,000                 3,443,562            0.27                 87.63
     86a
     86b
     86c
     86d
     86e
     86f
------------------------------------------------------------------------------------------------------------------------------------
     87                                        3,400,000                 3,396,048            0.27                 87.89
     88                                        3,400,000                 3,388,080            0.27                 88.16
     89                                        3,300,000                 3,296,462            0.26                 88.42
     90                                        3,300,000                 3,288,994            0.26                 88.67
     91                                        3,260,000                 3,253,412            0.26                 88.93
------------------------------------------------------------------------------------------------------------------------------------
     92                                        3,225,000                 3,217,979            0.25                 89.18
     93                                        3,201,000                 3,197,651            0.25                 89.43
     93a
     93b
     94                                        3,200,000                 3,194,811            0.25                 89.68
------------------------------------------------------------------------------------------------------------------------------------
     95                                        3,195,000                 3,192,777            0.25                 89.93
     96                                        3,150,000                 3,146,768            0.25                 90.18
     97                                        3,080,000                 3,077,983            0.24                 90.42
     98                                        3,000,000                 2,995,161            0.23                 90.66
     99                                        3,000,000                 2,994,976            0.23                 90.89
------------------------------------------------------------------------------------------------------------------------------------
     100                                       2,950,000                 2,943,612            0.23                 91.12
     101                                       2,925,000                 2,919,727            0.23                 91.35
     102                                       2,900,000                 2,884,745            0.23                 91.58
     103                                       2,860,000                 2,854,794            0.22                 91.80
     104                                       2,640,000                 2,638,236            0.21                 92.01
------------------------------------------------------------------------------------------------------------------------------------
     105                                       2,530,000                 2,527,346            0.20                 92.21
     106                                       2,500,000                 2,493,148            0.20                 92.40
     107                                       2,480,000                 2,475,119            0.19                 92.60
     108                                       2,428,000                 2,416,032            0.19                 92.79
     109                                       2,400,000                 2,391,847            0.19                 92.98
------------------------------------------------------------------------------------------------------------------------------------
     110                                       2,400,000                 2,396,207            0.19                 93.16
     111                                       2,350,000                 2,348,452            0.18                 93.35
     112                                       2,275,000                 2,270,127            0.18                 93.53
     113                                       2,243,000                 2,241,573            0.18                 93.70
     114                                       2,242,000                 2,236,920            0.18                 93.88
------------------------------------------------------------------------------------------------------------------------------------
     115                                       2,200,000                 2,195,529            0.17                 94.05
     116                                       2,150,000                 2,146,217            0.17                 94.22
     117                                       2,100,000                 2,098,749            0.16                 94.38
     118                                       2,015,000                 2,009,661            0.16                 94.54
     119                                       2,000,000                 1,994,979            0.16                 94.70
------------------------------------------------------------------------------------------------------------------------------------
     120                                       2,000,000                 1,995,716            0.16                 94.85
     121                                       2,000,000                 1,996,709            0.16                 95.01
     122                                       2,000,000                 1,996,126            0.16                 95.17
     123                                       1,960,000                 1,955,735            0.15                 95.32
     124                                       1,955,000                 1,953,756            0.15                 95.47
------------------------------------------------------------------------------------------------------------------------------------
     125                                       1,900,000                 1,881,300            0.15                 95.62
     126                                       1,791,000                 1,784,821            0.14                 95.76
     127                                       1,750,000                 1,743,813            0.14                 95.90
     128                                       1,730,000                 1,718,602            0.13                 96.03
     129                Group 9                1,720,000                 1,717,155            0.13                 96.17
------------------------------------------------------------------------------------------------------------------------------------
     130                                       1,700,000                 1,696,238            0.13                 96.30
     131                                       1,685,000                 1,682,107            0.13                 96.43
     132                Group 9                1,680,000                 1,677,221            0.13                 96.56
     133                                       1,580,000                 1,572,308            0.12                 96.69
    133a
    133b
    133c
------------------------------------------------------------------------------------------------------------------------------------
     134                                       1,510,000                 1,503,586            0.12                 96.80
     135                                       1,500,000                 1,495,877            0.12                 96.92
     136                                       1,500,000                 1,499,181            0.12                 97.04
     137                                       1,482,000                 1,475,493            0.12                 97.16
     138                Group 7                1,380,000                 1,376,391            0.11                 97.26
------------------------------------------------------------------------------------------------------------------------------------
     139                                       1,350,000                 1,349,161            0.11                 97.37
     140                                       1,342,000                 1,339,900            0.11                 97.47
     141                                       1,340,000                 1,337,700            0.10                 97.58
     142                                       1,336,000                 1,330,267            0.10                 97.68
     143                                       1,300,000                 1,297,834            0.10                 97.79
------------------------------------------------------------------------------------------------------------------------------------
     144                                       1,255,000                 1,252,909            0.10                 97.88
     145                                       1,219,000                 1,210,266            0.09                 97.98
     146                                       1,200,000                 1,196,844            0.09                 98.07
     147                                       1,160,000                 1,157,388            0.09                 98.16
     148                                       1,100,000                 1,092,670            0.09                 98.25
------------------------------------------------------------------------------------------------------------------------------------
     149                                       1,100,000                 1,098,192            0.09                 98.34
     150                Group 7                1,100,000                 1,078,500            0.08                 98.42
     151                                       1,100,000                 1,095,911            0.09                 98.51
     152                                       1,000,000                   993,364            0.08                 98.58
     153                                       1,000,000                   998,030            0.08                 98.66
------------------------------------------------------------------------------------------------------------------------------------
     154                                       1,000,000                   998,471            0.08                 98.74
     155                                       1,000,000                   995,843            0.08                 98.82
     156                                       1,000,000                   995,926            0.08                 98.90
     157                                         977,000                   972,478            0.08                 98.97
     158                                         955,000                   951,204            0.07                 99.05
------------------------------------------------------------------------------------------------------------------------------------
     159                                         950,000                   948,369            0.07                 99.12
     160                Group 3                  940,000                   938,394            0.07                 99.20
     161                                         920,000                   904,541            0.07                 99.27
     162                                         875,000                   872,266            0.07                 99.33
     163                                         840,000                   839,427            0.07                 99.40
------------------------------------------------------------------------------------------------------------------------------------
     164               Group 10                  800,000                   798,215            0.06                 99.46
     165                                         790,000                   786,737            0.06                 99.53
     166               Group 10                  735,000                   732,028            0.06                 99.58
     167                Group 3                  723,000                   721,765            0.06                 99.64
     168                                         665,000                   664,045            0.05                 99.69
------------------------------------------------------------------------------------------------------------------------------------
     169                                         655,000                   652,218            0.05                 99.74
     170                                         640,000                   638,819            0.05                 99.79
     171                                         635,000                   632,405            0.05                 99.84
     172                                         591,000                   589,904            0.05                 99.89
     173                                         550,000                   546,974            0.04                 99.93
------------------------------------------------------------------------------------------------------------------------------------
     174                                         510,000                   507,960            0.04                 99.97
     175               Group 10                  368,000                   367,295            0.03                100.00
------------------------------------------------------------------------------------------------------------------------------------

                   MORTGAGE                                 INTEREST                                            ORIGINAL INTEREST
   CONTROL           RATE               SERVICING            ACCRUAL                                               ONLY PERIOD
   NUMBER             (%)             FEE RATE (%)           METHOD                AMORTIZATION TYPE                 (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
      1             7.89500              0.0318         Actual / 360               Amortizing Balloon
      2             7.43700              0.0318         Actual / 360               Amortizing Balloon
      3             7.97000              0.0518         Actual / 360                Hyper-Amortizing
      4             8.44385              0.1268         Actual / 360                Hyper-Amortizing
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
------------------------------------------------------------------------------------------------------------------------------------
      5             7.75000              0.0518         Actual / 360                Hyper-Amortizing
      6             8.33000              0.0818         Actual / 360         Interest Only ,Then Amortizing            24
      7             8.28000              0.0518         Actual / 360                Hyper-Amortizing
      8             8.25000              0.1268         Actual / 360               Amortizing Balloon
     8a
     8b
     8c
------------------------------------------------------------------------------------------------------------------------------------
      9             8.13000              0.0518         Actual / 360                Hyper-Amortizing
     10             8.08000              0.0518         Actual / 360                Hyper-Amortizing
     11             8.08000              0.0768         Actual / 360               Amortizing Balloon
     12             8.17000              0.0518         Actual / 360               Amortizing Balloon
     13             7.89000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     14             8.29000              0.0518         Actual / 360                Hyper-Amortizing
     14a
     14b
     14c
     14d
------------------------------------------------------------------------------------------------------------------------------------
     15             8.19000              0.0518         Actual / 360                Hyper-Amortizing
     16             7.79000              0.0518         Actual / 360               Amortizing Balloon
     17             7.98000              0.0518         Actual / 360               Amortizing Balloon
     18             8.28000              0.0518         Actual / 360               Amortizing Balloon
     19             7.79000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     20             7.96000              0.0518         Actual / 360               Amortizing Balloon
     21             8.73000              0.0868         Actual / 360                Hyper-Amortizing
     22             8.24000              0.0518         Actual / 360               Amortizing Balloon
     23             8.24000              0.0868         Actual / 360                Hyper-Amortizing
     24             8.05000              0.0868         Actual / 360         Interest Only ,Then Amortizing            12
------------------------------------------------------------------------------------------------------------------------------------
     25             8.06000              0.1268         Actual / 360         Interest Only ,Then Amortizing            10
     26             8.17000              0.0518         Actual / 360               Amortizing Balloon
     27             8.35000              0.0518         Actual / 360               Amortizing Balloon
     28             8.93000              0.0868         Actual / 360                Hyper-Amortizing
     29             8.18000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     30             8.24000              0.0818         Actual / 360               Amortizing Balloon
     31             8.45000              0.1268         Actual / 360                Hyper-Amortizing
     32             8.12000              0.1218         Actual / 360               Amortizing Balloon
     33             8.45000              0.1268         Actual / 360               Amortizing Balloon
     34             8.39000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     35             8.41000              0.0868         Actual / 360                Hyper-Amortizing
     36             7.94000              0.0518         Actual / 360               Amortizing Balloon
     37             8.33000              0.1018         Actual / 360               Amortizing Balloon
     38             8.43000              0.0868         Actual / 360               Amortizing Balloon
     39             7.95000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     40             8.93000              0.0868         Actual / 360                Hyper-Amortizing
     41             8.15000              0.0518         Actual / 360                Hyper-Amortizing
     42             8.16000              0.0868         Actual / 360               Amortizing Balloon
     43             8.27000              0.0518         Actual / 360               Amortizing Balloon
     44             8.25000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     45             8.20000              0.0868         Actual / 360               Amortizing Balloon
     46             8.20000              0.0518         Actual / 360                Hyper-Amortizing
     47             8.17000              0.1018         Actual / 360               Amortizing Balloon
     48             8.03000              0.0518         Actual / 360               Amortizing Balloon
     49             8.31000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     50             8.50000              0.1268         Actual / 360                Hyper-Amortizing
     51             8.50000              0.1268         Actual / 360               Amortizing Balloon
     52             8.46000              0.0518         Actual / 360               Amortizing Balloon
     53             9.25000              0.1268         Actual / 360                Hyper-Amortizing
     54             8.16000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     55             8.42000              0.0518         Actual / 360                Hyper-Amortizing
     56             8.32000              0.0518         Actual / 360               Amortizing Balloon
     57             8.62000              0.0518         Actual / 360                Hyper-Amortizing
     58             8.32000              0.0868         Actual / 360               Amortizing Balloon
     59             7.99000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     60             8.75000              0.1268         Actual / 365                Hyper-Amortizing
     61             8.21500              0.1268         Actual / 360               Amortizing Balloon
     62             8.32000              0.0518         Actual / 360               Amortizing Balloon
     63             8.00000              0.1268         Actual / 360               Amortizing Balloon
     64             8.50000              0.1268         Actual / 360               Amortizing Balloon
     64a
     64b
     64c
------------------------------------------------------------------------------------------------------------------------------------
     65             8.75000              0.0518         Actual / 360               Amortizing Balloon
     66             7.88000              0.0518         Actual / 360               Amortizing Balloon
     67             8.56000              0.0868         Actual / 360               Amortizing Balloon
     68             8.16000              0.0868         Actual / 360               Amortizing Balloon
     69             8.42000              0.0518         Actual / 360                Hyper-Amortizing
------------------------------------------------------------------------------------------------------------------------------------
     70             8.91000              0.0868         Actual / 360               Amortizing Balloon
     71             8.67000              0.1268         Actual / 360               Amortizing Balloon
     72             8.69000              0.1018         Actual / 360               Amortizing Balloon
     73             8.14000              0.0518         Actual / 360               Amortizing Balloon
     74             8.25000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     75             8.56250              0.1268         Actual / 360                Hyper-Amortizing
     76             8.29000              0.0518         Actual / 360               Amortizing Balloon
     77             8.36000              0.1218         Actual / 360               Amortizing Balloon
     78             8.19000              0.0518         Actual / 360               Amortizing Balloon
     79             7.76000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     80             8.71000              0.0518         Actual / 360               Amortizing Balloon
     81             8.31250              0.1268         Actual / 360                Hyper-Amortizing
     82             8.43000              0.1268         Actual / 360               Amortizing Balloon
     83             8.56250              0.1268         Actual / 360                Hyper-Amortizing
     84             8.29000              0.0818         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     85             8.09000              0.1268         Actual / 360               Amortizing Balloon
     86             8.69000              0.1268         Actual / 360               Amortizing Balloon
     86a
     86b
     86c
     86d
     86e
     86f
------------------------------------------------------------------------------------------------------------------------------------
     87             7.87000              0.0518         Actual / 360               Amortizing Balloon
     88             8.36000              0.0868         Actual / 360                Hyper-Amortizing
     89             8.17000              0.0518         Actual / 360               Amortizing Balloon
     90             8.65000              0.1268         Actual / 360                Hyper-Amortizing
     91             8.41000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     92             8.14000              0.0868         Actual / 360               Amortizing Balloon
     93             8.26000              0.0518         Actual / 360               Amortizing Balloon
     93a
     93b
     94             8.75000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     95             7.82000              0.0518         Actual / 360               Amortizing Balloon
     96             8.33000              0.0818         Actual / 360               Amortizing Balloon
     97             8.12000              0.0518         Actual / 360               Amortizing Balloon
     98             8.45000              0.0868         Actual / 360               Amortizing Balloon
     99             8.30000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     100            8.16000              0.0868         Actual / 360                Fully Amortizing
     101            8.00000              0.0518         Actual / 360               Amortizing Balloon
     102            8.44000              0.0868         Actual / 360               Amortizing Balloon
     103            8.18000              0.0518         Actual / 360               Amortizing Balloon
     104            8.02000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     105            8.25000              0.0518         Actual / 360               Amortizing Balloon
     106            8.40000              0.0518         Actual / 360               Amortizing Balloon
     107            9.06000              0.1268         Actual / 360               Amortizing Balloon
     108            8.76000              0.0868         Actual / 360               Amortizing Balloon
     109            8.56000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     110            8.53000              0.0518         Actual / 360               Amortizing Balloon
     111            8.09000              0.0518         Actual / 360               Amortizing Balloon
     112            8.20000              0.1268         Actual / 360               Amortizing Balloon
     113            8.26000              0.0518         Actual / 360                Hyper-Amortizing
     114            8.62000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     115            8.39000              0.0868         Actual / 360               Amortizing Balloon
     116            8.10000              0.0518         Actual / 360                Hyper-Amortizing
     117            8.58000              0.0518         Actual / 360               Amortizing Balloon
     118            8.58000              0.0868         Actual / 360               Amortizing Balloon
     119            8.28000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     120            8.20000              0.1268         Actual / 360               Amortizing Balloon
     121            8.37000              0.1118         Actual / 360               Amortizing Balloon
     122            8.56000              0.1018         Actual / 360               Amortizing Balloon
     123            8.75000              0.1268         Actual / 360               Amortizing Balloon
     124            8.26000              0.0518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     125            8.90000              0.0868         Actual / 360                Hyper-Amortizing
     126            8.41500              0.0868         Actual / 360               Amortizing Balloon
     127            7.87000              0.0868         Actual / 360               Amortizing Balloon
     128            8.01000              0.0868         Actual / 360               Amortizing Balloon
     129            8.35000              0.1218         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     130            8.08000              0.1268         Actual / 360               Amortizing Balloon
     131            8.20000              0.1268         Actual / 360               Amortizing Balloon
     132            8.35000              0.1218         Actual / 360               Amortizing Balloon
     133            8.82000              0.1268         Actual / 360               Amortizing Balloon
    133a
    133b
    133c
------------------------------------------------------------------------------------------------------------------------------------
     134            8.42000              0.0868         Actual / 360               Amortizing Balloon
     135            8.78000              0.0868         Actual / 360               Amortizing Balloon
     136            9.00000              0.0518         Actual / 360               Amortizing Balloon
     137            8.28000              0.0868         Actual / 360               Amortizing Balloon
     138            8.14000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     139            8.37500              0.1268         Actual / 360               Amortizing Balloon
     140            8.57000              0.2518         Actual / 360               Amortizing Balloon
     141            8.20000              0.1268         Actual / 360               Amortizing Balloon
     142            8.39000              0.0868         Actual / 360               Amortizing Balloon
     143            8.32000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     144            8.32000              0.0518         Actual / 360               Amortizing Balloon
     145            8.37000              0.0868         Actual / 360               Amortizing Balloon
     146            8.12000              0.1268         Actual / 360               Amortizing Balloon
     147            8.64000              0.2518         Actual / 360               Amortizing Balloon
     148            8.73000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     149            8.37500              0.1268         Actual / 360               Amortizing Balloon
     150            8.10000              0.0868         Actual / 360               Amortizing Balloon
     151            8.11000              0.0868         Actual / 360               Amortizing Balloon
     152            8.75000              0.2518         Actual / 360               Amortizing Balloon
     153            8.50000              0.2518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     154            8.66000              0.1268         Actual / 360               Amortizing Balloon
     155            8.54000              0.0868         Actual / 360               Amortizing Balloon
     156            8.63500              0.0868         Actual / 360               Amortizing Balloon
     157            9.00000              0.2518         Actual / 360               Amortizing Balloon
     158            8.75000              0.2518         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     159            8.20000              0.1268         Actual / 360               Amortizing Balloon
     160            8.22000              0.2518         Actual / 360               Amortizing Balloon
     161            9.63000              0.0868         Actual / 360                Fully Amortizing
     162            8.77000              0.1268         Actual / 360               Amortizing Balloon
     163            7.92000              0.1268         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     164            8.67000              0.0868         Actual / 360               Amortizing Balloon
     165            8.57000              0.0868         Actual / 360               Amortizing Balloon
     166            8.67000              0.0868         Actual / 360               Amortizing Balloon
     167            8.22000              0.2518         Actual / 360               Amortizing Balloon
     168            8.90000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     169            8.42000              0.0868         Actual / 360               Amortizing Balloon
     170            9.25000              0.2518         Actual / 360               Amortizing Balloon
     171            8.62000              0.0868         Actual / 360               Amortizing Balloon
     172            8.71000              0.0868         Actual / 360               Amortizing Balloon
     173            8.88000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------
     174            8.72000              0.0868         Actual / 360               Amortizing Balloon
     175            9.14000              0.0868         Actual / 360               Amortizing Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                           ORIGINAL
                     REMAINING             TERM TO               REMAINING                   ORIGINAL                  REMAINING
   CONTROL         INTEREST ONLY           MATURITY               TERM TO                AMORTIZATION TERM         AMORTIZATION TERM
   NUMBER          PERIOD (MOS.)            (MOS.)            MATURITY (MOS.)                 (MOS.)                     (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
      1                                      120                    118                         360                       358
      2                                      119                    118                         360                       359
      3                                      120                    119                         360                       359
      4                                      120                    119                         300                       299
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
------------------------------------------------------------------------------------------------------------------------------------
      5                                      120                    119                         360                       359
      6                 21                   180                    177                         360                       360
      7                                      120                    116                         360                       356
      8                                      120                    119                         360                       359
     8a
     8b
     8c
------------------------------------------------------------------------------------------------------------------------------------
      9                                      120                    118                         360                       358
     10                                      120                    119                         360                       359
     11                                      120                    116                         360                       356
     12                                      120                    116                         360                       356
     13                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     14                                      120                    117                         360                       357
     14a
     14b
     14c
     14d
------------------------------------------------------------------------------------------------------------------------------------
     15                                      120                    117                         360                       357
     16                                      120                    118                         360                       358
     17                                      120                    117                         360                       357
     18                                      120                    117                         360                       357
     19                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     20                                      120                    119                         360                       359
     21                                      120                    112                         360                       352
     22                                      120                    117                         360                       357
     23                                      120                    118                         360                       358
     24                  9                   132                    129                         360                       360
------------------------------------------------------------------------------------------------------------------------------------
     25                  5                   118                    113                         360                       360
     26                                      120                    118                         360                       358
     27                                      120                    116                         360                       356
     28                                      120                    113                         300                       293
     29                                      120                    117                         360                       357
------------------------------------------------------------------------------------------------------------------------------------
     30                                      120                    119                         360                       359
     31                                      120                    118                         300                       298
     32                                      120                    119                         360                       359
     33                                      120                    116                         354                       350
     34                                      120                    116                         360                       356
------------------------------------------------------------------------------------------------------------------------------------
     35                                      120                    115                         360                       355
     36                                      120                    118                         360                       358
     37                                      120                    118                         360                       358
     38                                      120                    109                         360                       349
     39                                      120                    119                         360                       359
------------------------------------------------------------------------------------------------------------------------------------
     40                                      120                    113                         300                       293
     41                                      120                    118                         360                       358
     42                                      120                    116                         360                       356
     43                                      120                    117                         360                       357
     44                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     45                                      120                    115                         360                       355
     46                                      120                    119                         360                       359
     47                                      120                    119                         360                       359
     48                                      120                    118                         360                       358
     49                                      120                    117                         360                       357
------------------------------------------------------------------------------------------------------------------------------------
     50                                      120                    117                         300                       297
     51                                      161                    156                         360                       355
     52                                      120                    116                         360                       356
     53                                      120                    117                         300                       297
     54                                      120                    116                         360                       356
------------------------------------------------------------------------------------------------------------------------------------
     55                                      120                    119                         360                       359
     56                                      120                    117                         360                       357
     57                                      120                    119                         360                       359
     58                                      120                    117                         360                       357
     59                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     60                                      120                    117                         300                       297
     61                                      120                    118                         360                       358
     62                                      120                    118                         360                       358
     63                                      180                    179                         360                       359
     64                                      120                    116                         360                       356
     64a
     64b
     64c
------------------------------------------------------------------------------------------------------------------------------------
     65                                      120                    116                         360                       356
     66                                      120                    117                         360                       357
     67                                      120                    118                         360                       358
     68                                      120                    116                         360                       356
     69                                      120                    119                         360                       359
------------------------------------------------------------------------------------------------------------------------------------
     70                                      120                    110                         360                       350
     71                                      120                    116                         360                       356
     72                                      120                    112                         360                       352
     73                                      120                    118                         300                       298
     74                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     75                                      120                    116                         300                       296
     76                                      120                    118                         360                       358
     77                                      120                    118                         276                       274
     78                                      120                    119                         360                       359
     79                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     80                                      120                    114                         360                       354
     81                                      120                    116                         300                       296
     82                                      120                    115                         360                       355
     83                                      120                    116                         300                       296
     84                                      120                    118                         360                       358
------------------------------------------------------------------------------------------------------------------------------------
     85                                      120                    118                         360                       358
     86                                      120                    116                         360                       356
     86a
     86b
     86c
     86d
     86e
     86f
------------------------------------------------------------------------------------------------------------------------------------
     87                                      120                    118                         360                       358
     88                                      120                    113                         360                       353
     89                                      120                    118                         360                       358
     90                                      120                    116                         300                       296
     91                                      120                    116                         360                       356
------------------------------------------------------------------------------------------------------------------------------------
     92                                      120                    116                         360                       356
     93                                      120                    118                         360                       358
     93a
     93b
     94                                      120                    118                         300                       298
------------------------------------------------------------------------------------------------------------------------------------
     95                                      120                    119                         360                       359
     96                                      120                    118                         360                       358
     97                                      120                    119                         360                       359
     98                                      120                    117                         360                       357
     99                                      120                    117                         360                       357
------------------------------------------------------------------------------------------------------------------------------------
     100                                     120                    116                         360                       356
     101                                     120                    117                         360                       357
     102                                     120                    114                         300                       294
     103                                     120                    118                         300                       298
     104                                     120                    119                         360                       359
------------------------------------------------------------------------------------------------------------------------------------
     105                                     120                    118                         360                       358
     106                                     120                    117                         300                       297
     107                                     120                    115                         360                       355
     108                                     120                    114                         300                       294
     109                                     120                    116                         300                       296
------------------------------------------------------------------------------------------------------------------------------------
     110                                     120                    117                         360                       357
     111                                     120                    119                         360                       359
     112                                     120                    116                         360                       356
     113                                     120                    119                         360                       359
     114                                     120                    115                         360                       355
------------------------------------------------------------------------------------------------------------------------------------
     115                                     120                    116                         360                       356
     116                                     120                    117                         360                       357
     117                                     120                    119                         360                       359
     118                                     120                    117                         300                       297
     119                                     120                    115                         360                       355
------------------------------------------------------------------------------------------------------------------------------------
     120                                     120                    116                         360                       356
     121                                     120                    117                         360                       357
     122                                     120                    116                         360                       356
     123                                      60                    55                          360                       355
     124                                     120                    119                         360                       359
------------------------------------------------------------------------------------------------------------------------------------
     125                                     120                    113                         240                       233
     126                                     120                    113                         360                       353
     127                                     120                    114                         360                       354
     128                                     120                    113                         300                       293
     129                                     120                    117                         360                       357
------------------------------------------------------------------------------------------------------------------------------------
     130                                     120                    116                         360                       356
     131                                     120                    117                         360                       357
     132                                     120                    117                         360                       357
     133                                     120                    114                         300                       294
    133a
    133b
    133c
------------------------------------------------------------------------------------------------------------------------------------
     134                                     120                    114                         324                       318
     135                                     120                    114                         360                       354
     136                                     120                    119                         360                       359
     137                                     120                    115                         300                       295
     138                                     120                    115                         360                       355
------------------------------------------------------------------------------------------------------------------------------------
     139                                     120                    119                         360                       359
     140                                     120                    117                         360                       357
     141                                     120                    117                         360                       357
     142                                     120                    115                         300                       295
     143                                     120                    117                         360                       357
------------------------------------------------------------------------------------------------------------------------------------
     144                                     120                    117                         360                       357
     145                                     120                    112                         300                       292
     146                                     120                    115                         360                       355
     147                                     120                    115                         360                       355
     148                                     120                    112                         300                       292
------------------------------------------------------------------------------------------------------------------------------------
     149                                     120                    117                         360                       357
     150                                     180                    173                         180                       173
     151                                     120                    116                         300                       296
     152                                     120                    112                         300                       292
     153                                     120                    116                         360                       356
------------------------------------------------------------------------------------------------------------------------------------
     154                                     120                    117                         360                       357
     155                                     120                    115                         300                       295
     156                                     120                    115                         300                       295
     157                                     120                    110                         360                       350
     158                                     120                    115                         300                       295
------------------------------------------------------------------------------------------------------------------------------------
     159                                     120                    117                         360                       357
     160                                     120                    117                         360                       357
     161                                     180                    173                         180                       173
     162                                     120                    115                         324                       319
     163                                     120                    119                         360                       359
------------------------------------------------------------------------------------------------------------------------------------
     164                                     120                    115                         360                       355
     165                                     120                    115                         300                       295
     166                                     120                    115                         300                       295
     167                                     120                    117                         360                       357
     168                                     120                    117                         360                       357
------------------------------------------------------------------------------------------------------------------------------------
     169                                     120                    114                         324                       318
     170                                      60                    55                          360                       355
     171                                     120                    115                         300                       295
     172                                     120                    116                         360                       356
     173                                     120                    113                         300                       293
------------------------------------------------------------------------------------------------------------------------------------
     174                                     120                    115                         300                       295
     175                                     120                    115                         360                       355
------------------------------------------------------------------------------------------------------------------------------------

   CONTROL                                      MATURITY DATE       BALLOON OR ARD
   NUMBER          ORIGINATION DATE                OR ARD             BALANCE ($)                      PREPAYMENT PROVISION
------------------------------------------------------------------------------------------------------------------------------------
      1                10/02/00                   10/05/10             130,216,379                  Lock/25_Defeasance/91_0%/4
      2                10/19/00                   10/01/10              89,000,429                  Lock/25_Defeasance/90_0%/4
      3                10/20/00                   11/01/10              44,666,462                  Lock/25_Defeasance/91_0%/4
      4                10/20/00                   11/01/10              26,137,643                  Lock/24_Defeasance/92_0%/4
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
-----------------------------------------------------------------------------------------------------------------------------------
      5                10/11/00                   11/01/10              26,658,076                  Lock/49_Defeasance/67_0%/4
      6                08/22/00                   09/05/15              25,366,642                 Lock/26_Defeasance/152_0%/2
      7                07/31/00                   08/01/10              25,562,116                  Lock/28_Defeasance/88_0%/4
      8                10/13/00                   11/05/10              25,492,959                  Lock/24_Defeasance/94_0%/2
     8a
     8b
     8c
-----------------------------------------------------------------------------------------------------------------------------------
      9                09/28/00                   10/01/10              22,870,699                  Lock/26_Defeasance/90_0%/4
     10                10/19/00                   11/01/10              17,913,215                  Lock/25_Defeasance/91_0%/4
     11                07/31/00                   08/05/10              17,559,192                  Lock/27_Defeasance/91_0%/2
     12                07/28/00                   08/01/10              17,506,604                  Lock/28_Defeasance/88_0%/4
     13                09/29/00                   10/01/10              16,408,856                  Lock/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     14                08/30/00                   09/01/10              16,448,307                  Lock/27_Defeasance/89_0%/4
     14a
     14b
     14c
     14d
-----------------------------------------------------------------------------------------------------------------------------------
     15                08/31/00                   09/01/10              16,254,070                  Lock/27_Defeasance/89_0%/4
     16                09/29/00                   10/01/10              14,100,618                  Lock/26_Defeasance/90_0%/4
     17                08/28/00                   09/01/10              13,653,954                Lock/27_> of YM or 1%/89_0%/4
     18                08/18/00                   09/01/10              13,678,339                  Lock/27_Defeasance/89_0%/4
     19                09/29/00                   10/01/10              13,433,397                  Lock/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     20                10/27/00                   11/05/10              13,352,088                  Lock/24_Defeasance/94_0%/2
     21                03/30/00                   04/01/10              12,731,100                  Lock/32_Defeasance/84_0%/4
     22                08/11/00                   09/01/10              12,586,823                  Lock/27_Defeasance/89_0%/4
     23                09/27/00                   10/01/10              11,959,313                  Lock/26_Defeasance/90_0%/4
     24                08/23/00                   09/01/11              11,770,948                 Lock/27_Defeasance/101_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     25                08/04/00                   05/05/10              11,798,839                  Lock/28_Defeasance/88_0%/2
     26                09/20/00                   10/01/10              11,490,959                  Lock/26_Defeasance/90_0%/4
     27                07/25/00                   08/01/10              10,998,634                  Lock/28_Defeasance/88_0%/4
     28                04/28/00                   05/01/10              10,311,851                  Lock/31_Defeasance/85_0%/4
     29                09/01/00                   09/05/10              10,818,558                  Lock/26_Defeasance/93_0%/1
-----------------------------------------------------------------------------------------------------------------------------------
     30                10/03/00                   11/01/10              10,689,282                  Lock/25_Defeasance/91_0%/4
     31                09/08/00                   10/01/10               8,763,445                  Lock/47_Defeasance/66_0%/7
     32                10/16/00                   11/01/10               9,278,807                  Lock/25_Defeasance/91_0%/4
     33                07/27/00                   08/05/10               8,623,449                  Lock/27_Defeasance/91_0%/2
     34                07/07/00                   08/01/10               8,572,364                  Lock/28_Defeasance/88_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     35                06/09/00                   07/01/10               8,578,074                 Lock/29_Defeasance/87_0%/4
     36                09/26/00                   10/01/10               8,451,609                 Lock/26_Defeasance/90_0%/4
     37                09/18/00                   10/01/10               8,109,611                 Lock/26_Defeasance/90_0%/4
     38                12/16/99                   01/01/10               8,026,449                 Lock/35_Defeasance/81_0%/4
     39                10/10/00                   11/01/10               7,768,257               Lock/31_> of YM or 1%/85_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     40                04/28/00                   05/01/10               7,300,351                 Lock/31_Defeasance/85_0%/4
     41                09/18/00                   10/01/10               6,532,425                 Lock/26_Defeasance/90_0%/4
     42                07/31/00                   08/01/10               6,121,388                 Lock/27_Defeasance/90_0%/3
     43                08/16/00                   09/01/10               6,027,876                 Lock/27_Defeasance/89_0%/4
     44                09/22/00                   10/01/10               5,936,073                 Lock/26_Defeasance/90_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     45                06/30/00                   07/01/10               5,840,785                 Lock/29_Defeasance/87_0%/4
     46                10/12/00                   11/01/10               5,838,171                 Lock/25_Defeasance/91_0%/4
     47                10/10/00                   11/01/10               5,744,338                 Lock/25_Defeasance/91_0%/4
     48                09/29/00                   10/01/10               5,511,817                 Lock/26_Defeasance/90_0%/4
     49                08/30/00                   09/01/10               5,538,155                 Lock/27_Defeasance/89_0%/4
-----------------------------------------------------------------------------------------------------------------------------------
     50                08/18/00                   09/01/10               5,097,255                 Lock/48_Defeasance/70_0%/2
     51                06/28/00                   12/05/13               5,177,333                Lock/28_Defeasance/131_0%/2
     52                07/20/00                   08/01/10               5,278,156                 Lock/28_Defeasance/88_0%/4
     53                08/02/00                   09/01/10               4,944,952                 Lock/36_Defeasance/82_0%/2
     54                07/31/00                   08/01/10               5,138,555                 Lock/27_Defeasance/90_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
     55                10/06/00                   11/01/10               5,028,232                 Lock/25_Defeasance/91_0%/4
     56                08/28/00                   09/01/10               4,998,996                 Lock/27_Defeasance/89_0%/4
     57                10/05/00                   11/01/10               5,032,761                 Lock/25_Defeasance/91_0%/4
     58                08/07/00                   09/01/10               4,935,946                 Lock/27_Defeasance/89_0%/4
     59                09/25/00                   10/05/10               4,827,193                 Lock/25_Defeasance/93_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
     60                08/10/00                   09/01/10               4,277,619                 Lock/47_Defeasance/71_0%/2
     61                09/20/00                   10/05/10               4,583,238                 Lock/25_Defeasance/91_0%/4
     62                09/15/00                   10/01/10               4,504,303                 Lock/26_Defeasance/90_0%/4
     63                10/26/00                   11/05/15               3,993,588                Lock/24_Defeasance/154_0%/2
     64                07/21/00                   08/01/10               4,500,449                  Lock/28_Defeasance/88_0%/4
     64a
     64b
     64c
------------------------------------------------------------------------------------------------------------------------------------
     65                07/17/00                   08/01/10                4,525,617                 Lock/28_Defeasance/88_0%/4
     66                08/28/00                   09/01/10                4,323,513                 Lock/27_Defeasance/89_0%/4
     67                09/05/00                   10/01/10                4,355,031                 Lock/26_Defeasance/90_0%/4
     68                07/31/00                   08/01/10                4,312,796                 Lock/27_Defeasance/90_0%/3
     69                10/06/00                   11/01/10                4,333,126                 Lock/25_Defeasance/91_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     70                01/14/00                   02/01/10                4,290,373                 Lock/34_Defeasance/82_0%/4
     71                07/24/00                   08/01/10                4,222,500                 Lock/28_Defeasance/88_0%/4
     72                03/03/00                   04/01/10                4,088,517                 Lock/35_Defeasance/81_0%/4
     73                09/26/00                   10/01/10                3,723,197                 Lock/26_Defeasance/90_0%/4
     74                09/22/00                   10/01/10                4,002,353                 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     75                07/31/00                   08/01/10                3,683,953                 Lock/35_Defeasance/82_0%/3
     76                09/22/00                   10/01/10                3,780,999                 Lock/26_Defeasance/90_0%/4
     77                09/22/00                   10/01/10                3,270,753                 Lock/26_Defeasance/90_0%/4
     78                10/16/00                   11/01/10                3,681,682                 Lock/25_Defeasance/91_0%/4
     79                09/13/00                   10/01/10                3,570,139                 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     80                05/04/00                   06/01/10                3,499,328                 Lock/30_Defeasance/86_0%/4
     81                07/31/00                   08/01/10                3,159,567                 Lock/35_Defeasance/82_0%/3
     82                06/30/00                   07/01/10                3,401,179                 Lock/29_Defeasance/87_0%/4
     83                07/31/00                   08/01/10                3,097,869                 Lock/35_Defeasance/82_0%/3
     84                09/26/00                   10/01/10                3,195,844                 Lock/26_Defeasance/90_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     85                09/25/00                   10/05/10                3,136,162                 Lock/25_Defeasance/93_0%/2
     86                07/17/00                   08/01/10                3,134,211                 Lock/28_Defeasance/88_0%/4
     86a
     86b
     86c
     86d
     86e
     86f
------------------------------------------------------------------------------------------------------------------------------------
     87                09/08/00                   10/01/10                3,030,610                 Lock/26_Defeasance/90_0%/4
     88                04/28/00                   05/01/10                3,066,674                 Lock/31_Defeasance/85_0%/4
     89                09/21/00                   10/01/10                2,962,513                 Lock/26_Defeasance/90_0%/4
     90                08/01/00                   08/01/10                2,769,603                 Lock/35_Defeasance/81_0%/4
     91                07/18/00                   08/01/10                2,943,018                 Lock/28_Defeasance/88_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     92                07/06/00                   08/01/10                2,893,288                 Lock/28_Defeasance/88_0%/4
     93                09/15/00                   10/01/10                2,879,663                 Lock/26_Defeasance/90_0%/4
     93a
     93b
     94                09/19/00                   10/05/10                2,692,827                 Lock/25_Defeasance/93_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     95                10/13/00                   11/01/10                2,843,919                 Lock/25_Defeasance/91_0%/4
     96                09/06/00                   10/01/10                2,838,364                 Lock/26_Defeasance/90_0%/4
     97                10/13/00                   11/01/10                2,761,231                 Lock/25_Defeasance/91_0%/4
     98                08/10/00                   09/01/10                2,710,189                 Lock/27_Defeasance/89_0%/4
     99                08/25/00                   09/05/10                2,700,917                 Lock/26_Defeasance/92_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     100               07/31/00                   08/01/10                2,647,815                 Lock/27_Defeasance/90_0%/3
     101               08/10/00                   09/01/10                2,614,976                 Lock/27_Defeasance/89_0%/4
     102               05/31/00                   06/01/10                2,419,982                 Lock/30_Defeasance/86_0%/4
     103               09/21/00                   10/01/10                2,368,988                 Lock/26_Defeasance/90_0%/4
     104               10/16/00                   11/01/10                2,361,193                 Lock/25_Defeasance/91_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     105               09/07/00                   10/01/10                2,275,496                 Lock/26_Defeasance/87_0%/7
     106               08/29/00                   09/01/10                2,083,258                 Lock/27_Defeasance/89_0%/4
     107               06/13/00                   07/01/10                2,271,748                 Lock/29_Defeasance/87_0%/4
     108               05/26/00                   06/01/10                2,043,985                 Lock/30_Defeasance/83_0%/7
     109               07/19/00                   08/01/10                2,009,291                 Lock/28_Defeasance/88_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     110               08/07/00                   09/01/10                2,172,071                 Lock/27_Defeasance/89_0%/4
     111               10/16/00                   11/01/10                2,105,297                 Lock/25_Defeasance/91_0%/4
     112               08/01/00                   08/05/10                2,043,869                 Lock/27_Defeasance/91_0%/2
     113               10/10/00                   11/01/10                2,017,423                 Lock/25_Defeasance/91_0%/4
     114               06/30/00                   07/01/10                2,034,064                 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     115               07/28/00                   08/01/10                1,985,179                 Lock/28_Defeasance/88_0%/4
     116               08/24/00                   09/01/10                1,926,668                 Lock/27_Defeasance/89_0%/4
     117               10/10/00                   11/01/10                1,902,589                 Lock/49_Defeasance/67_0%/4
     118               08/17/00                   09/01/10                1,687,476                 Lock/27_Defeasance/89_0%/4
     119               06/12/00                   07/01/10                1,800,515                 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     120               07/31/00                   08/01/10                1,796,807                 Lock/28_Defeasance/88_0%/4
     121               08/31/00                   09/01/10                1,803,505                 Lock/27_Defeasance/89_0%/4
     122               07/21/00                   08/01/10                1,811,674                 Lock/28_Defeasance/88_0%/4
     123               06/14/00                   07/01/05                1,890,875                 Lock/29_Defeasance/27_0%/4
     124               10/11/00                   11/01/10                1,758,386                 Lock/25_Defeasance/91_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     125               04/24/00                   05/01/10                1,381,561                 Lock/31_Defeasance/85_0%/4
     126               04/20/00                   05/01/10                1,617,454               Lock/48_> of YM or 1%/68_0%/4
     127               05/31/00                   06/01/10                1,560,007                 Lock/30_Defeasance/86_0%/4
     128               04/10/00                   05/01/10                1,426,507                 Lock/31_Defeasance/85_0%/4
     129               08/24/00                   09/01/10                1,550,306                 Lock/27_Defeasance/89_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     130               07/06/00                   08/01/10                1,522,990                 Lock/28_Defeasance/88_0%/4
     131               08/31/00                   09/05/10                1,513,508                 Lock/26_Defeasance/92_0%/2
     132               08/24/00                   09/01/10                1,514,251                 Lock/27_Defeasance/89_0%/4
     133               05/11/00                   06/01/10                1,332,265                 Lock/30_Defeasance/86_0%/4
    133a
    133b
    133c
------------------------------------------------------------------------------------------------------------------------------------
     134               05/08/00                   06/01/10                1,307,547                 Lock/30_Defeasance/86_0%/4
     135               05/19/00                   06/01/10                1,365,480                 Lock/30_Defeasance/86_0%/4
     136               10/13/00                   11/01/10                1,371,528                 Lock/25_Defeasance/91_0%/4
     137               06/14/00                   07/01/10                1,231,390                 Lock/29_Defeasance/87_0%/4
     138               06/02/00                   07/01/10                1,238,301                 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     139               10/06/00                   11/05/10                1,217,442                 Lock/24_Defeasance/94_0%/2
     140               08/16/00                   09/01/10                1,215,639                 Lock/27_Defeasance/89_0%/4
     141               08/31/00                   09/05/10                1,203,620                 Lock/26_Defeasance/92_0%/2
     142               06/27/00                   07/01/10                1,113,512                 Lock/29_Defeasance/87_0%/4
     143               08/23/00                   09/01/10                1,170,936                 Lock/27_Defeasance/89_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     144               08/14/00                   09/01/10                1,130,403                 Lock/27_Defeasance/89_0%/4
     145               03/29/00                   04/01/10                1,015,298                 Lock/32_Defeasance/84_0%/4
     146               06/22/00                   07/01/10                1,076,275                 Lock/29_Defeasance/87_0%/4
     147               06/20/00                   07/01/10                1,052,886                 Lock/29_Defeasance/87_0%/4
     148               03/13/00                   04/05/10                  925,322                 Lock/31_Defeasance/87_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     149               08/03/00                   09/05/10                  992,042                 Lock/26_Defeasance/92_0%/2
     150               04/24/00                   05/01/15                   26,964                Lock/31_Defeasance/145_0%/4
     151               07/14/00                   08/01/10                  909,387                 Lock/28_Defeasance/88_0%/4
     152               03/22/00                   04/01/10                  841,659                 Lock/32_Defeasance/84_0%/4
     153               07/31/00                   08/01/10                  904,614                 Lock/28_Defeasance/88_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     154               08/07/00                   09/05/10                  907,660                 Lock/26_Defeasance/92_0%/2
     155               06/22/00                   07/01/10                  836,948       Lock/48_5%/12_4%/12_3%/12_2%/12_1%/20_0%/4
     156               06/30/00                   07/01/10                  839,139                 Lock/29_Defeasance/87_0%/4
     157               01/10/00                   02/01/10                  893,579                 Lock/34_Defeasance/82_0%/4
     158               06/08/00                   07/01/10                  803,898                 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     159               08/31/00                   09/05/10                  853,312                 Lock/26_Defeasance/92_0%/2
     160               08/16/00                   09/01/10                  844,723                 Lock/27_Defeasance/89_0%/4
     161               04/11/00                   05/01/15                   32,279                Lock/31_Defeasance/145_0%/4
     162               06/15/00                   07/01/10                  764,575                 Lock/29_Defeasance/87_0%/4
     163               10/26/00                   11/05/10                  749,501                 Lock/24_Defeasance/94_0%/2
------------------------------------------------------------------------------------------------------------------------------------
     164               06/22/00                   07/01/10                  726,613                 Lock/29_Defeasance/87_0%/4
     165               06/14/00                   07/01/10                  661,737                 Lock/29_Defeasance/87_0%/4
     166               06/22/00                   07/01/10                  617,359                 Lock/29_Defeasance/87_0%/4
     167               08/16/00                   09/01/10                  649,717                 Lock/27_Defeasance/89_0%/4
     168               08/29/00                   09/01/10                  606,774                 Lock/27_Defeasance/89_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     169               05/08/00                   06/01/10                  567,182                 Lock/30_Defeasance/86_0%/4
     170               06/14/00                   07/01/05                  620,199                 Lock/29_Defeasance/27_0%/4
     171               06/22/00                   07/01/10                  532,634                 Lock/29_Defeasance/87_0%/4
     172               07/07/00                   08/01/10                  537,142                 Lock/28_Defeasance/88_0%/4
     173               04/17/00                   05/01/10                  464,635                 Lock/31_Defeasance/85_0%/4
------------------------------------------------------------------------------------------------------------------------------------
     174               06/07/00                   07/01/10                  428,957                 Lock/29_Defeasance/87_0%/4
     175               06/22/00                   07/01/10                  337,673                 Lock/29_Defeasance/87_0%/4
------------------------------------------------------------------------------------------------------------------------------------

                           ANNUAL
   CONTROL                  DEBT                           UNDERWRITTEN NET               UNDERWRITTEN NET     UNDERWRITTEN NCF
   NUMBER                SERVICE ($)                      OPERATING INCOME ($)              CASH FLOW ($)           DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
      1                   12,727,546                          21,229,756                     20,097,142              1.58
      2                    8,488,139                          19,048,453                     18,387,396              2.17
      3                    4,390,046                           7,418,786                      6,499,426              1.48
      4                    3,041,865                           6,175,617                      6,175,617              2.03
     4a                                                          554,895                        554,895
     4b                                                        1,012,147                      1,012,147
     4c                                                        1,081,828                      1,081,828
     4d                                                        1,281,608                      1,281,608
     4e                                                          280,899                        280,899
     4f                                                          518,783                        518,783
     4g                                                          547,109                        547,109
     4h                                                          898,348                        898,348
------------------------------------------------------------------------------------------------------------------------------------
      5                    2,579,084                           3,838,140                      3,786,951              1.47
      6                    2,706,668                           3,284,585                      3,212,585              1.19
      7                    2,567,508                           3,412,925                      3,220,925              1.25
      8                    2,555,809                           3,437,911                      3,213,387              1.26
     8a                                                        1,260,886                      1,174,774
     8b                                                        1,197,442                      1,119,983
     8c                                                          979,583                        918,630
------------------------------------------------------------------------------------------------------------------------------------
      9                    2,273,113                           2,897,239                      2,810,239              1.24
     10                    1,774,438                           2,232,559                      2,199,754              1.24
     11                    1,738,949                           2,145,968                      2,085,568              1.20
     12                    1,744,821                           2,404,088                      2,260,451              1.30
     13                    1,603,253                           2,147,115                      2,009,715              1.25
------------------------------------------------------------------------------------------------------------------------------------
     14                    1,653,599                           2,135,576                      2,038,201              1.23
     14a                                                         527,853                        507,459
     14b                                                         423,758                        405,461
     14c                                                         950,961                        901,459
     14d                                                         233,004                        223,822
------------------------------------------------------------------------------------------------------------------------------------
     15                    1,622,598                           2,304,138                      2,058,371              1.27
     16                    1,367,877                           1,868,750                      1,813,550              1.33
     17                    1,342,875                           1,896,954                      1,736,296              1.29
     18                    1,374,159                           1,791,655                      1,726,092              1.26
     19                    1,303,151                           1,650,531                      1,599,931              1.23
------------------------------------------------------------------------------------------------------------------------------------
     20                    1,311,375                           1,719,326                      1,612,380              1.26
     21                    1,319,258                           1,731,892                      1,589,008              1.20
     22                    1,260,947                           1,663,591                      1,561,591              1.24
     23                    1,197,900                           1,576,487                      1,495,597              1.25
     24                    1,163,385                           1,497,534                      1,427,134              1.23
------------------------------------------------------------------------------------------------------------------------------------
     25                    1,147,662                           1,525,934                      1,441,934              1.26
     26                    1,145,318                           1,805,815                      1,466,394              1.28
     27                    1,110,163                           1,420,808                      1,360,808              1.23
     28                    1,220,572                           1,892,506                      1,719,563              1.41
     29                    1,079,224                           1,423,831                      1,299,618              1.20
------------------------------------------------------------------------------------------------------------------------------------
     30                    1,070,904                           1,449,612                      1,334,086              1.25
     31                    1,010,344                           1,475,881                      1,475,881              1.46
     32                      921,747                           1,366,733                      1,216,796              1.32
     33                      884,949                           1,207,902                      1,084,333              1.28
     34                      867,690                           1,403,597                      1,287,728              1.48
------------------------------------------------------------------------------------------------------------------------------------
     35                      869,300                           1,174,481                      1,118,577              1.29
     36                      828,734                           1,169,129                      1,100,215              1.33
     37                      817,450                           1,043,700                      1,016,023              1.24
     38                      814,532                           1,110,212                      1,069,264              1.31
     39                      762,414                             970,839                        961,239              1.26
------------------------------------------------------------------------------------------------------------------------------------
     40                      864,113                           1,336,950                      1,210,495              1.40
     41                      650,175                             814,973                        802,226              1.23
     42                      609,666                             894,644                        829,644              1.36
     43                      605,149                             772,852                        731,852              1.21
     44                      595,003                             783,075                        722,575              1.21
------------------------------------------------------------------------------------------------------------------------------------
     45                      583,248                             936,603                        876,375              1.50
     46                      583,248                             865,970                        778,059              1.33
     47                      572,659                             791,459                        722,496              1.26
     48                      543,945                             725,907                        663,907              1.22
     49                      557,551                             804,765                        716,574              1.29
------------------------------------------------------------------------------------------------------------------------------------
     50                      589,426                             871,278                        871,278              1.48
     51                      562,845                             706,325                        664,325              1.18
     52                      536,869                             755,309                        696,061              1.30
     53                      596,042                             846,634                        846,634              1.42
     54                      511,780                             705,914                        655,914              1.28
------------------------------------------------------------------------------------------------------------------------------------
     55                      510,157                             911,742                        839,237              1.65
     56                      503,625                             704,231                        662,207              1.31
     57                      517,771                             725,179                        665,682              1.29
     58                      497,273                             672,694                        623,444              1.25
     59                      475,028                             591,863                        546,613              1.20
------------------------------------------------------------------------------------------------------------------------------------
     60                      513,172                             748,292                        748,292              1.46
     61                      458,270                             690,171                        591,431              1.29
     62                      453,716                             819,117                        733,001              1.62
     63                      440,259                             539,804                        513,404              1.17
     64                      459,041                             602,687                        551,433              1.20
     64a                                                         243,228                        223,978
     64b                                                         291,574                        266,570
     64c                                                          67,884                         60,884
------------------------------------------------------------------------------------------------------------------------------------
     65                      469,660                             578,914                        567,664              1.21
     66                      422,192                             542,732                        525,092              1.24
     67                      446,088                             624,260                        558,628              1.25
     68                      429,538                             579,338                        532,338              1.24
     69                      439,633                             623,084                        598,943              1.36
------------------------------------------------------------------------------------------------------------------------------------
     70                      450,160                             613,033                        563,269              1.25
     71                      435,794                             576,333                        549,831              1.26
     72                      422,506                             661,611                        620,263              1.47
     73                      421,801                             557,402                        541,563              1.28
     74                      401,176                             546,869                        500,669              1.25
------------------------------------------------------------------------------------------------------------------------------------
     75                      427,386                             696,489                        696,489              1.63
     76                      380,057                             566,750                        484,181              1.27
     77                      404,362                             553,918                        498,373              1.23
     78                      367,550                             501,646                        481,474              1.31
     79                      345,586                             483,906                        476,306              1.38
------------------------------------------------------------------------------------------------------------------------------------
     80                      362,136                             508,965                        447,197              1.23
     81                      361,440                             747,684                        747,684              2.07
     82                      345,156                             466,697                        434,195              1.26
     83                      359,393                             573,060                        573,060              1.59
     84                      321,238                             492,488                        437,903              1.36
------------------------------------------------------------------------------------------------------------------------------------
     85                      310,820                             564,459                        521,184              1.68
     86                      323,922                             455,140                        416,782              1.29
     86a                                                         104,577                         93,277
     86b                                                          33,875                         31,592
     86c                                                          33,575                         29,392
     86d                                                          19,201                         17,288
     86e                                                          48,205                         45,118
     86f                                                         215,708                        200,116
------------------------------------------------------------------------------------------------------------------------------------
     87                      295,687                             395,727                        382,343              1.29
     88                      309,678                             396,362                        391,511              1.26
     89                      295,277                             365,974                        353,014              1.20
     90                      322,883                             635,232                        635,232              1.97
     91                      298,307                             375,103                        369,203              1.24
------------------------------------------------------------------------------------------------------------------------------------
     92                      287,753                             420,619                        391,119              1.36
     93                      288,847                             416,949                        363,525              1.26
     93a                                                         187,226                        164,752
     93b                                                         229,723                        198,773
     94                      315,703                             358,170                        349,372              1.31
------------------------------------------------------------------------------------------------------------------------------------
     95                      276,529                             336,232                        331,132              1.20
     96                      286,107                             360,008                        350,735              1.23
     97                      274,298                             375,394                        343,634              1.25
     98                      275,534                             364,996                        354,146              1.29
     99                      271,722                             338,306                        327,106              1.20
------------------------------------------------------------------------------------------------------------------------------------
     100                     263,712                             375,322                        345,322              1.31
     101                     257,551                             344,928                        327,042              1.27
     102                     278,813                             469,050                        390,668              1.40
     103                     268,993                             415,048                        382,050              1.42
     104                     232,899                             310,385                        296,985              1.28
------------------------------------------------------------------------------------------------------------------------------------
     105                     228,084                             331,623                        288,795              1.27
     106                     239,550                             388,876                        329,618              1.38
     107                     240,742                             339,645                        305,884              1.27
     108                     239,738                             330,842                        300,863              1.25
     109                     233,071                             371,280                        355,123              1.52
------------------------------------------------------------------------------------------------------------------------------------
     110                     222,060                             335,724                        278,599              1.25
     111                     208,694                             296,232                        258,658              1.24
     112                     204,137                             370,532                        314,872              1.54
     113                     202,400                             299,716                        263,806              1.30
     114                     209,161                             272,954                        262,471              1.25
------------------------------------------------------------------------------------------------------------------------------------
     115                     200,939                             259,455                        254,205              1.27
     116                     191,113                             308,629                        270,081              1.41
     117                     195,197                             276,736                        258,480              1.32
     118                     196,009                             283,393                        244,442              1.25
     119                     180,810                             260,636                        242,636              1.34
------------------------------------------------------------------------------------------------------------------------------------
     120                     179,461                             222,677                        217,177              1.21
     121                     182,333                             273,974                        272,519              1.49
     122                     185,561                             272,703                        250,297              1.35
     123                     185,032                             313,384                        286,884              1.55
     124                     176,412                             236,014                        220,952              1.25
------------------------------------------------------------------------------------------------------------------------------------
     125                     203,673                             278,854                        252,510              1.24
     126                     163,962                             218,910                        209,276              1.28
     127                     152,192                             255,851                        230,834              1.52
     128                     160,367                             227,259                        200,091              1.25
     129                     156,515                             210,494                        194,881              1.25
------------------------------------------------------------------------------------------------------------------------------------
     130                     150,827                             207,296                        192,796              1.28
     131                     151,196                             252,970                        227,879              1.51
     132                     152,875                             207,568                        193,889              1.27
     133                     156,781                             258,012                        233,073              1.49
    133a                                                         117,024                        106,274
    133b                                                          83,764                         75,574
    133c                                                          57,224                         51,224
------------------------------------------------------------------------------------------------------------------------------------
     134                     141,865                             204,164                        177,174              1.25
     135                     141,992                             189,992                        178,907              1.26
     136                     144,832                             204,011                        198,131              1.37
     137                     140,575                             198,425                        180,425              1.28
     138                     123,132                             162,777                        153,777              1.25
------------------------------------------------------------------------------------------------------------------------------------
     139                     123,132                             195,229                        153,174              1.24
     140                     124,626                             183,055                        153,847              1.23
     141                     120,239                             203,207                        179,617              1.49
     142                     127,908                             183,658                        168,808              1.32
     143                     117,966                             189,158                        163,997              1.55
------------------------------------------------------------------------------------------------------------------------------------
     144                     113,883                             161,774                        144,949              1.27
     145                     116,510                             177,683                        160,883              1.38
     146                     106,869                             144,319                        133,319              1.25
     147                     108,417                             142,502                        131,279              1.21
     148                     108,344                             166,079                        144,079              1.33
------------------------------------------------------------------------------------------------------------------------------------
     149                     100,329                             193,082                        152,348              1.52
     150                     126,909                             153,717                        145,467              1.15
     151                     102,843                             154,169                        131,189              1.28
     152                      98,657                             142,648                        139,849              1.42
     153                      92,270                             135,892                        127,769              1.38
------------------------------------------------------------------------------------------------------------------------------------
     154                      93,634                             137,139                        118,695              1.27
     155                      96,951                             141,566                        128,477              1.33
     156                      97,721                             157,448                        134,614              1.38
     157                      94,334                             132,406                        118,047              1.25
     158                      94,218                             137,116                        133,251              1.41
------------------------------------------------------------------------------------------------------------------------------------
     159                      85,244                             162,679                        129,997              1.52
     160                      84,505                             131,976                        121,726              1.44
     161                     116,150                             158,174                        138,894              1.20
     162                      84,745                             127,353                        107,699              1.27
     163                      73,402                             111,201                         95,865              1.31
------------------------------------------------------------------------------------------------------------------------------------
     164                      74,975                             102,890                         96,890              1.29
     165                      76,783                             106,028                         95,831              1.25
     166                      72,034                             101,489                         91,259              1.27
     167                      64,997                              95,670                         87,840              1.35
     168                      63,636                              87,591                         79,556              1.25
------------------------------------------------------------------------------------------------------------------------------------
     169                      61,537                             100,342                         76,714              1.25
     170                      63,181                              90,394                         84,394              1.34
     171                      61,976                              83,776                         81,426              1.31
     172                      55,590                              75,774                         70,024              1.26
     173                      54,846                              96,075                         77,645              1.42
------------------------------------------------------------------------------------------------------------------------------------
     174                      50,190                              75,657                         65,847              1.31
     175                      35,978                              49,980                         45,072              1.25
------------------------------------------------------------------------------------------------------------------------------------

   CONTROL           CROSS COLLATERALIZED                                 ORIGINAL          ORIGINAL               CUT-OFF DATE
   NUMBER                  DSCR (X)                                  APPRAISAL VALUE ($)  APPRAISAL DATE               LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
      1                                                                 250,000,000         08/30/00                   58.33
      2                                                                 217,000,000         09/13/00                   46.54
      3                                                                  79,000,000         09/02/00                   63.25
      4                                                                  70,800,000                                    44.45
     4a                                                                   7,400,000         08/07/00
     4b                                                                  10,100,000         08/03/00
     4c                                                                  12,300,000         08/14/00
     4d                                                                  13,400,000         08/25/00
     4e                                                                   5,500,000         08/07/00
     4f                                                                   5,300,000         08/16/00
     4g                                                                   4,900,000         08/21/00
     4h                                                                  11,900,000         08/28/00
------------------------------------------------------------------------------------------------------------------------------------
      5                                                                  45,900,000         09/13/00                   65.31
      6                                                                  40,000,000         06/15/00                   74.50
      7                                                                  36,000,000         05/24/00                   78.72
      8                                                                  37,800,000                                    74.95
     8a                                                                  14,300,000         07/07/00
     8b                                                                  12,900,000         06/19/00
     8c                                                                  10,600,000         06/19/00
------------------------------------------------------------------------------------------------------------------------------------
      9                                                                  32,500,000         06/21/00                   78.38
     10                                                                  26,200,000         06/30/00                   76.29
     11                                                                  28,770,000         06/12/00                   67.98
     12                                                                  24,500,000         06/13/00                   79.42
     13                                                                  24,000,000         08/31/00                   76.58
------------------------------------------------------------------------------------------------------------------------------------
     14                                                                  23,425,000                                    77.88
     14a                                                                  5,675,000         06/08/00
     14b                                                                  4,525,000         05/25/00
     14c                                                                 10,400,000         06/27/00
     14d                                                                  2,825,000         06/07/00
------------------------------------------------------------------------------------------------------------------------------------
     15                                                                  25,000,000         08/10/00                   72.28
     16                                                                  21,000,000         08/31/00                   75.39
     17                                                                  19,100,000         06/02/00                   79.86
     18                                                                  19,000,000         08/01/00                   79.87
     19                                                                  19,200,000         09/14/00                   78.55
------------------------------------------------------------------------------------------------------------------------------------
     20                                                                  18,700,000         09/18/00                   77.75
     21                                                                  18,900,000         11/19/99                   73.80
     22                                                                  18,400,000         06/29/00                   75.96
     23                                                                  20,900,000         12/31/00                   63.57
     24                                                                  17,150,000         07/03/00                   76.68
------------------------------------------------------------------------------------------------------------------------------------
     25                                                                  16,200,000         03/15/00                   80.00
     26                                                                  18,000,000         08/02/00                   71.03
     27                                                                  16,350,000         07/12/00                   74.46
     28                                                                  17,000,000         03/23/00                   71.32
     29                                                                  15,250,000         07/26/00                   78.88
------------------------------------------------------------------------------------------------------------------------------------
     30                                                                  15,000,000         07/21/00                   79.22
     31                                                                  14,450,000         06/01/00                   72.54
     32                                                                  14,475,000         08/24/00                   71.46
     33                                                                  13,800,000         04/28/00                   66.52
     34                                                                  13,000,000         06/08/00                   72.93
------------------------------------------------------------------------------------------------------------------------------------
     35                                                                  12,800,000         04/25/00                   74.04
     36                                                                  13,800,000         08/18/00                   68.51
     37                                                                  11,300,000         07/10/00                   79.56
     38                                                                  12,200,000         08/04/99                   72.41
     39                                                                  12,500,000         08/01/00                   69.55
------------------------------------------------------------------------------------------------------------------------------------
     40                                                                  12,300,000         03/01/00                   69.78
     41                                                                   9,100,000         08/01/00                   79.91
     42                      1.30                                         8,800,000         06/29/00                   77.33
     43                                                                   8,750,000         06/30/00                   76.44
     44                      1.23                                         8,580,000         08/20/00                   76.84
------------------------------------------------------------------------------------------------------------------------------------
     45                                                                   9,300,000         05/29/00                   69.71
     46                                                                   8,880,000         09/19/00                   73.15
     47                                                                   8,500,000         09/01/00                   75.25
     48                                                                   7,700,000         07/28/00                   79.91
     49                                                                   8,400,000         07/10/00                   73.09
------------------------------------------------------------------------------------------------------------------------------------
     50                                                                   7,800,000         05/25/00                   77.99
     51                                                                   7,175,000         01/24/00                   84.82
     52                                                                   7,500,000         03/22/00                   77.71
     53                                                                   8,100,000         07/01/00                   71.44
     54                      1.30                                         7,270,000         06/29/00                   78.58
------------------------------------------------------------------------------------------------------------------------------------
     55                                                                   8,300,000         09/13/00                   67.07
     56                                                                   7,375,000         10/15/00                   75.13
     57                                                                   8,200,000         06/05/00                   67.64
     58                                                                   6,900,000         06/15/00                   79.29
     59                                                                   7,400,000         05/22/00                   69.76
------------------------------------------------------------------------------------------------------------------------------------
     60                                                                   8,100,000         07/01/00                   64.01
     61                                                                   7,000,000         06/09/00                   72.78
     62                                                                   8,850,000         07/23/00                   56.44
     63                                                                   5,900,000         08/04/00                   84.69
     64                                                                   6,800,000                                    73.02
     64a                                                                  2,500,000         02/24/00
     64b                                                                  3,400,000         02/24/00
     64c                                                                    900,000         02/24/00
------------------------------------------------------------------------------------------------------------------------------------
     65                                                                   7,150,000         05/15/00                   69.45
     66                                                                   6,150,000         07/12/00                   78.72
     67                                                                   6,100,000         07/07/00                   78.74
     68                      1.30                                         6,175,000         06/29/00                   77.65
     69                                                                   6,400,000         09/14/00                   74.95
------------------------------------------------------------------------------------------------------------------------------------
     70                                                                   7,630,000         11/12/99                   61.31
     71                                                                   6,700,000         06/08/00                   69.27
     72                                                                   6,290,000         02/01/00                   71.27
     73                                                                   5,800,000         09/01/00                   77.44
     74                      1.23                                         6,120,000         08/02/00                   72.64
------------------------------------------------------------------------------------------------------------------------------------
     75                                                                   7,100,000         06/09/00                   61.76
     76                                                                   5,800,000         09/05/00                   72.34
     77                                                                   5,600,000         08/16/00                   73.50
     78                                                                   5,250,000         09/05/00                   78.04
     79                                                                   6,610,000         07/27/00                   60.68
------------------------------------------------------------------------------------------------------------------------------------
     80                                                                   5,000,000         03/21/00                   76.78
     81                                                                   7,000,000         06/05/00                   54.09
     82                                                                   4,850,000         04/27/00                   77.44
     83                                                                   5,600,000         06/09/00                   65.85
     84                                                                   4,450,000         08/08/00                   79.69
------------------------------------------------------------------------------------------------------------------------------------
     85                                                                   5,850,000         06/21/00                   59.76
     86                                                                   4,595,000                                    74.94
     86a                                                                  1,050,000         05/20/00
     86b                                                                    365,000         05/20/00
     86c                                                                    360,000         05/20/00
     86d                                                                    180,000         04/06/00
     86e                                                                    490,000         04/06/00
     86f                                                                  2,150,000         05/12/00
------------------------------------------------------------------------------------------------------------------------------------
     87                                                                   4,250,000         05/05/00                   79.91
     88                                                                   4,800,000         03/07/00                   70.58
     89                                                                   4,300,000         04/26/00                   76.66
     90                                                                   5,800,000         02/23/00                   56.71
     91                                                                   4,300,000         06/08/00                   75.66
------------------------------------------------------------------------------------------------------------------------------------
     92                                                                   4,375,000         05/12/00                   73.55
     93                                                                   4,600,000                                    69.51
     93a                                                                  1,900,000         08/01/00
     93b                                                                  2,700,000         08/01/00
     94                                                                   4,400,000         07/18/00                   61.25
------------------------------------------------------------------------------------------------------------------------------------
     95                                                                   4,525,000         09/01/00                   70.56
     96                                                                   3,950,000         08/01/00                   79.67
     97                                                                   4,100,000         08/09/00                   75.07
     98                                                                   3,900,000         07/05/00                   76.80
     99                                                                   3,940,000         06/30/00                   76.01
------------------------------------------------------------------------------------------------------------------------------------
     100                     1.30                                         3,925,000         06/23/00                   75.00
     101                                                                  3,710,000         04/25/00                   78.70
     102                                                                  4,125,000         02/08/00                   69.93
     103                                                                  5,250,000         07/10/00                   54.38
     104                                                                  3,550,000         08/14/00                   74.32
------------------------------------------------------------------------------------------------------------------------------------
     105                                                                  3,340,000         05/23/00                   75.67
     106                                                                  3,200,000         07/15/00                   77.91
     107                                                                  4,200,000         02/22/00                   58.93
     108                                                                  3,310,000         12/23/99                   72.99
     109                                                                  3,800,000         07/06/00                   62.94
------------------------------------------------------------------------------------------------------------------------------------
     110                                                                  3,500,000         05/23/00                   68.46
     111                                                                  3,150,000         09/01/00                   74.55
     112                                                                  3,500,000         05/19/00                   64.86
     113                                                                  3,050,000         08/09/00                   73.49
     114                                                                  3,000,000         03/20/00                   74.56
------------------------------------------------------------------------------------------------------------------------------------
     115                                                                  2,750,000         08/01/00                   79.84
     116                                                                  3,275,000         06/19/00                   65.53
     117                                                                  3,000,000         08/26/00                   69.96
     118                                                                  2,900,000         07/02/00                   69.30
     119                                                                  3,095,000         12/20/99                   64.46
------------------------------------------------------------------------------------------------------------------------------------
     120                                                                  2,600,000         07/12/00                   76.76
     121                                                                  2,800,000         07/28/00                   71.31
     122                                                                  3,200,000         06/12/00                   62.38
     123                     1.50                                         2,575,000         04/26/00                   75.95
     124                                                                  2,650,000         07/19/00                   73.73
------------------------------------------------------------------------------------------------------------------------------------
     125                                                                  2,700,000         11/17/99                   69.68
     126                                                                  2,750,000         11/11/99                   64.90
     127                                                                  2,900,000         03/07/00                   60.13
     128                                                                  2,180,000         02/22/00                   78.83
     129                                                                  2,200,000         09/01/00                   78.05
------------------------------------------------------------------------------------------------------------------------------------
     130                                                                  2,200,000         04/15/00                   77.10
     131                     1.51                                         2,515,000         05/11/00                   66.88
     132                                                                  2,200,000         09/01/00                   76.24
     133                                                                  1,950,000                                    80.63
    133a                                                                    850,000         10/08/99
    133b                                                                    620,000         02/29/00
    133c                                                                    480,000         02/29/00
------------------------------------------------------------------------------------------------------------------------------------
     134                     1.25                                         2,120,000         02/18/00                   70.92
     135                                                                  2,025,000         11/22/99                   73.87
     136                                                                  2,100,000         04/05/00                   71.39
     137                                                                  2,150,000         03/22/00                   68.63
     138                                                                  1,750,000         03/13/00                   78.65
------------------------------------------------------------------------------------------------------------------------------------
     139                                                                  2,350,000         06/02/00                   57.41
     140                                                                  1,850,000         05/01/00                   72.43
     141                     1.51                                         2,000,000         05/22/00                   66.88
     142                                                                  1,800,000         05/10/00                   73.90
     143                                                                  1,900,000         05/20/00                   61.45
------------------------------------------------------------------------------------------------------------------------------------
     144                                                                  1,900,000         06/12/00                   65.94
     145                                                                  1,625,000         01/21/00                   74.48
     146                                                                  1,510,000         03/22/00                   79.26
     147                                                                  1,730,000         05/03/00                   66.90
     148                                                                  1,800,000         01/08/00                   60.70
------------------------------------------------------------------------------------------------------------------------------------
     149                                                                  2,175,000         06/02/00                   50.49
     150                                                                  1,630,000         03/13/00                   66.17
     151                                                                  1,500,000         04/06/00                   73.06
     152                                                                  1,350,000         01/15/00                   73.58
     153                                                                  1,500,000         01/14/00                   66.54
------------------------------------------------------------------------------------------------------------------------------------
     154                                                                  1,600,000         06/21/00                   62.40
     155                                                                  1,460,000         04/08/00                   68.21
     156                                                                  1,395,000         04/20/00                   71.39
     157                                                                  1,350,000         08/21/99                   72.04
     158                                                                  1,470,000         04/06/00                   64.71
------------------------------------------------------------------------------------------------------------------------------------
     159                     1.51                                         1,930,000         05/22/00                   49.14
     160                                                                  1,400,000         05/05/00                   67.03
     161                                                                  1,500,000         12/28/99                   60.30
     162                                                                  1,400,000         03/03/00                   62.30
     163                                                                  1,100,000         08/16/00                   76.31
------------------------------------------------------------------------------------------------------------------------------------
     164                     1.28                                         1,000,000         03/22/00                   79.82
     165                                                                  1,050,000         04/20/00                   74.93
     166                     1.28                                         1,000,000         03/22/00                   73.20
     167                                                                  1,050,000         05/05/00                   68.74
     168                                                                    950,000         06/09/00                   69.90
------------------------------------------------------------------------------------------------------------------------------------
     169                     1.25                                           920,000         02/22/00                   70.89
     170                     1.50                                           850,000         04/26/00                   75.16
     171                                                                    985,000         02/21/00                   64.20
     172                                                                    820,000         04/11/00                   71.94
     173                                                                    775,000         02/11/00                   70.58
------------------------------------------------------------------------------------------------------------------------------------
     174                                                                    860,000         12/08/99                   59.07
     175                                                                    460,000         03/22/00                   79.85
------------------------------------------------------------------------------------------------------------------------------------

                       SCHEDULED
   CONTROL          MATURITY OR ARD               CROSS COLLATERALIZED
   NUMBER             DATE LTV (%)                   LTV RATIO (%)                   YEAR BUILT              YEAR RENOVATED
----------------------------------------------------------------------------------------------------------------------------------
      1                  52.09                                                          1997
      2                  41.01                                                          1999
      3                  56.54                                                          1985
      4                  36.92
     4a                                                                                 1997
     4b                                                                                 1997
     4c                                                                                 1996
     4d                                                                                 1994
     4e                                                                                 1993                 1999 (Partial)
     4f                                                                                 1992                   1998/1999
     4g                                                                                 1996
     4h                                                                                 1986                   1998/1999
----------------------------------------------------------------------------------------------------------------------------------
      5                  58.08                                                       1999/2000
      6                  63.42                                                          1999
      7                  71.01                                                          1977                      1993
      8                  67.44
     8a                                                                                 1964                      1994
     8b                                                                                 1994                      1998
     8c                                                                                 1999
----------------------------------------------------------------------------------------------------------------------------------
      9                  70.37                                                          1999
     10                  68.37                                                          1987                      2000
     11                  61.03                                                       1972/1976                 1998/1999
     12                  71.46                                                       1981/1993
     13                  68.37                                                       1984/1987
----------------------------------------------------------------------------------------------------------------------------------
     14                  70.22
     14a                                                                                1999
     14b                                                                                1999
     14c                                                                                1999
     14d                                                                                1998
----------------------------------------------------------------------------------------------------------------------------------
     15                  65.02                                                          1989
     16                  67.15                                                          1999
     17                  71.49                                                          1998
     18                  71.99                                                          1999
     19                  69.97                                                       1994/1998
----------------------------------------------------------------------------------------------------------------------------------
     20                   71.4                                                          1963                      1998
     21                  67.36                                                          1998
     22                  68.41                                                       1965/1971
     23                  57.22                                                          1999
     24                  68.64                                                          1999
----------------------------------------------------------------------------------------------------------------------------------
     25                  72.83                                                          1945                    Various
     26                  63.84                                                          1905                      1984
     27                  67.27                                                          1998
     28                  60.66                                                          1997
     29                  70.94                                                          1954                      1992
----------------------------------------------------------------------------------------------------------------------------------
     30                  71.26                                                          1986
     31                  60.65                                                          1973                   1999/2000
     32                   64.1                                                          1998
     33                  62.49                                                          1964                      1992
     34                  65.94                                                          1975             1994/1995 / 1997/1998
----------------------------------------------------------------------------------------------------------------------------------
     35                  67.02                                                          2000
     36                  61.24                                                          1998
     37                  71.77                                                          1999
     38                  65.79                                                          1989
     39                  62.15                                                          2000
----------------------------------------------------------------------------------------------------------------------------------
     40                  59.35                                                          1997
     41                  71.78                                                          2000
     42                  69.56                           77.42                       1982/1985
     43                  68.89                                                          1968
     44                  69.19                           75.15                          1983
----------------------------------------------------------------------------------------------------------------------------------
     45                   62.8                                                          1965                   1980/1981
     46                  65.75                                                       1952/1959                    1985
     47                  67.58                                                     1994/1999/2000
     48                  71.58                                                          1983                      1997
     49                  65.93                                                       1980/1988                    1999
----------------------------------------------------------------------------------------------------------------------------------
     50                  65.35                                                          1998
     51                  72.16                                                          1997
     52                  70.38                                                          1982
     53                  61.05                                                          1998
     54                  70.68                           77.42                          1987
----------------------------------------------------------------------------------------------------------------------------------
     55                  60.58                                                       1986/1993
     56                  67.78                                                          2000
     57                  61.38                                                          1990
     58                  71.54                                                          1986
     59                  65.23                                                       1971/1972
----------------------------------------------------------------------------------------------------------------------------------
     60                  52.81                                                          1999
     61                  65.47                                                          1988                      1990
     62                   50.9                                                          1973                      1995
     63                  67.69                                                          1999
     64                  66.18
     64a                                                                                1928                   1997/2000
     64b                                                                                1928                   1997/2000
     64c                                                                                1931                      2000
----------------------------------------------------------------------------------------------------------------------------------
     65                   63.3                                                          1999
     66                   70.3                                                          1999
     67                  71.39                                                          1981
     68                  69.84                           77.42                          1985
     69                  67.71                                                          1991
----------------------------------------------------------------------------------------------------------------------------------
     70                  56.23                                                          1998
     71                  63.02                                                          2000
     72                    65                                                     mid-1980's/1996
     73                  64.19                                                          1999
     74                   65.4                           75.15                          1979
----------------------------------------------------------------------------------------------------------------------------------
     75                  51.89                                                          1996
     76                  65.19                                                       1985/1986
     77                  58.41                                                       1870/1899              1980's/1996/1999
     78                  70.13                                                          2000
     79                  54.01                                                          2000
----------------------------------------------------------------------------------------------------------------------------------
     80                  69.99                                                          1988                      1996
     81                  45.14                                                          1988                      1995
     82                  70.13                                                          1989
     83                  55.32                                                          1996                   1998/1999
     84                  71.82                                                          1986
----------------------------------------------------------------------------------------------------------------------------------
     85                  53.61                                                          1993                      1996
     86                  68.21
     86a                                                                                1977
     86b                                                                                1967
     86c                                                                                1976
     86d                                                                                1977
     86e                                                                                1964
     86f                                                                                1970
----------------------------------------------------------------------------------------------------------------------------------
     87                  71.31                                                          2000
     88                  63.89                                                          1999
     89                   68.9                                                          1998
     90                  47.75                                                          1998
     91                  68.44                                                          1991                      1994
----------------------------------------------------------------------------------------------------------------------------------
     92                  66.13                                                          1985                      1998
     93                   62.6
     93a                                                                                1982                      1994
     93b                                                                                1983                      1994
     94                   61.2                                                          1999
----------------------------------------------------------------------------------------------------------------------------------
     95                  62.85                                                          2000
     96                  71.86                                                          1999
     97                  67.35                                                          1999
     98                  69.49                                                          1993                      1999
     99                  68.55                                                          1999
----------------------------------------------------------------------------------------------------------------------------------
     100                 67.46                           77.42                          1986
     101                 70.48                                                          1988
     102                 58.67                                                          1978
     103                 45.12                                                          2000
     104                 66.51                                                       1998/1999
----------------------------------------------------------------------------------------------------------------------------------
     105                 68.13                                                          1984
     106                  65.1                                                       1983/1985
     107                 54.09                                                          1987
     108                 61.75                                                          1960                      1980
     109                 52.88                                                          1972
----------------------------------------------------------------------------------------------------------------------------------
     110                 62.06                                                       1969/1970                 1993/1998
     111                 66.83                                                          1989
     112                  58.4                                                       1972/1974                 1997/1998
     113                 66.15                                                       1973/1983                    2000
     114                  67.8                                                          2000
----------------------------------------------------------------------------------------------------------------------------------
     115                 72.19                                                          1912                      2000
     116                 58.83                                                          1988
     117                 63.42                                                          1999
     118                 58.19                                                          1985
     119                 58.17                                                          1972                      1999
----------------------------------------------------------------------------------------------------------------------------------
     120                 69.11                                                          1916                      2000
     121                 64.41                                                          2000
     122                 56.61                                                       1989/1990
     123                 73.43                           75.76                          1963                      1997
     124                 66.35                                                          1999
----------------------------------------------------------------------------------------------------------------------------------
     125                 51.17                                                          1967
     126                 58.82                                                          1900                      1996
     127                 53.79                                                          1947                      1993
     128                 65.44                                                          1984
     129                 70.47                                                       1999/2000
----------------------------------------------------------------------------------------------------------------------------------
     130                 69.23                                                          1970
     131                 60.18                           62.64                          1972
     132                 68.83                                                          1999
     133                 68.32
    133a                                                                                1969                      2000
    133b                                                                                1968                      1999
    133c                                                                                1965                      1999
----------------------------------------------------------------------------------------------------------------------------------
     134                 61.68                           70.91                          1977                      1999
     135                 67.43                                                          1999
     136                 65.31                                                  1969/1987/1988/1994
     137                 57.27                                                          1962                      1999
     138                 70.76                                                          1974
----------------------------------------------------------------------------------------------------------------------------------
     139                 51.81                                                          1989
     140                 65.71                                                          1920
     141                 60.18                           62.64                          1988
     142                 61.86                                                          1929
     143                 61.63                                                          1989
----------------------------------------------------------------------------------------------------------------------------------
     144                 59.49                                                       1981/1982                    1997
     145                 62.48                                                          1971
     146                 71.28                                                       1948/1963                 1998/1999
     147                 60.86                                                          1999
     148                 51.41                                                       1965/1970                    1999
----------------------------------------------------------------------------------------------------------------------------------
     149                 45.61                                                          1978
     150                  1.65                                                          1921                      1990
     151                 60.63                                                          1972
     152                 62.35                                                          1967                      1980
     153                 60.31                                                          1994
----------------------------------------------------------------------------------------------------------------------------------
     154                 56.73                                                          1964
     155                 57.33                                                          1999
     156                 60.15                                                          1963                      1989
     157                 66.19                                                          1914                      1987
     158                 54.69                                                          1998
----------------------------------------------------------------------------------------------------------------------------------
     159                 44.21                           62.64                          1981
     160                 60.34                                                          1914                      1995
     161                  2.15                                                          1971                      1995
     162                 54.61                                                          1966                      1999
     163                 68.14                                                          1973                   1996/1999
----------------------------------------------------------------------------------------------------------------------------------
     164                 72.66                           76.65                          1982
     165                 63.02                                                          1982                      1997
     166                 61.74                           76.65                          1983                      1984
     167                 61.88                                                          1912                      1995
     168                 63.87                                                          1967                      1999
----------------------------------------------------------------------------------------------------------------------------------
     169                 61.65                           70.91                          1984
     170                 72.96                           75.76                          1963                   1997/1998
     171                 54.07                                                          1950
     172                 65.51                                                          1964
     173                 59.95                                                          1978
----------------------------------------------------------------------------------------------------------------------------------
     174                 49.88                                                          1983
     175                 73.41                                                          1950                      1983
----------------------------------------------------------------------------------------------------------------------------------

                                                                       CUT-OFF DATE
                                                                       BALANCE PER
   CONTROL         UNITS, BEDS                                     SQ. FT., UNIT, BED,
   NUMBER          ROOMS, SQFT           UNIT DESCRIPTION            PAD OR ROOM ($)             OCCUPANCY (%)       OCCUPANCY DATE
----------------------------------------------------------------------------------------------------------------------------------
      1                   1,230,001           Sq Ft                                     119           98                 11/20/00
      2                     528,846           Sq Ft                                     191           90                 09/06/00
      3                     635,737           Sq Ft                                      79           96                 09/01/00
      4                         965           Rooms                                  32,610
     4a                         128           Rooms                                                   73                 08/31/00
     4b                         128           Rooms                                                   84                 08/31/00
     4c                         128           Rooms                                                   87                 08/31/00
     4d                         126           Rooms                                                   74                 08/31/00
     4e                         117           Rooms                                                   75                 08/31/00
     4f                         126           Rooms                                                   62                 08/31/00
     4g                          92           Rooms                                                   69                 08/31/00
     4h                         120           Rooms                                                   80                 08/31/00
----------------------------------------------------------------------------------------------------------------------------------
      5                          91           Units                                 329,438           100                09/28/00
      6                         360           Units                                  82,778           96                 09/22/00
      7                         768           Units                                  36,902           96                 08/24/00
      8                     269,107           Sq Ft                                     105
     8a                     111,933           Sq Ft                                                   100                08/01/00
     8b                      97,874           Sq Ft                                                   100                08/01/00
     8c                      59,300           Sq Ft                                                   100                08/01/00
----------------------------------------------------------------------------------------------------------------------------------
      9                         435           Units                                  58,557           95                 09/20/00
     10                      36,756           Sq Ft                                     544           100                10/18/00
     11                         302           Units                                  64,757           98                 07/28/00
     12                     153,069           Sq Ft                                     127           98                 06/30/00
     13                         600           Units                                  30,631           92                 09/19/00
----------------------------------------------------------------------------------------------------------------------------------
     14                     167,177           Sq Ft                                     109
     14a                     39,218           Sq Ft                                                   100                08/22/00
     14b                     39,218           Sq Ft                                                   100                08/22/00
     14c                     62,740           Sq Ft                                                   98                 08/22/00
     14d                     26,001           Sq Ft                                                   100                08/22/00
----------------------------------------------------------------------------------------------------------------------------------
     15                     185,613           Sq Ft                                      97           99                 07/31/00
     16                         276           Units                                  57,359           98                 09/18/00
     17                     107,262           Sq Ft                                     142           100                08/23/00
     18                     113,369           Sq Ft                                     134           100                08/15/00
     19                         253           Units                                  59,613           94                 09/18/00
----------------------------------------------------------------------------------------------------------------------------------
     20                     112,287           Sq Ft                                     133           89                 10/01/00
     21                     128,185           Sq Ft                                     109           96                 06/28/00
     22                         408           Units                                  34,255           98                 07/10/00
     23                     132,859           Sq Ft                                     100           80                 09/19/00
     24                         352           Units                                  37,358           97                 06/28/00
----------------------------------------------------------------------------------------------------------------------------------
     25                         336           Units                                  38,571           99                 09/21/00
     26                     224,626           Sq Ft                                      57           95                 09/15/00
     27                         240           Units                                  50,729           95                 07/12/00
     28                         121           Rooms                                 100,195           79                 03/31/00
     29                     165,417           Sq Ft                                      73           99                 08/08/00
----------------------------------------------------------------------------------------------------------------------------------
     30                     114,354           Sq Ft                                     104           97                 09/01/00
     31                         255           Rooms                                  41,105           78                 04/30/00
     32                     106,323           Sq Ft                                      97           100                10/16/00
     33                     126,708           Sq Ft                                      76           94                 10/01/00
     34                     305,870           Sq Ft                                      31           97                 06/28/00
----------------------------------------------------------------------------------------------------------------------------------
     35                      91,332           Sq Ft                                     104           100                06/06/00
     36                      75,943           Sq Ft                                     125           100                07/21/00
     37                      74,338           Sq Ft                                     121           100                09/01/00
     38                      53,777           Sq Ft                                     164           94                 09/28/00
     39                          48           Units                                 181,127           98                 08/01/00
----------------------------------------------------------------------------------------------------------------------------------
     40                          98           Rooms                                  87,582           77                 03/31/00
     41                      63,733           Sq Ft                                     114           100                08/17/00
     42                         260           Units                                  26,174           92                 07/10/00
     43                         164           Units                                  40,785           95                 08/01/00
     44                         220           Units                                  29,969           97                 09/06/00
----------------------------------------------------------------------------------------------------------------------------------
     45                         239           Units                                  27,127           100                06/27/00
     46                      82,134           Sq Ft                                      79           100                10/01/00
     47                      62,611           Sq Ft                                     102           100                10/02/00
     48                         248           Units                                  24,811           96                 09/05/00
     49                     150,032           Sq Ft                                      41           97                 08/01/00
----------------------------------------------------------------------------------------------------------------------------------
     50                         113           Rooms                                  53,837           77                 05/31/00
     51                         168           Units                                  36,224           96                 08/29/00
     52                      91,178           Sq Ft                                      64           93                 07/11/00
     53                         112           Rooms                                  51,665           72                 06/30/00
     54                         200           Units                                  28,563           98                 07/10/00
----------------------------------------------------------------------------------------------------------------------------------
     55                     168,775           Sq Ft                                      33           99                 10/10/00
     56                      59,838           Sq Ft                                      93           100                08/28/00
     57                      70,440           Sq Ft                                      79           96                 10/05/00
     58                         197           Units                                  27,771           98                 07/25/00
     59                         181           Units                                  29,801           95                 08/10/00
----------------------------------------------------------------------------------------------------------------------------------
     60                          95           Rooms                                  54,579           98                 08/31/00
     61                     106,088           Sq Ft                                      48           83                 08/01/00
     62                      39,192           Sq Ft                                     127           100                07/19/00
     63                         132           Units                                  37,853           96                 08/25/00
     64                         199           Units                                  24,951
     64a                         77           Units                                                   100                10/01/00
     64b                         94           Units                                                   100                10/01/00
     64c                         28           Units                                                   100                10/01/00
----------------------------------------------------------------------------------------------------------------------------------
     65                          45           Units                                 110,353           100                07/17/00
     66                          98           Units                                  49,398           91                 07/01/00
     67                      57,173           Sq Ft                                      84           92                 07/31/00
     68                         188           Units                                  25,503           93                 07/10/00
     69                     135,962           Sq Ft                                      35           100                05/18/00
----------------------------------------------------------------------------------------------------------------------------------
     70                      33,104           Sq Ft                                     141           100                06/06/00
     71                      27,974           Sq Ft                                     166           100                07/12/00
     72                     139,600           Sq Ft                                      32           85                 10/25/00
     73                      64,200           Sq Ft                                      70           98                 09/26/00
     74                         168           Units                                  26,460           98                 09/06/00
----------------------------------------------------------------------------------------------------------------------------------
     75                          78           Rooms                                  56,219           83                 08/30/00
     76                      82,342           Sq Ft                                      51           96                 08/28/00
     77                      66,922           Sq Ft                                      62           100                09/22/00
     78                      28,368           Sq Ft                                     144           95                 09/25/00
     79                          38           Units                                 105,558           100                08/31/00
----------------------------------------------------------------------------------------------------------------------------------
     80                     118,120           Sq Ft                                      33           88                 07/01/00
     81                          98           Rooms                                  38,637           72                 08/30/00
     82                      25,765           Sq Ft                                     146           100                07/01/00
     83                         120           Rooms                                  30,729           73                 08/30/00
     84                      65,630           Sq Ft                                      54           95                 07/24/00
----------------------------------------------------------------------------------------------------------------------------------
     85                      74,747           Sq Ft                                      47           100                08/22/00
     86                         140           Units                                  24,597
     86a                         36           Units                                                   92                 06/30/00
     86b                          8           Units                                                   88                 06/30/00
     86c                          8           Units                                                   100                06/30/00
     86d                          6           Units                                                   100                06/30/00
     86e                         12           Units                                                   100                06/30/00
     86f                         70           Units                                                   93                 07/12/00
----------------------------------------------------------------------------------------------------------------------------------
     87                      50,000           Sq Ft                                      68           100                05/01/00
     88                      32,268           Sq Ft                                     105           100                04/18/00
     89                          72           Units                                  45,784           100                06/06/00
     90                         110           Rooms                                  29,900           81                 07/31/00
     91                         118            Pads                                  27,571           100                07/05/00
----------------------------------------------------------------------------------------------------------------------------------
     92                         118           Units                                  27,271           98                 05/31/00
     93                      55,511           Sq Ft                                      58
     93a                     20,541           Sq Ft                                                   100                09/01/00
     93b                     34,970           Sq Ft                                                   100                09/01/00
     94                      58,705           Sq Ft                                      54           76                 10/04/00
----------------------------------------------------------------------------------------------------------------------------------
     95                          34           Units                                  93,905           100                09/19/00
     96                      43,600           Sq Ft                                      72           97                 09/06/00
     97                      25,756           Sq Ft                                     120           98                 09/19/00
     98                      30,725           Sq Ft                                      97           100                07/13/00
     99                          56           Units                                  53,482           95                 08/01/00
----------------------------------------------------------------------------------------------------------------------------------
     100                        120           Units                                  24,530           95                 07/12/00
     101                         66           Units                                  44,238           98                 07/01/00
     102                     76,286           Sq Ft                                      38           91                 04/01/00
     103                     57,974           Sq Ft                                      49           100                07/12/00
     104                     16,800           Sq Ft                                     157           90                 09/06/00
----------------------------------------------------------------------------------------------------------------------------------
     105                     34,262           Sq Ft                                      74           100                07/05/00
     106                     44,335           Sq Ft                                      56           100                08/18/00
     107                     29,325           Sq Ft                                      84           100                09/01/00
     108                     26,069           Sq Ft                                      93           100                05/19/00
     109                        199            Pads                                  12,019           100                06/01/00
----------------------------------------------------------------------------------------------------------------------------------
     110                     41,916           Sq Ft                                      57           92                 07/31/00
     111                     25,575           Sq Ft                                      92           100                08/15/00
     112                        220           Units                                  10,319           97                 06/01/00
     113                     31,440           Sq Ft                                      71           97                 10/04/00
     114                     16,908           Sq Ft                                     132           100                07/01/00
----------------------------------------------------------------------------------------------------------------------------------
     115                         21           Units                                 104,549           100                07/15/00
     116                     92,910           Sq Ft                                      23           77                 10/03/00
     117                     19,213           Sq Ft                                     109           89                 08/23/00
     118                     34,430           Sq Ft                                      58           100                08/01/00
     119                         72           Units                                  27,708           94                 04/30/00
----------------------------------------------------------------------------------------------------------------------------------
     120                         22           Units                                  90,714           100                07/13/00
     121                     14,546           Sq Ft                                     137           100                07/25/00
     122                     45,725           Sq Ft                                      44           100                06/01/00
     123                        106           Units                                  18,450           99                 07/31/00
     124                     20,743           Sq Ft                                      94           100                07/01/00
----------------------------------------------------------------------------------------------------------------------------------
     125                     22,915           Sq Ft                                      82           100                04/24/00
     126                         30           Units                                  59,494           97                 04/14/00
     127                         94           Units                                  18,551           97                 05/01/00
     128                         96           Units                                  17,902           97                 03/01/00
     129                     18,192           Sq Ft                                      94           100                07/01/00
----------------------------------------------------------------------------------------------------------------------------------
     130                         58           Units                                  29,245           95                 06/27/00
     131                     37,407           Sq Ft                                      45           85                 06/30/00
     132                     18,120           Sq Ft                                      93           100                07/01/00
     133                         97           Units                                  16,209
    133a                         43           Units                                                   100                09/01/00
    133b                         30           Units                                                   100                09/01/00
    133c                         24           Units                                                   100                09/01/00
----------------------------------------------------------------------------------------------------------------------------------
     134                     22,120           Sq Ft                                      68           93                 04/20/00
     135                     10,249           Sq Ft                                     146           87                 05/09/00
     136                         72            Pads                                  20,822           97                 09/07/00
     137                         72           Units                                  20,493           100                04/22/00
     138                         36           Units                                  38,233           100                05/16/00
----------------------------------------------------------------------------------------------------------------------------------
     139                     33,626           Sq Ft                                      40           100                08/01/00
     140                     33,000           Sq Ft                                      41           100                08/12/00
     141                     21,160           Sq Ft                                      63           100                09/26/00
     142                         54           Units                                  24,635           100                06/02/00
     143                     16,527           Sq Ft                                      79           100                08/01/00
----------------------------------------------------------------------------------------------------------------------------------
     144                     29,956           Sq Ft                                      42           100                09/30/00
     145                         56           Units                                  21,612           98                 03/31/00
     146                         44           Units                                  27,201           96                 09/18/00
     147                     12,900           Sq Ft                                      90           100                09/01/00
     148                         88           Units                                  12,417           97                 08/01/00
----------------------------------------------------------------------------------------------------------------------------------
     149                     23,860           Sq Ft                                      46           100                06/01/00
     150                         31           Units                                  34,790           97                 04/08/00
     151                         60           Units                                  18,265           93                 07/01/00
     152                     18,661           Sq Ft                                      53           99                 06/15/00
     153                      7,008           Sq Ft                                     142           100                09/24/00
----------------------------------------------------------------------------------------------------------------------------------
     154                     16,802           Sq Ft                                      59           100                09/24/00
     155                     14,570           Sq Ft                                      68           100                06/14/00
     156                        108           Units                                   9,222           99                 06/02/00
     157                     17,471           Sq Ft                                      56           83                 09/01/00
     158                     38,650           Sq Ft                                      25           89                 08/07/00
----------------------------------------------------------------------------------------------------------------------------------
     159                     31,918           Sq Ft                                      30           86                 06/30/00
     160                         41           Units                                  22,888           100                08/07/00
     161                     29,200           Sq Ft                                      31           100                01/12/00
     162                     46,600           Sq Ft                                      19           100                05/25/00
     163                         54           Units                                  15,545           100                09/01/00
----------------------------------------------------------------------------------------------------------------------------------
     164                         24           Units                                  33,259           100                04/01/00
     165                         33           Units                                  23,841           97                 04/17/00
     166                     10,500           Sq Ft                                      70           100                04/01/00
     167                         29           Units                                  24,888           100                08/07/00
     168                      8,530           Sq Ft                                      78           100                08/01/00
----------------------------------------------------------------------------------------------------------------------------------
     169                     19,800           Sq Ft                                      33           100                04/18/00
     170                         24           Units                                  26,617           100                06/30/00
     171                         47            Pads                                  13,455           96                 06/01/00
     172                         23           Units                                  25,648           100                07/01/00
     173                     15,391           Sq Ft                                      36           90                 07/01/00
----------------------------------------------------------------------------------------------------------------------------------
     174                      8,053           Sq Ft                                      63           100                05/22/00
     175                         17           Units                                  21,606           100                03/01/00
----------------------------------------------------------------------------------------------------------------------------------

                                                                                        ANNUAL
   CONTROL                                                                              REQUIRED                   ANNUAL
   NUMBER                 OWNERSHIP INTEREST                 LOCKBOX                  RESERVES ($)           REQUIRED TI/LC ($)
------------------------------------------------------------------------------------------------------------------------------
      1                       Fee Simple                      Hard                      184,500                     1,300,000
      2                       Leasehold                       Hard
      3                       Fee Simple                      Hard                      127,147                       840,575
      4                                                       Hard
     4a                       Fee Simple
     4b                       Fee Simple
     4c                       Fee Simple
     4d                       Fee Simple
     4e                       Fee Simple
     4f                       Fee Simple
     4g                       Fee Simple
     4h                       Fee Simple
------------------------------------------------------------------------------------------------------------------------------
      5                       Fee Simple                      Hard                       30,288
      6                       Fee Simple                                                 72,000
      7                       Fee Simple                      Soft                      192,000
      8                                                       Soft                       40,366                       174,175
     8a                       Fee Simple
     8b                       Fee Simple
     8c                       Fee Simple
------------------------------------------------------------------------------------------------------------------------------
      9                       Fee Simple                      Soft                       87,000
     10                       Leasehold                       Hard                        7,347
     11                       Fee Simple                                                 60,400
     12                       Fee Simple                                                 29,083                        41,000
     13                       Fee Simple                                                137,400
------------------------------------------------------------------------------------------------------------------------------
     14                                                       Hard                       25,077                        37,489
     14a                      Fee Simple
     14b                      Fee Simple
     14c                      Fee Simple
     14d                      Fee Simple
------------------------------------------------------------------------------------------------------------------------------
     15                       Fee Simple                      Hard                       38,979                       263,570
     16                       Fee Simple                                                 55,200
     17                       Fee Simple                                                 11,127
     18                       Fee Simple                                                 16,555
     19                       Fee Simple                                                 50,600
------------------------------------------------------------------------------------------------------------------------------
     20                       Fee Simple                                                 19,089
     21                       Fee Simple                                                 19,252                        55,008
     22                       Fee Simple                                                122,400
     23                       Fee Simple                                                 19,929
     24                       Fee Simple                                                 52,800
------------------------------------------------------------------------------------------------------------------------------
     25                       Fee Simple                                                 84,000
     26                       Leasehold                                                  44,925                       318,972
     27                       Fee Simple                                                 48,000
     28                       Fee Simple                                                172,478
     29                       Fee Simple                      Soft                       24,816                        99,396
------------------------------------------------------------------------------------------------------------------------------
     30                       Fee Simple                                                 17,157                        84,996
     31                       Fee Simple                    Springing
     32                       Fee Simple                                                 13,300                       110,400
     33                       Fee Simple                                                 31,680                        75,000
     34                       Fee Simple                                                 30,504                       180,000
------------------------------------------------------------------------------------------------------------------------------
     35                       Fee Simple                                                 18,266
     36                       Fee Simple                                                 11,073
     37                       Fee Simple                                                  2,330
     38                       Fee Simple                                                  5,332                        29,328
     39                       Fee Simple                                                  9,600
------------------------------------------------------------------------------------------------------------------------------
     40                       Fee Simple                                                125,460
     41                       Fee Simple                      Hard                        9,560
     42                       Fee Simple                      Soft                       65,000
     43                       Fee Simple                                                 40,750
     44                       Fee Simple                                                 63,580
------------------------------------------------------------------------------------------------------------------------------
     45                       Fee Simple                                                 60,228
     46                       Fee Simple                      Hard                       16,427                        80,046
     47                       Fee Simple                                                  6,261                        45,000
     48                       Fee Simple                                                 62,000
     49                       Fee Simple                                                 25,505                        50,011
------------------------------------------------------------------------------------------------------------------------------
     50                       Fee Simple                    Springing                   131,114
     51                       Fee Simple                                                 33,600
     52                       Fee Simple                                                                               29,719
     53                       Fee Simple                    Springing                    96,000
     54                       Fee Simple                      Soft                       50,000
------------------------------------------------------------------------------------------------------------------------------
     55                       Fee Simple                    Springing                    16,877                        60,000
     56                       Fee Simple                      Hard                        5,973
     57                       Fee Simple                      Soft                       13,088                        49,080
     58                       Fee Simple                                                 49,250
     59                       Fee Simple                    Springing                    45,250
------------------------------------------------------------------------------------------------------------------------------
     60                       Fee Simple                    Springing                    76,218
     61                       Fee Simple                                                 27,168                        56,028
     62                       Fee Simple                                                  7,856
     63                       Fee Simple                                                 26,539
     64                                                                                  29,850
     64a                      Fee Simple
     64b                      Fee Simple
     64c                      Fee Simple
------------------------------------------------------------------------------------------------------------------------------
     65                       Fee Simple                    Springing                    11,250
     66                       Fee Simple                                                 17,640
     67                       Fee Simple                                                 17,724                        25,156
     68                       Fee Simple                      Soft                       47,000
     69             Both Fee Simple and Leasehold           Springing                    20,394                        28,516
------------------------------------------------------------------------------------------------------------------------------
     70                       Fee Simple                                                  6,537                        29,748
     71                       Fee Simple                                                                               23,352
     72                       Fee Simple                                                 13,961                        24,000
     73                       Fee Simple                                                 12,840
     74                       Fee Simple                                                 49,896
------------------------------------------------------------------------------------------------------------------------------
     75                       Fee Simple                    Springing                    88,800
     76                       Fee Simple                                                 19,762                        63,403
     77                       Fee Simple                                                  6,692                        24,000
     78                       Fee Simple                                                  3,404
     79                       Fee Simple                                                  8,004
------------------------------------------------------------------------------------------------------------------------------
     80                       Fee Simple                                                 30,629
     81                       Fee Simple                    Springing                    90,000
     82                       Fee Simple                                                                               25,000
     83                       Fee Simple                    Springing                    82,800
     84                       Fee Simple                                                 16,407                        32,400
------------------------------------------------------------------------------------------------------------------------------
     85                       Fee Simple                      Hard
     86                                                                                  38,358
     86a                      Fee Simple
     86b                      Fee Simple
     86c                      Fee Simple
     86d                      Fee Simple
     86e                      Fee Simple
     86f                      Fee Simple
------------------------------------------------------------------------------------------------------------------------------
     87                       Fee Simple                                                  5,000
     88                       Fee Simple
     89                       Fee Simple                                                 12,960
     90                       Fee Simple                    Springing                    96,000
     91                       Fee Simple                                                  5,960
------------------------------------------------------------------------------------------------------------------------------
     92                       Fee Simple                                                 21,712
     93                                                                                  11,102                        36,295
     93a                      Fee Simple
     93b                      Fee Simple
     94                       Fee Simple                                                  5,865
------------------------------------------------------------------------------------------------------------------------------
     95                       Fee Simple                                                  5,100
     96                       Fee Simple                                                  4,360
     97                       Fee Simple                                                  2,576                         7,500
     98                       Fee Simple
     99                       Fee Simple                                                 11,196
------------------------------------------------------------------------------------------------------------------------------
     100                      Fee Simple                      Soft                       30,000
     101                      Fee Simple                                                 17,886
     102                      Fee Simple                                                 11,443                        34,329
     103                      Fee Simple                                                  5,797                        24,000
     104                      Fee Simple                                                  1,680                        10,008
------------------------------------------------------------------------------------------------------------------------------
     105                      Fee Simple                                                  6,167                        16,680
     106                      Fee Simple                                                  8,112                        25,008
     107                      Fee Simple                                                                               29,256
     108                      Fee Simple                                                  3,931                        26,069
     109                      Fee Simple                                                 16,158
------------------------------------------------------------------------------------------------------------------------------
     110                      Fee Simple                                                  8,547                        41,028
     111                      Fee Simple                                                  7,157                        12,000
     112                      Fee Simple
     113                      Fee Simple                    Springing                     6,287                        25,276
     114                      Fee Simple                                                  2,536
------------------------------------------------------------------------------------------------------------------------------
     115                      Fee Simple                                                  5,250
     116                      Fee Simple                      Hard                       13,937                        24,000
     117                      Fee Simple                                                  3,840                         8,460
     118                      Fee Simple                                                 12,739
     119                      Fee Simple                                                 12,960
------------------------------------------------------------------------------------------------------------------------------
     120                      Fee Simple                                                  3,300
     121                      Fee Simple                    Springing                     1,455
     122                      Fee Simple                                                  4,573                        13,332
     123                      Fee Simple                                                 21,000
     124                      Fee Simple                                                  2,074                        12,000
------------------------------------------------------------------------------------------------------------------------------
     125                      Fee Simple                                                  1,833                        22,908
     126                      Fee Simple                                                  8,134
     127                      Fee Simple                                                 25,017
     128                      Fee Simple                                                 27,168
     129                      Fee Simple                                                  1,819                         5,004
------------------------------------------------------------------------------------------------------------------------------
     130                      Fee Simple                                                  8,700
     131                      Fee Simple                                                  5,611                        19,480
     132                      Fee Simple                                                  1,812                        24,204
     133                                                                                 16,320
    133a                      Fee Simple
    133b                      Fee Simple
    133c                      Fee Simple
------------------------------------------------------------------------------------------------------------------------------
     134                      Fee Simple                                                  6,000                        21,900
     135                      Fee Simple                                                  1,537                        10,800
     136                      Fee Simple                                                  6,080
     137                      Fee Simple                      Soft                       18,000
     138                      Fee Simple                                                  9,000
------------------------------------------------------------------------------------------------------------------------------
     139                      Fee Simple                                                  5,044                        27,910
     140                      Fee Simple                                                  9,666                        17,386
     141                      Fee Simple                                                  5,290                        18,300
     142                      Fee Simple                                                 14,850
     143                      Fee Simple                                                  4,455
------------------------------------------------------------------------------------------------------------------------------
     144                      Fee Simple                      Hard                        7,489                        11,084
     145                      Fee Simple                                                 16,500
     146                      Fee Simple                                                 11,000
     147                      Fee Simple                                                                                8,760
     148                      Fee Simple                                                 21,996
------------------------------------------------------------------------------------------------------------------------------
     149                      Fee Simple                                                  4,772                        34,598
     150                      Fee Simple
     151                      Fee Simple                                                 22,980
     152                      Fee Simple
     153                      Fee Simple                                                                                7,008
------------------------------------------------------------------------------------------------------------------------------
     154                      Fee Simple                                                  2,520                        19,104
     155                      Fee Simple                                                  2,186
     156                      Fee Simple                                                 22,833
     157                      Fee Simple
     158                      Fee Simple                                                  3,865
------------------------------------------------------------------------------------------------------------------------------
     159                      Fee Simple                                                  7,022                        25,660
     160                      Fee Simple                                                 10,250
     161                      Fee Simple                                                  5,840                        13,440
     162                      Fee Simple
     163                      Fee Simple                                                 15,336
------------------------------------------------------------------------------------------------------------------------------
     164                      Fee Simple                      Hard
     165                      Fee Simple                                                 10,197
     166                      Fee Simple                      Hard                                                      9,216
     167                      Fee Simple                                                  7,830
     168                      Fee Simple                                                  1,284
------------------------------------------------------------------------------------------------------------------------------
     169                      Fee Simple                                                  6,000                        11,940
     170                      Fee Simple                                                  3,600
     171                      Fee Simple
     172                      Fee Simple
     173                      Fee Simple                                                  3,711
------------------------------------------------------------------------------------------------------------------------------
     174                      Fee Simple                                                  1,208
     175                      Fee Simple                      Hard
------------------------------------------------------------------------------------------------------------------------------

   CONTROL                                                                                       LARGEST TENANT     LARGEST TENANT
   NUMBER                                     LARGEST TENANT                                          SQ FT        LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
      1                J.C. Penney                                                                    104,697          11/30/12
      2                Regal Cinemas                                                                   78,752          01/31/20
      3                Columbine JDS Systems, Inc.                                                    100,420          12/31/08
      4
     4a
     4b
     4c
     4d
     4e
     4f
     4g
     4h
------------------------------------------------------------------------------------------------------------------------------------
      5                New York University                                                             98,522          08/31/10
      6
      7
      8
     8a                Christmas Tree Shops                                                            57,776          09/30/13
     8b                Christmas Tree Shops                                                            51,074          05/20/18
     8c                Bernie's Audio Video                                                            21,450          08/31/09
------------------------------------------------------------------------------------------------------------------------------------
      9
     10                Related Management Company                                                      21,137          02/28/11
     11
     12                Ross Stores                                                                     30,000          01/31/06
     13
------------------------------------------------------------------------------------------------------------------------------------
     14
     14a               Piggly Wiggly                                                                   33,218          09/28/19
     14b               Piggly Wiggly                                                                   33,218          02/27/19
     14c               Piggly Wiggly                                                                   35,300          03/30/19
     14d               Piggly Wiggly                                                                   26,001          11/30/18
------------------------------------------------------------------------------------------------------------------------------------
     15                Federal Data Systems                                                            66,746          12/31/04
     16
     17                Lane Gorman Trubitt, LLP                                                        24,565          06/30/08
     18                Ralph's                                                                         57,155          01/31/19
     19
------------------------------------------------------------------------------------------------------------------------------------
     20                Sun & Ski Sports                                                                26,138          04/30/09
     21                Custom Research                                                                 29,618          08/31/08
     22
     23                Barnes & Noble                                                                  22,050          02/28/15
     24
------------------------------------------------------------------------------------------------------------------------------------
     25
     26                CSX                                                                             70,592          05/31/05
     27
     28
     29                Stein Mart #123                                                                 37,177          11/06/06
------------------------------------------------------------------------------------------------------------------------------------
     30                Miller, Canfield, Paddock                                                       18,397          07/31/03
     31
     32                Netensity, Inc.                                                                 24,798          06/30/05
     33                Bowl America                                                                    34,425          07/31/01
     34                K-Mart                                                                          89,445          03/31/02
------------------------------------------------------------------------------------------------------------------------------------
     35                Avanex Corporation                                                              91,332          04/14/10
     36                Lutris Technologies Inc.                                                        28,199          12/31/03
     37                Ralphs Grocery Store                                                            51,028          02/28/19
     38                Softhome, Inc.                                                                  16,499          09/11/13
     39
------------------------------------------------------------------------------------------------------------------------------------
     40
     41                Farm Fresh                                                                      46,933          04/01/20
     42
     43
     44
------------------------------------------------------------------------------------------------------------------------------------
     45
     46                Sisna                                                                           10,829          05/31/07
     47                Regence Blue Shield of Idaho                                                    25,038          08/31/06
     48
     49                TCM Supply Corporation                                                           8,460          08/14/05
------------------------------------------------------------------------------------------------------------------------------------
     50
     51
     52                Food 4 Less #5                                                                  42,275          12/01/14
     53
     54
------------------------------------------------------------------------------------------------------------------------------------
     55                Wal-Mart                                                                        65,904          11/17/06
     56                Lakeview Technology, Inc.                                                       22,032          04/30/10
     57                Gold's Gym (D&B Enterprises)                                                    19,964          08/31/10
     58
     59
------------------------------------------------------------------------------------------------------------------------------------
     60
     61                Ames                                                                            43,020          02/28/19
     62                Prime Pay Northern                                                               5,290          06/14/02
     63
     64
     64a
     64b
     64c
------------------------------------------------------------------------------------------------------------------------------------
     65
     66
     67                Pier 1 Imports                                                                   9,400          02/29/08
     68
     69                Wal-Mart                                                                        89,612          11/26/11
------------------------------------------------------------------------------------------------------------------------------------
     70                Islands Publishing                                                              12,769          09/30/01
     71                Lucy's LaundryMart                                                               6,448          03/31/10
     72                Home-Guard Window Warehouse                                                     45,800          02/28/13
     73                Food Lion                                                                       33,000          04/01/20
     74
------------------------------------------------------------------------------------------------------------------------------------
     75
     76                Goldcoast Autotronics, Inc.                                                      6,782          09/30/04
     77                Ohio Blood Plasma Inc.                                                          20,475          02/29/04
     78                Big 5                                                                           10,032          04/30/16
     79
------------------------------------------------------------------------------------------------------------------------------------
     80                Food Lion                                                                       37,920          10/14/16
     81
     82                Jonart Realty                                                                    7,205          10/31/01
     83
     84                Maxim Integrated Prod                                                           15,581          12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     85                Amtech Systems Corporation                                                      74,747          09/21/15
     86
     86a
     86b
     86c
     86d
     86e
     86f
------------------------------------------------------------------------------------------------------------------------------------
     87                Food Lion                                                                       33,000          04/11/20
     88                Linens & Things                                                                 32,336          01/31/20
     89
     90
     91
------------------------------------------------------------------------------------------------------------------------------------
     92
     93
     93a               Dental World Center                                                              3,482          01/31/06
     93b               HD Systems, Inc.                                                                 9,970          11/30/03
     94
------------------------------------------------------------------------------------------------------------------------------------
     95
     96                Food Lion                                                                       33,000          09/01/19
     97                St. Joseph's                                                                     7,700          09/30/08
     98                Best Buy                                                                        30,725          06/30/20
     99
------------------------------------------------------------------------------------------------------------------------------------
     100
     101
     102               Safe Passage PCSI                                                                6,656          05/31/01
     103               Desert Collectibles                                                              5,559          06/01/05
     104               Saddle Up Western Wear                                                           3,700          08/31/05
------------------------------------------------------------------------------------------------------------------------------------
     105               PBS&J                                                                           15,572          09/30/03
     106               CQ2 Direct, Inc.                                                                 3,750          04/01/03
     107               Shugrue's                                                                       10,516          12/31/06
     108               East West Mortgage                                                               6,188          02/28/07
     109
------------------------------------------------------------------------------------------------------------------------------------
     110               Drs. Mike and Art deLarios - Plaza I                                             6,194          08/31/03
     111               King County Health                                                              13,350          09/14/04
     112
     113               Austin Regional Clinic                                                          11,771          12/31/07
     114               Eckerd's                                                                        10,908          06/01/20
------------------------------------------------------------------------------------------------------------------------------------
     115
     116               Food Lion                                                                       28,200          01/09/08
     117               Physical Rehabilitation Network                                                  5,600          04/30/07
     118               O'Malley's Bar                                                                   5,400          11/30/01
     119
------------------------------------------------------------------------------------------------------------------------------------
     120
     121               Thomasville Furniture                                                           14,546
     122               Office Works                                                                    23,225          06/17/04
     123
     124               Adspace Networks, Inc.                                                          10,253          09/30/05
------------------------------------------------------------------------------------------------------------------------------------
     125               Louis Brandman & Sons                                                           22,915          03/31/15
     126
     127
     128
     129               Parkway Products                                                                 7,690          10/15/06
------------------------------------------------------------------------------------------------------------------------------------
     130
     131               IOL Medical Services                                                            15,522          05/31/05
     132               AP Technoglass                                                                  12,830          08/31/05
     133
    133a
    133b
    133c
------------------------------------------------------------------------------------------------------------------------------------
     134               Blockbuster Video                                                                6,720          12/31/04
     135               Pizza Hut                                                                        2,400          11/30/04
     136
     137
     138
------------------------------------------------------------------------------------------------------------------------------------
     139               Cypresswood Clinic Association                                                   6,963          12/31/02
     140               Passaic County Legal Aid                                                         7,000          10/30/05
     141               South College                                                                   21,160          12/31/01
     142
     143               First Security Service                                                           3,176          07/31/04
------------------------------------------------------------------------------------------------------------------------------------
     144               Southland Business Bank                                                          8,458          12/31/09
     145
     146
     147               Army/Navy Recruiting                                                             3,600          02/28/01
     148
------------------------------------------------------------------------------------------------------------------------------------
     149               Gill Kveen                                                                       2,968          11/30/02
     150
     151
     152
     153               Arvida                                                                           3,112          12/31/02
------------------------------------------------------------------------------------------------------------------------------------
     154               Master Systems                                                                   2,706          06/30/01
     155               Texas Fulton                                                                     5,580          01/14/05
     156
     157               Gibson Management                                                                3,012          05/31/02
     158
------------------------------------------------------------------------------------------------------------------------------------
     159               Monterrey Park College                                                           7,359          05/31/03
     160
     161               Eastern State Tire                                                              14,500          04/30/11
     162               Independent Packaging                                                           46,600          12/31/09
     163
------------------------------------------------------------------------------------------------------------------------------------
     164
     165
     166               Cumberland Farms                                                                 3,000          02/28/04
     167
     168               Radio Shack                                                                      2,625          08/31/04
------------------------------------------------------------------------------------------------------------------------------------
     169               Time Out Sports Grill                                                            4,600          12/31/01
     170
     171
     172
     173               Circle A                                                                         2,434          01/31/03
------------------------------------------------------------------------------------------------------------------------------------
     174               Carson Insurance                                                                 1,930          11/30/03
     175
------------------------------------------------------------------------------------------------------------------------------------

                    CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


  CONTROL         LOAN
    ID           NUMBER                             PROPERTY NAME                                   CITY
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     5          DBM13657     201 East 14th - Coral Tower                                 New York
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     6           21015       St. Croix Apartments at Pelican Marsh                       Naples
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     7          DBM12838     Coral Gate Apartments                                       Miami
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     9          DBM14078     Copper Canyon Apartments                                    Las Vegas
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    11           28450       Governor's Square Apartments                                Sacramento
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    13         09-0001401    Harbor Pointe Apartments                                    Orlando
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    16         09-0001403    Brittany at Waterford Lakes Apartments                      Orlando
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    19         09-0001402    Cross Timbers Apartments                                    Morrisville
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    22          DBM11332     Colonial Townhouse                                          Willimantic
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    24          11029240     DeZavala Oaks Apartments                                    San Antonio
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    25           27395       Bound Brook Apartments                                      Bound Brook
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    27          DBM12721     Napa Valley Apartments                                      Henderson
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    39         09-0001398    Waterview Apartments                                        Kirkland
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    42         991091256     Windover of Melbourne Apartments                            West Melbourne
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    43          DBM12582     Ridge Carlton Apartments                                    Philadelphia
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    44          DBM13891     Whisper Hollow                                              Austin
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    45         991091662     Park Colony Apartments                                      Des Plaines
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    48          DBM14180     Chandler's Mill Apartments                                  Corpus Christi
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    51           28492       Vistas at Northbrook                                        Normal
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    54         991091255     Windover Health Club Apartments                             Orlando
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    58          11029222     The Willows Apartments                                      Chesterfield Township
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    59           24767       Villages at McClintock                                      Tempe
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    63           28616       Waterford at Summit View Apartments                         Swatara Township
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    65          DBM12720     Pennyfield Estates                                          Bronx
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    64         01-1026848    Bongiovanni Apartment Portfolio
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    64a       01-1026848-A   2100 Westbury Court Apartments                              Brooklyn
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    64b       01-1026848-B   2110 Westbury Court Apartments                              Brooklyn
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    64c       01-1026848-C   3506 Newkirk Avenue Apartments                              Brooklyn
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    66         09-0001391    Crystal Lake Apartments                                     Corvallis
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    68         991091257     Windover Golden Pointe                                      West Melbourne
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    74          DBM13892     High Point Apartments                                       Austin
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    79         09-0001382    Sequoia Grove                                               Danville
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86         01-1026840    Kendall Apartment Portfolio
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86a       01-1026840-A   39th Street Apartments                                      Bettendorf
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86b       01-1026840-B   Sutton Place Apartments                                     Bettendorf
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86c       01-1026840-C   Winston Drive Apartments                                    Bettendorf
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86d       01-1026840-D   25th Street Apartments                                      Moline
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86e       01-1026840-E   Kennedy Drive Apartments                                    East Moline
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    86f       01-1026840-F   Loganwood Apartments                                        Moline
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    89         09-0001366    Mill Plain Court Apartments                                 Vancouver
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    92         991091668     Suncrest Village Apartments                                 Houston
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    95         09-0001411    Garden Court Apartments                                     Seattle
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    99           28394       Pine Circle Townhomes                                       Grand Rapids
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    100        991091254     Windover of Fort Pierce Apartments                          Ft. Pierce
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    101        09-0001373    Muir Heights Apartments                                     Madison
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    112          27764       Timberlake Courts Apartments                                Beaumont
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    115        991091654     Beacon Commons                                              Pittsburgh
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    120        01-1026870    Ashley Apartment Building                                   St. Louis
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    119        01-1025159    Highland Park Apartments                                    Portland
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    123        01-1028013    Carlton Heights Apartments                                  Dallas
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    126        991091646     Empire Building                                             Philadelphia
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    127        991091669     Courtyard Park                                              Hyattsville
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    128        991091631     Lansdale & Five Points Apartments                           Norfolk
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    130        01-1027426    Colonial Apartments                                         Seymour
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    133        01-1024923    Trinity Towers, Brittany and Wagner Apartments
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
   133a       01-1024923-A   Trinity Towers Apartments                                   Hartford
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
   133b       01-1024923-B   Brittany Apartments                                         Hartford
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
   133c       01-1024923-C   Wagner Apartments                                           Hartford
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    137        991091626     Carrollton/Del-Mar Apartments                               Carrollton
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    138        991091624     Grand Manor Apartments                                      Apple Valley
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    142        991091635     Ath-Dara                                                    Lansdowne
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    145        991091644     Descanso Plaza Apartments                                   Aurora
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    146        01-1027009    Hudson Place Apartments                                     Dallas
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    151        991091628     Wexford Apartments                                          Pottstown
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    148          26252       Hunt Club Apartments                                        Denton
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    150        991091619     Bluebird Apartments                                         St. Paul
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    156        991091663     Wheatley Plaza Apartments                                   Houston
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    160        01-1027879    374 South 5th Street Apartments                             Brooklyn
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    163          28992       Brentstone Apartments                                       Pascagoula
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    164        991091650     Metacom Apartments                                          Bristol
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    165        991091634     Oak Apartments                                              Tampa
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    167        01-1028782    367 South 5th Street Multifamily                            Brooklyn
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    170        01-1028014    Fairfield Apartments                                        Richardson
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    172        991091651     Willow Lane Apartments                                      Bronx (Pelham Bay)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
    175        991091658     15-17 Massasoit Avenue                                      Bristol
--------------------------------------------------------------------------------------------------------------------

                                                                                        CUT-OFF
                                                             CUT-OFF DATE            DATE BALANCE
          COUNTY              STATE       ZIP CODE           BALANCE ($)             PER UNIT ($)
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
New York                       NY          10003                    29,978,826                  329,438
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Collier                        FL          34109                    29,800,000                   82,778
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dade                           FL          33015                    28,340,494                   36,902
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Clark                          NV          89118                    25,472,358                   58,557
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Sacramento                     CA          95814                    19,556,631                   64,757
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Orange                         FL          32822                    18,378,727                   30,631
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Orange                         FL          32828                    15,831,186                   57,359
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Wake                           NC          27560                    15,082,077                   59,613
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Tolland and Windham            CT          06226                    13,976,203                   34,255
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Bexar                          TX          78249                    13,150,000                   37,358
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Somerset                       NJ          08805                    12,960,000                   38,571
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Clark                          NV          89012                    12,174,928                   50,729
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
King                           WA          98033                     8,694,103                  181,127
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Brevard                        FL          32904                     6,805,233                   26,174
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Philadelphia                   PA          19128                     6,688,696                   40,785
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Travis                         TX          78741                     6,593,077                   29,969
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Cook                           IL          60016                     6,483,295                   27,127
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Nueces                         TX          78414                     6,153,139                   24,811
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
McLean                         IL          61761                     6,085,660                   36,224
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Orange                         FL          32839                     5,712,604                   28,563
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Macomb                         MI          48045                     5,470,868                   27,771
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Maricopa                       AZ          85281                     5,393,921                   29,801
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dauphin                        PA          17111                     4,996,645                   37,853
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Bronx                          NY          10465                     4,965,878                  110,353
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                                     4,965,197                   24,951
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Kings                          NY          11225
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Kings                          NY          11225
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Kings                          NY          11225
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Benton                         OR          97333                     4,840,999                   49,398
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Brevard                        FL          32904                     4,794,596                   25,503
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Travis                         TX          78741                     4,445,332                   26,460
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Contra Costa                   CA          94526                     4,011,196                  105,558
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                                     3,443,562                   24,597
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Scott                          IA          52722
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Scott                          IA          52722
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Scott                          IA          52722
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Rock Island                    IL          61265
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Rock Island                    IL          61244
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Rock Island                    IL          61265
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Clark                          WA          98684                     3,296,462                   45,784
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Harris                         TX          77072                     3,217,979                   27,271
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
King County                    WA          98112                     3,192,777                   93,905
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Kent                           MI          49548                     2,994,976                   53,482
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
St. Lucie                      FL          34981                     2,943,612                   24,530
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dane                           WI          53719                     2,919,727                   44,238
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Jefferson                      TX          77707                     2,270,127                   10,319
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Allegheny                      PA          15217                     2,195,529                  104,549
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
St. Louis                      MO          63108                     1,995,716                   90,714
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Multnomah                      OR          97203                     1,994,979                   27,708
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dallas                         TX          75243                     1,955,735                   18,450
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Pennsylvania                   PA          19107                     1,784,821                   59,494
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Prince Georges                 MD          20781                     1,743,813                   18,551
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
City of Norfolk                VA          23513                     1,718,602                   17,902
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
New Haven                      CT          06483                     1,696,238                   29,245
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                                     1,572,308                   16,209
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Hartford                       CT           6106
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Hartford                       CT           6106
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Hartford                       CT           6106
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dallas                         TX          75211                     1,475,493                   20,493
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dakota                         MN          55124                     1,376,391                   38,233
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Delaware                       PA          19050                     1,330,267                   24,635
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Adams                          CO          80010                     1,210,266                   21,612
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dallas                         TX          75206                     1,196,844                   27,201
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Montgomery                     PA          19464                     1,095,911                   18,265
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Denton                         TX          76201                     1,092,670                   12,417
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Ramsey                         MN          55117                     1,078,500                   34,790
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Harris                         TX          77020                       995,926                    9,222
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Kings                          NY          11211                       938,394                   22,888
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Jackson                        MS          39567                       839,427                   15,545
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Bristol                        RI          02809                       798,215                   33,259
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Hillsborough                   FL          33637                       786,737                   23,841
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Kings                          NY          11211                       721,765                   24,888
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Dallas                         TX          75081                       638,819                   26,617
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Bronx                          NY          10461                       589,904                   25,648
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Bristol                        RI          02809                       367,295                   21,606
--------------------------------------------------------------------------------------------------------

                                                       STUDIOS                      1 BEDROOM                    2 BEDROOM
                                                             AVG RENT                     AVG RENT                     AVG RENT
         UTILITIES PAID BY TENANT            # UNITS       PER MO. ($)      # UNITS     PER MO. ($)      # UNITS     PER MO. ($)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 0                  0        26                  0        52             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        72                799       216           999
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Electricity/Cable                              99                577       428                684       216           840
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Gas/Electricity/Cable                           0                  0       182                715       192           879
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity/Cable                                     0                  0       159                821       113          1112
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0       319                516       281           594
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        80                738       156           858
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0        86                728       139           892
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0       272                533       136           600
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0       176                552       160           675
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 0                  0       228                650       108           750
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0       112                653       112           778
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        17               1472        31          2487
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Electricity/Cable                               0                  0        84                469       168           529
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity/Cable                                     0                  0        95                634        69           747
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity/Cable                                     0                  0       164                562        56           797
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0       163                762        75           919
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Gas/Electricity/Cable                           0                  0       160                499        88           638
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 0                  0         0                  0        72           605
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Electricity/Cable                              40                475        60                550        80           633
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                          22                387       139                536        36           648
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                24                521         8                575       149           615
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 0                  0         0                  0        62           500
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0         0                  0        15          1192
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0        54                532        17           617
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                     23                443        54                480         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0         0                  0        28           519
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        12                555        70           656
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Electricity                                     0                  0        60                489       120           519
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity/Cable                                     0                  0       152                587        16           825
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         0                  0        38          1476
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         8                395        28           455
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Gas/Electricity/Cable/Trash                     0                  0         0                  0         8           556
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0         0                  0         8           556
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         0                  0         6           449
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         0                  0        12           541
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        40                410        22           510
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        16                572        48           668
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0         0                  0       118           666
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Gas/Electricity/Sewer                           0                  0        29                961         5          1475
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 0                  0         0                  0         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Electricity/Cable                               0                  0        40                485        80           565
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        44                  0        22             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 2                250       147                350        71           445
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         0                  0         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0         3                773        18          1350
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0        13                485        58           540
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0         0                  0       106           550
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        30                700         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0        47                595        47           710
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        66                401        30           459
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        34                540        24           675
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        43                495         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        30                484         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        24                478         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0        40                523        32           625
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0         7                489        17           565
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0        41                513        13           695
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        39                477        17           610
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0        28                656        16           745
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           5                428        20                472        35           535
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Cable                                                 2                350        76                450        10           580
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                          16                482        15                533         0             0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         0                  0       108           397
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0        17                612        21           795
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity/Cable                                 0                  0        18                380        36           495
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0         1                400        15           560
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Water/Electricity                                     0                  0         0                  0        33           474
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Gas/Electricity                                       0                  0         9                675        18           735
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      0                  0         0                  0        24           625
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        20                569         3           475
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Electricity                                           0                  0        10                423         7           480
--------------------------------------------------------------------------------------------------------------------------------

            3 BEDROOM                        4 BEDROOM                        5 BEDROOM                 NUMBER
                    AVG RENT                         AVG RENT                        AVG RENT             OF
   # UNITS        PER MO. ($)        # UNITS       PER MO. ($)        # UNITS       PER MO. ($)        ELEVATORS
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            13                  0             0                  0            0                  0                2
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            72               1299             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            25               1035             0                  0            0                  0                6
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            61               1055             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            30               1238             0                  0            0                  0                9
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            40               1040             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            28               1114             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            16                885             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            16                983             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             8                715             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                2
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             1               1360             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            96                650             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            20                779             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            70                701             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            30               1554             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             6                724             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            17                151             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            15                852             1                950            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             8                715             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             8                575             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             8                807             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            56                806             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            21               1418             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             1               3500             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             1                685             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
            12                719             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                1
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             2                970             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             8                650             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             2                649             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
             0                  0             0                  0            0                  0                0
--------------------------------------------------------------------------------------------------------------------

                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                            PERCENTAGE
                                                                OF
                                NUMBER                       AGGREGATE      MINIMUM         MAXIMUM         AVERAGE
CUT-OFF DATE                      OF                          CUT-OFF       CUT-OFF         CUT-OFF         CUT-OFF
BALANCE                       MORTGAGED     CUT-OFF DATE       DATE           DATE            DATE            DATE
DISTRIBUTION                    LOANS         BALANCE         BALANCE       BALANCE         BALANCE         BALANCE
---------------------------- ----------- ----------------- ------------ --------------- --------------- ---------------
$367,295 - 499,999                 1      $      367,295        0.03%    $     367,295   $    367,295    $     367,295
500,000 - 999,999                 23          18,679,381        1.47           507,960        998,471          812,147
1,000,000 - 1,999,999             33          50,554,656        3.97         1,078,500      1,996,709        1,531,959
2,000,000 - 2,999,999             21          52,478,177        4.12         2,009,661      2,995,161        2,498,961
3,000,000 - 3,999,999             18          61,206,038        4.80         3,077,983      3,839,200        3,400,335
4,000,000 - 4,999,999             18          82,702,845        6.49         4,011,196      4,996,645        4,594,603
5,000,000 - 5,999,999             10          55,125,932        4.32         5,094,598      5,828,362        5,512,593
6,000,000 - 6,999,999             10          63,924,083        5.01         6,083,592      6,805,233        6,392,408
7,000,000 - 7,999,999              1           7,272,151        0.57         7,272,151      7,272,151        7,272,151
8,000,000 - 8,999,999              4          35,101,387        2.75         8,583,025      8,990,766        8,775,347
9,000,000 - 9,999,999              4          37,992,471        2.98         9,455,001      9,579,724        9,498,118
10,000,000 - 11,999,999            3          32,707,519        2.57        10,343,223     11,882,403       10,902,506
12,000,000 - 13,999,999            9         116,433,805        9.13        12,029,212     13,976,203       12,937,089
14,000,000 - 16,999,999            5          76,279,887        5.98        14,939,887     15,831,186       15,255,977
17,000,000 - 19,999,999            6         113,692,119        8.92        18,068,851     19,986,797       18,948,687
25,000,000 - 49,999,999            7         223,358,047       17.52        25,472,358     49,966,246       31,908,292
50,000,000 - 145,831,430           2         246,831,430       19.36       101,000,000    145,831,430      123,415,715
                                  --      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                   175      $1,274,707,224      100.00%    $     367,295   $145,831,430    $   7,284,041
                                 ===      ==============      ======



                                                    WEIGHTED               WEIGHTED
                               MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                                DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                    RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
$367,295 - 499,999               1.25x      1.25x      1.25x     9.140%      115.0       79.85%      79.85%      79.85%
500,000 - 999,999                1.20       1.52       1.33      8.653       116.0       49.14       79.82       68.15
1,000,000 - 1,999,999            1.15       1.55       1.33      8.386       114.5       50.49       80.63       70.31
2,000,000 - 2,999,999            1.20       1.54       1.32      8.369       116.8       54.38       79.84       71.26
3,000,000 - 3,999,999            1.20       2.07       1.40      8.337       116.7       54.09       79.91       70.92
4,000,000 - 4,999,999            1.17       1.63       1.31      8.361       120.4       56.44       84.69       71.85
5,000,000 - 5,999,999            1.20       1.65       1.35      8.455       117.4       64.01       79.29       72.43
6,000,000 - 6,999,999            1.18       1.50       1.30      8.257       121.0       69.71       84.82       76.40
7,000,000 - 7,999,999            1.23       1.23       1.23      8.150       118.0       79.91       79.91       79.91
8,000,000 - 8,999,999            1.24       1.40       1.30      8.408       114.8       69.55       79.56       72.89
9,000,000 - 9,999,999            1.28       1.48       1.34      8.298       116.2       66.52       74.04       70.49
10,000,000 - 11,999,999          1.25       1.46       1.34      8.269       118.7       71.46       79.22       74.63
12,000,000 - 13,999,999          1.20       1.41       1.25      8.327       117.0       63.57       80.00       73.94
14,000,000 - 16,999,999          1.23       1.33       1.27      7.959       117.8       75.39       79.87       78.26
17,000,000 - 19,999,999          1.20       1.30       1.25      8.116       117.2       67.98       79.42       75.06
25,000,000 - 49,999,999          1.19       2.03       1.43      8.148       126.2       44.45       78.72       67.55
50,000,000 - 145,831,430         1.58       2.17       1.82      7.708       118.0       46.54       58.33       53.51
Total/Avg./Wtd.
 Avg./Min/Max:                   1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                        DISTRIBUTION OF PROPERTY TYPES




                                                   PERCENTAGE
                                                       OF
                      NUMBER                        AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
                        OF                           CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
                     MORTGAGED     CUT-OFF DATE       DATE          DATE           DATE           DATE
PROPERTY TYPE       PROPERTIES       BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
------------------ ------------ ----------------- ------------ ------------- --------------- --------------
Retail                   52      $  522,224,773       40.97%    $   507,960   $145,831,430    $10,042,784
Multifamily              72         389,271,657       30.54         134,895     29,978,826      5,406,551
Office                   33         200,045,888       15.69         948,369     49,966,246      6,061,997
Lodging                  18          94,859,820        7.44       1,223,763     12,123,647      5,269,990
Industrial               14          45,933,861        3.60         872,266      9,477,053      3,280,990
Mixed Use                 1           9,455,001        0.74       9,455,001      9,455,001      9,455,001
Mobile Home Park          4           7,776,844        0.61         632,405      3,253,412      1,944,211
Self-Storage              3           5,139,379        0.40         951,204      3,194,811      1,713,126
                         --      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:          197      $1,274,707,224      100.00%    $   134,895   $145,831,430    $ 6,470,595
                        ===      ==============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                     SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Retail                 1.20x      2.17x      1.54x     8.021%      117.5       46.54%      79.91%      64.72%
Multifamily            1.15       1.55       1.27      8.128       123.0       60.13       84.82       74.68
Office                 1.20       1.62       1.34      8.209       117.5       49.14       79.86       70.33
Lodging                1.40       2.07       1.69      8.632       116.7       44.45       77.99       60.59
Industrial             1.20       1.68       1.35      8.389       117.4       54.38       79.69       69.94
Mixed Use              1.33       1.33       1.33      7.940       118.0       68.51       68.51       68.51
Mobile Home Park       1.24       1.52       1.36      8.587       116.5       62.94       75.66       69.99
Self-Storage           1.31       1.42       1.35      8.750       116.3       61.25       73.58       64.27
Total/Avg./Wtd.
 Avg./Min/Max:         1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

         DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS (NCF)




                                                 PERCENTAGE
                                                     OF
                     NUMBER                       AGGREGATE      MINIMUM         MAXIMUM        AVERAGE
RANGE OF DEBT          OF                          CUT-OFF       CUT-OFF         CUT-OFF        CUT-OFF
SERVICE COVERAGE    MORTGAGE     CUT-OFF DATE       DATE           DATE           DATE           DATE
RATIOS                LOANS        BALANCE         BALANCE       BALANCE         BALANCE        BALANCE
------------------ ---------- ----------------- ------------ --------------- -------------- --------------
1.11 - 1.19              4     $   41,960,805        3.29%    $   1,078,500   $ 29,800,000   $ 10,490,201
1.20 - 1.29             99        610,308,747       47.88           367,295     28,340,494      6,164,735
1.30 - 1.39             33        136,686,398       10.72           507,960     19,457,892      4,142,012
1.40 - 1.49             20        158,374,808       12.42           546,974     49,966,246      7,918,740
1.50 - 1.59             11        169,390,189       13.29           948,369    145,831,430     15,399,108
1.60 - 1.69              4         18,442,651        1.45         3,496,165      5,566,570      4,610,663
1.90 - 1.99              1          3,288,994        0.26         3,288,994      3,288,994      3,288,994
2.00 - 2.09              2         35,254,632        2.77         3,786,431     31,468,201     17,627,316
2.10 - 2.19              1        101,000,000        7.92       101,000,000    101,000,000    101,000,000
                        --     --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:         175     $1,274,707,224      100.00%    $     367,295   $145,831,430   $  7,284,041
                       ===     ==============      ======



                                          WEIGHTED               WEIGHTED
                     MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                      DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF DEBT        SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
SERVICE COVERAGE    COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS                RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------ ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
1.11 - 1.19            1.15x      1.19x      1.19x     8.309%      174.1       66.17%      84.82%      77.00%
1.20 - 1.29            1.20       1.29       1.25      8.237       117.3       57.41       80.00       75.04
1.30 - 1.39            1.30       1.38       1.33      8.209       116.5       59.07       79.69       73.55
1.40 - 1.49            1.40       1.49       1.46      8.268       117.2       54.38       80.63       67.34
1.50 - 1.59            1.50       1.59       1.57      7.955       117.0       49.14       75.95       59.31
1.60 - 1.69            1.62       1.68       1.64      8.364       117.8       56.44       67.07       61.54
1.90 - 1.99            1.97       1.97       1.97      8.650       116.0       56.71       56.71       56.71
2.00 - 2.09            2.03       2.07       2.03      8.430       118.7       44.45       54.09       45.49
2.10 - 2.19            2.17       2.17       2.17      7.437       118.0       46.54       46.54       46.54
Total/Avg./Wtd.
 Avg./Min/Max:         1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                    DISTRIBUTION OF MORTGAGE INTEREST RATES




                                                PERCENTAGE
                                                    OF
                    NUMBER                       AGGREGATE      MINIMUM         MAXIMUM         AVERAGE
RANGE OF              OF                          CUT-OFF       CUT-OFF         CUT-OFF         CUT-OFF
MORTGAGE           MORTGAGE     CUT-OFF DATE       DATE           DATE            DATE            DATE
INTEREST RATES       LOANS        BALANCE         BALANCE       BALANCE         BALANCE         BALANCE
----------------- ---------- ----------------- ------------ --------------- --------------- ---------------
7.2501 - 7.5000         1     $  101,000,000        7.92%    $101,000,000    $101,000,000    $101,000,000
7.5001 - 7.7500         1         29,978,826        2.35       29,978,826      29,978,826      29,978,826
7.7501 - 8.0000        18        324,765,529       25.48          839,427     145,831,430      18,042,529
8.0001 - 8.2500        50        352,726,473       27.67          721,765      28,331,922       7,054,529
8.2501 - 8.5000        54        325,690,210       25.55          652,218      31,468,201       6,031,300
8.5001 - 8.7500        34         93,069,078        7.30          507,960      13,947,530       2,737,326
8.7501 - 9.0000        12         37,304,834        2.93          546,974      12,123,647       3,108,736
9.0001 - 9.2500         4          9,267,732        0.73          367,295       5,786,500       2,316,933
9.5001 - 9.6300         1            904,541        0.07          904,541         904,541         904,541
                       --     --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:        175     $1,274,707,224      100.00%    $    367,295    $145,831,430    $  7,284,041
                      ===     ==============      ======



                                         WEIGHTED               WEIGHTED
                    MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                     DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF            SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
MORTGAGE           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
INTEREST RATES       RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
----------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
7.2501 - 7.5000       2.17x      2.17x      2.17x     7.437%      118.0       46.54%      46.54%      46.54%
7.5001 - 7.7500       1.47       1.47       1.47      7.750       119.0       65.31       65.31       65.31
7.7501 - 8.0000       1.17       1.58       1.44      7.907       119.1       58.33       84.69       65.91
8.0001 - 8.2500       1.15       1.68       1.27      8.159       118.0       49.14       80.00       74.57
8.2501 - 8.5000       1.18       2.07       1.37      8.364       122.9       44.45       84.82       71.54
8.5001 - 8.7500       1.20       1.97       1.35      8.661       114.2       56.71       79.82       69.37
8.7501 - 9.0000       1.24       1.49       1.35      8.904       113.1       61.31       80.63       70.01
9.0001 - 9.2500       1.25       1.42       1.37      9.195       112.1       58.93       79.85       68.69
9.5001 - 9.6300       1.20       1.20       1.20      9.630       173.0       60.30       60.30       60.30
Total/Avg./Wtd.
 Avg./Min/Max:        1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                      DISTRIBUTION OF AMORTIZATION TYPES




                                                   PERCENTAGE
                                                       OF
                       NUMBER                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                         OF                          CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                      MORTGAGE     CUT-OFF DATE       DATE          DATE           DATE           DATE
AMORTIZATION TYPE       LOANS        BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
-------------------- ---------- ----------------- ------------ ------------- --------------- -------------
Amortizing Balloon       143(1)  $  909,896,397       71.38%    $   367,295   $145,831,430    $ 6,362,912
Hyperamortizing           30        360,962,673       28.32       1,881,300     49,966,246     12,032,089
Fully Amortizing           2          3,848,154        0.30         904,541      2,943,612      1,924,077
                        ----     --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:           175     $1,274,707,224      100.00%    $   367,295   $145,831,430    $ 7,284,041
                        ====     ==============      ======



                                            WEIGHTED               WEIGHTED
                       MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                        DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPE       RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
-------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon       1.15x      2.17x      1.43x     8.091%      119.8       46.54%      84.82%      68.56%
Hyperamortizing          1.20       2.07       1.42      8.287       117.4       44.45       79.91       68.60
Fully Amortizing         1.20       1.31       1.28      8.506       129.4       60.30       75.00       71.54
Total/Avg./Wtd.
 Avg./Min/Max:           1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

(1) Figure includes three loans with interest only periods as more particularly described elsewhere in this Annex A.

               DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS




                                               PERCENTAGE
                                                   OF
RANGE OF           NUMBER                       AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
CUT-OFF DATE         OF                          CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
LOAN-TO-VALUE     MORTGAGE     CUT-OFF DATE       DATE          DATE           DATE           DATE
RATIOS              LOANS        BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
---------------- ---------- ----------------- ------------ -------------- -------------- --------------
40.1 - 45.0            1     $   31,468,201        2.47%    $31,468,201    $ 31,468,201   $31,468,201
45.1 - 50.0            2        101,948,369        8.00         948,369     101,000,000    50,974,185
50.1 - 55.0            3          7,739,417        0.61       1,098,192       3,786,431     2,579,806
55.1 - 60.0            7        161,943,684       12.70         507,960     145,831,430    23,134,812
60.1 - 65.0           20        103,637,169        8.13         632,405      49,966,246     5,181,858
65.1 - 70.0           31        151,049,107       11.85         664,045      29,978,826     4,872,552
70.1 - 75.0           49        274,130,616       21.51         546,974      29,800,000     5,594,502
75.1 - 80.0           59        430,136,048       33.74         367,295      28,340,494     7,290,441
80.1 - 85.0            3         12,654,613        0.99       1,572,308       6,085,660     4,218,204
                      --     --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:       175     $1,274,707,224      100.00%    $   367,295    $145,831,430   $ 7,284,041
                     ===     ==============      ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE       SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
LOAN-TO-VALUE     COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RATIOS              RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
40.1 - 45.0          2.03x      2.03x      2.03x     8.444%      119.0       44.45%      44.45%      44.45%
45.1 - 50.0          1.52       2.17       2.16      7.444       118.0       46.54       49.14       46.56
50.1 - 55.0          1.42       2.07       1.75      8.272       116.9       50.49       54.38       53.69
55.1 - 60.0          1.24       1.97       1.58      7.952       117.9       56.44       59.76       58.27
60.1 - 65.0          1.20       1.63       1.42      8.220       118.0       60.13       64.90       62.96
65.1 - 70.0          1.15       1.65       1.35      8.220       117.5       65.31       69.96       67.76
70.1 - 75.0          1.19       1.49       1.29      8.392       122.9       70.56       75.00       73.17
75.1 - 80.0          1.20       1.55       1.26      8.159       117.2       75.07       80.00       77.97
80.1 - 85.0          1.17       1.49       1.21      8.342       159.9       80.63       84.82       84.25
Total/Avg./Wtd.
 Avg./Min/Max:       1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                 PERCENTAGE
                                                     OF
                    NUMBER                        AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
                      OF                           CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
                   MORTGAGED     CUT-OFF DATE       DATE          DATE           DATE           DATE
PROPERTY STATE    PROPERTIES       BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
---------------- ------------ ----------------- ------------ ------------- --------------- --------------
Arizona                 7      $  160,602,136       12.60%    $   632,405   $145,831,430    $22,943,162
Florida                18         136,608,723       10.72         652,218     29,800,000      7,589,374
California             19         126,030,393        9.89         948,369     19,556,631      6,633,179
Virginia                6         125,025,894        9.81         972,478    101,000,000     20,837,649
Texas                  28         123,280,284        9.67         546,974     15,252,319      4,402,867
New York               14          72,889,659        5.72         589,904     29,978,826      5,206,404
Colorado                3          53,814,748        4.22       1,210,266     49,966,246     17,938,249
Nevada                  6          49,806,601        3.91       1,953,756     25,472,358      8,301,100
Pennsylvania           10          45,039,347        3.53       1,095,911     10,481,894      4,503,935
Maryland                6          43,562,322        3.42       1,743,813     18,068,851      7,260,387
Connecticut             8          41,967,857        3.29         387,030     13,976,203      5,245,982
North Carolina          7          37,813,320        2.97       1,996,709     15,082,077      5,401,903
Massachusetts           5          37,446,311        2.94       2,416,032      9,668,831      7,489,262
New Jersey              6          27,649,482        2.17       1,297,834     12,960,000      4,608,247
Minnesota               6          27,330,181        2.14       1,078,500     13,947,530      4,555,030
Michigan                4          24,134,678        1.89       2,994,976     11,882,403      6,033,670
Georgia                 5          24,003,721        1.88         951,204     13,286,010      4,800,744
Washington              6          23,804,587        1.87       2,348,452      8,694,103      3,967,431
Illinois                7          18,578,346        1.46         134,895      6,483,295      2,654,049
South Carolina          3          16,420,526        1.29       3,524,037      8,099,445      5,473,509
New Mexico              2           8,810,794        0.69       3,496,165      5,314,629      4,405,397
Oregon                  2           6,835,978        0.54       1,994,979      4,840,999      3,417,989
Utah                    1           6,495,813        0.51       6,495,813      6,495,813      6,495,813
Idaho                   1           6,395,852        0.50       6,395,852      6,395,852      6,395,852
Ohio                    2           6,327,527        0.50       2,211,515      4,116,011      3,163,763
Vermont                 1           5,185,037        0.41       5,185,037      5,185,037      5,185,037
Kentucky                2           3,394,377        0.27       1,677,221      1,717,155      1,697,188
Alabama                 1           2,925,669        0.23       2,925,669      2,925,669      2,925,669
Wisconsin               1           2,919,727        0.23       2,919,727      2,919,727      2,919,727
Tennessee               1           2,672,175        0.21       2,672,175      2,672,175      2,672,175
Missouri                1           1,995,716        0.16       1,995,716      1,995,716      1,995,716
Rhode Island            3           1,897,538        0.15         367,295        798,215        632,513
Iowa                    3           1,330,212        0.10         269,789        786,886        443,404
Indiana                 1             872,266        0.07         872,266        872,266        872,266
Mississippi             1             839,427        0.07         839,427        839,427        839,427
                       --      --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:        197      $1,274,707,224      100.00%    $   134,895   $145,831,430    $ 6,470,595
                      ===      ==============      ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                    DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                   SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                  COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Arizona              1.20x      2.03x      1.56x     7.942%      118.0       44.45%      79.69%      59.23%
Florida              1.19       2.03       1.30      8.195       130.0       44.45       78.74       74.53
California           1.20       1.62       1.29      8.275       116.5       49.14       79.87       71.95
Virginia             1.23       2.17       2.00      7.621       117.5       46.54       79.91       51.54
Texas                1.20       1.63       1.30      8.206       117.3       57.41       79.91       74.93
New York             1.20       1.47       1.34      8.086       118.7       60.30       77.44       70.17
Colorado             1.28       1.48       1.47      7.981       118.8       63.25       74.48       64.05
Nevada               1.23       1.42       1.25      8.215       117.5       54.38       78.38       75.66
Pennsylvania         1.17       1.48       1.35      8.313       123.7       64.90       84.69       75.44
Maryland             1.27       2.03       1.44      8.256       117.3       44.45       72.28       66.17
Connecticut          1.24       1.49       1.31      8.487       116.0       69.68       80.63       74.30
North Carolina       1.23       1.65       1.35      8.255       117.5       65.53       79.91       74.59
Massachusetts        1.25       1.40       1.30      8.481       114.9       69.78       74.95       73.04
New Jersey           1.23       2.03       1.41      8.236       115.5       44.45       80.00       70.92
Minnesota            1.15       1.52       1.26      8.547       116.5       62.94       78.65       73.39
Michigan             1.20       2.07       1.37      8.277       117.8       54.09       79.29       74.89
Georgia              1.23       1.41       1.25      8.286       117.6       63.57       79.67       69.67
Washington           1.20       1.31       1.25      8.106       118.7       61.25       76.66       70.76
Illinois             1.18       1.50       1.32      8.397       128.2       59.07       84.82       75.12
South Carolina       1.23       1.36       1.27      8.328       117.6       74.95       77.88       77.02
New Mexico           1.68       2.03       1.89      8.303       118.6       44.45       59.76       50.53
Oregon               1.24       1.34       1.27      7.997       116.4       64.46       78.72       74.56
Utah                 1.33       1.33       1.33      8.200       119.0       73.15       73.15       73.15
Idaho                1.26       1.26       1.26      8.170       119.0       75.25       75.25       75.25
Ohio                 1.23       2.03       1.51      8.389       118.3       44.45       73.50       63.35
Vermont              1.46       1.46       1.46      8.750       117.0       64.01       64.01       64.01
Kentucky             1.25       1.27       1.26      8.350       117.0       76.24       78.05       77.16
Alabama              2.03       2.03       2.03      8.444       119.0       44.45       44.45       44.45
Wisconsin            1.27       1.27       1.27      8.000       117.0       78.70       78.70       78.70
Tennessee            2.03       2.03       2.03      8.444       119.0       44.45       44.45       44.45
Missouri             1.21       1.21       1.21      8.200       116.0       76.76       76.76       76.76
Rhode Island         1.25       1.29       1.27      8.761       115.0       73.20       79.85       77.27
Iowa                 1.29       1.29       1.29      8.690       116.0       74.94       74.94       74.94
Indiana              1.27       1.27       1.27      8.770       115.0       62.30       62.30       62.30
Mississippi          1.31       1.31       1.31      7.920       119.0       76.31       76.31       76.31
Total/Avg./Wtd.
 Avg./Min/Max:       1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS




                                              PERCENTAGE
                                                  OF
RANGE OF           NUMBER                      AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
REMAINING            OF                         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
AMORTIZATION      MORTGAGE    CUT-OFF DATE       DATE          DATE           DATE           DATE
TERMS (MOS)         LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
---------------- ---------- ---------------- ------------ ------------- --------------- -------------
171 - 190              2     $    1,983,041       0.16%    $   904,541   $  1,078,500    $  991,520
231 - 250              1          1,881,300       0.15       1,881,300      1,881,300     1,881,300
271 - 290              1          4,116,011       0.32       4,116,011      4,116,011     4,116,011
291 - 310             35        134,234,558      10.53         507,960     31,468,201     3,835,273
311 - 330              3          3,028,070       0.24         652,218      1,503,586     1,009,357
331 - 360            133      1,129,464,245      88.61         367,295    145,831,430     8,492,212
                     ---     --------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:       175     $1,274,707,224     100.00%    $   367,295   $145,831,430    $7,284,041
                     ===     ==============     ======



                                        WEIGHTED               WEIGHTED
                   MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
RANGE OF            DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
REMAINING          SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
AMORTIZATION      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
---------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
171 - 190            1.15x      1.20x      1.17x     8.798%      173.0       60.30%      66.17%      63.49%
231 - 250            1.24       1.24       1.24      8.900       113.0       69.68       69.68       69.68
271 - 290            1.23       1.23       1.23      8.360       118.0       73.50       73.50       73.50
291 - 310            1.25       2.07       1.59      8.585       116.4       44.45       80.63       63.34
311 - 330            1.25       1.27       1.26      8.521       114.3       62.30       70.92       68.43
331 - 360            1.17       2.17       1.41      8.091       119.4       46.54       84.82       69.19
Total/Avg./Wtd.
 Avg./Min/Max:       1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY




                                                 PERCENTAGE
                                                     OF
                      NUMBER                      AGGREGATE    MINIMUM       MAXIMUM        AVERAGE
RANGE OF                OF                         CUT-OFF     CUT-OFF       CUT-OFF        CUT-OFF
ORIGINAL TERMS       MORTGAGE    CUT-OFF DATE       DATE         DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE        BALANCE     BALANCE       BALANCE        BALANCE
------------------- ---------- ---------------- ------------ ----------- --------------- -------------
60 - 83                   2     $    2,594,554       0.20%    $638,819    $  1,955,735    $1,297,277
84 - 120                167      1,216,097,324      95.40      367,295     145,831,430     7,282,020
121 - 180                 6         56,015,346       4.39      904,541      29,800,000     9,335,891
                        ---     --------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:          175     $1,274,707,224     100.00%    $367,295    $145,831,430    $7,284,041
                        ===     ==============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
60 - 83                 1.34x      1.55x      1.50x     8.873%       55.0       75.16%      75.95%      75.76%
84 - 120                1.20       2.17       1.44      8.140       117.2       44.45       80.63       68.19
121 - 180               1.15       1.23       1.20      8.270       163.5       60.30       84.82       76.65
Total/Avg./Wtd.
 Avg./Min/Max:          1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY




                                                 PERCENTAGE
                                                     OF
                      NUMBER                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                OF                         CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS      MORTGAGE    CUT-OFF DATE       DATE          DATE            DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
------------------- ---------- ---------------- ------------ -------------- --------------- -------------
51 - 70                   2     $    2,594,554       0.20%    $    638,819   $  1,955,735    $ 1,297,277
91 - 110                  3         14,483,673       1.14          972,478      8,833,493      4,827,891
111 - 120               164      1,201,613,650      94.27          367,295    145,831,430      7,326,913
121 - 130                 1         13,150,000       1.03       13,150,000     13,150,000     13,150,000
151 - 170                 1          6,085,660       0.48        6,085,660      6,085,660      6,085,660
171 - 190                 4         36,779,686       2.89          904,541     29,800,000      9,194,921
                        ---     --------------     ------
Total/Avg./Wtd.
 Avg./Min/Max:          175     $1,274,707,224     100.00%    $    367,295   $145,831,430    $ 7,284,041
                        ===     ==============     ======



                                           WEIGHTED               WEIGHTED
                      MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                       DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF              SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
51 - 70                 1.34x      1.55x      1.50x     8.873%       55.0       75.16%      75.95%      75.76%
91 - 110                1.25       1.31       1.29      8.623       109.4       61.31       72.41       68.80
111 - 120               1.20       2.17       1.44      8.134       117.3       44.45       80.63       68.19
121 - 130               1.23       1.23       1.23      8.050       129.0       76.68       76.68       76.68
151 - 170               1.18       1.18       1.18      8.500       156.0       84.82       84.82       84.82
171 - 190               1.15       1.20       1.19      8.310       177.1       60.30       84.69       75.29
Total/Avg./Wtd.
 Avg./Min/Max:          1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                     DISTRIBUTION OF PREPAYMENT PROVISIONS




                                                        PERCENTAGE
                                                            OF
                            NUMBER                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                              OF                          CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                           MORTGAGE     CUT-OFF DATE       DATE          DATE           DATE           DATE
PREPAYMENT PROVISION         LOANS        BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------- ---------- ----------------- ------------ ------------- --------------- -------------
Defeasance                    171     $1,247,980,138       97.90%    $   367,295   $145,831,430    $7,298,129
Greater of YM or 1% UPB         3         25,731,243        2.02       1,784,821     15,252,319     8,577,081
Declining Fee                   1            995,843        0.08         995,843        995,843       995,843
                              ---     --------------      ------
Total/Avg./Wtd.
 Avg./Min/Max:                175     $1,274,707,224      100.00%    $   367,295   $145,831,430    $7,284,041
                              ===     ==============      ======



                                                 WEIGHTED               WEIGHTED
                            MINIMUM    MAXIMUM    AVERAGE               AVERAGE                             WEIGHTED
                             DEBT       DEBT       DEBT     WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                            SERVICE    SERVICE    SERVICE    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                           COVERAGE   COVERAGE   COVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISION         RATIO      RATIO      RATIO      RATE       (MOS)        LTV         LTV         LTV
------------------------- ---------- ---------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance                    1.15x      2.17x      1.43x     8.150%      119.2       44.45%      84.82%      68.44%
Greater of YM or 1% UPB       1.26       1.29       1.28      8.000       117.4       64.90       79.86       75.34
Declining Fee                 1.33       1.33       1.33      8.540       115.0       68.21       68.21       68.21
Total/Avg./Wtd.
 Avg./Min/Max:                1.15x      2.17x      1.43x     8.147%      119.1       44.45%      84.82%      68.58%

                                                                                                                           ANNEX B

ABN AMRO                                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                  Statement Date:
LaSalle Bank N.A.                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER              Payment Date:
135 S. LaSalle Street   Suite 1625       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Prior Payment:
Chicago, IL   60674-4107                                SERIES 2000-C3                                Next Payment:
                                                                                                      Record Date:

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                        Analyst:

                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

================================================   =================================================   =============================
                                                                                             Page(s)
   Issue Id:                                        REMIC Certificate Report                           Closing Date:
   ASAP #:                                          Bond Interest Reconciliation                       First Payment Date:
   Monthly Data File Name:                          Cash Reconciliation Summary                        Assumed Final Payment Date:
                                                    15 Month Historical Loan Status Summary
================================================    15 Month Historical Payoff/Loss Summary            =============================
                                                    Historical Collateral Level
                                                      Prepayment Report
                                                    Delinquent Loan Detail
                                                    Mortgage Loan Characteristics
                                                    Loan Level Detail
                                                    Specially Serviced Report
                                                    Modified Loan Detail
                                                    Realized Loss Detail
                                                    Appraisal Reduction Detail

                                                   =================================================

     ==================================================================================================================
                                                         CONTACT INFORMATION
     ------------------------------------------------------------------------------------------------------------------
                                                             DEPOSITOR:
                                                            UNDERWRITER:
                                                          MASTER SERVICER:
                                                          SPECIAL SERVICER:
                                                              RATED BY:

     ==================================================================================================================

                                =====================================================================
                                ---------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                ---------------------------------------------------------------------
                                LaSalle Web Site                                       www.lnbabs.com
                                Servicer Website                                     www.servicer.com
                                LaSalle Bulletin Board                                 (714) 282-3990
                                LaSalle "ASAP" Fax Back System                         (714) 282-5518
                                LaSalle Factor Line                                    (800) 246-5761
                                =====================================================================
====================================================================================================================================
11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
WAC:                                                       SERIES 2000-C3                            Next Payment:
WA Life Term:                                                                                        Record Date:
WA Amort Term:                                       ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:

====================================================================================================================================
            Original         Opening     Principal    Principal     Negative       Closing     Interest   Interest     Pass-Through
Class      Face Value (1)    Balance      Payment    Adj. or Loss  Amortization    Balance      Payment   Adjustment    Rate (2)
CUSIP       Per 1,000       Per 1,000    Per 1,000    Per 1,000     Per 1,000      Per 1,000   Per 1,000  Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00            0.00          0.00          0.00       0.00            0.00        0.00        0.00
====================================================================================================================================
                                                                             Total P&I Payment   0.00
                                                                             =========================



Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred
           Interest equals Accrual
       (3) Estimated

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION


====================================================================================================================================
                                           Deductions                                        Additions
                                 ----------------------------------------  ------------------------------------------
          Accrual     Accrued                Add.    Deferred &               Prior         Prepay-      Other
       ------------ Certificate  Allocable   Trust    Accretion   Interest   Int. Short-      ment       Interest
Class  Method  Days   Interest     PPIS    Expense(1)  Interest    Losses     falls Due     Penalties   Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------
























                      -------------------------------------------------------------------------------------------
                       0.00        0.00       0.00      0.00        0.00       0.00           0.00         0.00
====================================================================================================================================



===============================================================================
                               Remaining
Distributable    Interest    Outstanding           Credit Support
Certificate      Payment      Interest         ---------------------
  Interest       Amount      Shortfalls        Original   Current(3)
-------------------------------------------------------------------------------












-----------------------------------------
    0.00          0.00          0.00

===============================================================================



(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
------------------------------------  --------------------------------------   -----------------------------------------------
INTEREST SUMMARY                         SERVICING FEE SUMMARY                     PRINCIPAL SUMMARY
-----------------------------         ------------------------------           --------------------------------------
Current Scheduled Interest            Current Servicing Fees                   SCHEDULED PRINCIPAL:
Less Deferred Interest                Plus Fees Advanced for PPIS              Current Scheduled Principal
Plus Advance Interest                 Less Reduction for PPIS                  Advanced Scheduled Principal
Plus Unscheduled Interest             Plus Unscheduled Servicing Fees          -----------------------------------------------
PPIS Reducing Scheduled Interest      --------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid  To Servicer     Total Servicing Fees Paid                -----------------------------------------------
Plus Fees Advanced for PPIS           --------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                               ----------------------
Less Misc. Fees & Expenses            --------------------------------------   Curtailments
Less Non Recoverable Advances         PPIS SUMMARY                             Prepayments in Full
------------------------------------  --------------------------------------   Liquidation Proceeds
Interest Due Trust                    Gross PPIS                               Repurchase Proceeds
------------------------------------  Reduced by PPIE                          Other Principal Proceeds
Less Trustee Fee                      Reduced by Shortfalls in Fees            -----------------------------------------------
Less Fee Strips Paid by Trust         Reduced by Other Amounts                 Unscheduled Principal Distribution
Less Misc. Fees Paid by Trust         --------------------------------------   -----------------------------------------------
------------------------------------  PPIS Reducing Scheduled Interest         Remittance Principal
Remittance Interest                   --------------------------------------   -----------------------------------------------
------------------------------------  PPIS Reducing Servicing Fee
                                      --------------------------------------   ------------------------------------------------
                                      PPIS Due Certificate                     Servicer Wire Amount
                                      --------------------------------------   -----------------------------------------------



                                   --------------------------------------------------------
                                              POOL BALANCE SUMMARY
                                   --------------------------------------------------------
                                                                           Balance    Count
                                   --------------------------------------------------------
                                   Beginning Pool
                                   Scheduled Principal Distribution
                                   Unscheduled Principal Distribution
                                   Deferred Interest
                                   Liquidations
                                   Repurchases
                                   Ending Pool
                                   --------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                  ADVANCES
                                                  --------
   PRIOR OUTSTANDING              CURRENT PERIOD               RECOVERED                  ENDING OUTSTANDING
Principal     Interest        Principal   Interest      Principal        Interest      Principal        Interest
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============  ======================================================================= ============================================
                              Delinquency Aging Categories                                          Special Event Categories(1)

Distribution    Delinq 1 Month  Delinq 2 Months Delinq 3+ Months Foreclosure    REO     Modifications Specially Serviced  Bankruptcy
    Date         # Balance       # Balance        # Balance       # Balance   # Balance   # Balance       # Balance       # Balance
--------------  ----------------------------------------------------------------------- --------------------------------------------
    01/00/00
--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

--------------  ----------------------------------------------------------------------- --------------------------------------------

==============  ======================================================================= ============================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                      ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
Distribution  Ending Pool(1)   Payoffs(2)    Penalties    Appraisal Reduct.(2)  Liquidations(2)     Realized Losses(2)
              ----------------------------------------------------------------------------------------------------------------------
   Date        # Balance       # Balance      # Amount          # Balance         # Balance             # Amount
------------------------------------------------------------------------------------------------------------------------------------
   04/17/00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

=====================================
Remaining Term    Curr Weighted Avg.
-------------------------------------
Life   Amort.     Coupon      Remit
-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------

=====================================

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                               HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

============ =============================================== ===================== ================== ==============================
                                                                                                            Remaining Term
 Disclosure   Distribution   Initial        Payoff  Penalty   Prepayment Maturity   Property                --------------     Note
  Control #      Date        Balance  Code  Amount   Amount    Date        Date       Type     State  DSCR   Life   Amort.     Rate
------------ ----------------------------------------------- --------------------- ------------------ ------------------------------






























============ =============================================== ===================== ================== ==============================
                 CUMULATIVE                  0          0
                                          ==================


11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
                   Paid               Outstanding   Out. Property                    Special
 Disclosure Doc    Thru   Current P&I     P&I        Protection      Advance         Servicer      Foreclosure  Bankruptcy    REO
   Control #       Date    Advance      Advances**     Advances    Description(1)   Transfer Date      Date        Date       Date
====================================================================================================================================
























====================================================================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but less than one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months

3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                          MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PRINCIPAL BALANCES
==========================================================================
                                                     Weighted Average
Current Scheduled  # of   Scheduled   % of      --------------------------
    Balances       Loans   Balance   Balance    Term     Coupon     DSCR
==========================================================================










==========================================================================
                                  0             0   0.00%
==========================================================================
Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance


               DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===========================================================================
                                                        Weighted Average
Fully Amortizing      # of    Scheduled    % of    ------------------------
 Mortgage Loans       Loans    Balance    Balance   Term   Coupon   DSCR
===========================================================================









===========================================================================
                      0             0     0.00%
===========================================================================
Minimum Remaining Term
Maximum Remaining Term


                     DISTRIBUTION OF MORTGAGE INTEREST RATES
==========================================================================
                                                   Weighted Average
Current Mortgage  # of   Scheduled    % of     ---------------------------
 Interest Rate    Loans   Balance    Balance    Term   Coupon     DSCR
==========================================================================












==========================================================================
                                0            0   0.00%
==========================================================================
Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%


                    DISTRIBUTION OF REMAINING TERM (BALLOON)
==========================================================================
                                                     Weighted Average
Balloon           # of   Scheduled    % of       -------------------------
Mortgage Loans     Loans  Balance    Balance     Term    Coupon      DSCR
==========================================================================

0   to  60
61  to 120
121 to 180
181 to 240
241 to 360










==========================================================================
                                0            0   0.00%
==========================================================================
Minimum Remaining Term      0
Maximum Remaining Term      0

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)
================================================================================
        Debt Service          # of    Scheduled    % of
       Coverage Ratio         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================
                                  0             0   0.00%
================================================================================
Maximum  DSCR
Minimum  DSCR

                         DISTRIBUTION OF DSCR (CUTOFF)

================================================================================
        Debt Service          # of    Scheduled    % of
       Coverage Ratio         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================
                                  0             0   0.00%
================================================================================

Maximum  DSCR                                0.00
Minimum  DSCR                                0.00


                            GEOGRAPHIC DISTRIBUTION
================================================================================
                     # of   Scheduled     % of
        State        Loans   Balance     Balance      WAMM     WAC      DSCR
================================================================================










================================================================================
                       0                  0.00%
================================================================================

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                              # of    Scheduled    % of
       Property Types         Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================










================================================================================
                                  0             0   0.00%
================================================================================


                         DISTRIBUTION OF LOAN SEASONING
================================================================================
                              # of   Scheduled   % of
        Number of Years       Loans  Balance    Balance  WAMM     WAC      DSCR
================================================================================










================================================================================
                                 0            0   0.00%
================================================================================


                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
      Current Scheduled       # of    Scheduled    % of
          Balances            Loans    Balance    Balance  WAMM     WAC    DSCR
================================================================================











================================================================================

================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                            # of   Scheduled   % of
           Year             Loans  Balance    Balance  WAMM     WAC      DSCR
================================================================================
           1998
           1999
           2000
           2001
           2002
           2003
           2004
           2005
           2006
           2007
           2008
      2009 & Longer
================================================================================
                               0            0   0.00%
================================================================================

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                                                                     LOAN LEVEL DETAIL
====================================================================================================================================
                                              Operating              Ending                               Spec.         Loan
Disclosure        Property                    Statement  Maturity  Principal    Note    Scheduled   Mod.   Serv  ASER   Status
 Control #   Grp   Type     State  DSCR  NOI     Date      Date     Balance     Rate       P&I      Flag   Flag  Flag   Code(1)
====================================================================================================================================















====================================================================================================================================
                            W/Avg  0.00   0                             0                   0
====================================================================================================================================


             Prepayment
==================================
  Amount      Penalty     Date
==================================
















==================================
     0         0
==================================


================================================================================
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1) Legend:
A.  P&I Adv -  in Grace Period
B.  P&I Adv -  less than one month delinq
1.  P&I Adv -  delinquent 1 month
2.  P&I Adv -  delinquent 2 months
3.  P&I Adv -  delinquent 3+ months
4.  Mat. Balloon/Assumed  P&I
5.  Prepaid in Full
6.  Specially  Serviced
7.  Foreclosure
8.  Bankruptcy
9.  REO
10. DPO
11. Modification
================================================================================
11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL
====================================================================================================================================
                               Balance                          Remaining Term
Disclosure    Transfer   -----------------    Note   Maturity   ---------------     Property                            NOI
Control #      Date      Scheduled  Actual    Rate    Date      Life     Amort.       Type     State     NOI    DSCR    Date
====================================================================================================================================
































====================================================================================================================================

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS
====================================================================================================================================
   Disclosure                     Resolution
   Control #                       Strategy                      Comments
====================================================================================================================================





























====================================================================================================================================

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                                        MODIFIED LOAN DETAIL
====================================================================================================================================
 Disclosure   Modification      Modification                                                         Modification
  Control #      Date               Code                                                              Description
====================================================================================================================================






























====================================================================================================================================

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                                        REALIZED LOSS DETAIL
====================================================================================================================================
                                               Beginning           Gross Proceeds    Aggregate      Net      Net Proceeds
Distribution  Disclosure  Appraisal Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of     Realized
  Period       Control #    Date     Value      Balance  Proceeds  Sched Principal   Expenses *   Proceeds   Sched. Balance   Loss
====================================================================================================================================





































------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                    0.00       0.00                       0.00          0.00                     0.00
CUMULATIVE                                       0.00       0.00                       0.00          0.00                     0.00
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.              Statement Date:
LaSalle Bank N.A.                         GMAC COMMERCIAL MORTGAGE CORPORATION, AS SERVICER          Payment Date:
                                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Prior Payment:
                                                           SERIES 2000-C3                            Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X


                                                     APPRAISAL REDUCTION DETAIL

======================= ====================== ================================== ======================= ======= ==================
                                                                 Remaining Term                                         Appraisal
Disclosure   Appraisal  Scheduled  Reduction   Note   Maturity  ----------------    Property                      ------------------
Control #    Red. Date   Balance    Amount     Rate     Date     Life     Amort.      Type        State    DSCR      Value    Date
======================= ====================== ================================== ======================= ======= ==================



































======================= ====================== ================================== ======================= ======= ==================

11/15/2000 - 08:51 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C3
                                                    DELINQUENT LOAN STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                      TOTAL               OTHER
                NAME                             SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES            CURRENT   CURRENT
PROSPECTUS      (WHEN     PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES  (TAXES &    TOTAL   MONTHLY  INTEREST
    ID      APPROPRIATE)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE   ESCROW)  EXPOSURE    P&I      RATE
------------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT


60 DAYS DELINQUENT


30 DAYS DELINQUENT


CURRENT & AT SPECIAL SERVICER


FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan)
It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
           LTM              ***CAP  VALUE USING
MATURITY   NOI  LTM   LTM    RATE    NOI & CAP
  DATE    DATE  NOI  DSCR  ASSIGNED     RATE
-----------------------------------------------















-----------------------------------------------




-----------------------------------------------

-----------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                          SERIES 2000-C3
                                                   DELINQUENT LOAN STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
           APPRAISAL                              TOTAL
            BPO OR    LOSS USING                APPRAISAL               SHORT NAME
VALUATION  INTERNAL  90% APPR. OR   ESTIMATED   REDUCTION   PROSPECTUS    (WHEN      PROPERTY               TRANSFER  RESOLUTION
  DATE      VALUE**     BPO (1)     RECOVERY %   REALIZED       ID      APPROPRIATE)   TYPE    CITY  STATE    DATE        DATE
------------------------------------------------------------------------------------------------------------------------------------









------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------
 FCL     EXPECTED
START    FCL SALE  WORKOUT
 DATE      DATE    STRATEGY  COMMENTS
--------------------------------------








--------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2000-C3
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------

                                                 BALANCE WHEN  BALANCE AT THE
                                                    SENT TO    EFFECTIVE DATE         # MTHS
PROSPECUTS                    MOD /      EFFECT     SPECIAL          OF         OLD  FOR RATE   NEW                          OLD
    ID      CITY  STATE  EXTENSION FLAG   DATE     SERVICER    REHABILITATION  RATE   CHANGE    RATE  OLD P&I  NEW P&I    MATURITY
------------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.





TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:


                                      # OF LOANS            $BALANCE
Modifications:
Maturity Date Extensions:

Total:


 *  The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
                                      (2)
           TOTAL #      (1)       EST. FUTURE
          MTHS FOR   REALIZED    INTEREST LOSS
   NEW    CHANGE OF   LOSS TO     TO TRUST $
MATURITY     MOD      TRUST $  (RATE REDUCTION)   COMMENT
-----------------------------------------------------------




















-----------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C3
                                   HISTORICAL LOSS ESTIMATE REPORT (REO SOLD OR DISCOUNTED PAYOFF)
                                                     AS OF ____________________
----------------------------------------------------------------------------------------------------------------------------------

               SHORT                               %         LATEST
               NAME                            RECEIVED     APPRAISAL    EFFECT           NET AMT                 TOTAL
PROSPECTUS    (WHEN      PROPERTY                 FROM     OR BROKER'S   DATE OF   SALES  RECEIVED   SCHEDULED     P&I      TOTAL
    ID      APPROPRIATE    TYPE    CITY  STATE    SALE       OPINION      SALE     PRICE  FROM SALE   BALANCE   ADVANCED  EXPENSES
----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is fromthe liquidation due and does not need to be updated.




TOTAL ALL LOANS:

CURRENT MONTH ONLY:






----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                               DATE
                     ACTUAL   DATE             MINOR     TOTAL      LOSS
SERVICING            LOSSES   LOSS    MINOR     ADJ      LOSS       % OF
  FEES        NET    PASSED  PASSED  ADJ  TO  PASSED     WITH     SCHEDULED
EXPENSE    PROCEEDS   THRU    THRU    TRUST    THRU   ADJUSTMENT   BALANCE
---------------------------------------------------------------------------









---------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C3
                                                          REO STATUS REPORT
                                                     AS OF ____________________
------------------------------------------------------------------------------------------------------------------------------------
                SHORT                                                         TOTAL               OTHER
                NAME                                SQ FT  PAID  SCHEDULED     P&I      TOTAL   ADVANCES            CURRENT
PROSPECTUS      (WHEN        PROPERTY                OR    THRU    LOAN     ADVANCES  EXPENSES   (TAXES     TOTAL   MONTHLY MATURITY
    ID      APPROPRIATE)(C)    TYPE    CITY  STATE  UNITS  DATE   BALANCE    TO DATE   TO DATE  & ESCROW)  EXPOSURE    P&I     DATE
------------------------------------------------------------------------------------------------------------------------------------






















(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
             CAP                 VALUE   APPRAISAL                           TOTAL
LTM   LTM    RATE                USING    BPO OR    LOSS USING  ESTIMATED  APPRAISAL                REO        PENDING
NOI   NOI/  ASSIGN  VALUATION    NOI &   INTERNAL    92% APPR.  RECOVERY   REDUCTION  TRANSFER  ACQUISITION  RESOLUTION
DATE  DSC    ***      DATE     CAP RATE   VALUE**   OR BPO (F)      %      REALIZED     DATE       DATE         DATE     COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
























----------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                            SERIES 2000-C3
                                                         SERVICER WATCH LIST
                                                     AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4                  S55              S61         S57     S58        P7             P8            P11      P54
------------------------------------------------------------------------------------------------------------------------------------
                    SHORT NAME                                        SCHEDULED                    MATURITY   LTM*   COMMENT/ REASON
PROSPECTUS ID   (WHEN APPROPRIATE)   PROPERTY TYPE   CITY   STATE   LOAN BALANCE   PAID THRU DATE    DATE     DSCR    ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------

List all loans on watch list and reason sorted in decending balance order.









Total:                                                                 $

*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C3
                                                 COMPARATIVE FINANCIAL STATUS REPORT
                                                     AS OF ____________________
                                                                    ORIGINAL UNDERWRITING          2ND PRECEDING ANNUAL OPERATING
                                                                         INFORMATION                          INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                             BASIS YEAR                          AS OF _______           NORMALIZED

                           Last
                         Property  Scheduled  Paid  Annual   Financial                           Financial
Prospectus                Inspect    Loan     Thru   Debt     Info as    %    Total    $          Info as    %    Total    $
    ID      City  State    Date     Balance   Date  Service   of Date   Occ  Revenue  NOI  DSCR   of Date   Occ  Revenue  NOI  DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                          yy/mm                                yy/mm                               yy/mm


List all loans currently in deal with or without information to smallest loan.






Total:                                $               $                  WA  $         $    WA               WA    $       $    WA

-----------------------------------------------------------------------------------------------------------------------------------


                                                        Received             Required
Financial Information:                                Loans      Balance       Loans     Balance
                                                   #       %    $      %     #      %   $       %
Current Full Year:
Current Full Yr. received with DSC (less than) 1:
Prior Full Year:
Prior Full Yr. received with DSC (less than) 1:
Quarterly Financials:

(1) Net change should compare the latest year to the underwriting year
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
     PRECEDING ANNUAL OPERATING        YTD OR TRAILING FINANCIAL
             INFORMATION                    INFORMATION                 NET CHANGE
-------------------------------------------------------------------------------------
AS OF _______           NORMALIZED      MONTH REPORTED  "ACTUAL"    PRECEDING & BASIS

Financial                            FS     FS                              %
 Info as    %    Total    $         Start   End   Total    $    %    %    Total
 of Date   Occ  Revenue  NOI  DSCR  Date   Date  Revenue  NOI  DSC  Occ  Revenue  DSC
-------------------------------------------------------------------------------------
yy/mm                               yy/mm  yy/mm




           WA    $        $    WA           WA     $      $    WA   WA      $     WA

-------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C3
                                                    OPERATING STATEMENT ANALYSIS
                                                    AS OF ______________________
PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         UNDERWRITING     199_        199_        200_         YTD
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.

                                                                                               NO. OF MOS.
                                             -------------------------------------------------------------------------------------
INCOME:                                                                PRIOR YEAR  CURRENT YR.
 Number of Mos.                              -------------------------------------------------------------------------------------
 Period Ended                                Underwriting     199_        199_        2000    200_ Trailing**  199_-Base  199_-199_
 Statement Classification                      Base Line   Normalized  Normalized  Normalized   as of / /      Variance  Variance
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00       $0.00       $0.00      $0.00         $0.00           %          %
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                             -------------------------------------------------------------------------------------
                                             ** Servicer will not be expected to "Normalize" these YTD numbers.
                                             -------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  General & Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00       $0.00       $0.00      $0.00         $0.00           %          %

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00       $0.00       $0.00      $0.00         $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00       $0.00       $0.00      $0.00         $0.00                 $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00       $0.00       $0.00      $0.00         $0.00

DEBT SERVICE (PER SERVICER)                      $0.00       $0.00       $0.00      $0.00         $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00       $0.00       $0.00      $0.00         $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent
2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage  Nursing Home: 1)Private  2) Medicaid  3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT
------------------------------------------------------------------------------------------------------------------------------------

                                              GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                                           SERIES 2000-C3
                                                NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                                                     AS OF ______________________
PROPERTY OVERVIEW
  Control Number
  Current Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations                         BORROWER         ADJUSTMENT   NORMALIZED
  Occupancy Rate *
  Average Rental Rate
                                             * Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:                                         "YEAR"
 Number of Mos. Annualized                   -------------------------------------------------------------------------------------
 Period Ended                                  BORROWER
 Statement Classification                       ACTUAL                 ADJUSTMENT              NORMALIZED
 Rental Income (Category 1)                  -------------------------------------------------------------------------------------
 Rental Income (Category 2)
 Rental Income (Category 3)
 Pass Through/Escalations
 Other Income

EFFECTIVE GROSS INCOME                           $0.00                   $0.00                    $0.00
                                             -------------------------------------------------------------------------------------
                                             Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent

TOTAL OPERATING EXPENSES                         $0.00                   $0.00                    $0.00

OPERATING EXPENSE RATIO

NET OPERATING INCOME                             $0.00                   $0.00                    $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve

TOTAL CAPITAL ITEMS                              $0.00                   $0.00                    $0.00

N.O.I. AFTER CAPITAL ITEMS                       $0.00                   $0.00                    $0.00

DEBT SERVICE (PER SERVICER)                      $0.00                   $0.00                    $0.00

CASH FLOW AFTER DEBT SERVICE                     $0.00                   $0.00                    $0.00

DSCR: (NOI/Debt Service)

DSCR: (AFTER RESERVES\CAP EXP.)

  SOURCE OF FINANCIAL DATA:
                                             (ie. operating statements, financial statements, tax return, other)


NOTES AND ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $1,128,114,000 (APPROXIMATE BALANCE)    NOVEMBER 20, 2000
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3



APPROXIMATE SECURITIES STRUCTURE:

                                            APPROXIMATE        EXPECTED CREDIT            EXPECTED               EXPECTED
                    EXPECTED RATING        FACE/NOTIONAL           SUPPORT         WEIGHTED AVERAGE LIFE         PAYMENT
   CLASS (a)         FITCH/MOODY'S          AMOUNT (MM)          (% OF UPB)             (YEARS) (b)             WINDOW (b)
--------------------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
--------------------------------------------------------------------------------------------------------------------------------
  A1                    AAA/Aaa                  $148.6            21.25%                   5.7               01/01 - 04/10
  A2                    AAA/Aaa                   855.3            21.25                    9.7               04/10 - 11/10
  B                      AA/Aa2                    54.2            17.00                    9.9               11/10 - 11/10
  C                       A/A2                     57.4            12.50                    9.9               11/10 - 11/10
  D                      A-/A3                     12.7            11.50                    9.9               11/10 - 11/10
--------------------------------------------------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (c)
--------------------------------------------------------------------------------------------------------------------------------
  E                     BBB/Baa2                   35.1             8.75
  F                     BBB-/Baa3                  19.1             7.25
  G                      BBB-/NR                    8.0             6.63
  H                      BB+/Ba1                    9.9             5.85
  J                      BB/Ba2                    25.5             3.85
  K                      BB-/Ba3                    4.5             3.50
  L                       B+/B1                     9.6             2.75
  M                       B/B2                     15.9             1.50
  N                       B-/B3                     3.2             1.25
  O                     CCC/Caa2                    3.2             1.00
  P                      NR/NR                     12.8              --
  X(d)                  AAA/Aaa                 1,274.7

  S

                       TOTAL SECURITIES:       $1,274.7
--------------------------------------------------------------------------------------------------------------------------------

(a) Classes A1 and A2 are expected to have fixed pass-through rates. Classes B through D are expected to have fixed pass-through rates subject to a cap equal to the weighted average Net Mortgage Pass-Through Rate.

(b) Calculated at 0% CPR, assuming no balloon payment extension and that ARD Loans pay in full on Anticipated Repayment Dates.

(c)  Not offered hereby.

(d)  Notional amount on interest only class.


KEY FEATURES:

Lead Managers:                 Deutsche Banc Alex. Brown
                               Goldman, Sachs & Co.

Originators:                   GMAC Commercial Mortgage Corporation (33.68%)
                               Archon Financial, L.P. (GSMC) (27.96%)
                               German American Capital Corporation (DB) (24.53%)
                               Residential Funding Corporation (13.83%)
Collateral:                    175 Mortgage Loans ($1,274,707,224)
Master Servicer:               GMAC Commercial Mortgage Corporation
Special Servicer:              GMAC Commercial Mortgage Corporation
Trustee:                       LaSalle National Bank Association
Launch:                        November 2000
Pricing:                       November 2000
Closing:                       December 14th, 2000
Cut-Off Date:                  December 1st and 5th
Distribution Date:             15th of each month, or following business day
                               (commencing January 16, 2001)
Payment Delay:                 15 days
ERISA                          Eligible: Classes A through D are expected to be
                               ERISA eligible subject to certain conditions for
                               eligibility.
SMMEA Eligible:                Classes A1, A2, and B are expected to be SMMEA
                               securities upon issuance.
Structure:                     Sequential pay
Day Count:                     30/360
Tax Treatment:                 REMIC
Rated Final Distribution Date: September 2035
Clean up Call:                 1.0%
Minimum Denominations:         Publicly Offered Classes: $25,000 & $1
Delivery:                      DTC





COLLATERAL FACTS:

Cut-Off Date Loan Principal Balance:                           $1,274,707,224
Number of Mortgage Loans / Properties:                              175 / 197
Average Mortgage Loan Cut-Off Date Balance:                        $7,284,041
Weighted Average Current Mortgage Rate:                                8.147%
Weighted Average Loan U/W DSCR (a):                                     1.43x
Weighted Average Loan Cut-Off Date LTV Ratio (a):                      68.58%
Weighted Average Remaining Term to Maturity (months):                   119.1
Weighted Average Remaining Amortization Term (months):                  350.3
Prepayment Lockout / Defeasance as % of Total:                         97.90%
Balloon Loans as % of Total (b)                                        99.70%
Single Largest Asset as % of Total:                                    11.44%
Five Largest Assets as % of Total:                                     29.62%
Ten Largest Assets as % of Total:                                      40.75%

(a) All DSCR and LTV information presented herein is generally calculated as though any related earnout reserve had been applied to reduce or defease the primary balance of the mortgage loan.

(b) Includes ARD loans totaling $361 mm and 28.32% of the Mortgage Loan Cut-Off date balance.



TEN LARGEST LOANS OR SPONSORS:

LOAN OR SPONSOR                              CURRENT       % BY LOAN
(SHADOW RATING - FITCH/MOODY'S)              BALANCE        POOL UPB         LTV          DSCR     PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------
Arizona Mills (BBB/Baa2)                    $145,831,430     11.44%          58.33%     1.58x      Retail
MacArthur Center (AA+/Aa3)                   101,000,000      7.92           46.54      2.17       Retail
1999 Broadway                                 49,966,246      3.92           63.25      1.48       Office
Drucker & Faulk Multifamily Portfolio         49,291,990      3.87           76.80      1.27       Multifamily
AmeriSuites (BBB-/Baa3)                       31,468,201      2.47           44.45      2.03       Lodging
201 East 14th Street                          29,978,826      2.35           65.31      1.47       Multifamily
St. Croix Apartments                          29,800,000      2.34           74.50      1.19       Multifamily
Coral Gate Apartments                         28,340,494      2.22           78.72      1.25       Multifamily
Lichtenstein Retail Portfolio                 28,331,922      2.22           74.95      1.26       Retail
Copper Canyon                                 25,472,358      2.00           78.38      1.24       Multifamily
                                              ----------    ------
TOTAL/WTD. AVG.                             $519,481,467     40.75%          61.76%     1.60x
----------------------------------------------------------------------------------------------------------------------


SELECTED LOAN DATA:

                                           NUMBER OF                           LOAN POOL CUT-OFF DATE BALANCE
                                           MORTGAGED        ------------------------------------------------------------------------
  GEOGRAPHIC DISTRIBUTION                  PROPERTIES              (MM)             % BY UPB                WTD. AVG. DSCR
------------------------------------------------------------------------------------------------------------------------------------
  Arizona                                        7               $160.6                12.60%                         1.56
  Florida                                       18                136.6                10.72                          1.30
  California                                    19                126.0                 9.89                          1.29
  Virginia                                       6                125.0                 9.81                          2.00
  Texas                                         28                123.3                 9.67                          1.30
  New York                                      14                 72.9                 5.72                          1.34
  Other (a)                                    105                530.3                41.60                          1.35
                                             -----                -----              -------
  TOTAL/WTD. AVG.                              197             $1,274.7               100.00%                         1.43X
------------------------------------------------------------------------------------------------------------------------------------

(a)  Includes 29 states.

                                           NUMBER OF                           LOAN POOL CUT-OFF DATE BALANCE
                                           MORTGAGED        ------------------------------------------------------------------------
  PROPERTY TYPE                            PROPERTIES              (MM)             % BY UPB                WTD. AVG. DSCR
------------------------------------------------------------------------------------------------------------------------------------
  Retail (a)                                    52               $522.2                40.97%                         1.54x
  Multifamily                                   72                389.3                30.54                          1.27
  Office                                        33                200.0                15.69                          1.34
  Lodging (b)                                   18                 94.9                 7.44                          1.69
  Industrial                                    14                 45.9                 3.60                          1.35
  Other                                          8                 22.4                 1.76                          1.35
  TOTAL/WTD. AVG.                              197             $1,274.7               100.00%                         1.43X
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes 31 properties for a total of $443.3 million (34.78% of UPB) that are Anchored Retail.

(b) Eight Lodging properties (2.47% of UPB) comprise the investment grade AmeriSuites loan



                                                                                 LOAN POOL CUT-OFF DATE BALANCE
                                                 NUMBER      -----------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                         OF LOANS               (MM)           % BY UPB              WTD. AVG. DSCR
------------------------------------------------------------------------------------------------------------------------------------
   Lockout/Defeasance                               171            $1,248.0              97.90%                       1.43x
   Lockout/Greater of YM or 1%                        3                25.7               2.02                        1.28
   Lockout/Declining Fee                              1                 1.0               0.08                        1.33
   TOTAL/WTD. AVG.                                  175            $1,274.7             100.00%                       1.43X
------------------------------------------------------------------------------------------------------------------------------------

ALL CALCULATIONS CONTAINED HEREIN ARE BASED SOLELY ON THE SENIOR MORTGAGE LOAN WITH RESPECT TO THE MACARTHUR CENTER AND AMERISUITES LOAN GROUPS.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

     For purposes of calculating principal distributions of the Certificates:

     -- Available principal will be allocated sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, except as described below with respect to any certificates issued with respect to the companion loans.

     -- In case the principal balance of the Class P, O, N, M, L, K, J, H, G, F, E, D, C, and B, in that order, have been reduced to zero due to the allocation of principal losses, then Class A1 and A2 will be allocated principal pro rata.

     Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1 and A2 certificates each month.

     Each Class will be subordinate to the Class A1, A2, and X and to each Class with an earlier alphabetic designation than such Class, except as described below with respect to the certificates issued with respect to the companion loans. Each of the Class A1, A2, and X Certificates will be of equal priority.

     All Classes will pay interest on a 30/360 basis.

     Principal Losses will be allocated in reverse alphabetical order to Class P, O, N, M, L, K, J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2, except as described below with respect to any certificates issued with respect to the companion loans.

     The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on or preceding the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the Master Servicing fee equal to 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage and companion loans and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.

     Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X, except as described below with respect to any certificates issued with respect to the companion loans.

     Any certificates issued with respect to the companion loans will receive principal and interest distributions only from the companion loan(s) for the AmeriSuites loan group and the MacArthur Center loan group, respectively. Prior to an event of default, the rights of any companion loan to receive distributions of either principal or interest are generally pari-passu with the related senior mortgage loan. After the occurrence and continuance of an event of default on either loan group, the rights of the related companion loan(s) to receive distributions of either principal or interest will be subordinate to those of the related senior mortgage loan. Losses with respect to any loan group will generally be first allocated to the related companion loan(s) and then to the related senior mortgage loan.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans other than the companion loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

     A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, of the Pass-Through Rate of the Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

     -------------------------------------------------------------------

     Prepayment                  (Pass-Through Rate - Discount Rate)
     Premium Allocation   =      ---------------------------------------
     Percentage                  (Mortgage Rate - Discount Rate)

     -------------------------------------------------------------------

     The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

     In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

Allocation of Prepayment Premiums Example

    Discount Rate Fraction Methodology:
    Mortgage Rate                           =  8%
    Bond Class Rate                         =  6%
    Treasury Rate                           =  5%
    % of Principal Distributed to Class     =  100%

BOND CLASS ALLOCATION             CLASS X ALLOCATION
--------------------------------------------------------------------------------

6% - 5% x 100%   =   33 1/3%      Receives excess premiums = 66 2/3% thereof
-------
8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (a) (b)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                          JANUARY     JANUARY    JANUARY       JANUARY     JANUARY   JANUARY     JANUARY       JANUARY
RESTRICTIONS                         2001         2002      2003           2004        2005     2006         2007         2008
------------------------------------------------------------------------------------------------------------------------------------
Locked out                           100.00%     100.00%      7.09%         4.42%       0.00%     0.00%       0.00%         0.00%
Defeasance                             0.00        0.00      91.71         93.70       97.90     97.90       97.90         97.89
Greater of 1% or Yield Maintenance     0.00        0.00       1.20          1.88        2.02      2.03        2.03          2.03
------------------------------------------------------------------------------------------------------------------------------------
Sub-Total                            100.00      100.00     100.00        100.00       99.92     99.92       99.92         99.92
------------------------------------------------------------------------------------------------------------------------------------
5% or Greater                          0.00        0.00       0.00          0.00        0.08      0.00        0.00          0.00
4.00 - 4.99%                           0.00        0.00       0.00          0.00        0.00      0.08        0.00          0.00
3.00 - 3.99%                           0.00        0.00       0.00          0.00        0.00      0.00        0.08          0.00
2.00 - 2.99%                           0.00        0.00       0.00          0.00        0.00      0.00        0.00          0.08
1.00 - 1.99%                           0.00        0.00       0.00          0.00        0.00      0.00        0.00          0.00
(less than) 1%                         0.00        0.00       0.00          0.00        0.00      0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Open                                   0.00        0.00       0.00          0.00        0.00      0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                100.00%     100.00%    100.00%       100.00%     100.00%   100.00%     100.00%       100.00%
Balance of Mortgage Loans ($mm)    1,274.71    1,265.15   1,254.61      1,243.02    1,230.73   ,214.59    1,199.79      1,183.73
% OF CUTOFF BALANCE                  100.00%      99.25%     98.42%        97.51%      96.55%    95.28%      94.12%        92.86%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT                          JANUARY     JANUARY    JANUARY       JANUARY     JANUARY   JANUARY     JANUARY
RESTRICTIONS                         2009         2010      2011           2012        2013     2014         2015
-----------------------------------------------------------------------------------------------------------------------
Locked out                             0.00%       0.00%      0.00%         0.00%       0.00%     0.00%       0.00%
Defeasance                            97.89       94.92     100.00        100.00      100.00    100.00      100.00
Greater of 1% or Yield Maintenance     2.03        2.03       0.00          0.00        0.00      0.00        0.00
-----------------------------------------------------------------------------------------------------------------------
Sub-Total                             99.93       96.96     100.00        100.00      100.00    100.00      100.00
-----------------------------------------------------------------------------------------------------------------------
5% or Greater                          0.00        0.00       0.00          0.00        0.00      0.00        0.00
4.00 - 4.99%                           0.00        0.00       0.00          0.00        0.00      0.00        0.00
3.00 - 3.99%                           0.00        0.00       0.00          0.00        0.00      0.00        0.00
2.00 - 2.99%                           0.00        0.00       0.00          0.00        0.00      0.00        0.00
1.00 - 1.99%                           0.07        0.07       0.00          0.00        0.00      0.00        0.00
(less than) 1%                         0.00        0.00       0.00          0.00        0.00      0.00        0.00
-----------------------------------------------------------------------------------------------------------------------
Open                                   0.00        2.97       0.00          0.00        0.00      0.00        0.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                100.00%     100.00%    100.00%       100.00%     100.00%   100.00%     100.00%
Balance of Mortgage Loans ($mm)    1,166.57    1,147.65      50.35         37.70       36.90     30.85       30.03
% OF CUTOFF BALANCE                   91.52%      90.03%      3.95%         2.96%       2.90%     2.42%       2.36%
-----------------------------------------------------------------------------------------------------------------------

(a)               Table calculated using modeling assumptions.

(b)               Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
 (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE, YIELD MAINTENANCE
               AND PENALTY PERIOD THEN RUN AT THE INDICATED CPRs)
--------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
                              PREPAYMENT ASSUMPTIONS (CPR)
         0% CPR       25% CPR        50% CPR       75% CPR       100% CPR
 -------------------------------------------------------------------------------
 A1      5.68         5.68            5.67          5.67           5.64
 A2      9.74         9.73            9.72          9.69           9.51
 B       9.92         9.91            9.89          9.84           9.67
 C       9.92         9.92            9.92          9.92           9.67
 D       9.92         9.92            9.92          9.92           9.67
 -------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------


                                                                                                             WEIGHTED
                                                                                                             AVERAGE    WEIGHTED
                                                      PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                           NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
  RANGE OF CUT-OFF DATE    MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
  BALANCES                   LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
         367,295 - 499,999      1          367,295        0.03%           367,295       1.25x      9.140%      115.0      79.85%
         500,000 - 999,999     23       18,679,381        1.47            812,147       1.33       8.653       116.0      68.15
     1,000,000 - 1,999,999     33       50,554,656        3.97          1,531,959       1.33       8.386       114.5      70.31
     2,000,000 - 2,999,999     21       52,478,177        4.12          2,498,961       1.32       8.369       116.8      71.26
     3,000,000 - 3,999,999     18       61,206,038        4.80          3,400,335       1.40       8.337       116.7      70.92
     4,000,000 - 4,999,999     18       82,702,845        6.49          4,594,603       1.31       8.361       120.4      71.85
     5,000,000 - 5,999,999     10       55,125,932        4.32          5,512,593       1.35       8.455       117.4      72.43
     6,000,000 - 6,999,999     10       63,924,083        5.01          6,392,408       1.30       8.257       121.0      76.40
     7,000,000 - 7,999,999      1        7,272,151        0.57          7,272,151       1.23       8.150       118.0      79.91
     8,000,000 - 8,999,999      4       35,101,387        2.75          8,775,347       1.30       8.408       114.8      72.89
     9,000,000 - 9,999,999      4       37,992,471        2.98          9,498,118       1.34       8.298       116.2      70.49
   10,000,000 - 11,999,999      3       32,707,519        2.57         10,902,506       1.34       8.269       118.7      74.63
   12,000,000 - 13,999,999      9      116,433,805        9.13         12,937,089       1.25       8.327       117.0      73.94
   14,000,000 - 16,999,999      5       76,279,887        5.98         15,255,977       1.27       7.959       117.8      78.26
   17,000,000 - 19,999,999      6      113,692,119        8.92         18,948,687       1.25       8.116       117.2      75.06
   20,000,000 - 49,999,999      7      223,358,047       17.52         31,908,292       1.43       8.148       126.2      67.55
  50,000,000 - 145,831,430      2      246,831,430       19.36        123,415,715       1.82       7.708       118.0      53.51
                            -----    -------------     -------

TOTAL/WTD. AVG.               175    1,274,707,224      100.00%         7,284,041       1.43X      8.147%      119.1      68.58%
                              ===    =============      =======

------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE (a)
--------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                PERCENTAGE OF                                   WEIGHTED   REMAINING    AVERAGE
                  NUMBER OF                     AGGREGATE CUT-                       WEIGHTED   AVERAGE     TERM TO     CUT-OFF
                  MORTGAGED      CUT-OFF DATE     OFF DATE         AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
PROPERTY STATE   PROPERTIES        BALANCE        BALANCE            DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
Arizona               7         $160,602,136       12.60%             $22,943,162      1.56x      7.942%      118.0     59.23%
Florida              18          136,608,723       10.72                7,589,374      1.30       8.195       130.0     74.53
California           19          126,030,393        9.89                6,633,179      1.29       8.275       116.5     71.95
Virginia              6          125,025,894        9.81               20,837,649      2.00       7.621       117.5     51.54
Texas                28          123,280,284        9.67                4,402,867      1.30       8.206       117.3     74.93
New York             14           72,889,659        5.72                5,206,404      1.34       8.086       118.7     70.17
Colorado              3           53,814,748        4.22               17,938,249      1.47       7.981       118.8     64.05
Nevada                6           49,806,601        3.91                8,301,100      1.25       8.215       117.5     75.66
Pennsylvania         10           45,039,347        3.53                4,503,935      1.35       8.313       123.7     75.44
Maryland              6           43,562,322        3.42                7,260,387      1.44       8.256       117.3     66.17
Connecticut           8           41,967,857        3.29                5,245,982      1.31       8.487       116.0     74.30
North Carolina        7           37,813,320        2.97                5,401,903      1.35       8.255       117.5     74.59
Massachusetts         5           37,446,311        2.94                7,489,262      1.30       8.481       114.9     73.04
New Jersey            6           27,649,482        2.17                4,608,247      1.41       8.236       115.5     70.92
Minnesota             6           27,330,181        2.14                4,555,030      1.26       8.547       116.5     73.39
Michigan              4           24,134,678        1.89                6,033,670      1.37       8.277       117.8     74.89
Georgia               5           24,003,721        1.88                4,800,744      1.25       8.286       117.6     69.67
Washington            6           23,804,587        1.87                3,967,431      1.25       8.106       118.7     70.76
Illinois              7           18,578,346        1.46                2,654,049      1.32       8.397       128.2     75.12
South Carolina        3           16,420,526        1.29                5,473,509      1.27       8.328       117.6     77.02
New Mexico            2            8,810,794        0.69                4,405,397      1.89       8.303       118.6     50.53
Oregon                2            6,835,978        0.54                3,417,989      1.27       7.997       116.4     74.56
Utah                  1            6,495,813        0.51                6,495,813      1.33       8.200       119.0     73.15
Idaho                 1            6,395,852        0.50                6,395,852      1.26       8.170       119.0     75.25
Ohio                  2            6,327,527        0.50                3,163,763      1.51       8.389       118.3     63.35
Vermont               1            5,185,037        0.41                5,185,037      1.46       8.750       117.0     64.01
Kentucky              2            3,394,377        0.27                1,697,188      1.26       8.350       117.0     77.16
Alabama               1            2,925,669        0.23                2,925,669      2.03       8.444       119.0     44.45
Wisconsin             1            2,919,727        0.23                2,919,727      1.27       8.000       117.0     78.70
Tennessee             1            2,672,175        0.21                2,672,175      2.03       8.444       119.0     44.45
Missouri              1            1,995,716        0.16                1,995,716      1.21       8.200       116.0     76.76
Rhode Island          3            1,897,538        0.15                  632,513      1.27       8.761       115.0     77.27
Iowa                  3            1,330,212        0.10                  443,404      1.29       8.690       116.0     74.94
Indiana               1              872,266        0.07                  872,266      1.27       8.770       115.0     62.30
Mississippi           1              839,427        0.07                  839,427      1.31       7.920       119.0     76.31
                  -----       --------------    --------

TOTAL/AVG./WTD.     197       $1,274,707,224      100.00%              $6,470,595      1.43X      8.147%      119.1    68.58%

------------------------------------------------------------------------------------------------------------------------------------

(a) If a Mortgage Loan is secured by properties in multiple states, it is treated as multiple Mortgage Loans each of which is allocated a cut-off balance based on the allocated loan amount.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

  WA             MS             MA
1.87%          0.07%          2.94%

  OR             MI             RI
0.54%          1.89%          0.15%

  ID             IN             CT
0.50%          0.07%          3.29%

  CA             KY             NJ
9.89%          0.27%          2.17%

  NV             TN             MD
3.91%          0.21%          3.42%

  UT             AL
0.51%          0.23%

  AZ             OH
12.60%         0.50%

  CO             NY
4.22%          5.72%

  NM             PA
0.69%          3.53%

  TX             VA
9.67%          9.81%

  MN             NC
2.14%          2.97%

  IA             SC
0.10%          1.29%

  MO             GA
0.16%          1.88%

  WI             FL
0.23%          10.72%

  IL             VT
1.46%          0.41%



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

   Maryland                    Other (a)
    3.42%                        26.52%

 Pennsylvania                   Arizona
    3.53%                        12.60%

    Nevada                      Florida
    3.91%                        10.72%

   Colorado                    California
    4.22%                        9.89%

   New York                     Virginia
    5.72%                        9.81%

                                 Texas
                                 9.67%



(a)  Other includes 25 states.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------


                                                                                                            WEIGHTED
                                                                                                            AVERAGE    WEIGHTED
                                                     PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                          NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
                          MORTGAGED   CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
PROPERTY TYPE             PROPERTIES    BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
Retail (a)                   52       $522,224,773      40.97%       $10,042,784       1.54x     8.021%       117.5      64.72%
Multifamily                  72        389,271,657      30.54          5,406,551       1.27      8.128        123.0      74.68
Office                       33        200,045,888      15.69          6,061,997       1.34      8.209        117.5      70.33
Lodging (b)                  18         94,859,820       7.44          5,269,990       1.69      8.632        116.7      60.59
Industrial                   14         45,933,861       3.60          3,280,990       1.35      8.389        117.4      69.94
Mixed Use                     1          9,455,001       0.74          9,455,001       1.33      7.940        118.0      68.51
Mobile Home Park              4          7,776,844       0.61          1,944,211       1.36      8.587        116.5      69.99
Self-Storage                  3          5,139,379       0.40          1,713,126       1.35      8.750        116.3      64.27
                            ---     --------------     ------

TOTAL/WTD. AVG.             197     $1,274,707,224     100.00%        $6,470,595       1.43X     8.147%       119.1      68.58%
                            ===      ==============    ======

------------------------------------------------------------------------------------------------------------------------------------

(a) Includes 31 properties for a total of $443.3 million (34.78% of Aggregate Cut-Off Date Balance) that are Anchored Retail.

(b) Eight Lodging properties (2.47% of Aggregate Cut-Off Date Balance) comprise the investment grade AmeriSuites loan.

(c) Other includes one Mixed Use property, four Mobile Home properties and three Self-Storage properties.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                   Industrial
                                     3.60%

                                  Lodging (b)
                                     7.44%

                                   Other (c)
                                     1.76%

                                     Office
                                     15.69%

                                   Retail (a)
                                     40.97%

                                  Multifamily
                                     30.54%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
          DISTRIBUTION OF UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                                                                                      WEIGHTED
                                                                                                      AVERAGE    WEIGHTED
RANGE OF DEBT                                  PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
SERVICE             NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
COVERAGE            MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
RATIOS                LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   1.11 - 1.19x          4        $41,960,805     3.29%         $10,490,201      1.19x      8.309%       174.1    77.00%
   1.20 - 1.29          99        610,308,747    47.88            6,164,735      1.25       8.237        117.3    75.04
   1.30 - 1.39          33        136,686,398    10.72            4,142,012      1.33       8.209        116.5    73.55
   1.40 - 1.49          20        158,374,808    12.42            7,918,740      1.46       8.268        117.2    67.34
   1.50 - 1.59          11        169,390,189    13.29           15,399,108      1.57       7.955        117.0    59.31
   1.60 - 1.69           4         18,442,651     1.45            4,610,663      1.64       8.364        117.8    61.54
   1.90 - 1.99           1          3,288,994     0.26            3,288,994      1.97       8.650        116.0    56.71
   2.00 - 2.09           2         35,254,632     2.77           17,627,316      2.03       8.430        118.7    45.49
   2.10 - 2.19           1        101,000,000     7.92          101,000,000      2.17       7.437        118.0    46.54
                       ---     --------------   ------

TOTAL/WTD. AVG.        175     $1,274,707,224   100.00%          $7,284,041      1.43X      8.147%       119.1    68.58%
                       ===      ==============  ======

------------------------------------------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
--------------------------------------------------------------------------------

                                                                                                     WEIGHTED
                                                                                                     AVERAGE    WEIGHTED
                                              PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
RANGE OF CUT-      NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
OFF DATE LOAN-     MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
TO-VALUE RATIOS      LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   40.1 - 45.0%         1       $31,468,201       2.47%       $31,468,201       2.03x      8.444%      119.0     44.45%
   45.1 - 50.0          2       101,948,369       8.00         50,974,185       2.16       7.444       118.0     46.56
   50.1 - 55.0          3         7,739,417       0.61          2,579,806       1.75       8.272       116.9     53.69
   55.1 - 60.0          7       161,943,684      12.70         23,134,812       1.58       7.952       117.9     58.27
   60.1 - 65.0         20       103,637,169       8.13          5,181,858       1.42       8.220       118.0     62.96
   65.1 - 70.0         31       151,049,107      11.85          4,872,552       1.35       8.220       117.5     67.76
   70.1 - 75.0         49       274,130,616      21.51          5,594,502       1.29       8.392       122.9     73.17
   75.1 - 80.0         59       430,136,048      33.74          7,290,441       1.26       8.159       117.2     77.97
   80.1 - 85.0          3        12,654,613       0.99          4,218,204       1.21       8.342       159.9     84.25
                      ---    --------------    -------

TOTAL/WTD. AVG.       175    $1,274,707,224     100.00%        $7,284,041       1.43X      8.147%      119.1     68.58%
                      ===     =============     ======

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                                                                        WEIGHTED
                                                                                                        AVERAGE    WEIGHTED
                                                 PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                      NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
RANGE OF              MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
MORTGAGE RATES          LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   7.2501 - 7.5000         1      $101,000,000      7.92%       $101,000,000       2.17x      7.437%      118.0     46.54%
   7.5001 - 7.7500         1        29,978,826      2.35          29,978,826       1.47       7.750       119.0     65.31
   7.7501 - 8.0000        18       324,765,529     25.48          18,042,529       1.44       7.907       119.1     65.91
   8.0001 - 8.2500        50       352,726,473     27.67           7,054,529       1.27       8.159       118.0     74.57
   8.2501 - 8.5000        54       325,690,210     25.55           6,031,300       1.37       8.364       122.9     71.54
   8.5001 - 8.7500        34        93,069,078      7.30           2,737,326       1.35       8.661       114.2     69.37
   8.7501 - 9.0000        12        37,304,834      2.93           3,108,736       1.35       8.904       113.1     70.01
   9.0001 - 9.2500         4         9,267,732      0.73           2,316,933       1.37       9.195       112.1     68.69
   9.5001 - 9.6300         1           904,541      0.07             904,541       1.20       9.630       173.0     60.30
                         ---    --------------    ------

TOTAL/WTD. AVG.          175    $1,274,707,224    100.00%         $7,284,041       1.43X      8.147%      119.1     68.58%
                         ===     =============    ======

------------------------------------------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------
                DISTRIBUTION OF REMAINING AMORTIZATION TERMS (a)
--------------------------------------------------------------------------------

                                                                                                      WEIGHTED
                                                                                                      AVERAGE    WEIGHTED
                                               PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
RANGE OF REMAINING  NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
AMORTIZATION TERMS  MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
(MOS)                 LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   171 - 190             2         $1,983,041     0.16%          $991,520        1.17x      8.798%      173.0       63.49%
   231 - 250             1          1,881,300     0.15          1,881,300        1.24       8.900       113.0       69.68
   271 - 290             1          4,116,011     0.32          4,116,011        1.23       8.360       118.0       73.50
   291 - 310            35        134,234,558    10.53          3,835,273        1.59       8.585       116.4       63.34
   311 - 330             3          3,028,070     0.24          1,009,357        1.26       8.521       114.3       68.43
   331 - 360           133      1,129,464,245    88.61          8,492,212        1.41       8.091       119.4       69.19
                       ---      -------------    -----

TOTAL/WTD. AVG.        175     $1,274,707,224   100.00%        $7,284,041        1.43X      8.147%      119.1       68.58%
                       ===      =============   ======

------------------------------------------------------------------------------------------------------------------------------------

(a) 174 loans representing 92.08% of the Aggregate Cut-Off Date Balance accrue interest on an Actual/360 or an Acutal/365 basis but have a monthly payment calculated on a 30/360 schedule. Accordingly, the actual amortization term is longer for these loans than the stated amortization term reflected in the table above.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                           AVERAGE    WEIGHTED
                                                    PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                         NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
RANGE OF ORIGINAL TERM   MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
TO MATURITY (MOS)          LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
-----------------------------------------------------------------------------------------------------------------------------------
   60 - 83                    2        $2,594,554       0.20%         $1,297,277      1.50x      8.873%       55.0      75.76%
   84 - 120                 167     1,216,097,324      95.40           7,282,020      1.44       8.140       117.2      68.19
   121 - 180                  6        56,015,346       4.39           9,335,891      1.20       8.270       163.5      76.65
                            ---    --------------     ------

TOTAL/WTD. AVG.             175    $1,274,707,224     100.00%         $7,284,041      1.43X      8.147%      119.1      68.58%
                            ===     =============     ======

-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                           AVERAGE    WEIGHTED
                                                    PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                         NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
RANGE OF REMAINING       MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
TERMS TO MATURITY (MOS)    LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
   51 - 70                    2        $2,594,554       0.20%        $1,297,277       1.50x      8.873%        55.0     75.76%
   91 - 110                   3        14,483,673       1.14          4,827,891       1.29       8.623        109.4     68.80
   111 - 120                164     1,201,613,650      94.27          7,326,913       1.44       8.134        117.3     68.19
   121 - 130                  1        13,150,000       1.03         13,150,000       1.23       8.050        129.0     76.68
   151 - 170                  1         6,085,660       0.48          6,085,660       1.18       8.500        156.0     84.82
   171 - 190                  4        36,779,686       2.89          9,194,921       1.19       8.310        177.1     75.29
                            ---    --------------     ------

TOTAL/WTD. AVG.             175    $1,274,707,224     100.00%        $7,284,041       1.43X      8.147%       119.1     68.58%
                            ===     ==============    ======

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.



This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                                                                        WEIGHTED
                                                                                                        AVERAGE    WEIGHTED
                                                 PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                      NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
                      MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
AMORTIZATION TYPE       LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
----------------------------------------------------------------------------------------------------------------------------------
Amortizing Balloon       143      $909,896,397     71.38%         $6,362,912       1.43x      8.091%      119.8      68.56%
Hyperamortizing           30       360,962,673     28.32          12,032,089       1.42       8.287       117.4      68.60
Fully Amortizing           2         3,848,154      0.30           1,924,077       1.28       8.506       129.4      71.54
                         ---    --------------    ------

TOTAL/WTD. AVG.          175    $1,274,707,224    100.00%         $7,284,041       1.43X      8.147%      119.1      68.58%
                         ===     =============    ======

----------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED
                                                                                                           AVERAGE    WEIGHTED
                                                    PERCENTAGE                                 WEIGHTED   REMAINING    AVERAGE
                         NUMBER OF                 OF AGGREGATE                     WEIGHTED   AVERAGE     TERM TO     CUT-OFF
                         MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   AVERAGE CUT-OFF   AVERAGE    MORTGAGE    MATURITY    DATE LTV
PREPAYMENT PROVISION       LOANS       BALANCE       BALANCE        DATE BALANCE      DSCR       RATE        (MOS)      RATIO
------------------------------------------------------------------------------------------------------------------------------------
Defeasance                  171     $1,247,980,138     97.90%        $7,298,129       1.43x      8.150%      119.2      68.44%
Greater of YM or 1% UPB       3         25,731,243      2.02          8,577,081       1.28       8.000       117.4      75.34
Declining Fee                 1            995,843      0.08            995,843       1.33       8.540       115.0      68.21
                            ---          ---------    ------

TOTAL/WTD. AVG.             175     $1,274,707,224    100.00%        $7,284,041       1.43X      8.147%      119.1      68.58%
                            ===      =============    ======

------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.



This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 ARIZONA MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

                            ORIGINAL                               CUT-OFF DATE

PRINCIPAL BALANCE:          $146,000,000                           $145,831,430

% OF POOL BY UPB            11.44%

ORIGINATOR:                 GMACCM and GSMC

NOTE DATE:                  October 2, 2000

INTEREST RATE:              7.895%

AMORTIZATION:               30 years

MATURITY DATE:              October 5, 2010

BORROWER/SPONSOR:           The Borrower is Arizona
                            Mills, LLC a
                            bankruptcy-remote SPE
                            sponsored by Mills
                            Corporation (NYSE: MLS),
                            Taubman Realty Group (NYSE:
                            TCO) (BBB-/Ba2 - S&P/Moody's)
                            and Simon Property Group
                            (NYSE: SPG) (BBB+/Baa1 -
                            S&P/Moody's).

CALL PROTECTION:            Prepayment lockout; U.S. Treasury
                            defeasance.

CROSS-COLLATERALIZATION/    NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:       In addition to trade payables
                            incurred in the ordinary
                            course of business, the
                            borrower may incur up to
                            $3,000,000 of debt secured by
                            personal property at the
                            Arizona Mills property, such
                            that the aggregate amount of
                            such additional debt does not
                            exceed 4.0% of the outstanding
                            principal balance of the
                            Arizona Mills loan.

CASH MANAGEMENT:            Hard Lockbox

MONTHLY RESERVES            Real Estate Tax Reserve:               $259,442.83
                            Insurance Reserve:                       $5,392.33
                            Replacement Reserve:                    $15,375.00
                            Initial TI/LC Reserve:               $1,117,478.99

                            In addition, a monthly TI/LC
                            Reserve of $108,333.33 will
                            be collected after certain
                            trigger events.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Anchored Retail, Regional Mall

LOCATION:                        Tempe, AZ

YEAR BUILT / RENOVATED:          1997/NAP

THE COLLATERAL:                  The loan is secured by a 1.23 million square
                                 foot value-oriented regional mall anchored by J.C. Penney, Oshmans Supersport, Burlington
                                 Coat Factory and Harkins Great Mall Cinema and located in Tempe, AZ.

PROPERTY MANAGEMENT:             The property is managed by the Mills
                                 Corporation, an affiliate of the Borrower.

CURRENT OCCUPANCY (11/20/00):    97.9%

UNDERWRITTEN NET CASH FLOW:      $20,097,142

APPRAISED VALUE:                 $250,000,000

APPRAISAL DATE:                  August 30, 2000

CUT-OFF DATE LOAN/SF:            $118.56

CUT-OFF DATE LTV:                58.33%

BALLOON LTV:                     52.09%

UWNCF DSCR:                      1.58x

--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 ARIZONA MILLS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
ANCHORS
----------------------------------------------------------------------------------------------------------------
                            SQUARE   % OF TOTAL       LEASE        7/98 TO 6/99      7/99 TO 6/00    OCCUPANCY
         TENANT              FEET         NRA       EXPIRATION       SALES PSF         SALES PSF       COST
----------------------------------------------------------------------------------------------------------------
JC Penney (a)              104,697       8.51%      11/30/2012          $246              $237         2.3%
----------------------------------------------------------------------------------------------------------------
Harkins Theater             92,320       7.51       11/19/2012           142               162         9.1
----------------------------------------------------------------------------------------------------------------
Burlington Coat Factory     80,426       6.54        1/31/2013           134               149         3.8
----------------------------------------------------------------------------------------------------------------
Oshman's Supersport         65,013       5.29        1/31/2013            97               118         5.6
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     342,456      27.84%                          $163              $174         5.1%
----------------------------------------------------------------------------------------------------------------

(a)  JC Penney is rated BBB/Baa2/BBB- by S&P/Moody's/Fitch

--------------------------------------------------------------------------------
                        NEXT FIVE LARGEST RETAIL TENANTS
--------------------------------------------------------------------------------
         TENANT          SQUARE FEET   % OF TOTAL NRA   LEASE EXPIRATION
--------------------------------------------------------------------------------
Linens & Things             40,057       3.26%          1/31/2013
--------------------------------------------------------------------------------
Gameworks                   37,348       3.04          11/30/2007
--------------------------------------------------------------------------------
Off 5th (Saks) (b)          34,716       2.82          11/19/2012
--------------------------------------------------------------------------------
Marshall's                  31,315       2.55          11/30/2007
--------------------------------------------------------------------------------
Virgin Megastore            30,822       2.51           1/31/2009
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     174,258      14.17%
--------------------------------------------------------------------------------

(b)  Saks, inc. is rated BB+/Baa3/BBB- by S&P/Moody's/Fitch


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                MACARTHUR CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        SENIOR MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------


                           ORIGINAL                               CUT-OFF DATE

PRINCIPAL BALANCE:         $101,000,000                           $101,000,000

% OF POOL BY UPB:          7.92%

ORIGINATOR:                Archon Financial, LP

NOTE DATE:                 October 19, 2000

INTEREST RATE:             7.437%

AMORTIZATION:              30 years

ARD DATE:                  October 1, 2010

BORROWER/SPONSOR:          The Borrower, MacArthur Shopping Center, LLC, is
                           sponsored by the Taubman Realty Group (NYSE: TCO).

CALL PROTECTION:           Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/   NAP/Yes, Cross Defaulted with the $44 million
DEFAULT:                   MacArthur Companion loans

ADDITIONAL FINANCING:      In addition to the senior mortgage loan, there are
                           two companion loans secured by the first mortgage of the related loan group with an aggregate cut-off date principal balance of $43,883,791. These loans are fully subordinate to the related senior mortgage loan. In addition, the Borrower may incur up to (i)
                           $2,500,000 of debt secured by fixtures, equipment, or personal property at the MacArthur Center property, and (ii) $4,000,000 of trade payables incurred in the ordinary course of business.

CASH MANAGEMENT:           Hard Lockbox

RESERVES:                  $665,000 per annum for TI/LC's if the Loan Group DSCR
                           based on adjusted NOI, as tested quarterly, falls below 1.28x;

                           Ground lease rent, tax and insurance reserves if the Loan Group DSCR based on adjusted NOI, as tested quarterly, falls below 1.23x;

                           The Borrower is required to fund a reserve or post letters of credit in the amount of (I) $2.8 million and (ii) $400,000 if Regal Cinemas or Rainforest Cafe fails to pay rent or ceases operations. In addition, with respect to Regal, the reserve is triggered if Regal files bankruptcy and debt service coverage at the Property falls below 1.40x.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Anchored Retail, Regional Mall

LOCATION:                     Norfolk, VA

YEAR BUILT / RENOVATED:       1999 / NAP

THE COLLATERAL:               A 942,668, three-level urban regional retail
                              center anchored by Nordstrom and Dillard's and located in downtown Norfolk, VA. The anchor improvements are independently owned and are not part of the collateral for the loan. Total Mall
                              Shop GLA equal 528,846 square feet.

PROPERTY MANAGEMENT:          The property is managed by Taubman Company, L.P.,
                              an affiliate of the Borrower.

CURRENT OCCUPANCY (09/06/00): 90.4%

UNDERWRITTEN NET CASH FLOW:   $18,387,394

APPRAISED VALUE:              $217,000,000

APPRAISAL DATE:               September 13, 2000

CUT-OFF DATE LOAN /
MALL SHOP GLA:                $190.98

CUT-OFF DATE LTV:             46.54%

BALLOON LTV:                  41.01%

UWNCF DSCR:                   2.17x

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             LOAN GROUP INFORMATION
--------------------------------------------------------------------------------

LOAN GROUP CUT-OFF DATE
PRINCIPAL BALANCE:                     $144,883,791

LOAN GROUP CUT-OFF DATE
PRINCIPAL BALANCE / MALL SHOP
GLA:                                   $274.15

LOAN GROUP INTEREST RATE:              7.59%

LOAN GROUP UWNCF DSCR:                 1.48x

LOAN GROUP CUT-OFF DATE LTV:           66.77%

--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                MACARTHUR CENTER
--------------------------------------------------------------------------------


------------------------------------------------------------------------------
                            ANCHORS (a)
------------------------------------------------------------------------------
        TENANT    SQUARE FEET   % OF TOTAL GLA    S&P / MOODY'S CREDIT RATING
------------------------------------------------------------------------------
Nordstrom's         160,200         17.0%                     A / A2
------------------------------------------------------------------------------
Dillard's           253,616         26.9                   BBB- / Baa3
------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE             413,816         43.9%
------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          FIVE LARGEST RETAIL TENANTS
-------------------------------------------------------------------------------
       TENANT          SQUARE FEET  % OF TOTAL GLA (b)  LEASE EXPIRATION
-------------------------------------------------------------------------------
The Rainforest Cafe      15,980          3.7%              5/31/2009
-------------------------------------------------------------------------------
Foot Locker              14,711          3.4%              3/31/2009
-------------------------------------------------------------------------------
Waves                    10,000          2.3%              1/31/2009
-------------------------------------------------------------------------------
Restoration Hardware     10,000          2.3%              1/31/2012
-------------------------------------------------------------------------------
Z Gallerie                9,500          2.2%              3/31/2009
-------------------------------------------------------------------------------

(a) The Anchor Tenants are independently owned and are not part of the collateral for the loan

(b) Based on Mall Shop GLA and does not include Regal Cinema, Inc. (78,752 sf) and Jeepers! (20,001 sf)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                 1999 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------


                            ORIGINAL                               CUT-OFF DATE

PRINCIPAL BALANCE:          $50,000,000                            $49,966,246

% OF POOL BY UPB            3.92%

ORIGINATOR:                 German American Capital Corporation

NOTE DATE:                  October 20, 2000

INTEREST RATE:              7.97%

AMORTIZATION:               30 years

ARD DATE:                   November 1, 2010

BORROWER/SPONSOR:           The Borrower is 1999 Broadway, LLC, a bankruptcy
                            remote SPE sponsored by Winthrop Financial
                            Associates.

CALL PROTECTION:            Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/    NAP/NAP
DEFAULT:

ADDITIONAL FINANCING:       None

CASH MANAGEMENT:            Hard Lockbox

MONTHLY RESERVES            TI/LC:                               $70,047.92
                            Replacement Reserve:                 $10,595.58
                            Real Estate Taxes:                   $61,525.71
                            Insurance:                            $5,166.90

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

LOCATION:                     Denver, CO

YEAR BUILT / RENOVATED:       1985/NAP

THE COLLATERAL:               The loan is secured by a 635,737 square foot,
                              43-story office building located in the central business district of Denver, CO.

PROPERTY MANAGEMENT:          The property is managed by Winthrop Management,
                              LLC, an affiliate of the Borrower.

CURRENT OCCUPANCY (9/1/00):   96.0%

UNDERWRITTEN NET CASH FLOW:   $6,499,426

APPRAISED VALUE:              $79,000,000

APPRAISAL DATE:               September 2, 2000

CUT-OFF DATE LOAN/SF:         $78.60

CUT-OFF DATE LTV:             63.25%

BALLOON LTV:                  56.54%

UWNCF DSCR:                   1.48x

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              FIVE LARGEST TENANTS
--------------------------------------------------------------------------------
            TENANT               SQUARE FEET  % OF TOTAL NRA   LEASE EXPIRATION
--------------------------------------------------------------------------------
Columbine JDS Systems, Inc.        100,420         15.80%          12/31/08
--------------------------------------------------------------------------------
GSA (a)                             97,970         15.41           10/14/03
--------------------------------------------------------------------------------
Lucent Technologies, Inc.           72,979         11.48           12/31/05
--------------------------------------------------------------------------------
US West Communications, Inc. (b)    68,448         10.77           12/31/02
--------------------------------------------------------------------------------
H.S. Resources, Inc.                52,749          8.30            6/14/03
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             392,566         61.75%
--------------------------------------------------------------------------------

(a) Four departments of the GSA occupy space at the property - the Department of Labor, the Peace Corps, the Federal Tax Court and the Office of Surface Mining. The table reflects the combined space under each of the GSA leases, the earliest of which expires in 10/14/03

(b) Aggregated space reflecting multiple US West leases, the earliest of which expires in 12/31/02

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                     DRUCKER & FAULK MULTIFAMILY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL                              CUT-OFF DATE

PRINCIPAL BALANCE:        $49,350,000                           $49,291,990

% OF POOL BY UPB          3.87%

ORGINATOR:                Archon Financial, LP

NOTE DATE:                September 29, 2000

INTEREST RATE:            7.79-7.89%

AMORTIZATION:             30 Years

MATURITY DATE:            October 1, 2010

BORROWER/SPONSOR:         Three loans made to borrowers with a related sponsor.

CALL PROTECTION:          Prepayment lockout; U.S. Treasury defeasance.

CROSS-COLLATERALIZATION/
DEFAULT:                  Loans are not cross-collateralized or cross-defaulted.

ADDITIONAL FINANCING:     None

CASH MANAGEMENT:          None

MONTHLY RESERVES:         Replacement:                          $20,266.67

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       3 Loan Portfolio

PROPERTY TYPE:                Multifamily

LOCATION:                     Orlando, FL (2) & Morrisville, NC

YEAR BUILT / RENOVATED:       1984 & 1987, 1994 & 1998, and 1999 / NAP

THE COLLATERAL:               The loans are secured by three multifamily
                              properties with a total of 1,129 units, two of which are located in Orlando, FL and one of which is located in Morrisville, NC.

PROPERTY MANAGEMENT:          The properties are managed by Drucker & Faulk, an
                              affiliate of the Borrower

AGGREGATE OCCUPANCY
(9/18 - 9/19/00):             94.5%

AGGREGATE UNDERWRITTEN NET    $5,423,196
CASH FLOW:

APPRAISED VALUE:              $64,200,000

APPRAISAL DATE:               August 31 & September 14, 2000

CUT-OFF DATE LOAN/UNITS:      $43,660

CUT-OFF DATE LTV:             76.80%

BALLOON LTV:                  68.47%

UWNCF DSCR:                   1.27x

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                          COLLATERAL DETAILS
--------------------------------------------------------------------------------

    PROPERTY/LOCATION                      CUT-OFF DATE BALANCE  APPRAISED VALUE      LTV          UNITS    OCCUPANCY
-----------------------------------------------------------------------------------------------------------------------
Harbor Pointe Apartments
Orlando, FL                                     $18,378,727       $24,000,000        76.58%         600        92.0%
-----------------------------------------------------------------------------------------------------------------------
Brittany at Waterford Lakes
Orlando, FL                                      15,831,186        21,000,000        75.39          276        98.0
-----------------------------------------------------------------------------------------------------------------------
Cross Timbers Apartments
Morrisville, NC                                  15,082,076        19,200,000        78.55          253        94.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          $49,291,990       $64,200,000        76.80%        1129        94.5%
-----------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                  AMERISUITES
--------------------------------------------------------------------------------


                              ORIGINAL                             CUT-OFF DATE

PRINCIPAL BALANCE:            $31,500,000                          $31,468,201

% OF POOL BY UPB              2.47%

ORIGINATOR:                   GMACCM

NOTE DATE:                    October 19, 2000

INTEREST RATE:                8.44385%

AMORTIZATION:                 25 years

MATURITY DATE:                November 1, 2010

BORROWER/SPONSOR:             The Borrower is EQI Financing V, LP, a single
                              purpose, bankruptcy-remote entity sponsored by
                              Equity Inns, Inc. (NYSE: ENN).

CALL PROTECTION:              Prepayment lockout for twenty-four months; U.S.
                              Treasury defeasance there after

CROSS-COLLATERALIZATION/
DEFAULT:                      Yes / Yes

ADDITIONAL FINANCING:         There is an additional companion loan secured by
                              the first mortgage of the related loan pair with a cut-off date principal balance $4,495,457. This loan is fully subordinate to the related senior mortgage loan.

CASH MANAGEMENT:              Hard Lockbox

RESERVES:                     Monthly Tax:                         $87,087.83
                              Debt Service:                        $73,112.22
                              Replacement:         4% of operating revenues if
                                                   trailing twelve-month
                                                   DSCR falls below 1.45x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Hospitality

LOCATION:                     Various

YEAR BUILT / RENOVATED:       1986-1997/1998-1999

THE COLLATERAL:               The loan is secured by eight hotels with a total
                              of 965 units located throughout the United States.

PROPERTY MANAGEMENT:          Six of the properties are managed by Prime
                              Hospitality Corp. One is managed by Interstate
                              Hotels Management, Inc. One is managed by Meristar
                              Management Company, LLC.

CURRENT OCCUPANCY (9/1/00):   74.6%

UNDERWRITTEN NET CASH FLOW:   $6,175,617

APPRAISED VALUE:              $70,800,000

APPRAISAL DATE:               August, 2000

CUT-OFF DATE LOAN/UNIT:       $32,610

CUT-OFF DATE LTV:             44.45%

BALLOON LTV:                  36.92%

UWNCF DSCR:                   2.03x

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                             LOAN GROUP INFORMATION
--------------------------------------------------------------------------------

LOAN GROUP CUT-OFF DATE PRINCIPAL BALANCE:         $35,963,658

LOAN GROUP CUT-OFF DATE PRINCIPAL BALANCE/UNIT:    $37,268

LOAN GROUP INTEREST RATE:                          8.25%

LOAN GROUP UWNCF DSCR:                             1.81x

LOAN GROUP CUT-OFF DATE LTV:                       50.80%

--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                                                         ANNEX C

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                   AMERISUITES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               COLLATERAL DETAILS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     PROPERTY                    CITY         STATE        # OF UNITS  YEAR BUILT  OCCUPANCY (a)   ADR (a)   CUT-OFF DATE BALANCE
---------------------------------------------------------------------------------------------------------------------------------
AmeriSuites Tampa              Tampa          Florida          126        1994         72.4%       $94.59          6,721,957
--------------------------------------------------------------------------------------------------------------------------------
AmeriSuites Linthicum Heights  Linthicum      Maryland         128        1996         83.4         86.81          5,678,262
--------------------------------------------------------------------------------------------------------------------------------
AmeriSuites Albuquerque        Albuquerque    New Mexico       128        1997         79.6         68.49          5,314,629
--------------------------------------------------------------------------------------------------------------------------------
Residence Inn Somers Point     Somers Point   New Jersey       120        1986         75.8        105.21          4,720,230
--------------------------------------------------------------------------------------------------------------------------------
AmeriSuites Birmingham         Hoover         Alabama          128        1997         69.4         67.30          2,925,668
--------------------------------------------------------------------------------------------------------------------------------
Homewood Suites Germantown     Germantown     Tennessee         92        1996         66.1         86.64          2,672,175
--------------------------------------------------------------------------------------------------------------------------------
AmeriSuites Forest Park        Forest Park    Ohio             126        1992         62.2         72.33          2,211,515
--------------------------------------------------------------------------------------------------------------------------------
AmeriSuites Flagstaff          Flagstaff      Arizona          117        1993         71.7         60.52          1,223,763
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                         965                     74.6%       $80.00        $31,468,201
--------------------------------------------------------------------------------------------------------------------------------

(a)       Occupancy and ADR as of 8/00

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. and not by the issuer of the securities. Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. are acting as the lead managers and neither of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                    ANNEX D

                         GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES


     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-C3 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream, Luxembourg participants or

Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.


     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.


     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.


     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.


     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


     o   will be paid only from the assets of the trust created for that series;
         and


     o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


     o   multifamily or commercial mortgage loans; or


     o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


     o   a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS NOVEMBER 20, 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:


     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and


     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:


         o   the timing of interest and principal payments;


         o   financial and other information about the mortgage loans;


         o   any credit enhancement for each class;


         o   the ratings for each class; and


         o   the method for selling the certificates.


     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.


     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS




                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5
RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11
DESCRIPTION OF THE TRUST ................     12


                                             PAGE
                                            -----
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
    prospectus supplements ..............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17
YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23
THE DEPOSITOR ...........................     25
GMAC COMMERCIAL
 MORTGAGE CORPORATION ...................     26
DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31
    Termination; Retirement of
       Certificates .....................     33
    Book-Entry Registration and
       Definitive Certificates ..........     33

                                               PAGE
                                              -----
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance Provisions ......     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56
DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59
LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60
    Personalty ............................     61
    Foreclosure ...........................     61


                                               PAGE
                                              -----
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70
FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     92
STATE AND OTHER TAX
 CONSEQUENCES .............................    102
ERISA CONSIDERATIONS ......................    102
    Plan Asset Regulations ................    103
    Prohibited Transaction
       Exemption ..........................    103
    Representation from Investing
       Plans ..............................    107
    Tax Exempt Investors ..................    107
LEGAL INVESTMENT ..........................    108
USE OF PROCEEDS ...........................    110
METHOD OF DISTRIBUTION ....................    110
LEGAL MATTERS .............................    111
FINANCIAL INFORMATION .....................    111
WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    112
REPORTS TO
 CERTIFICATEHOLDERS .......................    112
INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    112
RATING ....................................    113
GLOSSARY ..................................    114

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND
OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER
AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

 o     the initial principal balance if that class receives principal;

 o     the initial interest rate if that class receives interest;

 o     whether that class is subordinated;

 o whether each class will receive distributions from all or a portion of the mortgage loans; and

 o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

 o     priority in receiving interest payments;

 o     payment dates;

 o     interest rates; or

 o     methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

 o     its priority of principal payments;

 o     periods during which certificateholders receive principal payments;

 o the amount of scheduled principal it is entitled to receive on each payment date; or

 o the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW
AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

 o     whether credit support covers any classes of certificates;

 o     the type, amount and extent of coverage;

 o     the identity of any entity providing the coverage; and

 o     the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND AN The underwriters may assist in resales of
INVESTOR TO PURCHASE YOUR         certificates, but they are not required to do
CERTIFICATES                      so. A secondary market for your certificates
                                  may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your certificates. The related prospectus supplement will state whether the certificates will be listed on any securities exchange.


THE CERTIFICATES WILL ONLY BE     The certificates will represent interests only
PAID FROM TRUST ASSETS            in the trustestablished for that series. The
                                  certificates will not represent an obligation of the depositor, GMAC Commercial Mortgage
                                  Corporation or any of their affiliates.
                                  Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you. If those amounts are insufficient to make required payments of interest or principal or both to you, there is no other source of payments. As a result, payments to you may be reduced or delayed and you may experience losses on your certificates.


THE CERTIFICATES ARE NOT          Unless so specified in your prospectus
GUARANTEED                        supplement, no governmental agency or any
                                  other person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.


INVESTMENT IN COMMERCIAL AND      Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS     number of higher balance loans than would a
RISKIER THAN INVESTMENT IN        pool of single-family loans of comparable
SINGLE-FAMILY MORTGAGE LOANS      aggregate unpaid principal balance.
                                  Accordingly, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of Mortgage Loans." See also "Description of the Trust--Default and Loss Considerations for the Mortgage Loans" in this prospectus.

                                  In contrast to single-family loans, the
                                  ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                  Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:


                                  o    changes in general or local economic
                                       conditions or specific industry segments;

                                  o    declines in real estate values;


                                  o    declines in rental or occupancy rates;


                                  o increases in interest rates, real estate tax rates and other operating expenses;


                                  o    changes in governmental rules,
                                       regulations and fiscal policies,
                                       including environmental legislation; and


                                  o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

                                  Factors that adversely affect the mortgage assets for a particular series may cause the rates of delinquencies, foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.


MODIFICATIONS TO MORTGAGE LOANS   To maximize recoveries on defaulted mortgage
OR EXTENSIONS OF THE MATURITY     loans, the master servicer or a special
DATE AGREED TO BY THE SERVICER    servicer may, under certain limited
MAY NOT ULTIMATELY INCREASE THE   circumstances, extend the maturity date of
PRESENT VALUE OF PROCEEDS TO      and otherwise modify mortgage loans that are
CERTIFICATEHOLDERS                in default or as to which a payment default is
                                  reasonably foreseeable. See "The Pooling and Servicing Agreements--Realization Upon
                                  Defaulted Mortgage Loans" in this prospectus.
                                  There is no guarantee, however, that an
                                  extension or modification will in fact
                                  increase the present value of receipts from, or proceeds of, the affected mortgage loans.


                                  See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.


CREDIT SUPPORT IS LIMITED         The prospectus supplement for your series of
                                  certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.


                                  Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:


                                  o    The amount of coverage usually is
                                       limited.


                                  o    The amount of coverage usually will be
                                       reduced over time according to a schedule or formula.

                                o       Credit support may not cover all
                                        potential losses on the mortgage loans.
                                        For example, credit support may not
                                        cover loss by reason of fraud or
                                        negligence by a mortgage loan
                                        originator or other parties.


                                o       Credit support may provide coverage
                                        only to some certificates and not other
                                        certificates of the same series. If
                                        principal payments on one or more
                                        classes are made in a specified order
                                        of priority, any related credit support
                                        may be exhausted before the principal
                                        of the later paid classes has been
                                        repaid in full. As a result, losses and
                                        shortfalls experienced on the mortgage
                                        assets may have a greater impact upon
                                        those classes having a later right of
                                        payment.


                                o       If the applicable rating agencies
                                        believe that the rating on the
                                        certificates will not be adversely
                                        affected, credit support may be reduced
                                        or terminated without the consent of
                                        certificateholders.


                                o       The loss experience on the related
                                        mortgage assets underlying your
                                        certificates may exceed the levels of
                                        losses covered by the amount of credit
                                        support for your certificates. If this
                                        happens, you will bear the losses on
                                        the mortgage assets in excess of
                                        available credit support for your
                                        class. See "Description of the
                                        Certificates--Allocation of Losses and
                                        Shortfalls" and "Description of Credit
                                        Support" in this prospectus.


EACH CLASS OF CERTIFICATES WILL         The price you paid for your certificates
HAVE DIFFERENT YIELD AND                and the rate of principal payments on
PREPAYMENT CONSIDERATIONS               the mortgage assets in the applicable
                                        trust will affect the yield to maturity
                                        of your certificates. The rate of
                                        principal payments depends on scheduled
                                        payments of interest and principal, the
                                        rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:


                                o classes that receive distributions of interest or principal commencing only after the occurrence of specific events;


                                o       classes that are only entitled to
                                        receive distributions of interest
                                        accrued on a notional principal
                                        balance;


                                o       classes that are entitled to receive
                                        disproportionately small or no interest
                                        distributions;


                                o certificates with a pass-through rate that fluctuates inversely with an index; or


                                o       classes of a series that includes
                                        multiple classes of certificates.


                               The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND      If a mortgaged property is subject to
RENTS MAY AFFECT PAYMENTS      leases, the related mortgage loan
TO CERTIFICATEHOLDERS          typically will be secured by an
                               assignment of leases and rents. Under
                               this assignment, the borrower assigns
                               its right under the leases to the
                               lender and upon default, the lender is
                               entitled to collect rents.

                               Some state laws may require the lender
                               to take possession of the mortgaged
                               property and obtain a judicial
                               appointment of a receiver before the
                               lender is entitled to collect rents.
                               The lender's ability to collect rents
                               also may be adversely affected if
                               bankruptcy or similar proceedings are
                               commenced by or against a borrower. If
                               a lender is prevented or delayed in
                               collecting rents, payments on your
                               certificates may be reduced or delayed
                               See "Legal Aspects of Mortgage
                               Loans--Leases and Rents" in this
                               prospectus.

ENVIRONMENTAL CONDITIONS MAY   Real property pledged as security for a
SUBJECT THE MORTGAGED          mortgage loan may be subject to
PROPERTY LIENS OR IMPOSE       environmental risks. Under TO some
COSTS ON THE PROPERTY          state laws, contamination of real
OWNER                          property may give rise to a lien on the
                               property to assure the costs of
                               cleanup. In several states, that lien
                               has priority over an existing mortgage
                               lien on the property. In addition,
                               under the laws of some states and under
                               the federal Comprehensive Environmental
                               Response, Compensation and Liability
                               Act of 1980, a lender, either before or
                               after foreclosure of the mortgage, may
                               be liable, as an "owner" or "operator,"
                               for costs of addressing releases or
                               threatened releases of hazardous
                               substances at a property. This
                               liability may exist if agents or
                               employees of the lender have become
                               sufficiently involved in the operations
                               of the borrower. This liability may
                               exist regardless of whether the
                               environmental damage or threat was
                               caused by the borrower or a prior
                               owner.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 114 in this prospectus.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.


     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                 THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o    prepayment premiums; and

     o    payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.


     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.


     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:


o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or


o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.


     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.


     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:


o has accelerated or intends to accelerate the obligations secured by the related senior lien;


o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or


o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,


then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.


     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.


     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.


     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:


(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and


(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.


     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT


     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:


o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;



o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and


o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.


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

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o    offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

          o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

          o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of


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

certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:


     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or


     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.


     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


     THE TRUSTEE


     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.


     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.


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

     MATTERS REGARDING THE TRUSTEE


     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.


     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.


     RESIGNATION AND REMOVAL OF THE TRUSTEE


     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS


     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.


     LETTER OF CREDIT


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.


     CERTIFICATE INSURANCE AND SURETY BONDS


     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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

mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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

o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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

assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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

lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.


     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.


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

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o banks,

     o insurance companies,

     o tax-exempt organizations,

     o electing large partnerships,

     o dealers in securities or currencies,

     o mutual funds,

     o REITs,

     o RICs,

     o S corporations,

     o estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the

REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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

income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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

Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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

o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."


     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.


     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Recently proposed regulations (which would apply retroactively) would amend a safe harbor for determining whether such a significant purpose existed with respect to a transfer of a residual interest. This regulation would now require, in very general terms, that the present value of the amounts received by the transferee (from the transferor) and from holding the residual interest (including the present value of the resulting tax benefits) at least equal the present value of the tax liabilities arising from holding the residual interest. If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due on the income on a noneconomic REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents:

o the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, and which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

o the transferor reasonably expects that the transferee will receive distributions on the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. On December 23, 1996, the IRS released final regulations called the mark-to-market Regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under


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

"--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to


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REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual


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interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be


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treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning


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of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at a rate of 31% if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual


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certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     In addition, these rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and


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expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either
Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other


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than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact


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prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less


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than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool. Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each


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

payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.


     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the


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depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA and the Code.


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

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


  PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.


  PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 FR 14675) to certain of the depositor's affiliates, which was amended by two additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 FR 39021) and November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 FR 67765). We refer to these three exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Sections 4975(a) and (b) of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

(1) the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

(2) the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent, provided that conditions provided in the exemption are satisfied.

     The prospectus supplement for each series will indicate whether the exemption is available for the relevant underwriter.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, including certain mortgage obligations secured by real property.

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the three (or, for designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch.

o the trustee cannot be an affiliate of any member of the "restricted group" which consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o certificates in other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of certificates by or with assets of a plan; and

o certificates in other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of certificates by or with assets of a plan.

     In addition, the exemption requires that the corpus of the trust consist solely of some types of assets, including mortgage obligations such as those in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "certificates" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction,

o certificates evidencing an interest in a trust including equity participations,

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the
taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o a benefit plan's investment in offered certificates does not exceed 25% of all of the offered certificates outstanding at the time of the acquisition;


o immediately after the acquisition, no more than 25% of the assets of the benefit plan are invested in certificates representing an interest in trusts, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "certificates" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, which are described below. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating were to decline below BBB--, the security could no longer be re-sold to a benefit plan under the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA in determining whether to purchase any offered certificates with assets of a benefit plan. You should also consider whether other class exemptions granted by the DOL may provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code. For example, as noted above, Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts, may provide relief in some cases. Insurance company general accounts should also consider the possible impact of Section 401(c) of ERISA and the final regulations under that section. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


  TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.


     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.


     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.


     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.


     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS


     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown & Platt, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                             FINANCIAL INFORMATION


     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.


     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.


     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                         REPORTS TO CERTIFICATEHOLDERS


     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.



                   INCORPORATION OF INFORMATION BY REFERENCE


     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:


   GMAC Commercial Mortgage Securities, Inc.
   200 Witmer Road
   Horsham, Pennsylvania 19044
   (215) 328-3164

                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

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



     "GMAC00C3.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement. In addition, the spreadsheet provides certain information detailing the changes in the amount of monthly payments with regard to certain mortgage loans.


     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.


----------
* Microsoft Excel is a registered trademark of Microsoft Corporation.

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      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                     PAGE
                                                    ------
Summary of Series 2000-C3 Transaction ...........     S-8
Risk Factors ....................................    S-18
Description of the Mortgage Pool ................    S-48
Servicing of the Mortgage Loans .................    S-81
The Intercreditor Agreements, Companion
   Loans and Loan Groups ........................    S-91
The Pooling and Servicing Agreement .............    S-95
Description of the Certificates .................    S-103
Yield and Maturity Considerations ...............    S-124
Federal Income Tax Consequences .................    S-136
Method of Distribution ..........................    S-138
Legal Matters ...................................    S-140
Ratings .........................................    S-140
Legal Investment ................................    S-140
ERISA Considerations ............................    S-141
Glossary ........................................    S-143
Annex A--Characteristics of the Mortgage
   Loans ........................................     A-1
Annex B--Form of Statement to
   Certificateholders and Servicer Reports ......     B-1
Annex C--Structural and Collateral Term
   Sheet ........................................     C-1
Annex D--Global Clearance, Settlement and
   Tax Documentation Procedures .................     D-1

                                   PROSPECTUS
Prospectus Summary ..............................     3
Risk Factors ....................................     6
Description of the Trust ........................    12
Yield and Maturity Considerations ...............    18
The Depositor ...................................    25
GMAC Commercial Mortgage Corporation.............    26
Description of the Certificates .................    26
The Pooling and Servicing Agreements ............    36
Description of Credit Support ...................    57
Legal Aspects of Mortgage Loans .................    59
Federal Income Tax Consequences .................    72
State and Other Consequences ....................   102
ERISA Considerations ............................   102
Legal Investment ................................   108
Use of Proceeds .................................   110
Method of Distribution ..........................   110
Legal Matters ...................................   111
Financial Information ...........................   111
Where You Can Find Additional
   Information ..................................   112
Reports to Certificateholders ...................   112
Incorporation of Information by Reference .......   112
Rating ..........................................   113
Glossary ........................................   114




                                 $1,128,114,000


                                 (Approximate)





                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.




                             MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2000-C3







             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -----------------------------------------------------
                           DEUTSCHE BANC ALEX. BROWN
                             GOLDMAN, SACHS & CO.



                               November   , 2000

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